Exhibit 10.50
EXECUTION VERSION

SENIOR CREDIT AGREEMENT
dated as of November 20, 2007
among
SOUTHWEST GEORGIA ETHANOL, LLC
as Borrower,
THE LENDERS REFERRED TO HEREIN,
WESTLB AG, NEW YORK BRANCH,
as Administrative Agent for the Lenders,
WESTLB AG, NEW YORK BRANCH,
as Collateral Agent for the Senior Secured Parties,
and
WESTLB AG, NEW YORK BRANCH,
as Sole Lead Arranger, Bookrunner and Syndication Agent

SCHEDULES

Schedule 2.01	Commitments
Schedule 5.03	Necessary Project Approvals
Part A	First Funding Project Approvals
Part B	Deferred Approvals
Schedule 5.11	Existing Contracts
Part A	Necessary Project Contracts
Part B	Deferred Contracts
Schedule 5.12(c)	Security Filings
Schedule 5.13	Site Description
Schedule 5.14	Tax Returns Not Filed or Taxes Not Paid
Schedule 5.19	Exceptions to Environmental Warranties
Schedule 5.24	Required LLC Provisions
Schedule 5.29	Finder’s, Advisory, Broker’s or Investment Banking Fees
Schedule 6.01(v)	Construction Budget
Schedule 6.02(a)(v)	Drawdown Schedule
Schedule 7.01(h)	Insurance
Schedule 10.11(a)	Notice Information
EXHIBITS

Exhibit A	Defined Terms
Exhibit B	Form of Construction Notes
Exhibit C	Form of Term Notes
Exhibit D	Form of Working Capital Notes
Exhibit E	Form of Construction Loan Funding Notice
Exhibit F	Form of Conversion Date Funding Notice
Exhibit G	Form of Working Capital Loan Funding Notice

v

Exhibit H	Lender Statement—Section 881(c)(3)(A) of the Code
Exhibit I	Form of Insurance Consultant’s Certificate
Exhibit J-1	Form of Independent Engineer’s Closing Certificate
Exhibit J-2	Form of Independent Engineer’s Certificate
Exhibit K	Financial Model
Exhibit L	Form of Operating Statement
Exhibit M	Form of Blocked Account Agreement
Exhibit N	Form of Borrowing Base Certificate
Exhibit O	Form of Interest Period Notice
Exhibit P	Form of Debt Service LC Waiver Letter
Exhibit Q-1	Form of Final Completion Certificate by Independent Engineer
Exhibit Q-2	Form of Final Completion Certificate by Borrower
Exhibit R	Form of Lender Assignment Agreement

This SENIOR CREDIT AGREEMENT (this “Agreement”), dated as of November 20, 2007, is by and among SOUTHWEST GEORGIA ETHANOL, LLC, a Georgia limited liability company (“Borrower”), each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as administrative agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as collateral agent for the Senior Secured Parties, and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent.
RECITALS
WHEREAS, the Borrower has requested that the Lenders establish a credit facility the proceeds of which are to be used to finance the ownership, development, engineering, construction, testing and operation of an ethanol plant to be located in Camilla, Georgia, which is designed to produce approximately one hundred (100) million gallons-per-year of denatured ethanol, together with distillers grains and carbon dioxide, fund certain reserves and pay interest during construction and certain fees and expenses associated with this Agreement and the Loans, in each case as further described herein; and
WHEREAS, the Lenders are willing to make such credit facility available to the Borrower upon and subject to the terms and conditions hereinafter set forth;
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.01 Defined Terms. Capitalized terms used in this Agreement, including its preamble and recitals, shall, except as otherwise defined herein have the meanings provided in Exhibit A.
Section 1.02 Principles of Interpretation. (a) Unless otherwise defined, terms for which meanings are provided in this Agreement shall have the same meanings when used in each other Financing Document and each other notice or other communication delivered from time to time in connection with any Financing Document.
(b) Any reference in this Agreement to any Transaction Document shall mean such Transaction Document and all schedules, exhibits and attachments thereto.

(c) All agreements, contracts or documents defined or referred to herein shall mean such agreements, contracts or documents as the same may from time to time be supplemented, amended or replaced or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and this Agreement, and shall disregard any supplement, amendment, replacement, waiver or modification made in violation of this Agreement.
(d) Any reference in any Financing Document relating to a Default or an Event of Default that has occurred and is continuing (or words of similar effect) shall be understood to mean that such Default or Event of Default, as the case may be, has not been cured or remedied to the satisfaction of, or has not been waived by, the Required Lenders.
(e) The term “knowledge” in relation to the Borrower, and any other similar expression, shall mean knowledge, after due inquiry, of the chief executive officer, chief financial officer, general manager, production manager, controller, plant manager, commodity specialist or any other Authorized Officer of the Borrower.
(f) Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.
(g) The words “herein,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Articles, Sections, Exhibits and Schedules shall be references to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.
(h) The words “include,” “includes” and “including” are not limiting.
(i) Any reference to any Person shall include its permitted successors and permitted assigns in the capacity indicated, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.
Section 1.03 UCC Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.
Section 1.04 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in any Financing Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

ARTICLE II
COMMITMENTS AND FUNDING
On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:
Section 2.01 Construction Loans. (a) Each Construction/Term Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a “Construction Loan”) to the Borrower for Project Costs, from time to time but not more frequently than two (2) times each calendar month and eighteen (18) times each calendar year (except in each case for Loans made on the Conversion Date), until the Construction Loan Maturity Date in an aggregate principal amount not in excess of the Construction Loan Commitment of such Construction/Term Lender; provided, that the aggregate principal amount of the Construction Loans shall not exceed the Aggregate Construction Loan Commitment.
(b) Proceeds of each Construction Loan shall be deposited into the Construction Account (except to the extent applied directly to the payment of Debt Service or other Obligations), applied solely in accordance with this Agreement and the Accounts Agreement and used solely for the payment of Project Costs.
(c) Construction Loans repaid or prepaid may not be reborrowed.
Section 2.02 Term Loans. (a) Each Construction/Term Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a “Term Loan”) to the Borrower for the repayment of the Construction Loans, on the Conversion Date, in an aggregate principal amount not in excess of such Construction/Term Lender’s Term Loan Commitment; provided, however, that the aggregate principal amount of the Term Loans shall not exceed the Aggregate Term Loan Commitment or the aggregate outstanding Construction Loans (including each Construction Loan made on the Conversion Date).
(b) Proceeds of the Term Loans shall be used solely for the payment of amounts due in respect of the Construction Loans (including all Construction Loans made on the Conversion Date).
(c) Term Loans repaid or prepaid may not be reborrowed.

Section 2.03 Working Capital Loans. (a) Each Working Capital Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a “Working Capital Loan”) to the Borrower for Working Capital Expenses, from time to time but not more frequently than two (2) times each calendar month, until the last Business Day immediately preceding the Working Capital Loan Maturity Date in an aggregate principal amount from time to time outstanding not in excess of the Working Capital Loan Commitment of such Lender or of such Lender’s Working Capital Loan Commitment Percentage of the Working Capital Available Amount; provided, however, that the aggregate principal amount of the Working Capital Loans at any one time outstanding shall not exceed the Working Capital Available Amount.
(b) Each Funding of Working Capital Loans shall be in the minimum amount of two hundred fifty thousand Dollars ($250,000) and in integral multiples of fifty thousand Dollars ($50,000) in excess thereof.
(c) Proceeds of each Working Capital Loan for (i) prior to the Conversion Date, Project Costs shall be deposited into the Construction Account, (ii) Operation and Maintenance Expenses shall be deposited into the Operating Account, and (iii) Maintenance Capital Expenses shall be deposited into the Maintenance Capital Expense Account, and in each such case shall be applied solely in accordance with this Agreement and the Accounts Agreement and shall be used solely for the payment of Working Capital Expenses. Fundings of Working Capital Loans for Operation and Maintenance Expenses and for Maintenance Capital Expenses shall be subject to the restrictions with respect to such expenses set forth in this Agreement and the Accounts Agreement.
(d) Within the limits set forth in Section 2.03(a), the Borrower may pay or prepay and reborrow Working Capital Loans.
Section 2.04 Notice of Fundings. (a) From time to time, but not more frequently than (i) in the case of Construction Loans (except for Construction Loans made on the Conversion Date), two (2) times each calendar month and eighteen (18) times each calendar year, (ii) in the case of Working Capital Loans, two (2) times per calendar month and (iii) once with respect to Term Loans to be made on the Conversion Date, the Borrower may propose a Funding by delivering to the Administrative Agent a properly completed Funding Notice not later than 2:00 p.m., New York City time, five (5) Business Days prior to the proposed Funding Date. Each Funding Notice delivered pursuant to this Section 2.04 shall be irrevocable and shall refer to this Agreement and specify (v) whether such Funding is requested to be of Eurodollar Loans and/or Base Rate Loans, (w) the requested Funding Date (which shall be a Business Day), (x) the amount of such requested Funding, (y) the type(s) of Loan(s) with respect to which such Funding is requested (and, in the case of Funding on the Conversion Date, may include Construction Loans, Term Loans and Working Capital Loans) and (z) the initial Interest Period for the Loans requested.

(b) The Administrative Agent shall promptly advise (i) each Construction/Term Lender of any Construction Loan Funding Notice or the Conversion Date Funding Notice as applicable and (ii) each Working Capital Lender of any Working Capital Loan Funding Notice, in each such case given pursuant to this Section 2.04, together with each such Lender’s portion of the requested Funding.
Section 2.05 Funding of Loans. (a) Subject to Section 2.05(d), each Funding shall consist of Loans made by the Lenders ratably in accordance with their respective applicable Commitment Percentages and shall consist of Eurodollar Loans or Base Rate Loans as the Borrower may request, or as otherwise provided, pursuant to Section 2.04 (Notice of Fundings); provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).
(b) Subject to Section 4.04 (Obligation to Mitigate), each Lender may (without relieving the Borrower of its obligation to repay a Loan in accordance with the terms of this Agreement and the Notes) at its option fulfill its Commitment with respect to any such Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan.
(c) Subject to Section 2.05(d), (i) each Construction/Term Lender shall make a Loan in the amount of its applicable Commitment Percentage of each Construction Loan Funding or Term Loan Funding, as applicable, hereunder on the proposed Funding Date by (in the case of each Construction Loan Funding) wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m., New York City time, and (A) the Administrative Agent shall in the case of Construction Loans, deposit the amounts so received (except to the extent applied directly to the payment of Debt Service) into the Construction Account, (B) in the case of Term Loans, the proceeds of such Term Loan shall be applied solely to repay outstanding Construction Loans (and the Lenders shall not be obligated to pay the proceeds of any Term Loan to, or upon the direction of, the Borrower, and the Borrower shall not be entitled to receive such proceeds) and (ii) each Working Capital Lender shall make a Loan in the amount of its applicable Commitment Percentage of each Working Capital Loan Funding hereunder on the proposed Funding Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m. New York City time, and the Administrative Agent shall deposit the amounts so received into the Account specified in the relevant Funding Notice; provided, in the case of (i) or (ii) above, that if a Funding does not occur on the proposed Funding Date because any condition precedent to such requested Funding herein specified has not been met, the Administrative Agent shall return the amounts so received to the respective Lenders without interest.

(d) Unless the Administrative Agent has been notified in writing by any Lender prior to a proposed Funding Date that such Lender will not make available to the Administrative Agent its portion of the Funding proposed to be made on such date, the Administrative Agent may assume that such Lender has made such amounts available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender and, if such Lender pays such amount (together with the interest noted below), then the amount so paid shall constitute such Lender’s Loan included in such Funding. If such Lender does not pay such corresponding amount upon the Administrative Agent’s demand or within two (2) Business Days from the date of such Funding, the Administrative Agent shall promptly notify the Borrower and the Borrower shall repay such corresponding amount to the Administrative Agent within two (2) Business Days of the Administrative Agent’s written request. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at an interest rate per annum equal to (i) in the case of a payment made by such Lender, the Federal Funds Effective Rate and (ii) in the case of a payment made by the Borrower, the Base Rate plus the Applicable Margin. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder. Notwithstanding anything to the contrary in this Agreement or any other Financing Document, the Administrative Agent may, subject to the rights of the other Senior Secured Parties under the Security Documents, apply all funds and proceeds of Collateral available for the payment of any Obligation to repay any amount owing by any Lender to the Administrative Agent as a result of such Lender’s failure to fund its applicable share of any Funding. A notice by the Administrative Agent to any Lender or the Borrower with respect to any amounts owing under this Section 2.05(d) shall be conclusive, absent manifest error.
Section 2.06 Evidence of Indebtedness. (a) Each Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business, including the Register for the recordation of the Loans maintained by the Administrative Agent in accordance with the provisions of Section 10.03(c) (Assignments). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive evidence, absent manifest error, of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control, absent manifest error.

(b) The Borrower agrees that in addition to the Register and any other accounts and records maintained pursuant to Section 2.06(a), the Loans made by each Lender may, if requested by the Lenders, be evidenced by a Note or Notes duly executed on behalf of the Borrower. Construction Notes and Working Capital Notes shall be dated the Closing Date (or, if later, the date of any request therefor by a Lender). Term Notes shall be dated the Conversion Date (or, if later, the date of any request therefor by a Lender). Each such Note shall be payable to the order of such Lender in a principal amount equal to such Lender’s Construction Loan Commitment, Term Loan Commitment or Working Capital Loan Commitment, as applicable. Each Lender may attach schedules to its Note and endorse thereon the date and amount of its Loan and payments with respect thereto.
Section 2.07 Termination or Reduction of Commitments. (a) Any unused Construction Loan Commitments shall be automatically and permanently terminated on the earlier to occur of the Conversion Date and the Conversion Date Certain, in either case after giving effect to all Construction Loans, if any, to be made on such day.
(b) Any unused Term Loan Commitments shall be automatically and permanently terminated on the earlier to occur of the Conversion Date and the Conversion Date Certain, in either case after giving effect to all Term Loans, if any, to be made on such day.
(c) If the Conversion Date does not occur on or before the Conversion Date Certain, all Working Capital Loan Commitments shall be automatically and permanently terminated on the Conversion Date Certain.
(d) Upon any prepayment of the Construction Loans pursuant to Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment), or any reduction in Construction Loan Commitments, the Term Loan Commitments shall be automatically and permanently reduced in an amount equal to such prepayment or reduction.
(e) Any unused Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments shall be terminated upon the occurrence of an Event of Default if and to the extent required pursuant to Section 8.02 (Action Upon Bankruptcy) or Section 8.03 (Action Upon Other Event of Default) in accordance with the terms thereof.

(f) Any Working Capital Loan Commitments shall be automatically and permanently terminated in full on the earlier of (i) the date that is ninety (90) days after the date on which all outstanding Construction Loans and Term Loans have been paid in full and (ii) the Final Maturity Date.
(g) Any Working Capital Loan Commitments may be terminated or reduced, in whole or in part (in integral multiples of one hundred thousand Dollars ($100,000)), by the Borrower upon no less than three (3) Business Days’ prior written notice to the Administrative Agent; provided, upon any such termination or reduction, the sum of (x) the amounts on deposit in or standing to the credit of the Working Capital Reserve Account plus (y) the Aggregate Working Capital Loan Commitment is equal to or greater than the Working Capital Reserve Required Amount.
(h) The Aggregate Working Capital Loan Commitment and the Working Capital Available Amount shall be automatically reduced to the extent of, and in the amount of, any prepayment of the Working Capital Loans that is applied, at the Borrower’s option, to the Working Capital Reserve Account pursuant to Section 3.09(d)(ii)(B) (Optional Prepayment).
(i) The Aggregate Working Capital Loan Commitment and the Working Capital Available Amount shall be automatically reduced to the extent of, and in the amount of, any prepayment of the Working Capital Loans pursuant to Section 3.10(f)(ii) or (iii) (Mandatory Prepayment).
(j) All of the Commitments shall be automatically and permanently terminated in full if the initial Funding Date has not occurred on or before December 31, 2007.
Section 2.08 Renewal of Working Capital Loan commitments. At borrower’s request, the parties hereto acknowledge that any Working Capital Lender may, in its sole discretion (but shall not be obligated to) decide to renew and extend its Working Capital Loan Commitment. In the event any Working Capital Lender decides to renew and extend its Working Capital Loan Commitment, such renewal and extension will be implemented pursuant to an amendment to this Agreement in accordance with Section 10.01 (Amendments, Etc.). The Borrower acknowledges and agrees that this Section 2.08 does not constitute a commitment or obligation on the part of any Lender to provide funding for any such renewed or extended Working Capital Loan Commitment.

ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
Section 3.01 Repayment of Construction Loan Fundings. (a) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each Construction/Term Lender the aggregate outstanding principal amount of the Construction Loans in accordance with this Section 3.01.
(b) The Construction Loans shall be repaid in full on the Conversion Date with the proceeds of the Term Loans or, if earlier, on the Conversion Date Certain in accordance with Section 3.01(c).
(c) If the Conversion Date does not occur prior to the Conversion Date Certain, on the Conversion Date Certain, (i) each outstanding Construction Loan shall automatically and without further action become due and payable, (ii) all amounts in any Project Accounts shall be promptly applied at the written instruction of the Administrative Agent to Obligations then outstanding in accordance with Section 8.04 (Application of Proceeds) of this Agreement, and (iii) the Borrower shall pay all accrued interest on and repay the entire remaining principal amount of all outstanding Construction Loans to the Administrative Agent, for the pro rata account of the Construction/Term Lenders (based on their respective Construction Loan Commitment Percentages), together with any and all Fees and other Obligations owed to the Senior Secured Parties.
Section 3.02 Repayment of Term Loan Fundings. (a) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each Construction/Term Lender the aggregate outstanding principal amount of the Term Loans, on the Initial Quarterly Payment Date and on each Quarterly Payment Date thereafter, in the respective amounts set forth below opposite each such Quarterly Payment Date (which amounts shall be reduced in inverse order of maturity as a result of any prepayments of the Term Loans made in accordance with Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment) in accordance with the terms set forth therein or as a result of any reduction in the Term Loan Commitments pursuant to Section 2.07(b) or (e) (Termination or Reduction of Commitments). The first Quarterly Payment Date in each table below corresponds to Initial Quarterly Payment Date.

Term Loans

Quarterly Payment
Date	Principal Amount
1	US$	1,500,000
2	US$	1,500,000
3	US$	1,500,000
4	US$	1,500,000
5	US$	1,500,000
6	US$	1,500,000
7	US$	1,500,000
8	US$	1,500,000
9	US$	1,500,000
10	US$	1,500,000
11	US$	1,500,000
12	US$	1,500,000
13	US$	1,500,000
14	US$	1,500,000
15	US$	1,500,000
16	US$	1,500,000
17	US$	1,500,000
18	US$	1,500,000
19	US$	1,500,000
20	US$	1,500,000
21	US$	1,500,000
22	US$	1,500,000
23	US$	1,500,000
Final Maturity Date	US$	65,500,000
(b) Notwithstanding anything to the contrary set forth in Section 3.02(a), the final principal repayment installment on the Final Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.
Section 3.03 Repayment of Working Capital Loan Fundings. (a) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each Working Capital Lender the aggregate outstanding principal amount of the Working Capital Loans in accordance with this Section 3.03.

(b) The Working Capital Loans shall be repaid in full on the Working Capital Loan Maturity Date.
(c) If the Conversion Date does not occur on or prior to the Conversion Date Certain, then on the Conversion Date Certain, (i) each outstanding Working Capital Loan shall automatically and without further action become due and payable, (ii) all amounts in any Project Accounts shall be promptly applied to the Obligations then outstanding in accordance with Section 8.04 (Application of Proceeds) of this Agreement, and (iii) the Borrower shall pay all accrued interest on and repay the entire remaining principal amount of all outstanding Working Capital Loans to the Administrative Agent, for the pro rata account of the Lenders (based on their respective Working Capital Loan Commitment Percentages), together with any and all Fees and other Obligations owed to the Senior Secured Parties.
Section 3.04 Interest Payment Dates. (a) Interest accrued on each Loan shall be payable, without duplication:
(i)	on the Maturity Date for such Loan;

(ii)	on each Interest Payment Date for such Loan; and

(iii)	with respect to any Loan, on any date when such Loan is prepaid hereunder.
(b) Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date for such Loan, any Quarterly Payment Date, any Interest Payment Date, upon acceleration or otherwise) shall be payable upon demand.
(c) Interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, regardless of whether an Insolvency or Liquidation Proceeding exists in respect of the Borrower, and, to the fullest extent permitted by law, the Lenders shall be entitled to receive post-petition interest during the pendency of an Insolvency or Liquidation Proceeding.
Section 3.05 Interest Rates. (a) Pursuant to each properly delivered Funding Notice and Interest Period Notice, (i) each Eurodollar Loan shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin and (ii) each Base Rate Loan shall accrue interest at a rate per annum during each Quarterly Period equal to the sum of the Base Rate for such Quarterly Period plus the Applicable Margin.

(b) On or before 2:00 p.m., New York City time, at least five (5) Business Days prior to the end of each Interest Period for each Eurodollar Loan, and at least three (3) Business Days prior to the end of any Quarterly Period for any Base Rate Loans, the Borrower shall deliver to the Administrative Agent an Interest Period Notice setting forth the Borrower’s election (i) to continue any such Eurodollar Loan as (or convert any such Base Rate Loan to) a Eurodollar Loan and setting forth the Borrower’s election with respect to the duration of the next Interest Period applicable to such continued or converted Eurodollar Loan, which Interest Period shall be one (1), two (2), three (3) or six (6) months in length or (ii) to convert any such Eurodollar Loan to a Base Rate Loan at the end of the then-current Interest Period; provided, that if an Event of Default has occurred and is continuing, all Eurodollar Loans shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods. Upon the waiver or cure of such Event of Default, the Borrower shall have the option to continue such Loans as Base Rate Loans and/or to convert such Loans to Eurodollar Loans (by delivery of an Interest Period Notice), subject to the notice periods set forth above. Notwithstanding anything to the contrary, any portion of the Loans maturing in less than one month may not be continued as, or converted to, Eurodollar Loans and will automatically convert to Base Rate Loans at the end of the then-current Interest Period.
(c) If the Borrower fails to deliver an Interest Period Notice in accordance with Section 3.05(b), (i) with respect to any Eurodollar Loan, such Eurodollar Loan shall automatically continue as a Eurodollar Loan with an Interest Period of one (1) month or (ii) with respect to any Base Rate Loan, such Base Rate Loan shall automatically continue as a Base Rate Loan.
(d) All Eurodollar Loans shall bear interest from and including the first day of the applicable Interest Period to (and excluding) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Loan.
(e) Notwithstanding anything to the contrary, the Borrower shall have, in the aggregate, no more than eight (8) separate Eurodollar Loans outstanding at any one time prior to the Conversion Date or five (5) separate Eurodollar Loans outstanding at any one time after the Conversion Date. For purposes of the foregoing, (i) Eurodollar Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Eurodollar Loans and (ii) all Eurodollar Loans having the same Interest Period and commencing on the same date shall be considered to be a single Eurodollar Loan.
(f) All Base Rate Loans shall bear interest from and including the first day of each Quarterly Period (or the day on which Eurodollar Loans are converted to Base Rate Loans as required under Section 3.05(b) or under ARTICLE IV (Eurodollar Rate and Tax Provisions)) to (and including) the next succeeding Quarterly Payment Date at the interest rate determined as applicable to such Base Rate Loan.

Section 3.06 Default Interest Rate.
(a) If (i) all or a portion of the principal amount of or interest on any Loan is not paid when due (whether on the Maturity Date for such Loan, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%), or (ii) any Obligation (other than principal or interest on the Loans) is not paid when due (whether on the due date thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (before as well as after judgment).
(b) Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default under Section 8.01(a) (Events of Default — Nonpayment), for which provision is made in Section 3.06(a)), the Borrower shall pay, in addition to the interest then payable on any Loan, additional interest (before as well as after judgment) on the Loans at two percent (2%) per annum (the rate in effect plus such two percent (2%) per annum, the “Default Rate”) until such Event of Default is cured or waived.
Section 3.07 Interest Rate Determination. The Administrative Agent shall determine the interest rate applicable to the Loans in accordance with the terms of this Agreement, and shall give prompt notice to the Borrower and the Lenders of such determination, and its determination thereof shall be conclusive, absent manifest error.
Section 3.08 Computation of Interest and Fees. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by WestLB’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Eurodollar Loans and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate shall be made on the basis of a 360-day year and actual days elapsed.
(b) Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan (other than a Construction Loan made on the Conversion Date that is repaid with proceeds of the Term Loan) that is repaid on the same day on which it is made shall bear interest for one (1) day.

(c) Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 3.09 Optional Prepayment. (a) The Borrower shall have the right at any time, and from time to time, to prepay the Construction Loans, the Term Loans or the Working Capital Loans, in whole or in part, upon not fewer than three (3) Business Days’ prior written notice to the Administrative Agent.
(b) Any partial prepayment of the Loans shall be in a minimum amount of five hundred thousand Dollars ($500,000) and in integral multiples of one hundred thousand Dollars ($100,000) in excess thereof.
(c) Each notice of prepayment given by the Borrower under this Section 3.09 shall specify the prepayment date and the portion of the principal amount of Loans to be prepaid. All prepayments under this Section 3.09 shall be made by the Borrower to the Administrative Agent for the account of the Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).
(d) Amounts of principal prepaid under this Section 3.09 shall be applied by the Administrative Agent:
(i)	in the case of a prepayment of Construction Loans or Term Loans, to the Construction Loans or Term Loans, as the case may be, pro rata among the Construction/Term Lenders based on their respective outstanding principal amounts of Construction Loans or Term Loans, as the case may be, on the date of such prepayment (and then, in the case of the Term Loans, to the remaining outstanding installments of principal of the Term Loans under Section 3.02(a) (Repayment of Term Loan Fundings) in inverse order of maturity).

(ii)	in the case of a prepayment of Working Capital Loans:
(A)	first, to the Working Capital Loans, pro rata among the Working Capital Lenders in proportion to their respective principal amounts of outstanding Working Capital Loans; and

(B)	second, if all outstanding Working Capital Loans have been paid in full and at Borrower’s option, to reduce the Working Capital Loan Commitment by depositing an amount equal to such reduction in the Working Capital Reserve Account.

(e) Amounts of Construction Loans and Term Loans prepaid pursuant to this Section 3.09 may not be reborrowed.
Section 3.10 Mandatory Prepayment. (a) The Borrower shall be required:
(i)	to prepay the Loans upon receipt by the Borrower of Insurance Proceeds as and to the extent required pursuant to Sections 12.01(d)(ii) or 12.01(e) of the Accounts Agreement;

(ii)	to prepay the Loans upon receipt by the Borrower of Condemnation Proceeds, as and to the extent required pursuant to Sections 12.01(d)(ii) or 12.01(e) of the Accounts Agreement;

(iii)	to prepay the Loans upon receipt of any Project Document Termination Payments, as and to the extent required pursuant to Section 13.01(b)(ii)(B) of the Accounts Agreement;

(iv)	to prepay the Loans upon receipt of proceeds of any asset disposal (other than proceeds received from the sale of Products) that are not used for replacement as and to the extent required pursuant to Section 13.01(b)(i)(B) of the Accounts Agreement; and

(v)	upon payment in full of all outstanding Construction Loans or Term Loans, as the case may be, to prepay in full of all outstanding Working Capital Loans within ninety (90) days thereof.
(b) The Borrower shall be required to prepay the Loans on each Quarterly Payment Date after the Conversion Date as required pursuant to priorities tenth and twelfth of Section 6.01(b) of the Accounts Agreement;
(c) The Borrower shall be required to prepay the Loans on any Quarterly Payment Date after the Conversion Date, if the Historical Debt Service Coverage Ratio on such Quarterly Payment Date is less than 1.5:1.0, as required pursuant to priority thirteenth of Section 6.01(b) of the Accounts Agreement.
(d) Within three (3) Business Days following the delivery of a Borrowing Base Certificate demonstrating that the then-outstanding principal amount of the Working Capital Loans exceeds the then-effective Working Capital Commitment or the Working Capital Available Amount, the Borrower shall be required to prepay the Working Capital Loans in the amount of such excess.

(e) All prepayments under this Section 3.10 shall be made by the Borrower to the Administrative Agent for the account of the applicable Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).
(f) Amounts of principal prepaid under this Section 3.10 (other than pursuant to Section 3.10(d)) shall be allocated by the Administrative Agent:
(i)	first, to the Construction Loans or Term Loans, as the case may be, pro rata among the Construction/Term Lenders based on their respective outstanding principal amounts of Construction Loans or Term Loans, as the case may be, on the date of such prepayment (and then, in the case of the Term Loans, to the remaining outstanding installments of principal of the Term Loans under Section 3.02(a) in inverse order of maturity);

(ii)	second, if all outstanding Construction Loans or Term Loans, as the case may be, have been paid in full, to the Working Capital Loans, pro rata among the Working Capital Lenders in proportion to their respective principal amounts of outstanding Working Capital Loans (and the Aggregate Working Capital Loan Commitment shall be reduced in each case by an amount equal to the amount so applied); and

(iii)	third, if all outstanding Working Capital Loans have been paid in full, to the Working Capital Reserve Account (and the Aggregate Working Capital Loan Commitment shall be reduced by an amount equal to the amount so applied).
(g) Amounts of Construction Loans and Term Loans prepaid pursuant to this Section 3.10 (other than pursuant to Section 3.10(d)) may not be reborrowed.
Section 3.11 Time and Place of Payments. (a) The Borrower shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder and under any other Financing Document without setoff, deduction or counterclaim not later than 12:00 p.m., New York City time on the date when due in Dollars in immediately available funds to the Administrative Agent at the following account: JPMorgan Chase Bank (Swift ID: CHASUS33XXX), Account Number: 920-1-060663 for the Account of WESTLB AG-NY Branch (Swift ID: CHASUS33XXX), ABA #021-000-021, Ref: Southwest Georgia Ethanol, LLC, Attention: Loan Administration, or at such other office or account as may from time to time be specified by the Administrative Agent in writing to the Borrower. Funds received after 12:00 p.m. New York City time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.

(b) The Administrative Agent shall promptly remit in immediately available funds to each Senior Secured Party its share, if any, of any payments received by the Administrative Agent for the account of such Senior Secured Party.
(c) Whenever any payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder or under any other Financing Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of “Interest Period” with respect to Eurodollar Loans) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.
Section 3.12 Fundings and Payments Generally. (a) Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Lenders the amount due. If the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. A notice by the Administrative Agent to any Lender with respect to any amount owing under this Section 3.12Section 3.12 shall be conclusive, absent manifest error.
(b) Nothing herein shall be deemed to obligate any Lender to obtain funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain funds for any Loan in any particular place or manner.
(c) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due under this Agreement or under the Notes held by such Lender, to charge from time to time against any or all of the Borrower’s accounts with such Lender (other than, in the event that the Accounts Bank or any bank holding a Local Account is also a Lender, any Project Account or Local Account) any amount so due.

Section 3.13 Fees. (a) From and including the date hereof until the Final Maturity Date, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, on each Quarterly Payment Date, a commitment fee (a “Commitment Fee”) equal to one-half of one percent (0.50%) per annum on the average daily amount by which (i) the Aggregate Construction Loan Commitment exceeds the aggregate outstanding principal amount of Construction Loans and (ii) the Aggregate Working Capital Loan Commitment exceeds the aggregate outstanding principal amount of Working Capital Loans. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as pro-rated for any partial quarter, as applicable.
(b) The Borrower agrees to pay to the Administrative Agent for the account of the Lead Arranger, the Lenders and the Agents additional fees in the amounts and at the times from time to time agreed in writing by the Borrower and the Agents, including pursuant to the Fee Letters.
(c) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.
Section 3.14 Pro Rata Treatment. (a) Except as otherwise expressly provided herein (including Section 4.01 (Eurodollar Rate Lending Unlawful)), each Funding of Loans and each reduction of commitments of any type shall be allocated by the Administrative Agent pro rata among the Lenders holding Loans of such type in accordance with their respective applicable Commitment Percentages.
(b) Except as required under Section 3.09 (Optional Prepayment), Section 3.10 (Mandatory Prepayment) or ARTICLE IV (Eurodollar Rate and Tax Provisions), (i) each payment or prepayment of principal of the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective principal amounts of their outstanding Loans of the type being repaid, (ii) each payment of interest on the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective interest amounts outstanding on their outstanding Loans of the type in respect of which interest is being paid, and (iii) each payment of fees on the Commitments shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with their respective Commitments of the type to which such fees relate.

(c) Each Lender agrees that in computing such Lender’s portion of any Funding to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Funding to the next higher or lower whole Dollar amount in accordance with market convention.
Section 3.15 Sharing of Payments. (a) If any Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of ARTICLE IV (Eurodollar Rate and Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all Lenders holding Loans of such type, such Lender shall purchase from the other Lenders, holding Loans of such type, such participations in Loans of such type made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender that has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (x) the amount of such selling Lender’s required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all of its rights of payment (including pursuant to Section 10.15 (Right of Setoff)) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
(b) If under any applicable bankruptcy, insolvency or other similar Law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.15 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 3.15 to share in the benefits of any recovery on such secured claim.
Section 3.16 Termination of Interest Rate Protection Agreement in Connection with Any Prepayment. The Borrower shall, in connection with any prepayment of Construction Loans or Term Loans made by the Borrower pursuant to Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment), terminate an aggregate notional amount under the Interest Rate Protection Agreements equal to the amount (if any) by which the aggregate notional amount under the Interest Rate Protection Agreements would exceed the aggregate outstanding principal amount of the Construction Loans or Term Loans, as the case may be, immediately after giving effect to such prepayment; and in each case, such termination shall be made within five (5) Business Days of the date of such prepayment.

ARTICLE IV
EURODOLLAR RATE AND TAX PROVISIONS
Section 4.01 Eurodollar Rate Lending Unlawful. (a) If any Lender reasonably determines (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower absent manifest error, but only if such Lender has complied with its obligations under Section 4.04 (Obligation to Mitigate)) that the introduction of or any change in or in the interpretation of any Law after the date hereof makes it unlawful, or any central bank or other Governmental Authority asserts after the date hereof that it is unlawful, for such Lender to make, maintain or fund any Loan as a Eurodollar Loan, the obligations of such Lender to make, maintain or fund any Loan as a Eurodollar Loan shall, upon such determination, forthwith be suspended until such Lender notifies the Administrative Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods with respect thereto or sooner, if required by such Law or assertion. Upon any such conversion the Borrower shall pay any accrued interest on the amount so converted and, if such conversion occurs on a day other than the last day of the then-current Interest Period for such affected Eurodollar Loans, such Lender shall be entitled to make a request for, and the Borrower shall pay, compensation for breakage costs under Section 4.05 (Funding Losses).
(b) If such Lender notifies the Borrower that the circumstances giving rise to the suspension described in Section 4.01(a) no longer apply, the Borrower may elect (by delivering an Interest Period Notice) to convert the principal amount of any such Base Rate Loan to a Eurodollar Loan in accordance with this Agreement.
(c) Each Lender shall be entitled to fund and maintain all or any part of a Loan in any manner it deems fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained amounts bearing interest at a Eurodollar Rate through the purchase of deposits having a maturity corresponding to the applicable Interest Periods and bearing an interest rate equal to the appropriate Eurodollar Rate for such Interest Periods.

Section 4.02 Inability to Determine Eurodollar Rates. (a) In the event, and on each occasion, that the Administrative Agent shall have determined in good faith that for any Eurodollar Loan (i) Dollar deposits in the amount of such Loan and with an Interest Period similar to such Interest Period are not generally available in the London interbank market, or (ii) the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making, maintaining or funding the principal amount of such Loan during such Interest Period, or (iii) adequate and reasonable means do not exist for ascertaining LIBOR, the Administrative Agent shall forthwith notify the Borrower and the Lenders of such determination, whereupon each such Eurodollar Loan will automatically, on the last day of the then-existing Interest Period for such Eurodollar Loan, convert into a Base Rate Loan. In the event of any such determination pursuant to Section 4.02(a)(i) or (iii), any Funding Notice delivered by the Borrower shall be deemed to be a request for a Base Rate Loan until the Administrative Agent determines that the circumstances giving rise to such notice no longer exist. In the event of any determination pursuant to Section 4.02(a)(ii), each affected Lender shall, and is hereby authorized by the Borrower to, fund its portion of the Loans as a Base Rate Loan. Each determination by the Administrative Agent hereunder shall be conclusive, absent manifest error.
(b) Upon the Administrative Agent’s determination that the condition that was the subject of a notice under Section 4.02(a) has ceased, the Administrative Agent shall forthwith notify the Borrower and the Lenders of such determination, whereupon the Borrower may elect (by delivering an Interest Period Notice) to convert any such Base Rate Loan to a Eurodollar Loan on the last day of the then-current Quarterly Period in accordance with this Agreement.
Section 4.03 Increased Eurodollar Loan Costs. If, after the date hereof, the adoption of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) with any request or directive (whether or not having the force of law) of any Governmental Authority increases the cost (other than with respect to Taxes, which are addressed in Section 4.07 (Taxes)) to such Lender of, or results in any reduction in the amount of any sum receivable by such Lender (whether of principal, interest or any other amount) in respect of, making, maintaining or funding (or of its obligation to make, maintain or fund) the Loans as Eurodollar Loans, then the Borrower agrees to pay to the Administrative Agent for the account of such Lender the amount of any such increase or reduction. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, with accompanying support, the additional amount required to compensate fully such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five (5) Business Days of delivery of such notice, and such notice and determination shall be binding on the Borrower, absent manifest error. Notwithstanding anything to the contrary in this Section 4.03, the Borrower shall not be required to pay a Lender pursuant to this Section 4.03 for any such increase or reduction incurred more than 120 days prior to the date that such Lender notifies the Borrower, or notifies the Borrower of its intention to demand compensation, in accordance with this Section 4.03; provided that, if the circumstance giving rise to such increase or reduction is retroactive, then such 120-day period shall be extended to include the period of retroactive effect.

Section 4.04 Obligation to Mitigate. (a) Each Lender agrees that, after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 4.01 (Eurodollar Rate Lending Unlawful), Section 4.03 (Increased Eurodollar Loan Costs) or Section 4.06 (Increased Capital Costs) or to receive additional amounts pursuant to Section 4.07 (Taxes), such Lender shall use reasonable efforts to make, fund or maintain its affected Loan through another lending office (i) if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and (ii) if, in the opinion of such Lender, the making, funding or maintaining of such Loan through such other lending office would not be disadvantageous to such Lender, contrary to such Lender’s normal banking practices or violate any applicable Law.
(b) No change by a Lender in its Domestic Office or Eurodollar Office made for such Lender’s convenience shall result in any increased cost to the Borrower.
(c) If any Lender demands compensation pursuant to Section 4.03 (Increased Eurodollar Loan Costs) or Section 4.06 (Increased Capital Costs) with respect to any Eurodollar Loan, the Borrower may, at any time upon at least three (3) Business Days’ prior notice to such Lender through the Administrative Agent, elect to convert such Loan to a Base Rate Loan. Thereafter, unless and until such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, all such Eurodollar Loans by such Lender shall bear interest as Base Rate Loans. If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the Borrower may elect (by delivering an Interest Period Notice) to convert the principal amount of each such Base Rate Loan to a Eurodollar Loan in accordance with this Agreement.
Section 4.05 Funding Losses. In the event that any Lender incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a Eurodollar Loan, and any customary administrative fees charged by such Lender in connection with the foregoing) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.09 (Optional Prepayment), Section 3.10 (Mandatory Prepayment), Section 4.01(a) Eurodollar Rate Lending Unlawful) or otherwise, or (b) the Borrower failing to make a Funding in accordance with any Funding Notice; then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent) together with accompanying support, the Borrower shall, within five (5) Business Days of receipt thereof, pay to the Administrative Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice and determination shall be binding on the Borrower, absent manifest error.

Section 4.06 Increased Capital Costs. If after the date hereof any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any applicable Law, guideline or request (whether or not having the force of law) of any Governmental Authority, affects the amount of capital required to be maintained by any Lender, and such Lender reasonably determines that the rate of return on its capital as a consequence of its Loan is reduced to a level below that which such Lender could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall pay, within five (5) Business Days after such demand, directly to such Lender additional amounts sufficient to compensate such Lender for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts, with accompanying support, shall be binding on the Borrower, absent manifest error.
Section 4.07 Taxes.
(a) Payments Free of Taxes. Any and all payments by or on account of any Obligations shall be made free and clear of, and without deduction for, any Taxes, unless required by Law; provided that if the Borrower shall be required to deduct any Indemnified Taxes from any such payment, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.07) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
(b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall timely pay any Indemnified Taxes arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document and not collected by withholding at the source as contemplated by Section 4.07(a) to the relevant Governmental Authority in accordance with applicable Law.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Agent and each Lender, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.07) paid by such Agent or Lender, as the case may be, and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Agent, as the case may be, shall be conclusive, absent manifest error.
(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e) Foreign Lenders. Each Lender (including any Participant and any other Person to which any Lender transfers its interests in this Agreement as provided under Section 10.03 (Assignments)) that is not a United States Person (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two (2) copies of U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN or Form W-8IMY (with supporting documentation and any other certificate or statements required for exemption from, or reduction of, U.S. federal withholding tax), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments of interest by the Borrower under the Financing Documents if such Lender is legally entitled to so claim, together with, in the case of a Non-U.S. Lender that is relying on an exemption pursuant to Section 871(h) or 881(c) of the Code, a certificate substantially in the form of Exhibit H certifying that such Lender is not a bank described in Section 881(c)(3)(A) of the Code. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, to the extent that it is in a position to legally do so, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by U.S. taxing authorities for such purpose). The Borrower shall not be obligated to pay any additional amounts in respect of U.S. federal income taxes pursuant to this Section 4.07 (or make an indemnification payment pursuant to this Section 4.07) to any Lender (or any Participant or other Person to which any Lender transfers its interests in this Agreement as provided under Section 10.03 (Assignments)) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure by such Lender to comply with this Section 4.07(e).

Section 4.08 Replacement of Lender. The Borrower shall be permitted to replace (with one or more replacement Lenders) any Lender that requests reimbursement for amounts owing pursuant to Section 4.03 (Increased Eurodollar Loan Costs), Section 4.06 (Increased Capital Costs) or Section 4.07(a) (Taxes — Payments Free of Taxes); provided, that (i) such replacement does not conflict with any Law or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to the Borrower or such Lender or to which the Borrower or such Lender or any of their respective property is subject, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, the Lender to be replaced shall not have withdrawn such request for reimbursement, or shall not have taken any action under Section 4.04 (Obligation To Mitigate) so as to eliminate the need for payment of amounts owing pursuant to Section 4.03 (Increased Eurodollar Loan Costs), Section 4.06 (Increased Capital Costs) or Section 4.07(a) (Taxes — Payments Free of Taxes), (iv) the replacement Lender shall purchase, at par, the Loans and all other amounts owing to such replaced Lender prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 4.05 (Funding Losses) if any Eurodollar Loan owing to such replaced Lender is be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (vi) the replacement Lender is an Eligible Assignee, (vii) such replacement is made in accordance with the provisions of Section 10.03(b) (Assignments) (provided, that the Borrower shall be obligated to pay the registration and processing fee), (viii) until such time as such replacement is consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.03 (Increased Eurodollar Loan Costs), Section 4.06 (Increased Capital Costs) or Section 4.07(a) (Taxes — Payments Free of Taxes), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, any Agent or any other Lender may have against the replaced Lender.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
In order to induce each Agent, each Lender and each other party hereto (other than the Borrower) to enter into this Agreement and to induce each Lender to make the Loans hereunder, the Borrower represents and warrants to each Senior Secured Party as set forth in this ARTICLE V on the date hereof (except for the representations and warranties in Section 5.12(a) (Collateral) and Section 5.12(b)(i)(B) (Collateral), on the Closing Date, on each Funding Date and on the Conversion Date (except as otherwise provided).

Section 5.01 Organization; Power; Compliance with Law and Contractual Obligations. The Borrower (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Georgia, (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted and is in good standing as a foreign limited liability company in each jurisdiction where the nature of its business requires such qualification, (c) has all requisite limited liability company power and authority required as of the date this representation is made or deemed repeated to enter into and perform its obligations under each Transaction Document to which it is a party and to conduct its business as currently conducted by it and (d) is in compliance in all material respects with all Laws and Contractual Obligations applicable to it, except to the extent that any non-compliance with clause (b) of this Section 5.01 could not reasonably be expected to result in a Material Adverse Effect.
Section 5.02 Due Authorization; Non-Contravention. The execution, delivery and performance by the Borrower of each Transaction Document to which it is a party are within the Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not:
(a) contravene the Borrower’s Organic Documents (including the Borrower LLC Agreement);
(b) contravene in any material respect any Law binding on or affecting the Borrower;
(c) (i) in the case of any Financing Document, contravene any Contractual Obligation binding on or affecting the Borrower or (ii) in the case of any Project Document, contravene in any material respect any Contractual Obligation binding on or affecting the Borrower;
(d) require any consent or approval under the Borrower’s Organic Documents or under any Contractual Obligation binding on or affecting the Borrower that has not been obtained; or
(e) result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties or Equity Interests other than Permitted Liens.

Section 5.03 Governmental Approvals.
(a) As of the Closing Date:
(i)	all material Governmental Approvals that are required to be obtained by the Borrower in connection with (A) the due execution, delivery and performance by it of the Transaction Documents to which it is a party, (B) the ownership, use, construction and operation of the Project as contemplated by the Transaction Documents, and (C) the grant by the Borrower and the Pledgor of the Liens granted under the Security Documents and the validity, perfection and enforceability thereof (the “Necessary Project Approvals”) are listed in Schedule 5.03;

(ii)	the Necessary Project Approvals listed in Part A of Schedule 5.03 have been obtained, are in full force and effect, are final and Non-Appealable and (A) are properly issued in the name of the appropriate Person or (B) the Loan Parties have taken all actions necessary for the transfer or reissuance to the Borrower of such Necessary Project Approvals as set forth in Part A of Schedule 5.03;

(iii)	the Necessary Project Approvals listed in Part B of Schedule 5.03 are not required under applicable Laws to be obtained prior to the Closing Date (collectively, the “Deferred Approvals”) and are ministerial in nature or are of a type that can be obtained, as required, in the normal course of development and construction of the Project; and

(iv)	Part B of Schedule 5.03 specifies the date by which, or stage of construction or operation for which, each Deferred Approval included therein is required to be obtained.
(b) On each Funding Date all Necessary Project Approvals (including all Deferred Approvals) which as of such Funding Date are required to be obtained have been obtained, are in full force and effect, are properly in the name of the Borrower, are properly issued and are final and Non-Appealable.
(c) The Borrower may update and correct, with the approval of the Administrative Agent, which approval will not be unreasonably withheld, conditioned or delayed, any reference to a Necessary Project Approval on Schedule 5.03 that has been replaced in accordance with applicable Law.

(d) The information set forth in each application (including any updates or supplements thereto) submitted by or on behalf of the Borrower in connection with each Necessary Project Approval that has been submitted as of the date this representation is made or deemed repeated, was accurate and complete at the time of submission and continues to be accurate and complete in all material respects, in each case to the extent required for the issuance or continued effectiveness of such Necessary Project Approval (except, with respect to continued effectiveness, for Necessary Project Approvals that are subject to a supplemental filing shown on Part B of Schedule 5.03 that has not yet been filed, or except to the extent such inaccuracy or incompleteness has been or can be cured by the submission of a supplemental filing within fifteen (15) days of its discovery), and the Borrower does not have any knowledge of any event, act, condition or state of facts inconsistent with such information.
(e) The Borrower has no reason to believe that each Necessary Project Approval that remains to be obtained will not be obtained in a final and Non-Appealable form in the ordinary course without undue delay or material expense and without unanticipated expensive or burdensome conditions prior to the time it is required to be obtained under applicable Law. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened that would reasonably be expected to result in the modification, rescission, termination, or suspension of any material Governmental Approval referred to in Schedule 5.03 obtained prior to the date this representation is made or deemed made.
Section 5.04 Investment Company Act. The Borrower is not, and after giving effect to the Loans and the application of the proceeds of the Loans as described herein will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
Section 5.05 Validity. Each Transaction Document to which the Borrower is a party has been duly authorized, validly executed and delivered, and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower and, to the Borrower’s knowledge, enforceable against each other party thereto (other than the Senior Secured Parties), in each case in accordance with its respective terms, except as the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).
Section 5.06 Financial Information. Each of the financial statements of the Borrower delivered pursuant hereto has been prepared in accordance with GAAP, and fairly presents in all material respects the financial condition of the Borrower as at the dates thereof and the results of their operations for the period then ended (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes).

Section 5.07 No Material Adverse Effect. Since the date of formation of the Borrower, no Material Adverse Effect has occurred and is continuing.
Section 5.08 Project Compliance. (a) The Project is and will continue to be owned, developed, constructed and maintained in compliance in all material respects with all applicable Laws and in compliance in all material respects with the requirements of all Necessary Project Approvals (including all Deferred Approvals) then required to have been obtained.
(b) The Project is and will continue to be owned, developed, constructed and maintained in compliance in all material respects with all of the Borrower’s Contractual Obligations (including the Project Documents).
Section 5.09 Litigation. (a) No material action, suit, proceeding or investigation has been instituted or, to the knowledge of the Borrower, threatened, against the Borrower or the Project (including in connection with any Necessary Project Approval then required); and
(b) to the knowledge of the Borrower, no action, suit, proceeding or investigation has been instituted or threatened against the Pledgor or any Major Project Party or that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.10 Sole Purpose Nature; Business. The Borrower has not conducted and is not conducting any business or activities other than businesses and activities relating to the ownership, development, testing, financing, construction, operation and maintenance of the Project as contemplated by the Transaction Documents.
Section 5.11 Contracts.
(a) As of the Closing Date:
(i)	all contracts, agreements, instruments, letter agreements, or other documents to which the Borrower is a party or by which it or any of its properties is bound as of the date hereof (other than the Financing Documents), including the Project Documents, and all documents amending, supplementing, interpreting or otherwise modifying or clarifying such contracts, agreements, instruments, letter agreements, understandings and other documents are listed in Schedule 5.11, other than any such contracts (A) that have a term of less than 1 (one) year, (B) under which the Borrower could not reasonably be expected to have obligations, liabilities or revenues equal to or in excess of one hundred thousand Dollars ($100,000) per year individually or two hundred fifty thousand Dollars ($250,000) per year in the aggregate and, (C) in each of cases (A) and (B), the termination of which could not reasonably be expected to result in a Material Adverse Effect;

(ii)	all contracts, agreements, instruments, letter agreements, or other documents that are required to be obtained by the Borrower in connection with the construction and operation of the Project as contemplated by the Transaction Documents (collectively, the “Necessary Project Contracts”) are listed in Schedule 5.11, other than any such contracts (A) that have a term of less than 1 (one) year, (B) under which the Borrower could not reasonably be expected to have obligations, liabilities or revenues equal to or in excess of one hundred thousand Dollars ($100,000) per year individually or two hundred fifty thousand Dollars ($250,000) per year in the aggregate and, (C) in each of cases (A) and (B), the termination of which could not reasonably be expected to result in a Material Adverse Effect;

(iii)	the Necessary Project Contracts listed in Part A of Schedule 5.11 have been obtained and are in full force and effect;

(iv)	the Necessary Project Contracts listed in Part B of Schedule 5.11 are not required to be obtained prior to the Closing Date (collectively, the “Deferred Contracts”) and have not yet been obtained; and

(v)	Part B of Schedule 5.11 specifies the date by which, or stage of construction or operation for which, each Deferred Contract included therein is required to be in effect.
(b) As of each date this representation and warranty is made or deemed repeated:
(i)	to the knowledge of the Borrower, as of the date(s) made or deemed repeated (except with respect to representations and warranties that expressly refer to an earlier date), all representations, warranties and other factual statements made by each Material Project Party (A) in each Financing Document to which such Material Project Party is a party are true and correct in all material respects (or, in the case of any representation and warranty containing any materiality qualification, in all respects) and (B) in each Project Document to which such Material Project Party is a party are true and correct except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, result in a Material Adverse Effect;

(ii)	there are no material contracts, agreements, instruments or documents between the Borrower and any other Person relating to the Borrower or the Project other than (i) the Transaction Documents, (ii) the agreements listed in Schedule 5.11, and (iii) any other agreements permitted by this Agreement;

(iii)	there have been no Change Orders under the Design-Build Agreement, other than (A) those existing on the date hereof that have been provided to the Administrative Agent and (B) those entered into after the date hereof in accordance with Section 7.02(m) (Negative Covenants - Project Documents); and

(iv)	all conditions precedent to the obligations of the respective parties under the Project Documents that have been executed as of the date this representation is made or deemed repeated have been satisfied or waived by the parties thereto, except for such conditions precedent that do not and cannot be satisfied until a later stage of development of the Project, and the Borrower has no reason to believe that any such condition precedent (other than any condition precedent that can be waived by the Borrower without any material adverse result) cannot be satisfied on or prior to the commencement of the appropriate stage of development of the Project.
(c) On each Funding Date, all Necessary Project Contracts (including all Deferred Contracts) which as of such Funding Date are required to be in place, have been duly executed and delivered and are in full force and effect.
(d) The Borrower may update and correct, with approval of the Administrative Agent, which approval will not be unreasonably withheld, conditioned or delayed, any reference to a Necessary Project Contract on Schedule 5.11 that has been replaced in accordance with applicable Law.

Section 5.12 Collateral. (a) The Collateral includes all of the Equity Interests in, and all of the tangible and intangible assets of, the Borrower.
(b) The Liens and security interests granted by the Borrower to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Security Documents in effect on each date this representation is made or deemed repeated (i) constitute, as to personal property included in the Collateral, (A) a valid first-priority security interest in such personal property, (B) a valid first-priority security interest in such personal property and (ii) constitute, as to the Mortgaged Property included in the collateral, a valid first-priority Lien of record in the Mortgaged Property, in each case subject only to Permitted Liens.
(c) The security interest granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Security Documents in the Collateral consisting of personal property will be perfected (i) with respect to any property that can be perfected by filing, upon the filing of UCC financing statements in the filing offices identified in Schedule 5.12(c) and, in the case of any Rail Car Lease, any other necessary filings, (ii) with respect to any Account Collateral or any Blocked Account Collateral that can be perfected solely by control, upon execution of the Accounts Agreement or a Blocked Account Agreement and (iii) with respect to any property (if any) that can be perfected solely by possession, upon the Collateral Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interest, encumbrance, assignment or otherwise, in each case subject only to Permitted Liens. After giving effect to the filings, registrations and giving of notice referred to in the prior sentence, all such action as is necessary has been taken to establish and perfect the Collateral Agent’s rights in and to the Collateral covered by the Security Documents in effect on the date this representation is made or deemed repeated to the extent the Collateral Agent’s security interest can be perfected by filing, including any recordation, filing, registration, giving of notice or other similar action. No filing, recordation, re-filing or re-recording other than those listed on Schedule 5.12(c) (as the same may be updated at the written request of the Borrower, with the written agreement of the Administrative Agent (which will not be unreasonably withheld, conditioned or delayed), following any change in applicable Law) is necessary to perfect (or maintain the perfection of) the interest, title or Liens of the Security Documents (to the extent the Collateral Agent’s security interest can be perfected by filing or recording), and on and as of each relevant date on which this representation and warranty is made or deemed repeated, all such filings or recordings have been made with respect to Collateral then existing. The Borrower and the Pledgor have properly delivered or caused to be delivered to the Collateral Agent, or provided the Collateral Agent control of, all Collateral relating to assets of or equity in the Borrower that requires perfection of the Liens and security interests described above by possession or control. All or substantially all of the Collateral relating to assets of or equity in the Borrower (other than the Account Collateral, Blocked Account Collateral, certificates, securities, investments, chattel paper, books and records and general intangibles), including the Mortgaged Property, is or will (when acquired) be located on the Site.

Section 5.13 Ownership of Properties. (a) The Borrower has a good and valid fee ownership interest in the Site, subject to Permitted Liens.
(b) The Borrower has a good and valid ownership interest, leasehold interest, license interest or other right of use in all other property and assets (tangible and intangible) included in the Collateral relating to assets of or equity in the Borrower under each Security Document, other than the collateral pledged pursuant to the Pledge Agreement. Such ownership interests, leasehold interest, license interest or other rights of use will be at all times on and after the Closing Date, together with any other assets or interests contemplated to be acquired pursuant to the Construction Budget for the Project, sufficient to permit construction and operation of the Project, substantially in accordance with the Project Documents. To the knowledge of Borrower, none of said properties or assets are subject to any other claims of any Person, including any easements, rights of way or similar agreements affecting the use or occupancy of the Project or the Site, other than Permitted Liens.
(c) All Equity Interests in the Borrower are owned by the Pledgor.
(d) The properties and assets of the Borrower are separately identifiable from, are not commingled with, and are readily distinguishable from, the property and assets of any other Person.
(e) The Borrower does not have any leasehold interest in, and is not lessee of, any real property.
(f) There are no easements, rights of way or similar agreements affecting the use or occupancy of the Project or the Site other than Permitted Liens.
Section 5.14 Taxes. (a) Except as disclosed on Schedule 5.14, the Borrower has (i) filed all income Tax Returns and all other material Tax Returns required by Law to have been filed by it and (ii) has paid all Taxes thereby shown to be owing, as and when the same are due and payable, other than Taxes that are subject to a Contest.
(b) The Borrower is not and will not be taxable as a corporation for federal tax purposes, and the Borrower has not and will not take any action to cause it to be treated as a corporation for state or local tax purposes if it would, in the absence of such action, not be taxable as a corporation for state or local purposes.

(c) The Borrower is not a party to any tax sharing agreement with any Person (including the Pledgor or any other Affiliate of the Borrower).
(d) The Borrower has not agreed to extend the statute of limitations period applicable to the assessment or collection of any Tax.
(e) The Borrower is not currently under any governmental audit with respect to any Tax for any period, there are no claims for additional Tax being pursued by any Governmental Authority with respect to the business, income or activities of the Borrower, and the Borrower is not aware of any such claims that have not yet been asserted but are likely to be asserted by a Governmental Authority.
Section 5.15 Patents, Trademarks, Etc. The Borrower has obtained and holds in full force and effect all patents, trademarks, copyrights and other such rights or adequate licenses therein, free from unduly burdensome restrictions, that are necessary for the ownership, construction, operation and maintenance of the Project.
Section 5.16 ERISA Plans. None of the Borrower nor any ERISA Affiliate has (or within the five year period immediately preceding the Closing Date had) sponsored, maintained, participated in or incurred any liability in respect of any Plan or Multiemployer Plan. The Borrower does not have any contingent liability with respect to any post-retirement benefit under any “welfare plan” (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or similar state laws.
Section 5.17 Property Rights, Utilities, Supplies Etc. (a) All material property interests, utility services, means of transportation, facilities and other materials necessary for the development, engineering, construction, testing, start-up, use and operation of the Project (including, as necessary, gas, roads, rail transport, electrical, water and sewage services and facilities) are, or will be when needed, available to the Project, and arrangements in respect thereof have been made on, or will be made when needed on, commercially reasonable terms.
(b) There are no material supplies, materials or equipment necessary for construction, operation or maintenance of the Project that are not expected to be available at the Site on commercially reasonable terms consistent with the Construction Budget, or the Operating Budget, as applicable.
Section 5.18 No Defaults. No Default or Event of Default has occurred and is continuing.

Section 5.19 Environmental Warranties. Except as disclosed on Schedule 5.19:
(a) (i) The Borrower and its Environmental Affiliates are in compliance in all material respects with all applicable Environmental Laws and all Environmental Approvals, (ii) the Borrower and its Environmental Affiliates have all Environmental Approvals required (or the Loan Parties have taken all actions necessary for the transfer or reissuance to the Borrower of such Environmental Approvals as set forth in Schedule 5.03) to operate their businesses as presently conducted or as reasonably anticipated to be conducted and are in compliance in all material respects with the terms and conditions thereof and the permit transfer and reissuance procedures in connection thereiwth, (iii) neither the Borrower nor any of its Environmental Affiliates has received any written communication from a Governmental Authority that alleges that the Borrower or any Environmental Affiliate is not in compliance in all material respects with all Environmental Laws and Environmental Approvals, and (iv) there are no circumstances that could reasonably be expected to prevent or interfere in the future with the Borrower’s compliance in all material respects with all applicable Environmental Laws and Environmental Approvals.
(b) There is no Environmental Claim pending or, to the knowledge of the Borrower, threatened against the Borrower or the Project. To the knowledge of the Borrower, there is no Environmental Claim pending or threatened against any Environmental Affiliate.
(c) There are no present or past actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate.
(d) Without in any way limiting the generality of the foregoing, (i) there are no on-site or off-site locations in which the Borrower or any Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim, (ii) there are no underground storage tanks located or to be located on property owned or leased by the Borrower, (iii) there is no asbestos or lead paint contained in or forming part of any building, building component, structure or office space owned or leased by the Borrower, and (iv) no polychlorinated biphenyls (PCBs) are or will be used or stored at any property owned or leased by the Borrower, except in such form, condition and quantity as could not reasonably be expected to result in an Environmental Claim.
(e) The Borrower has not received any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the knowledge of the Borrower, none of the operations of the Borrower is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Material of Environmental Concern at the Project or at any other location, including any location to which the Borrower has transported, or arranged for the transportation of, any Material of Environmental Concern with respect to the Project.

Section 5.20 Regulations T, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used for any purpose that violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 5.20 with such meanings.
Section 5.21 Accuracy of Information. (a) All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or Pledgor in this Agreement, in any other Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other “forward-looking” information that have been prepared on a reasonable basis and in good faith by or on behalf of the Borrower) is, when taken as a whole, after giving effect to any supplemental information, as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole, after giving effect to any supplemental information, as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.
(b) The assumptions constituting the basis on which the Borrower prepared the Construction Budget and the Financial Model that are in effect on each date this representation is made or deemed repeated, and the numbers set forth therein, were developed and consistently utilized in good faith and are reasonable and represent the Borrower’s reasonable judgment as of the date prepared as to the matters contained therein, based on all information known to the Borrower.
(c) The Borrower reasonably believes that the Conversion Date will occur on or before the Conversion Date Certain and that the cost to complete the Project will not exceed the funds available to the Borrower (including funds available under this Agreement and the Accounts Agreement, the Required Equity Contribution and the Subordinated Debt).

(d) The Borrower reasonably believes that the development, engineering, construction, testing, start-up, use, ownership, operation and maintenance of the Project are economically feasible and technically feasible.
Section 5.22 Indebtedness. (a) The Obligations are, after giving effect to the Financing Documents and the transactions contemplated thereby, the only outstanding Indebtedness of the Borrower other than Permitted Indebtedness. The Obligations rank at least pari passu with all other Indebtedness of the Borrower.
(b) On the Closing Date, after giving effect to the Financing Documents and the transactions contemplated thereby, the Borrower will have no outstanding Indebtedness other than Permitted Indebtedness, and all Liens (other than Permitted Liens) against assets of the Borrower will have been released.
Section 5.23 Separateness. (a) The Borrower maintains separate bank accounts and separate books of account from the Pledgor. The separate liabilities of the Borrower are readily distinguishable from the liabilities of each Affiliate of the Borrower, including the Pledgor.
(b) The Borrower conducts its business solely in its own name in a manner not misleading to other Persons as to its identity.
(c) The Borrower is in compliance with the separateness provisions set forth on Schedule 5.24.
Section 5.24 Required LLC Provisions. The Borrower LLC Agreement includes each of the terms (collectively, the “Required LLC Provisions”) set forth in Schedule 5.24.
Section 5.25 Subsidiaries. The Borrower has no Subsidiaries.
Section 5.26 Foreign Assets Control Regulations, Etc. (a) The use of the proceeds of the Loans by the Borrower will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
(b) The Borrower:
(i)	is not and will not become a Person or entity described by Section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (12 C.F.R. 595), and the Borrower does not engage in dealings or transactions with any such Persons or entities; and
(ii)	is not in violation of the Patriot Act.

Section 5.27 Solvency. The Borrower is and, upon the incurrence of any Obligations by the Borrower and after giving effect to the transactions contemplated hereby, will be Solvent.
Section 5.28 Legal Name and Place of Business. (a) The exact legal name and jurisdiction of formation of the Borrower is: Southwest Georgia Ethanol, LLC, a limited liability company organized and existing under the laws of the State of Georgia, and the Borrower has not had any other legal names in the previous five (5) years.
(b) The sole place of business of the Borrower is the Site.
Section 5.29 No Brokers. The Borrower has no obligation to pay any finder’s, advisory, broker’s or investment banking fee, except for the fees payable pursuant to Section 3.13 (Fees) and the fees set forth in Schedule 5.29.
Section 5.30 Insurance. All insurance required to be obtained and maintained pursuant to the Transaction Documents by the Borrower is in full force and effect as of each date this representation is made or deemed repeated and complies with the insurance requirements set forth on Schedule 7.01(h) (and, in the case of insurance required under any Project Document, also complies in all material respects with the insurance requirements in such Project Document). All premiums then due and payable on all such insurance have been paid. To the knowledge of the Borrower, all insurance required to be obtained and maintained by any Major Project Party with respect to the Project to protect, directly or indirectly, against loss or liability to the Borrower, the Project or any Senior Secured Party (including in connection with construction obligations of such Major Project Party), as of the date this representation is made or deemed repeated, pursuant to any Project Document has been obtained, is in full force and effect and complies with the insurance requirements set forth on Schedule 7.01(h) and is otherwise in all material respects in accordance with such Project Document.
Section 5.31 Accounts. The Borrower does not have, and is not the beneficiary of, any bank account other than (a) the Project Accounts, (b) on or after the Closing Date, Local Accounts with respect to which Blocked Account Agreements have been duly executed and delivered and (c) the Bond Funds.

Section 5.32 Reorganization. (a) The Reorganization has occurred, (b) all consents and approvals required in connection with the Reorganization have been obtained (other than those that are ministerial in nature or are of a type that can be obtained, as required, in the normal course of development and construction of the Project), and (c) each of the Assignment Agreement and each other document and agreement necessary to effect the Reorganization has been duly executed and delivered (with a copy to the Administrative Agent) by each party thereto in form and substance reasonably satisfactory to the Administrative Agent, and the transactions contemplated thereby have been consummated.
Section 5.33 Securities Acts. The Borrower and the Pledgor are in compliance with the Securities Act of 1033, as amended, the Securities and Exchange Act of 1934, as amended, all applicable rules and regulations promulgated under such Acts by the U.S. Securities and Exchange Commission, and with all applicable state “blue sky” laws and regulations.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.01 Conditions to Closing and First Funding of Construction Loans. In addition to the conditions set forth in Section 6.02 (Conditions to All Construction Loan Fundings) and Section 6.05 (Conditions to All Fundings), the occurrence of the Closing Date and the initial Construction Loan Funding are subject to the satisfaction of each of the following conditions precedent:
(a) Delivery of Financing Documents. The Administrative Agent shall have received each of the following fully executed documents, each of which shall be originals, portable document format (“pdf”) or facsimiles (followed promptly by originals), duly executed and delivered by each party thereto and in form and substance reasonably satisfactory to each Lender:
(i)	this Agreement;

(ii)	if requested by any Construction/Term Lender, the original Construction Note of each such Lender, duly executed and delivered by an Authorized Officer of the Borrower in favor of such Construction/Term Lender;

(iii)	if requested by any Working Capital Lender, the original Working Capital Note of each such Lender, duly executed and delivered by an Authorized Officer of the Borrower in favor of such Working Capital Lender;

(iv)	the Accounts Agreement;

(v)	the Intercreditor Agreement;

(vi)	the Security Agreement;

(vii)	the Pledge Agreement;

(viii)	the Mortgage;

(ix)	the Blocked Account Agreement(s); and

(x)	the Fee Letters.
(b) Project Documents; Contracts; Consents. (i) The Administrative Agent shall have received true, correct and complete copies of each Project Document, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Independent Engineer.
(ii)	Unless the Administrative Agent agrees otherwise in writing, the Administrative Agent shall have received a Consent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Major Project Document (except for the Payment Bond and the Performance Bond) in effect on the Closing Date.
(c) Delivery of Documents Evidencing Subordinated Debt Documents. The Administrative Agent shall have received true, correct and complete copies of all Subordinated Debt Documents, and such Subordinated Debt Documents shall be on terms and conditions reasonably satisfactory to the Administrative Agent.
(d) Officer’s Certificates. The Administrative Agent shall have received the following certificates, dated as of the Closing Date, upon which the Administrative Agent and each Senior Secured Party may conclusively rely:
(i)	a duly executed certificate of an Authorized Officer of the Borrower certifying that (A) all conditions set forth in this Section 6.01 have been satisfied on and as of the Closing Date and (B) all representations and warranties made by the Borrower in this Agreement and each other Financing Document to which the Borrower is a party are true and correct on and as of the Closing Date (except with respect to representations and warranties that expressly refer to an earlier date);

(ii)	a duly executed certificate of an Authorized Officer of the Borrower certifying that (A) the copies of each Project Document and each other document delivered pursuant to Section 6.01(b) are true, correct and complete copies of such document, (B) each such Project Document or other document is in full force and effect and no term or condition of any such Project Document or other document has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Project Document or other document delivered pursuant to Section 6.01(b) that is required to be satisfied on or before the Closing Date has been satisfied or waived by the parties thereto (with, in the case of any material waiver under any Major Project Document, the approval of the Administrative Agent, which will not be unreasonably withheld, conditioned or delayed), and (D) no material breach, material default or material violation by the Borrower, or to the knowledge of the Borrower, by any Major Project Party under any such Major Project Document or other document has occurred and is continuing;

(iii)	a duly executed certificate of an Authorized Officer of the Borrower certifying that (A) the copies of each Subordinated Debt Document delivered pursuant to Section 6.01(c) are true, correct and complete copies of such document, (B) each such Subordinated Debt Document is in full force and effect and no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Subordinated Debt Document delivered pursuant to Section 6.01(c) that is required to be satisfied on or before the Closing Date has been satisfied or waived by the parties thereto with the prior written consent of the Administrative Agent, and (D) no material breach, material default or material violation by the Borrower, or to the knowledge of the Borrower, by any party to any such Subordinated Debt Document has occurred and is continuing; and

(iv)	a duly executed certificate of an Authorized Officer of the Pledgor certifying that all representations and warranties made by the Pledgor in the Pledge Agreement and each other Financing Document to which the Pledgor is a party are true and correct on and as of the initial Funding Date (except with respect to representations and warranties that expressly refer to an earlier date).

(e) Resolutions, Incumbency, Organic Documents. The Administrative Agent shall have received from each of the Borrower and the Pledgor a certificate of an Authorized Officer dated as of the Closing Date, upon which the Administrative Agent and each Senior Secured Party may conclusively rely, as to:
(i)	satisfactory resolutions of its members, managers or directors, as the case may be, then in full force and effect authorizing the execution, delivery and performance of each Transaction Document to which it is party and the consummation of the transactions contemplated therein;

(ii)	the incumbency and signatures of those of its officers and representatives duly authorized to execute and otherwise act with respect to each Financing Document to which it is party; and

(iii)	such Person’s Organic Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent and, in the case of the Borrower, shall include the Required LLC Provisions, and in every case certifying that (A) such documents are in full force and effect and no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent and (B) no material breach, material default or material violation thereunder has occurred and is continuing.
(f) Authority to Conduct Business. The Administrative Agent shall have received satisfactory evidence, including certificates of good standing from the Secretaries of State of each relevant jurisdiction, dated no more than five (5) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the Closing Date, that:
(i)	the Borrower is duly authorized as a limited liability company to carry on its business, and is duly formed, validly existing and in good standing in each jurisdiction in which it is required to be so authorized; and

(ii)	the Pledgor is duly authorized as a limited liability company to carry on its business, and is duly organized, validly existing and in good standing in each jurisdiction in which it is required to be so authorized.

(g) Opinions of Counsel. Unless the Administrative Agent agrees otherwise in writing with respect to any of the items in this Section 6.01(g), the Administrative Agent shall have received the following legal opinions, addressed to the Senior Secured Parties, and each in form and substance reasonably satisfactory to the Administrative Agent:
(i)	the opinion of Baker & McKenzie, New York counsel to the Loan Parties;

(ii)	the opinion of The Millsaps Law Firm, Georgia counsel to the Loan Parties;

(iii)	the opinion of Troutman Sanders LLP, Georgia counsel to the Loan Parties;

(iv)	the opinion of Minnesota, Iowa and Kansas counsel to the Loan Parties;

(v)	the opinion of counsel to the Bond Trustee;

(vi)	the opinion of bond counsel for the Mitchell County Development Authority;

(vii)	the opinion of Minnesota and New York counsel to the Design-Build Contractor;

(viii)	the opinion of Kansas counsel to the Technology License Provider;

(ix)	the opinion of South Carolina counsel to the Grain Broker;

(x)	the opinion of Tennessee counsel to the Ethanol Marketer;

(xi)	the opinion of Iowa counsel to the Ethanol Market Guarantor;

(xii)	the opinion of Georgia counsel to the Gas Supplier;

(xiii)	the opinion of Georgia counsel to Georgia Power Company;

(h) Lien Search; Perfection of Security. The Collateral Agent shall have been granted a first priority (subject to Permitted Liens) perfected security interest in all Collateral, and the Administrative Agent shall have received satisfactory copies or evidence, as the case may be, of the following actions in connection with the perfection of the Security:
(i)	completed requests for information or lien search reports, dated a date after the date hereof, and no more than ten (10) days (or such other time period reasonably acceptable to the Administrative Agent) before the Closing Date, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Georgia and any other jurisdictions reasonably requested by the Administrative Agent that name the Borrower or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens other than Permitted Liens;

(ii)	UCC financing statements and other filings and recordations (including fixture filings), in proper form for filing in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first-priority Liens and security interests created under the Security Documents (subject to Permitted Liens) covering the Collateral described therein, and each such UCC financing statement and other filing or recordation shall be duly filed on or prior to the Closing Date;

(iii)	mortgage release and UCC termination statements, in proper form for filing in all jurisdictions that the Administrative Agent may deem necessary or desirable, terminating the existing mortgage and all existing UCC financing statements and fixture filings covering the Collateral relating to the Existing Plant Debt, and such mortgage release and each such UCC termination statement shall be duly filed on the initial Funding Date;

(iv)	the original certificates representing all Equity Interests in the Borrower shall have been delivered to the Collateral Agent, in each case together with a duly executed irrevocable proxy and a duly executed transfer power in the forms attached to the Pledge Agreement; and

(v)	with respect to the Borrower and the Project, evidence of the making (which may be on the Closing Date) of all other actions, recordings and filings of or with respect to the Security Documents delivered pursuant to Section 6.01(a) that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first-priority Liens created thereunder (subject to Permitted Liens).

(i) Base Case Projections. The Administrative Agent shall have received base case projections with mutually agreed assumptions, demonstrating certain agreed minimum coverage levels, as certified by the Independent Engineer.
(j) Financing Documents and Project Documents. The Borrower LLC Agreement, the Financing Documents and the Project Documents shall be in full force and effect.
(k) Governmental Approvals. The Borrower shall have obtained all Necessary Project Approvals listed on Part A of Schedule 5.03 or the Loan Parties shall have taken all actions necessary for the transfer or reissuance to the Borrower of such Necessary Project Approvals as set forth in Part A of Schedule 5.03, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower certifying that (i) attached to such certificate are true, correct and complete copies of each such Necessary Project Approval, (ii) each such Necessary Project Approval was duly obtained, is in full force and effect, is final and Non-Appealable and (A) is properly issued in the name of the appropriate Person or (B) the Loan Parties have taken all actions necessary for the transfer or reissuance to the Borrower of each such Necessary Project Approval as set forth in Part A of Schedule 5.03, (iii) all Necessary Project Approvals required for the Project at a later date will be obtained in due course prior to the time when needed and without conditions that would impose undue burdens or material expense on the Project, and (iv) Schedule 5.03 accurately identifies all Necessary Project Approvals.
(l) Equator Principles. The Administrative Agent shall have received all documentation requested by the Administrative Agent that is necessary to evidence compliance with, and otherwise required in connection with, the Equator Principles.
(m) Third Party Approvals. The Administrative Agent shall have received reasonably satisfactory documentation of any approval by any Person required in connection with any transaction contemplated by this Agreement or any other Financing Document that the Administrative Agent has reasonably requested in connection herewith.
(n) Fees; Expenses. The Administrative Agent shall have received for its own account, or for the account of each Senior Secured Party entitled thereto, all fees due and payable on the Closing Date pursuant to Section 3.13 (Fees), and all costs and expenses (including costs, fees and expenses of legal counsel and Consultants) for which invoices have been presented.
(o) Establishment of Project Accounts. Each of the Project Accounts shall have been established to the reasonable satisfaction of the Administrative Agent.

(p) Insurance. The Administrative Agent shall have received:
(i)	satisfactory evidence that the insurance requirements set forth on Schedule 7.01(h) with respect to the Borrower and the Project have been satisfied, including binders or certificates evidencing the commitment of insurers to provide each insurance policy required by Schedule 7.01(h), evidence of the payment of all premiums then due and owing in respect of such insurance policies and a certificate of the Insurance Consultant and the Borrower’s insurance broker (or insurance carrier) certifying that all such insurance policies are in full force and effect; and

(ii)	a report of the Insurance Consultant in form and substance reasonably satisfactory to the Administrative Agent discussing, among other matters that the Administrative Agent may require, the adequacy of the insurance coverage for the Project, together with a duly executed certificate of the Insurance Consultant in the form of Exhibit I, appropriately completed to the satisfaction of the Administrative Agent.
(q) Independent Engineer’s Report. The Administrative Agent shall have received a report of the Independent Engineer with respect to the Project, accompanied by a duly executed certificate of the Independent Engineer in the form of Exhibit J-1, each in form and substance reasonably satisfactory to each Lender, discussing:
(i)	the technical and economic viability of the Project (including the Project’s capability to conform with all air permit limits) and the technical inputs used in the Financial Model;
(ii)	the reasonableness of the Construction Budget and the Operating Budget and the feasibility of the Borrower’s approach to construction and start-up of the Project;
(iii)	the appropriateness of the various Performance Tests and completion undertakings;
(iv)	operating performance and costs assumptions;
(v)	confirmation that the Environmental Site Assessment Reports comply with the requirements of this Agreement and that no further Environmental Site Assessment Reports are required;

(vi)	confirmation that the Borrower is in compliance in all material respects with all Environmental Laws and all Environmental Approvals applicable to the Project and does not have any known present or contingent liability relating to any Environmental Approval, Environmental Claim or Environmental Law regarding the Project; and
(vii)	confirmation that all Environmental Approvals necessary to construct and operate the Project (other than Environmental Approvals that are Deferred Approvals) have been obtained, are in full force and effect, are final and Non-Appealable and (A) are properly issued in the name of the appropriate Person or (B) the Loan Parties have taken all actions necessary for the transfer or reissuance to the Borrower of such Environmental Approvals as set forth in Part A of Schedule 5.03.
(r) Environmental Site Assessment Report. The Administrative Agent shall have received an Environmental Site Assessment Report with respect to the Site, the Phase I Environmental Site Assessment (ESA) Update dated November 2007 and a reliance letter for the benefit of the Senior Secured Parties corresponding to such report and update.
(s) Ethanol Market Report. The Administrative Agent shall have received a report of the Ethanol Market Consultant, in form and substance reasonably satisfactory to each Lender.
(t) Agricultural Market Report. The Administrative Agent shall have received a report of the Agricultural Market Consultant, in form and substance reasonably satisfactory to each Lender.
(u) Appraisal. The Administrative Agent shall have received an appraisal with respect to the Project, in form and substance reasonably satisfactory to the Required Lenders.
(v) Construction Budget. The Administrative Agent shall have received (i) the Construction Budget in form and substance reasonably satisfactory to the Required Lenders, and (ii) a certificate of a Financial Officer of the Borrower certifying as to the reasonableness of the underlying assumptions and the conclusions on which the Construction Budget is based and demonstrating aggregate Project Costs equal to or less than the amount provided for in the Construction Budget.

(w) Survey. The Administrative Agent shall have received a current survey of the Site conforming with ALTA/ACSM 2005 survey standards, including Table A, items 6, 8, 10 and 11(a), and otherwise acceptable to the Administrative Agent (a “Survey”) prepared by Larry Grogan & Associates, Inc., or another registered or licensed surveyor acceptable to the Administrative Agent and the Title Insurance Company, certified to the Senior Secured Parties and such Title Insurance Company.
(x) Title Insurance.
(i)	The Administrative Agent shall have received a paid policy or policies of mortgage title insurance (the “Title Insurance Policy”), in an aggregate amount equal to the Aggregate Loan Commitment on a Form 2006 extended coverage lender’s policy, containing such endorsements (including an endorsement deleting the creditor’s rights exception) as the Administrative Agent may request and otherwise in form and substance reasonably satisfactory to the Administrative Agent, from the Title Insurance Company (with co-insurance or reinsurance in such amounts and with such title insurance companies as may be required and approved by the Administrative Agent), containing no exception for mechanics’ or materialmen’s Liens and no other exceptions (printed or otherwise) other than those approved by the Required Lenders, and insuring that the Collateral Agent has a good, valid and enforceable first Lien of record on the Mortgaged Property free and clear of all defects and encumbrances (other than Permitted Liens).
(ii)	The Title Insurance Policy shall confirm that the Borrower has good, marketable title to the Site subject to no Liens (other than Liens in favor of the Collateral Agent or other Permitted Liens).
(y) Confidential Information Memorandum. An Authorized Officer of the Borrower shall have certified that, as of the date of the Confidential Information Memorandum, (i) the information contained in the Confidential Information Memorandum (other than forward-looking statements or projections), taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading, and (ii) any projections or forward-looking statements included therein are based on assumptions and estimates developed by the Borrower in good faith, and that such assumptions and estimates are reasonable.

(z) Design-Build Bonds. The Collateral Agent shall have been designated as dual obligee and the payee under, and received a collateral assignment of, the Performance Bond and the Payment Bond.
(aa) Bank Regulatory Requirements. The Administrative Agent shall have received at least five (5) Business Days prior to the Closing Date (or such shorter period as is satisfactory to the Administrative Agent) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.
(bb) Process Agent. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, acceptances from the Process Agent for the Borrower and the Pledgor appointed under Section 10.02(d) (Applicable Law; Jurisdiction; Etc. — Appointment of Process Agent and Service of Process) and as required under each other Financing Document in effect on the Closing Date.
(cc) Financial Model. The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated as of the Closing Date, certifying that the Financial Model attached as Exhibit K has not been amended or modified and certifying as to the reasonableness of the underlying assumptions and the conclusions on which the Financial Model is based.
(dd) Auditors. The Administrative Agent shall have received reasonably satisfactory evidence of the appointment of the Auditors.
(ee) Equity; Subordinated Debt. The Administrative Agent shall have received reasonably satisfactory evidence that (i) the Required Equity Contribution and (ii) the Subordinated Debt in an amount of eight million one hundred sixty-two thousand four hundred seventy-nine Dollars and seventy-seven cents ($8,162,479.77) have been funded and applied to pay Project Costs (as verified by the Independent Engineer).
(ff) Notice to Proceed. The duly executed Notice to Proceed shall have been properly issued and delivered by the Borrower to the Design-Build Contractor, and validly accepted by the Design-Build Contractor, to the satisfaction of the Independent Engineer, and all conditions to the issuance of such Notice to Proceed shall have been satisfied (and such satisfaction has been acknowledged by the Design-Build Contractor) or have been waived by the Design-Build Contractor, in each case in a manner reasonably satisfactory to the Administrative Agent and the Independent Engineer.

(gg) Existing Plant Debt Payoff. The Existing Plant Debt shall have been or shall simultaneously be repaid in full or, if no Existing Plant Debt is outstanding, the commitment therefor shall have been terminated, and the Administrative Agent shall have received (i) a payoff letter from the lenders of such debt, in form and substance reasonably satisfactory to the Administrative Agent, confirming such repayment and (ii) evidence reasonably satisfactory to the Administrative Agent that all Liens against assets of the Borrower in respect of such debt have been released.
(hh) Environmental Sampling. The Administrative Agent shall have received, in each case in form reasonably satisfactory to the Administrative Agent, all sampling reports and results from investigative activities performed and provided in connection with the Georgia Brownfields Program Corrective Action Plan accepted by the Georgia Department of Natural Resources, and such results individually and in the aggregate shall be reasonably satisfactory to the Administrative Agent.
(ii) Reorganization. (a) The Reorganization shall have occurred, (b) all consents and approvals required in connection with the Reorganization shall have been obtained, and (c) the Assignment Agreement and each other document and agreement necessary to effect the Reorganization shall have been duly executed and delivered (with a copy to the Administrative Agent) by each party thereto in form and substance reasonably satisfactory to the Administrative Agent, and the transactions contemplated thereby shall have been consummated.
Section 6.02 Conditions to All Construction Loan Fundings. In addition to the conditions set forth in Section 6.01 (Conditions to Closing and First Funding of Construction Loans) (with respect to the first Funding) and Section 6.05 (Conditions to All Fundings), the obligation of each Construction/Term Lender to make available each Funding of its Construction Loans shall be subject to the fulfillment of the following conditions precedent:
(a) Funding Notice. The Administrative Agent shall have received a duly executed Funding Notice, as required by and in accordance with Section 2.04 (Notice of Fundings), together with each of the documents described below, which shall certify that:
(i)	the Application for Payment with respect to which such Funding is requested, together with the corresponding Informational Report(s) covering the period since the preceding Funding (or, in the case of the initial Funding of Construction Loans, since the date of the Design-Build Agreement), each of which shall be certified as true and complete by the Borrower and substantiated by the Independent Engineer;

(ii)	absolute and unconditional sworn Lien waiver statements in the forms attached to the Design-Build Agreement evidencing receipt of payment by the Design-Build Contractor, all subcontractors, all contractors performing the Owners Scope and all other Persons who were paid from the proceeds of the then last preceding Funding; provided that in the case of the initial Funding, such Lien waiver statements shall evidence receipt of all payments paid or due and payable by the Borrower to the Design-Build Contractor, all subcontractors and all other Persons who have performed work in connection with the Project since the date of the Design-Build Agreement. Such Lien waiver statements shall (A) be dated on or prior to the date of the Funding Notice and (B) cover all work done and all sums received through the date of the then last preceding Funding (or, in the case of the initial Funding, the date of the Design Build Agreement). Each such Lien waiver statement shall be certified as true and correct and complete by the Borrower to its knowledge and the applicable contractor and shall be verified by the Independent Engineer;
(iii)	a list of all Change Orders not theretofore submitted to the Administrative Agent, together with a statement by the Borrower that copies of the same have been submitted to the Independent Engineer prior to the date of such Funding Notice and a list of all Change Orders to the date of such Funding Notice and a list of all contemplated Change Orders, together with confirmation that each such Change Order is in compliance with Section 7.02(m)(iii) (Negative Covenants — Project Documents);
(iv)	evidence (which shall include the waiver of Liens required under 6.02(a)(ii) (Conditions to All Construction Loan Fundings - Funding Notice) and a detailed receipt for payment itemized by Line Item in the Construction Budget) reasonably satisfactory to the Independent Engineer that the full amount of the proceeds of the then last preceding Funding has been paid out by the Borrower or the Design-Build Contractor to the Persons with respect to whom such Funding proceeds were disbursed and otherwise in accordance with this Agreement; provided that if there has been no such preceding Funding, such evidence shall confirm receipt of all payments due and payable by the Borrower to the Design-Build Contractor, all subcontractors and all other Persons since the date of the Design-Build Agreement; and

(v)	a certification of a Financial Officer of the Borrower confirming that the requested Funding, when considered on its own and when considered on an aggregate basis with all prior Fundings, is in compliance with the Drawdown Schedule (or, if such Funding would be in excess of the Drawdown Schedule, such deviation from the Drawdown Schedule has been approved by the Independent Engineer and the Administrative Agent).
(b) Independent Engineer’s Certification. The Administrative Agent shall have received an Independent Engineer’s Certificate in respect of such Funding Notice duly executed by the Independent Engineer and in the form attached as Exhibit J-2.
(c) Title Insurance. The Administrative Agent shall have received lien waivers in the form attached to the Design-Build Agreement and subordination agreements from the Design-Build Contractor and all other contractors, subcontractors and materialmen that have performed work in connection with the Project, and the Administrative Agent shall have received a Title Continuation and an endorsement to the Title Insurance Policy, which endorsement shall have the effect of (i) updating the date of the Title Insurance Policy to the date of the requested Funding and (ii) providing full mechanics’ lien coverage.
(d) Updated Survey. If the Borrower owns or acquires any land (leasehold, fee or easement) not shown on the then-current Survey, the Administrative Agent shall have received an updated Survey of the Site including such new leasehold, fee or easement areas.
(e) Mechanic’s Liens. There are no mechanic’s, workmen’s, materialmen’s, construction or other like Liens encumbering the Collateral (other than Permitted Liens), regardless of whether such Liens appear as an exception to the Title Insurance Policy or the Title Continuation.
Section 6.03 Conditions to Term Loan Funding. In addition to the conditions set forth in Section 6.05 (Conditions to All Fundings), the obligation of each Construction/Term Lender to make its Term Loans shall be subject to the fulfillment of the following conditions precedent.
(a) Term Notes. If requested by any Construction/Term Lender, each such Construction/Term Lender shall have received a Term Note payable to such Lender in the amount of such Lender’s Term Loan Commitment, duly executed by the Borrower and otherwise complying with the provisions of Section 2.06 (Evidence of Indebtedness).

(b) Construction Loan Payoff. All of the Construction Loans shall have been or shall simultaneously be repaid with the proceeds of such Term Loans.
(c) Final Completion. Final Completion shall have occurred.
(d) Final Completion Certificate. The Administrative Agent shall have received the Final Completion Certificate in the form of Exhibit Q-1 duly executed by the Independent Engineer and a Final Completion Certificate in the form of Exhibit Q-2 duly executed by the Borrower.
(e) Insurance. The Administrative Agent shall have received binders or certificates evidencing the commitment of insurers to provide the insurance policies required by Section 7.01(h) (Affirmative Covenants — Insurance), together with evidence of the payment of all premiums then due and payable in respect of such insurance policies and a certificate of the Borrower’s insurance broker (or insurance carrier) certifying that all such insurance policies are in full force and effect, and the Administrative Agent shall have received a certificate of the Insurance Consultant in substantially the form of Exhibit I with respect thereto.
(f) Security. The Administrative Agent shall have received evidence that (i) the Collateral Agent continues to have a perfected first priority security interest in all right, title and interest of the Borrower and the Pledgor in and to the Collateral prior to all other Liens thereon and subject only to Permitted Liens, and (ii) all Governmental Approvals that are necessary or desirable in order to establish, protect, preserve and perfect the Collateral Agent’s Liens have been duly made or taken and are in full force and effect.
(g) Updated Operating Budget and Plan. The Administrative Agent shall have received a copy of the Operating Budget, in form and substance reasonably satisfactory to the Administrative Agent.
(h) Project Accounts. The Project Accounts shall continue to be maintained in accordance with this Agreement and the Accounts Agreement and shall contain all amounts, if any, required to be deposited therein as of the Conversion Date, including the amounts on deposit in or standing to the credit of each of the Debt Service Reserve Account and the Working Capital Reserve Account, which shall be at, or shall be funded on the Conversion Date up to, a level no less than (i) fifty percent (50%) of the Debt Service Reserve Required Amount and (ii) the Working Capital Reserve Required Amount, respectively.

(i) Legal Opinions. The Administrative Agent shall have received legal opinions from counsel to the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent, addressing those matters relating to the Project, the Transaction Documents and the transactions contemplated therein, and the Collateral, as the Administrative Agent may reasonably request.
(j) Title Insurance. The Administrative Agent shall have received lien waivers in the form attached to the Design-Build Agreement and subordination agreements from the Design-Build Contractor and all other contractors, subcontractors and materialmen that have performed work in connection with the Project, and the Administrative Agent shall have received a Title Continuation and an endorsement to the Title Insurance Policy, which endorsement shall have the effect of (i) updating the date of the Title Insurance Policy to the date of the requested Funding and (ii) providing full mechanics’ lien coverage.
(k) Final Survey. The Administrative Agent shall have received a satisfactory final as-built Survey of the Project demonstrating that the Project has all real property interests required by the Financing Documents and showing no Liens other than Permitted Liens.
(l) Mechanic’s Liens. There are no mechanic’s, workmen’s, materialmen’s, construction or other like Liens encumbering the Collateral (other than Permitted Liens), regardless of whether such Liens appear as an exception to the Title Insurance Policy or the Title Continuation.
(m) Commodity Risk Management Plan. The Administrative Agent shall have received the approved Commodity Risk Management Plan.
Section 6.04 Conditions to Working Capital Loan Fundings. In addition to the conditions set forth in Section 6.05 (Conditions to All Fundings), the obligation of each Working Capital Lender to make available each Funding of its Working Capital Loans shall be subject to the fulfillment of the following conditions precedent:
(a) Timing. The initial Funding of the Construction Loans shall have occurred.
(b) Funding Notice. The Administrative Agent shall have received (i) a Working Capital Loan Funding Notice, as required by and in accordance with Section 2.04 (Notice of Fundings), together with certified evidence of the Working Capital Expenses then due and payable with respect to which such Funding has been requested, and (ii) the most recent Borrowing Base Certificate required to be delivered pursuant to Section 7.03(n) (Reporting Requirements - Borrowing Base Certificate), executed by an Authorized Officer of the Borrower, together with supporting schedules, which certificate shall be attached and in substance satisfactory to the Administrative Agent.

(c) Payment of Project Costs. To the extent that the Working Capital Loans are to be used for Project Costs as described in Section 2.03(c)(i), the Contingency Line Item shall have been reduced to zero.
Section 6.05 Conditions to All Fundings. The obligation of each Lender to make available each Funding of its Loans shall be subject to the fulfillment of the following conditions precedent:
(a) Borrower’s Certifications. The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower certifying that:
(i)	the Borrower is in compliance with all conditions set forth in this Section 6.05 and all other applicable conditions in this ARTICLE VI on and as of the proposed Funding Date, before and after giving effect to such Funding and to the application of the proceeds therefrom;
(ii)	all representations and warranties made by the Borrower and the Pledgor in this Agreement and each of the Financing Documents to which it is a party are true and correct in all material respects (or, in the case of any representation and warranty containing any materiality qualification, in all respects) on and as of such Funding Date (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to such Funding and to the application of the proceeds therefrom;
(iii)	no Default or Event of Default has occurred and is continuing, or would result from such Funding;
(iv)	since the date of formation of the Borrower, there has been no event or occurrence that has had, or would reasonably be expected to have, a Material Adverse Effect; and
(v)	the Borrower has no reason to believe that the Final Completion Date will not occur on or prior to the Conversion Date Certain.
(b) Governmental Approvals. The Administrative Agent shall have received evidence reasonably satisfactory to it that:
(i)	all Governmental Approvals required by the proposed Funding Date for operation or development of the Project have been duly obtained, are in full force and effect, are final and Non-Appealable and (A) are properly issued in the name of the appropriate Person or (B) the Loan Parties have taken all actions necessary for the transfer or reissuance to the Borrower of such Governmental Approvals as set forth in Schedule 5.03;

(ii)	all conditions in any Governmental Approval applicable to the Borrower that are required to have been satisfied by the date of the proposed Funding have been satisfied;

(iii)	such Governmental Approvals do not contain any condition that the Borrower reasonably believes is not capable of being satisfied on or prior to the time required or that the Borrower reasonably believes would limit or restrict the ability of the Project to perform consistently with the projections set forth in the Financial Model;

(iv)	the Borrower is in compliance in all material respects with all Governmental Approvals that have been obtained by it;

(v)	there is no proceeding pending or, to the knowledge of the Borrower, threatened in writing that seeks to appeal, rescind, terminate, modify, condition, suspend or otherwise alter in any material respect any such Governmental Approval;

(vi)	to the Borrower’s knowledge, there exists no impediment that could reasonably be expected to prevent the Borrower’s obtaining in due course all other Governmental Approvals necessary for the development or operation of the Project as and when the same may be required; and

(vii)	the Administrative Agent shall have received copies of all Governmental Approvals obtained since the last Funding certified by an Authorized Officer of the Borrower as true, correct, complete and in full force and effect.
(c) Additional Project Documents. An Authorized Officer of the Borrower shall have certified that the Borrower has provided to the Administrative Agent copies of any Additional Project Document entered into by the Borrower since the date of this Agreement, together with all amendments, supplements, schedules and exhibits thereto and the Ancillary Documents relating thereto, each of which (i) shall have been duly authorized, executed and delivered by each Person party thereto, and (ii) shall be in full force and effect.

(d) No Default or Event of Default. No Event of Default or Default has occurred and is continuing, or would result from, such Funding.
(e) No Litigation.
(i)	No action, suit, proceeding or investigation shall have been instituted or, to the Borrower’s knowledge, threatened in writing against any of the Borrower, the Pledgor, or the Project that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and
(ii)	no action, suit, proceeding or investigation shall have been instituted or threatened in writing against any Project Party that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(f) Abandonment, Taking, Total Loss. (i) No Event of Abandonment or Event of Total Loss shall have occurred and be continuing with respect to the Project, (ii) no Event of Taking relating to any Equity Interests in the Borrower shall have occurred and be continuing, or (iii) no Event of Taking with respect to a material part of the Project shall have occurred.
(g) Fees; Expenses. The Administrative Agent shall have received for its own account, or for the account of each Senior Secured Party entitled thereto, all fees due and payable as of the date of such Funding pursuant to Section 3.13 (Fees), and all costs and expenses (including costs, fees and expenses of legal counsel) for which invoices have been presented.
(h) Satisfactory Legal Form. All documents executed or submitted in accordance with this Section 6.05 with respect to such Funding by or one behalf of the Borrower or any other Project Party shall be reasonably satisfactory in form and substance to the Administrative Agent.
(i) Material Adverse Effect. Since the date of formation of the Borrower, no Material Adverse Effect has occurred and is continuing.

ARTICLE VII
COVENANTS
Section 7.01 Affirmative Covenants. The Borrower agrees with each Senior Secured Party that, until the Security Discharge Date, the Borrower will perform the obligations set forth in this Section 7.01.
(a) Compliance with Laws. The Borrower shall comply in all material respects with all Laws (other than Environmental Laws) applicable to it or to its business or property.
(b) Environmental Matters.
(i)	The Borrower shall (A) comply in all material respects with all Environmental Laws and Environmental Approvals, (B) keep the Project free of any Lien imposed pursuant to any Environmental Law, (C) pay or cause to be paid when due and payable by the Borrower any and all costs required in connection with any Environmental Laws or Environmental Approvals, including the cost of identifying the nature and extent of the presence of any Materials of Environmental Concern in, on or about the Project or on any real property owned or leased by the Borrower or on the Mortgaged Property, and the cost of delineation, management, remediation, removal, treatment and disposal of any such Materials of Environmental Concern, and (D) use its best efforts to ensure that no Environmental Affiliate takes any action or violates any Environmental Law or Environmental Approval that could reasonably be expected to result in an Environmental Claim.
(ii)	The Borrower shall not use or allow the Project to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Materials of Environmental Concern other than in compliance in all material respects with Environmental Laws.
(c) Operations and Maintenance. The Borrower shall own, construct, operate and maintain (or cause to be operated and maintained) the Project in all material respects in accordance with (i) the terms and provisions of the Transaction Documents, (ii) all applicable Governmental Approvals and (iii) Prudent Ethanol Operating Practice.

(d) Construction and Completion of the Project; Maintenance of Properties. (i) The Borrower shall apply the proceeds of the Loans to the purposes specified in Section 7.01(g) (Affirmative Covenants — Use of Proceeds and Cash Flow) and in each Funding Notice and shall duly construct and complete, or cause the construction and completion of, the Project and shall cause the Final Completion Date with respect thereto to occur, substantially in accordance with (A) the scope of work and other specifications set forth in the Design-Build Agreement (including any Change Orders permitted under this Agreement) and (B) the Construction Budget.
(ii)	The Borrower shall keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, all of its properties and equipment related to the Project that are necessary or useful in the proper conduct of its business.
(iii)	Except as required in connection with the construction of the Project, the Borrower shall not permit the Project or any material portion thereof to be removed, demolished or materially altered, unless such material portion that has been removed, demolished or materially altered has been replaced or repaired as permitted under this Agreement.
(iv)	The Borrower shall continue to engage in business of the same type as now conducted by it and do or cause to be done all things necessary to preserve and keep in full force and effect (A) its limited liability company existence, (B) its good standing in the State of Georgia and (C) its material patents, trademarks, trade names, copyrights, franchises and similar rights.
(v)	If the Independent Engineer is unable to substantiate any amount that the Design-Build Contractor claims is due and owing by the Borrower to the Design-Build Contractor under the Design-Build Agreement, the Borrower agrees that it will (A) promptly dispute such amount pursuant to the Design Build Agreement and (B) notify the Design-Build Contractor pursuant to Section 10.2.6 of the Design-Build Agreement promptly, and in no event later than the end of the period provided for delivery of such notice in Section 10.2.6 of the Design-Build Agreement, that the Design-Build Contractor is not entitled to such disputed amount.

(vi)	Within thirty (30) days of receiving notice from the Design-Build Contractor that the Project is ready for performance testing, the Borrower shall cause the Owner to give the Design-Build Contractor access to the Project such that the Design-Build Contractor will be required to fulfill all of its obligations to demonstrate that the Project meets the performance guarantee criteria during such thirty (30) day period pursuant to Section 7.2.4 of the Design-Build Contract.
(e) Payment of Obligations. The Borrower shall pay and discharge as the same shall become due and payable all of its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are subject to a Contest, (ii) all of its obligations and liabilities under its Contractual Obligations and (iii) all lawful claims that, if unpaid, would by law become a Lien upon its properties (other than Permitted Liens), unless the same are subject to a Contest.
(f) Governmental Approvals. The Borrower shall maintain in full force and effect, in the name of the Borrower, all Necessary Project Approvals then required to have been obtained and obtain all Deferred Approvals (all of which shall be reasonably satisfactory to the Administrative Agent), including as set forth on Part B of Schedule 5.03, but in any event no later than the date required to be obtained under applicable Law.
(g) Use of Proceeds and Cash Flow.
(i)	All proceeds of the Construction Loans shall be applied to pay Project Costs. All Loan proceeds shall be applied in accordance with the Funding Notice pursuant to which such Loans were funded.

(ii)	All proceeds of the Term Loans shall be applied to repay the Construction Loans.

(iii)	All proceeds of the Working Capital Loans shall be applied to pay Working Capital Expenses.

(iv)	All proceeds of the Required Equity Contributions shall be applied to pay Project Costs.

(v)	All Subordinated Debt shall be applied in accordance with the “Tax Agreement” and the “Project Certificate” (each as defined in the Bond Indenture).
(vi)	The Borrower shall cause all Cash Flow, Insurance Proceeds and Condemnation Proceeds to be applied in accordance with the Accounts Agreement.

(h) Insurance. Without cost to any Senior Secured Party, the Borrower shall at all times obtain and maintain, or cause to be obtained and maintained, the types and amounts of insurance listed and described on Schedule 7.01(h), in accordance with the terms and provisions set forth therein for the Project and the Borrower, and shall obtain and maintain such other insurance as may be required pursuant to the terms of any Transaction Document. The Borrower shall cause each such insurance to be in place no less than ten (10) days prior to the date required, and each required insurance policy shall be renewed or replaced no less than thirty (30) days prior to the expiration thereof. In the event the Borrower fails to take out or maintain the full insurance coverage required by this Section 7.01(h), the Administrative Agent may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by the Administrative Agent shall become an Obligation, and the Borrower shall forthwith pay such amounts to the Administrative Agent, together with interest from the date of payment by the Administrative Agent at the Default Rate.
(i) Books and Records; Inspections. The Borrower shall keep proper books of record and account in which complete, true and accurate entries in conformity with GAAP and all requirements of Law shall be made of all financial transactions and matters involving the assets and business of the Borrower, and shall maintain such books of record and account in material conformity with applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower. The Borrower shall keep books and records separate from the books and records of any other Person (including any Affiliates of the Borrower) that accurately reflect all of its business affairs, transactions and the documents and other instruments that underlie or authorize all of its limited liability company actions. The Borrower shall permit officers and designated representatives of the Agents, Lenders and Consultants to visit and inspect any of the properties of the Borrower (including the Project), to examine its limited liability company, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its members, managers, directors, officers and independent public accountants, all at the expense of the Borrower (provided that so long as no Event of Default has occurred and is continuing, such visits or inspections shall be at the expense of the Borrower only once per fiscal quarter) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that if an Event of Default has occurred and is continuing, any Agent, Lender or Consultant (or any of their respective officers or designated representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

(j) Operating Budget.
(i)	The Borrower shall, not later than forty-five (45) days before the Final Completion Date, adopt an operating plan and a budget setting forth in reasonable detail the projected requirements for Operation and Maintenance Expenses and Maintenance Capital Expenses for the Project for the period from such date to the conclusion of the then-current Fiscal Year and provide a copy of such operating plan and budget at such time to the Administrative Agent. No less than forty-five (45) days in advance of the beginning of each Fiscal Year thereafter, the Borrower shall similarly adopt an operating plan and a budget for the Project setting forth in reasonable detail the projected requirements for Operation and Maintenance Expenses and Maintenance Capital Expenses for the ensuing Fiscal Year and provide a copy of such operating plan and budget at such time to the Administrative Agent. (Each such operating plan and budget is herein called an “Operating Budget”.) Each Operating Budget shall be prepared in accordance with a form approved by the Independent Engineer and shall become effective upon approval, which shall not be unreasonably withheld, conditioned or delayed, of the Administrative Agent (acting in consultation with the Consultants). If the Borrower shall not have adopted an annual Operating Budget before the beginning of any Fiscal Year or any Operating Budget adopted by the Borrower shall not have been accepted by the Administrative Agent before the beginning of any upcoming Fiscal Year, the Operating Budget for the preceding Fiscal Year shall, until the adoption of an annual Operating Budget, as the case may be, by the Borrower and acceptance of such Operating Budget by the Administrative Agent, be deemed to be in force and effective as the annual Operating Budget for such upcoming Fiscal Year; provided that if the initial Operating Budget is not approved by the Administrative Agent, the Borrower may use a budget that is consistent with the Financial Model as of the Closing Date (or any updated Financial Model that has been approved by the Administrative Agent) until an initial Operating Budget is approved, and the Borrower shall work diligently to prepare an initial Operating Budget that is reasonably acceptable to the Administrative Agent.

(ii)	Each Operating Budget delivered to the Administrative Agent pursuant to this Section 7.01(j) shall be accompanied by a memorandum detailing all material assumptions used in the preparation of such Operating Budget, shall contain a line item for each Operating Budget Category, shall specify for each month and for each such Operating Budget Category the amount budgeted for such category for such month, and shall clearly distinguish Operation and Maintenance Expenses and Maintenance Capital Expenses.
(k) Performance Tests.
(i)	The Administrative Agent and the Independent Engineer have the right to witness and verify any Performance Tests. The Borrower shall give the Administrative Agent and the Independent Engineer notice regarding each proposed Performance Test within twenty-four (24) hours of the Borrower’s receipt of notice of such Performance Test from the Design-Build Contractor. If, upon completion of any Performance Tests, the Borrower believes that such Performance Tests have been satisfied, the Borrower shall so notify the Administrative Agent and the Independent Engineer and shall deliver a copy of all test results supporting such conclusion, accompanied by supporting data and calculations, evidencing the Borrower’s belief that the Borrower and the Design-Build Contractor have satisfied their respective obligations with respect to such Performance Tests. If any such Performance Tests have been satisfactorily completed, the Borrower shall deliver to the Administrative Agent a report that indicates the preliminary opinions as to the satisfactory achievement of the Performance Tests (each, a “Performance Test Report”), and the Independent Engineer will, upon a thorough review of such Performance Test Report, certify in writing to the Administrative Agent, within five (5) Business Days of the receipt of such Performance Test Report, the satisfactory achievement of the Performance Tests or deliver a report to the Administrative Agent and the Borrower setting forth in reasonable detail any objections of the Independent Engineer to such Performance Test Report. If any such valid objections are made, then the Borrower shall be permitted to address such objections to the reasonable satisfaction of the Independent Engineer or conduct additional Performance Tests in accordance with this Section 7.01(k).

(ii)	The Borrower will not approve any performance testing plan under the Design-Build Agreement, approve the results of any Performance Tests or declare Final Completion without the prior written consent of the Administrative Agent and the Independent Engineer, which consent will not be unreasonably withheld.
(l) Project Documents.
(i)	The Borrower shall maintain in full force and effect, preserve, protect and defend its material rights under, and take all actions necessary to prevent termination or cancellation (except by expiration in accordance with its terms) of, each Major Project Document. The Borrower shall exercise all material rights, discretion and remedies under each Major Project Document, if any, in accordance with its terms and in a manner consistent with (and subject to) the Borrower’s obligations under the Financing Documents.
(ii)	Promptly upon execution of any Additional Project Document by the Borrower, the Borrower shall deliver to the Administrative Agent certified copies of such Project Document and, if reasonably requested by the Administrative Agent, any Ancillary Documents related thereto.
(iii)	If any Project Document provides that such Project Document will expire prior to the Final Maturity Date, then, on or prior to the expiration date of such Project Document, the Borrower shall enter into an agreement replacing such Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Administrative Agent, unless the Administrative Agent reasonably believes that such Project Document is no longer required for the Project.

(m) Preservation of Title; Acquisition of Additional Property.
(i)	The Borrower shall preserve and maintain (A) good, marketable and insurable fee interest in the Site and valid easement interest to its easement interest in the Site and (B) good, legal and valid title to all of its other respective material properties and assets, in each case free and clear of all Liens other than Permitted Liens. If the Borrower at any time acquires any real property or leasehold or other interest in real property (including, to the extent reasonably requested by the Administrative Agent, with respect to any material easement or right-of-way not covered by the Mortgage), the Borrower shall, promptly upon such acquisition, execute, deliver and record a supplement to the Mortgage, reasonably satisfactory in form and substance to the Administrative Agent, subjecting such real property or leasehold or other interest to the Lien and security interest created by the Mortgage. If reasonably requested by the Administrative Agent and available on commercially reasonable terms, the Borrower shall obtain an appropriate endorsement or supplement to the Title Insurance Policy insuring the Lien of the Security Documents in such additional property, subject only to Permitted Liens.

(ii)	Prior to the acquisition or lease of any such additional real property interests (other than easements that do not involve soil disturbance), the Borrower shall deliver to the Administrative Agent an Environmental Site Assessment Report(s) with respect to such real property (if, in the reasonable determination of the Administrative Agent, acting in consultation with the Independent Engineer, such Environmental Site Assessment Report(s) with respect to such real property interests is warranted), in each case along with a corresponding reliance letter from the consultant issuing such report(s) (to the extent such report(s) does not permit reliance thereon by the Senior Secured Parties). Each such Environmental Site Assessment Report(s) shall be in form and substance reasonably satisfactory to the Administrative Agent and shall not identify any material liability associated with the condition of such real property.
(n) Maintenance of Liens; Creation of Liens on Newly Acquired Property.
(i)	The Borrower shall take or cause to be taken all action necessary or desirable to maintain and preserve the Lien of the Security Documents and, on and after the Closing Date, the first-ranking priority thereof (subject to Permitted Liens).
(ii)	The Borrower shall take all actions required to cause each Additional Project Document to be or become subject to the Lien of the Security Documents (whether by amendment to any Security Agreement or otherwise) and shall deliver or cause to be delivered to the Administrative Agent all Ancillary Documents related thereto reasonably requested by the Administrative Agent.

(iii)	Simultaneously with the making of any investment in Cash Equivalents, the Borrower shall take or cause to be taken all actions to require such Cash Equivalent in the Project Accounts to be or become subject to a first priority perfected Lien (subject to Permitted Liens) in favor of the Senior Secured Parties.
(o) Certificate of Formation. The Borrower shall observe all of the separateness and other provisions and procedures of its certificate of formation and Borrower LLC Agreement.
(p) Separateness. The Borrower shall comply at all times with the separateness provisions set forth on Schedule 5.24.
(q) Further Assurances. Upon written request of the Administrative Agent, the Borrower shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements):
(i)	that are necessary or desirable for compliance with Section 7.01(n)(i) (Affirmative Covenants — Maintenance of Liens; Creation of Liens on Newly Acquired Property);
(ii)	for the purposes of ensuring the validity and legality of this Agreement or any other Financing Document and the rights of the Senior Secured Parties hereunder or thereunder; and
(iii)	for the purposes of facilitating the proper exercise of rights and powers granted to the Senior Secured Parties under this Agreement or any other Financing Document.
(r) First Priority Ranking. The Borrower shall cause its payment obligations with respect to the Loans to constitute direct senior secured obligations of the Borrower and to rank no less than pari passu (except with respect to Permitted Liens) in priority of payment, in right of security and in all other respects to all other Indebtedness of the Borrower.

(s) Quarterly Calculations. Not more than three (3) Business Days prior to each Quarterly Payment Date,
(i)	the Borrower shall provide to the Administrative Agent a calculation of the Debt Service Reserve Required Amount, certified by a Financial Officer of the Borrower; and
(ii)	the Borrower shall calculate the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio, and shall provide written evidence to the Administrative Agent and the Accounts Bank of such calculations certified by a Financial Officer of the Borrower.
Each such calculation pursuant to this Section 7.01(s) shall be subject to review by the Administrative Agent.
(t) Financial Model.
(i)	No less than forty-five (45) days prior to the end of each Fiscal Year, the Borrower shall deliver to the Administrative Agent a proposed updated Financial Model, together with the underlying assumptions, containing projections of Cash Flow, Operation and Maintenance Expenses (including each Operating Budget Category), Maintenance Capital Expenses and Cash Flow Available for Debt Service, in each case on a quarterly basis, with respect to the Project for the immediately succeeding Fiscal Year. If the Administrative Agent does not approve (which approval will not be unreasonably withheld, conditioned or delayed) the updated Financial Model proposed by the Borrower within thirty (30) days following receipt thereof (and, so long as no Event of Default has occurred and is continuing, after consultation and no less than ten (10) days of good faith negotiations with the Borrower), the Administrative Agent may instruct the Consultants to prepare an updated Financial Model based on the reasonable professional judgment of the Consultants (and such updated Financial Model prepared by the Consultants shall be binding on the Lenders and the Borrower).

(ii)	If in any Fiscal Year (A) the actual Cash Flow for the completed Fiscal Quarters in such Fiscal Year (or, in the case of the Fiscal Year in which the Closing Date occurs, the period from the Closing Date to the end of the most recent completed Fiscal Quarter) (such period, the “Specified Period”) is ninety percent (90%) or less of the projections for such period set forth in the then-current Financial Model without a corresponding reduction in Operation and Maintenance Expenses and Maintenance Capital Expenses for such period, or (B) Operation and Maintenance Expenses and Maintenance Capital Expenses for the Specified Period are, in the aggregate, ten percent (10%) or more above the projections for such period set forth in the then-current Financial Model without a corresponding reduction in Operation and Maintenance Expenses and Maintenance Capital Expenses for such period, the Borrower shall, no less than thirty (30) days prior to the end of the immediately following Fiscal Quarter, deliver to the Administrative Agent a proposed updated Financial Model, together with the underlying assumptions, containing projections of Cash Flow, Operation and Maintenance Expenses (including each Operating Budget Category), Maintenance Capital Expenses and Cash Flow Available for Debt Service, in each case on a quarterly basis, with respect to the Project through the end of the immediately following Fiscal Year; provided that if (x) the Historical Debt Service Coverage Ratio calculated as of the most recent Quarterly Payment Date exceeds 4.0x and (y) the Borrower delivers to the Administrative Agent a certificate certifying that the Prospective Debt Service Coverage Ratio calculated as of such most recent Quarterly Payment Date exceeds 4.0x, then, notwithstanding the deviation from the Financial Model described in item (A) or (B) above, as applicable, the Borrower shall not be required to deliver an updated Financial Model pursuant to this Section 7.01(t).
(iii)	If the Administrative Agent does not approve the updated Financial Model proposed by the Borrower pursuant to Section 7.01(t)(ii) above within fifteen (15) days following receipt thereof (and, so long as no Event of Default has occurred and is continuing, after consultation with the Borrower), the Administrative Agent may instruct the Consultants to prepare an updated Financial Model based on the reasonable professional judgment of the Consultants (and such updated Financial Model prepared by the Consultants shall be binding on the Lenders and the Borrower).

(iv)	All costs incurred in connection with the preparation and review of updated Financial Models under this Section 7.01(t) shall be for the account of the Borrower.

(u) Interest Rate Protection Agreement. Within thirty (30) days after the Closing Date, and at all times thereafter, the Borrower shall have in place Interest Rate Protection Agreements with respect to at least fifty percent (50%) of the aggregate principal amount of all Construction Loans and Term Loans projected to be outstanding from time to time; provided, that the Borrower may not enter into Interest Rate Protection Agreements for notional amounts, in the aggregate at the time of the execution thereof, in excess of the aggregate principal amount of Loans outstanding on the date of such transaction.
(v) Commodity Hedging Programs. On or before the date that is two (2) months prior to the date on which Substantial Completion (as defined in the Design-Build Agreement) occurs, the Borrower shall propose a Commodity Risk Management Plan which shall be approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). The Borrower may, from time to time, amend the Commodity Risk Management Plan; provided that any material changes thereto shall require the prior written approval of the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed. The Borrower at all times shall comply in all material respects with, and shall ensure that all Commodity Hedging Arrangements comply with, the Commodity Risk Management Plan.
(w) Debt Service Reserve. The Borrower shall ensure that the Debt Service Reserve Account (i) is fully funded to the Debt Service Reserve Required Amount within one (1) year following the Conversion Date, and (ii) thereafter remains fully funded at the Debt Service Reserve Required Amount.
(x) Carbon Dioxide Agreement. On or before June 1, 2008, the Borrower will execute and deliver the Carbon Dioxide Agreement and the Ancillary Documents relating thereto, in each case in form and substance satisfactory to the Administrative Agent.
(y) Rail Car Lease. On or before June 1, 2008, the Borrower will (i) execute and deliver the Rail Car Lease and the Ancillary Documents relating thereto, (ii) make all appropriate filings in order to perfect the first-priority security interest granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Security Documents in the Rail Car Lease and (iii) will deliver to the Administrative Agent an opinion of counsel to the Borrower addressed to the Senior Secured Parties with respect to such security interest and the perfection thereof, in each case in form and substance satisfactory to the Administrative Agent.

Section 7.02. Negative Covenants. The Borrower agrees with each Senior Secured Party that, until the Security Discharge Date, the Borrower will perform the obligations set forth in this Section 7.02.
(a) Restrictions on Indebtedness of the Borrower. The Borrower will not create, incur, assume or suffer to exist any Indebtedness except:
(i)	the Obligations;
(ii)	Indebtedness under the Subordinated Loan Agreement in an aggregate principal amount not to exceed ten million Dollars ($10,000,000), provided that on and after the Closing Date (A) such Indebtedness is subject to the terms of the Intercreditor Agreement and (B) the Bond Trustee or any successor or permitted assignee thereof shall have become a party to the Intercreditor Agreement as, and shall have the obligations of, a Second Lien Claimholder (as defined in the Intercreditor Agreement) thereunder;
(iii)	Indebtedness under the Permitted Commodity Hedging Arrangements;
(iv)	accounts payable to trade creditors incurred in the ordinary course of business and not more than sixty (60) days past due, other than any such accounts that are subject to a Contest or that do not exceed five thousand Dollars ($5,000) individually and twenty thousand Dollars ($20,000) in the aggregate;
(v)	obligations as lessee under operating leases, or under leases for the rental of any real or personal property which are required by GAAP to be capitalized, where (A) all such leases (other than rail car leases for the Project) do not require the Borrower to make scheduled payments to the lessors in any Fiscal Year in excess of two hundred fifty thousand Dollars ($250,000) in the aggregate, and (B) all such leases that are rail car leases for the Project do not require the Borrower to make scheduled payments to the lessors in any month in excess of two hundred fifty thousand Dollars ($250,000) in the aggregate.
(b) Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including its Equity Interests), whether now owned or hereafter acquired, except:
(i)	Liens in favor, or for the benefit, of the Collateral Agent pursuant to the Security Documents;

(ii)	Liens created under the Bond Collateral Documents; provided that (A) such Liens only secure Indebtedness permitted under Section 7.02(a)(ii) (Negative Covenants – Restrictions on Indebtedness of the Borrower), (B) on and after the Closing Date, such Liens are subject to the terms of the Intercreditor Agreement, and (C) on and after the Closing Date, the Bond Trustee or any successor or permitted assignee thereof shall have become a party to the Intercreditor Agreement as, and shall have the obligations of, a Second Lien Claimholder (as defined in the Intercreditor Agreement) thereunder;
(iii)	Liens for taxes, assessments and other governmental charges that are not yet due or the payment of which is the subject of a Contest;
(iv)	Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is the subject of a Contest;
(v)	Liens of no more than one million Dollars ($1,000,000) in the aggregate security judgments for the payment of money not constituting an Event of Default, provided that each such Lien is subject to a Contest and any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been terminated or the period within which such proceedings may have been initiated shall not have expired;
(vi)	Liens arising with respect to a Local Account for which a Blocked Account Agreement has been entered into; and
(vii)	any Liens reflected on the Title Insurance Policy or any Title Continuation.
(c) Permitted Investments. The Borrower will not make any investments, loans or advances (whether by purchase of stocks, bonds, notes or other securities, loans, extensions of credit, advances or otherwise) other than (i) investments in Cash Equivalents, (ii) investments by the Borrower in the Interest Rate Protection Agreements, (iii) Restricted Payments made as loans or advances and (iv) pursuant to the Commodity Risk Management Plan.

(d) Change in Business. The Borrower shall not (i) enter into or engage in any business other than the ownership, operation, maintenance, development, start-up, testing, use and financing of the Project and all activities reasonably related thereto or (ii)  change in any material respect the scope of the Project from that which is contemplated as of the date hereof.
(e) Equity Issuances. The Borrower shall not issue any Equity Interests unless such Equity Interests are immediately pledged to the Collateral Agent (for the benefit of the Senior Secured Parties) on a first-priority perfected basis pursuant to the Pledge Agreement or, if necessary, a supplement thereto or a pledge and security agreement in substantially the form of the Pledge Agreement.
(f) Asset Dispositions. The Borrower shall not sell, lease, assign, transfer or otherwise dispose of assets of the Project or the Borrower (other than Products or otherwise pursuant to the Commodity Risk Management Plan), whether now owned or hereafter acquired, except:
(i)	disposal of assets that are promptly replaced in accordance with the then current Operating Budget;
(ii)	to the extent that such assets are uneconomical, obsolete or no longer useful or no longer usable in connection with the operation or maintenance of the Project; and
(iii)	disposal of assets with a fair market value, or at a disposal price, of less than one million Dollars ($1,000,000) in the aggregate during any Fiscal Year; provided, that such disposal does not, and would not reasonably be expected to, adversely affect the construction, operation or maintenance of the Project.
(g) Consolidation, Merger. The Borrower will not (i) directly or indirectly liquidate, wind up, terminate, reorganize or dissolve itself (or suffer any liquidation, winding up, termination, reorganization or dissolution); or (ii) acquire (in one transaction or a series of related transactions) all or any substantial part of the assets, property or business of, or any assets that constitute a division or operating unit of, the business of any Person or otherwise merge or consolidate with or into any other Person.
(h) Transactions with Affiliates. The Borrower shall not enter into or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates or any other Person that owns, directly or indirectly, any Equity Interest in the Borrower unless such arrangement or contract (i) is fair and reasonable to the Borrower and (ii) is an arrangement or contract that is on an arm’s-length basis and contains terms no less favorable than those that would be entered into by a prudent Person in the position of the Borrower with a Person that is not one of its Affiliates.

(i) Accounts. (i) The Borrower shall not maintain, establish or use any deposit account, securities account (as each such term is defined in the UCC) or other banking account other than the Project Accounts and any Local Account with respect to which a Blocked Account Agreement is entered.
(ii)	The Borrower shall not change the name or account number of any of the Project Accounts or Local Accounts without the prior written consent of the Administrative Agent, which will not be unreasonably withheld, conditioned or delayed.
(j) Subsidiaries. The Borrower shall not create or acquire any Subsidiary or enter into any partnership or joint venture.
(k) ERISA. The Borrower will not engage in any nonexempt prohibited transactions under Section 406 of ERISA or under Section 4975 of the Code with respect to any Plan or any other employee benefit plan subject to ERISA that could reasonably result in a material liability to the Borrower. The Borrower will not incur any obligation or liability in respect of any Plan, Multiemployer Plan or employee welfare benefit plan providing post-retirement welfare benefits (other than a plan providing continuation coverage under Part 6 of Title I of ERISA or similar state law).
(l) Taxes. The Borrower shall not make any election to be taxable as a corporation for federal, state or local tax purposes.
(m) Project Documents.
(i)	Subject to Section 7.02(m)(iii), the Borrower shall not direct or consent or agree to any amendment, modification, supplement, waiver or consent in respect of any provision of any of the Organic Documents of the Borrower or the Project Documents (other than any immaterial amendment, modification, supplement, waiver or consent, in which case a true, correct and complete copy of any such amendment, modification or supplement shall be delivered to the Administrative Agent) without the prior written consent of the Administrative Agent (which will not be unreasonably withheld, conditioned or delayed).
(ii)	Except for collateral assignments under the Security Documents, the Borrower shall not assign any of its rights under any Project Document to any Person, or consent to the assignment of any obligations under any such Project Document by any other party thereto, without the prior written approval of the Administrative Agent.

(iii)	The Borrower shall not enter into or approve any Change Orders without the approval of the Administrative Agent (acting in consultation with the Independent Engineer), unless each of the following conditions is satisfied:
(A)	the amount of such Change Order does not exceed (1) two hundred fifty thousand Dollars ($250,000) individually, or (2) one million Dollars ($1,000,000) together with all prior Change Orders that have not been approved by the Administrative Agent;
(B)	such Change Order would not cause the funds available under the Contingency Line Item (and not yet expended) to be reduced to less than zero;
(C)	such Change Order could not reasonably be expected to delay the Final Completion Date beyond the Conversion Date Certain;
(D)	such Change Order could not reasonably be expected to alter in any adverse respect any guaranty, liquidated damages provision or the standards for any of the Performance Tests;
(E)	such Change Order could not reasonably be expected to permit or result in any adverse modification or impair the enforceability of any warranty under the Design-Build Agreement;
(F)	such Change Order could not reasonably be expected to impair or reduce the value of the Project or the value of the Collateral or decrease Cash Flow Available for Debt Service;
(G)	such Change Order could not reasonably be expected to present a material risk of revocation or material modification of any Governmental Approval;

(H)	such Change Order could not reasonably be expected to cause the Borrower or the Project not to comply or lessen in any material respect the ability of the Borrower or the Project to comply with any applicable Law; and
(I)	the Administrative Agent has received a certificate, duly executed by an Authorized Officer of the Borrower, confirming that the proposed Change Order will comply with each of the conditions set forth in clauses (A)-(H) above and, in the case of the condition set forth in clause (A), setting forth (1) the amount of such proposed Change Order and (2) the amount of all prior Change Orders that have not been approved by the Administrative Agent.
(n) Subordinated Debt Agreements. The Borrower shall not enter into any amendment, modification or supplement of any Subordinated Debt Document unless such amendment, modification or supplement does not require the consent of the Administrative Agent pursuant to the Intercreditor Agreement, and the Borrower shall not enter into any agreement or provide any undertaking or Guarantee with respect to the Subordinated Debt other than the Subordinated Debt Documents.
(o) Additional Project Documents. The Borrower shall not enter into any Additional Project Document except with the prior written approval of the Administrative Agent, which approval will not be unreasonably withheld, conditioned or delayed.
(p) Suspension or Abandonment. The Borrower shall not (i) permit or suffer to exist an Event of Abandonment or (ii) order or consent to any suspension of work under any Major Project Document, in each case without the prior written consent of the Administrative Agent, which will not be unreasonably withheld, conditioned or delayed.
(q) Use of Proceeds; Margin Regulations. The Borrower shall not use any proceeds of any Loan other than in accordance with the provisions of ARTICLE II (Commitments and Funding) and Section 7.01(g) (Affirmative Covenants — Use of Proceeds and Cash Flow). The Borrower shall not use any part of the proceeds of any Loan to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. The Borrower shall not use the proceeds of any Loan in a manner that could violate or be inconsistent with the provisions of Regulations T, U or X.

(r) Environmental Matters. The Borrower shall not permit (i) any underground storage tanks to be located on any property owned or leased by the Borrower, (ii) any asbestos to be contained in or form part of any building, building component, structure or office space owned or leased by the Borrower, (iii) any polychlorinated biphenyls (PCBs) to be used or stored at any property owned or leased by the Borrower or (iv) any other Materials of Environmental Concern to be used, stored or otherwise be present at any property owned or leased by the Borrower, other than Materials of Environmental Concern necessary for the construction or operation of the Project and used in accordance with all Laws.
(s) Restricted Payments. The Borrower shall not make any Restricted Payments unless each of the conditions set forth below has been satisfied:
(i)	the Conversion Date shall have occurred;
(ii)	such Restricted Payment is made on, or within thirty (30) days following, a Quarterly Payment Date (provided that such Restricted Payment is made only from funds on deposit in or standing to the credit of the Revenue Account or the Prepayment Holding Account, as the case may be, on such Quarterly Payment Date);
(iii)	no Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payment;
(iv)	each of the Debt Service Reserve Account and the Working Capital Reserve Account is fully funded to any applicable required level;
(v)	each of the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio, calculated as of such Quarterly Payment Date, is greater than or equal to 1.5:1.0; and
(vi)	the Administrative Agent has received a Restricted Payment Certificate, duly executed by an Authorized Officer of the Borrower, confirming that each of the conditions set forth in clauses (i) through (vi) of this Section 7.02(s) have been satisfied on and as of the date such Restricted Payment is requested to be made, and setting forth a detailed calculation of each of the Historical Debt Service Coverage Ratio and Prospective Debt Service Coverage Ratio.

(t) Construction Budget. The Borrower, without the prior written approval of the Administrative Agent in consultation with the Independent Engineer (such approval not to be unreasonably withheld, conditioned or delayed), may not reallocate any portion of any Line Item except to (i) reallocate the Contingency Line Item to pay for Change Orders permitted under this Agreement, or to pay for fees and expenses of advisors and consultants (including legal counsel) incurred in connection with the transactions contemplated by the Transaction Documents in excess of the amounts then budgeted, up to two hundred fifty thousand Dollars ($250,000), (ii) apply cost-savings from any completed Line Item (which completion has been confirmed by the Independent Engineer) to one or more other Line Items, (iii) with the prior written consent of the Administrative Agent in consultation with the Independent Engineer (such consent not to be unreasonably withheld, conditioned or delayed), reallocate cost savings from a fixed price line item (based upon an executed contract for that fixed price item) to one or more other Line Items, or (iv) in addition to the reallocation permitted pursuant to items (i), (ii) and (iii) above, reallocate amounts from the Contingency Line Item to other Line Items with the prior written consent of the Administrative Agent in consultation with the Independent Engineer (such consent not to be unreasonably withheld, conditioned or delayed).
(u) Commodity Hedging Arrangements. The Borrower shall not enter into any Commodity Hedging Arrangements that:
(i)	are not in accordance with the Commodity Risk Management Plan; or
(ii)	are for speculative purposes.
(v) Accounting Changes. The Borrower shall not make any change in (i) its accounting policies or reporting practices, except as required by GAAP or as otherwise notified to the Administrative Agent in writing (provided that the Borrower shall provide a historical reconciliation for the prior period addressing any such change in accounting practices) or (ii) its Fiscal Year without the prior written consent of the Administrative Agent, which will not be unreasonably withheld, conditioned or delayed.
Section 7.03 Reporting Requirements. The Borrower will furnish to the Administrative Agent and, at the request of any Lender, the Administrative Agent will forward to any such Lender:
(a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of the first three (3) Fiscal Quarters of each Fiscal Year, unaudited financial statements, including balance sheets and statements of income and cash flows of the Borrower for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, prepared in accordance with GAAP.

(b) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such Fiscal Year for the Borrower including therein balance sheets as of the end of such Fiscal Year and statements of income and cash flows of the Borrower for such Fiscal Year, and accompanied by an unqualified opinion of the Auditors stating that such financial statements present fairly in all material respects the financial position of the Borrower for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
(c) Certificate of Financial Officer. Concurrently with the delivery of the financial statements referred to in Section 7.03(a) and (b) (Reporting Requirements), a certificate executed by a Financial Officer of the Borrower stating that:
(i)	such financial statements fairly present in all material respects the financial condition and results of operations of such Person on the dates and for the periods indicated in accordance with GAAP subject, in the case of interim financial statements, to the absence of notes and normally recurring year-end adjustments;
(ii)	such Financial Officer has reviewed the terms of the Financing Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and financial condition of such Person during the accounting period covered by such financial statements; and
(iii)	as a result of such review such Financial Officer has concluded that no Default or Event of Default has occurred during the period covered by such financial statements through and including the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action that such Loan Party has taken and proposes to take in respect thereof.
(d) Auditor’s Letters. Promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the Borrower (or the audit or finance committee of the Borrower) by the Auditors in connection with the accounts or books of the Borrower, or any audit of the Borrower.

(e) Notice of Default or Event of Default. As soon as possible and in any event within five (5) days after such officer becomes or should have become aware of the occurrence of any Default or Event of Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto.
(f) Notice of Other Events. Within five (5) days after the Borrower obtains knowledge thereof, a statement of an Authorized Officer of the Borrower setting forth details of:
(i)	any litigation or governmental proceeding pending or threatened in writing against the Borrower, the Project or the Pledgor;
(ii)	any litigation or governmental proceeding pending or threatened in writing against any Project Party that has or could reasonably be expected to have a Material Adverse Effect;
(iii)	any other event, act or condition that has or could reasonably be expected to have a Material Adverse Effect;
(iv)	notification of any event of force majeure or similar event under a Project Document (including, without limitation, an “Industry-Wide Disruption”, as defined in the Design-Build Agreement); or
(v)	notification of any other change in circumstances that could reasonably be expected to result in an increase of more than five hundred thousand Dollars ($500,000) in Project Costs.
(g) Project Document or Additional Project Document Notice. Promptly after delivery or receipt thereof, copies of all material notices or documents given or received (x) pursuant to the Borrower LLC Agreement or (y) by the Borrower pursuant to any Project Document, any Additional Project Document or any documentation evidencing the Subordinated Debt, including:
(i)	any Change Orders or any written notices or communications related thereto;
(ii)	any written notice alleging any breach or default thereunder;
(iii)	any written notice regarding, or request for consent to, any assignment, termination, modification, waiver or variation thereof; and
(iv)	any notice delivered by the Design-Build Contractor pursuant to Section 7.2.4 of the Design-Build Agreement.

(h) Design-Build Agreement Notice. Within three (3) Business Days following receipt thereof, the Borrower shall deliver to the Administrative Agent and the Independent Engineer any monthly or other periodic report provided to the Borrower under the Design-Build Agreement.
(i) ERISA Event. As soon as possible and in any event within five (5) days after the Borrower knows, or has reason to know, that any of the events described below has occurred, a duly executed certificate of an Authorized Officer of the Borrower setting forth the details of each such event and the action that the Borrower proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC, Internal Revenue Service or Department of Labor or that may be required by the PBGC or other U.S. Governmental Authority with respect to each such event:
(i)	any Termination Event with respect to any Plan or a Multiemployer Plan has occurred or will occur that could reasonably be expected to result in any liability to the Borrower;
(ii)	any condition exists with respect to a Plan that presents a material risk of termination of a Plan (other than a standard termination under Section 4041(b) of ERISA) or imposition of an excise tax or other material liability on the Borrower;
(iii)	an application has been filed for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA under any Plan;
(iv)	with respect to any Plan or any other employee benefit plan subject to ERISA, the Borrower or any Plan fiduciary has engaged in a “prohibited transaction,” as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code, Section 408 of ERISA or another applicable administrative, regulatory or statutory exemption, that could reasonably be expected to result in material liability to the Borrower;
(v)	there exists any Unfunded Benefit Liabilities under any Plan;

(vi)	any condition exists with respect to a Multiemployer Plan that presents a risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) from a Multiemployer Plan that could reasonably be expected to result in any liability to the Borrower;
(vii)	a “default” (as defined in Section 4219(c)(5) of ERISA) occurs with respect to payments to a Multiemployer Plan and such default could reasonably be expected to result in any liability to the Borrower;
(viii)	a Multiemployer Plan is in “reorganization” (as defined in Section 418 of the Code or Section 4241 of ERISA) or is “insolvent” (as defined in Section 4245 of ERISA);
(ix)	the Borrower and/or any ERISA Affiliate has incurred any potential withdrawal liability (as defined in accordance with Title IV of ERISA); or
(x)	there is an action brought against the Borrower or any ERISA Affiliate under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA with respect to any Plan or any other employee benefit plan subject to ERISA.
(j) Notice of PBGC Demand Letter. As soon as possible and in any event within five (5) days after the receipt by the Borrower of a demand letter from the PBGC notifying the Borrower of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a duly executed certificate of the president or chief financial officer of the Borrower setting forth the action the Borrower proposes to take with respect thereto.
(k) Notice of Environmental Event. Promptly and in any event within ten (10) days after the existence of any of the following conditions not already disclosed herein, a duly executed certificate of an Authorized Officer of the Borrower specifying in detail the nature of such condition and, if applicable, the Borrower’s proposed response thereto:
(i)	receipt by the Borrower of any written communication from a Governmental Authority or any written communication from any other Person or other source of written information, including reports prepared by the Borrower, that alleges or indicates that the Borrower or an Environmental Affiliate is not in compliance in all material respects with applicable Environmental Laws or Environmental Approvals and such alleged noncompliance could reasonably be expected to form the basis of an Environmental Claim against the Borrower;

(ii)	the Borrower obtains knowledge that there exists any Environmental Claim pending or threatened in writing against the Borrower or an Environmental Affiliate;
(iii)	the Borrower obtains knowledge of any release, threatened release, emission, discharge or disposal of any Material of Environmental Concern or obtains knowledge of any material non-compliance with any Environmental Law or Environmental Approval that, in either case, could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any Environmental Affiliate; or
(iv)	any Removal, Remedial or Response action taken, or required to be taken, by the Borrower or any other person in response to any material release, emission, discharge or disposal of any Material of Environmental Concern in, at, on or under, a part of or about the Borrower’s properties or any other property.
(l) Materials of Environmental Concern. The Borrower will maintain and make available for inspection by the Administrative Agent, the Consultants and, if an Event of Default has occurred and is continuing, the Lenders, and each of their respective agents and employees, on reasonable notice during regular business hours, accurate and complete records of all material non-privileged correspondence, investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by the Borrower or, to the best of the Borrower’s knowledge and to the extent obtained by the Borrower, by any Governmental Authority or other Person in respect of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim on or affecting the Project.
(m) Deferred Approvals. Promptly after receipt thereof, copies of each Deferred Approval obtained by the Borrower, together with such documents relating thereto as the Administrative Agent may request, certified as true, complete and correct by an Authorized Officer of the Borrower.
(n) Borrowing Base Certificate. As soon as available, but not later than fifteen (15) days after the end of each calendar month, the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate as of the last Business Day of the immediately preceding calendar month.

(o) Operating Statements. Within forty-five (45) days after the end of each Fiscal Quarter, the Borrower shall furnish to the Administrative Agent an Operating Statement regarding the operation and performance of the Project for each monthly, quarterly and, in the case of the last quarterly Operating Statement for each Fiscal Year, annual period substantially in the form of Exhibit L. Such Operating Statements shall contain (i) line items corresponding to each Operating Budget Category of the then current Operating Budget showing in reasonable detail by Operating Budget Category all actual expenses related to the operation and maintenance of the Project compared to the budgeted expenses for each such Operating Budget Category for such period, (ii) information showing the amount of ethanol and other Products produced by the Project during such period and (iii) information showing (A) the amount of ethanol sold by the Borrower from the Project to pursuant to the Ethanol Agreement, (B) the amount of Distillers Grains sold by the Borrower from the Project pursuant to the DG Marketing Agreement, and (C) the amount, if any, of other sales of ethanol and/or Distillers Grains sold by the Borrower from the Project, together with an explanation of any such sale and identification of the purchaser, and (D) the amount, if any, of other Products sold by the Borrower from the Project, together with an explanation of any such sale and identification of the purchaser. The Operating Statements shall be certified as complete and correct in all material respects by an Authorized Officer of the Borrower, subject to auditing review who also shall certify that, the expenses reflected therein for the year to date and for each month or quarter therein did not exceed the provision for such period contained in the Operating Budget then in effect by more than ten percent (10%) or, if any of such certifications cannot be given, stating in reasonable detail the necessary qualifications to such certifications.
(p) Other Information. Other information reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent).
ARTICLE VIII
DEFAULT AND ENFORCEMENT
Section 8.01 Events of Default. Each of the following events or occurrences described in this Section 8.01 shall constitute an Event of Default.
(a) Nonpayment. (i) The Borrower fails to pay any amount of principal of any Loan when the same becomes due and payable or (ii) the Borrower fails to pay any interest on any Loan or any fee or other Obligation or amount payable hereunder or under any other Financing Document within three (3) Business Days after the same becomes due and payable.

(b) Breach of Warranty. Any representation or warranty of any Loan Party, any Major Project Party or any party (other than a Senior Secured Party) to the Intercreditor Agreement or Accounts Agreement made or deemed to be repeated in any Financing Document is incorrect or misleading in any material respect when made or deemed made; provided that if (i) such party was not aware that such representation or warranty was incorrect or misleading at the time such representation or warranty was made or deemed repeated, (ii) the fact, event or circumstance resulting in such incorrect or misleading representation or warranty is capable of being cured, corrected or otherwise remedied, (iii) such fact, event or circumstance resulting in such incorrect or misleading representation or warranty is cured, corrected or otherwise remedied within thirty (30) days from the date any Loan Party obtains, or should have obtained, knowledge thereof, and (iv) no Material Adverse Effect shall have occurred as a result of such representation or warranty being incorrect or misleading, then such incorrect representation or warranty shall not constitute an Event of Default.
(c) Non-Performance of Certain Covenants and Obligations. (i) The Borrower defaults in the due performance and observance of any of its obligations under Sections 7.01(d)(ii) and (iv)(A) (Affirmative Covenants – Construction and Completion of the Project; Maintenance of Properties), Section 7.01(g) (Affirmative Covenants – Use of Proceeds and Cash Flow), Section 7.01(h) (Affirmative Covenants – Insurance), Section 7.01(r) (Affirmative Covenants – First Priority Ranking), Section 7.01(w)(i) (Debt Service Reserve), Section 7.02 (Negative Covenants), Section 7.03(e) (Reporting Requirements – Notice of Default or Event of Default) and Section 7.03(f) (Reporting Requirements -Notice of Other Events) of this Agreement , or Section 5.02 (Limitation of Liens) or Section 5.07 (Name; Jurisdiction of Organization) of the Security Agreement; (ii) the Borrower or the Pledgor defaults in the due performance and observance of any of its obligations under Section 5.02 (Limitation of Liens), Section 5.04 (No Sale of Collateral), Section 5.05 (No Impairment of Security), Section 5.06 (Filing of Bankruptcy Proceedings) or Section 5.09 (Name; Jurisdiction of Organization) of the Pledge Agreement; or (iii) any party (other than a Senior Secured Party or Southwest Georgia Farm Credit, ACA) to the Accounts Agreement or the Intercreditor Agreement defaults in the due performance and observance of any of its obligations under such agreements.
(d) Non-Performance of Other Covenants and Obligations. Any Loan Party, any Project Party or any party (other than a Senior Secured Party or Southwest Georgia Farm Credit, ACA) to the Intercreditor Agreement or the Accounts Agreement defaults in the due performance and observance of any covenant or agreement (other than covenants and agreements referred to in Section 8.01(a) (Events of Default – Nonpayment) or Section 8.01(c) (Events of Default – Non-Performance of Certain Covenants and Obligations)) contained in any Financing Document, and such default continues unremedied for a period of thirty (30) days after the Borrower obtains, or should have obtained, knowledge thereof; provided, that a breach of Section 7.03(c)(iii) (Reporting Requirements — Certificate of Financial Officer) arising due to the existence of a Default shall not constitute an Event of Default unless such breach continues unremedied for the number of days specified for such Default.

(e) Final Completion. Final Completion does not occur on or before the Conversion Date Certain.
(f) Cross Defaults. Any one of the following occurs with respect to the Borrower, the Pledgor or any Major Project Party with respect to any of its Indebtedness (other than the Obligations):
(i)	a default occurs in the payment when due (subject to any applicable grace period and notice requirements), whether by acceleration or otherwise, of such Indebtedness; or
(ii)	such Person fails to observe or perform (subject to any applicable grace periods and notice requirements) any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; and
(A)	in the case of Section 8.01(f)(i) or Section 8.01(f)(ii) with respect the Borrower or Pledgor, with respect to Indebtedness in an amount greater than or equal to one million Dollars ($1,000,000) in the aggregate; or

(B)	in the case of Section 8.01(f)(i) or Section 8.01(f)(ii) with respect to any Major Project Party, has resulted in or could reasonably be expected to result in a Material Adverse Effect; provided, that such occurrence shall not constitute an Event of Default with respect to any such Major Project Party (other than a Major Project Party to the Design-Build Agreement or the License Agreement) if an agreement replacing each Major Project Document to which such Major Project Party is a party, in form and substance, and with a counterparty, reasonably satisfactory to the Administrative Agent, is entered into (together with all applicable Ancillary Documents) within forty-five (45) days thereof.
(g) Judgments. (i) Any judgment or order that has or could reasonably be expected to have a Material Adverse Effect is rendered against any Loan Party or any Major Project Party, or (ii) any judgment or order is rendered against the Borrower or the Pledgor in an amount in excess of one million Dollars ($1,000,000) in the aggregate, and, in any such case, (x) enforcement proceedings are commenced by any creditor upon such judgment or order or (y) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment is not in effect; provided, that any such occurrence shall not constitute an Event of Default with respect to any Major Project Party (other than a Major Project Party to the Design-Build Agreement or the License Agreement) if an agreement replacing each Major Project Document to which such Major Project Party is a party, in form and substance, and with a counterparty, reasonably satisfactory to the Administrative Agent, is entered into (together with all applicable Ancillary Documents) within forty-five (45) days thereof.
(h) ERISA Events. (i) Any Termination Event occurs, (ii) any Plan incurs an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), (iii) the Borrower or an ERISA Affiliate engages in a transaction with respect to any Plan or any other employee benefit plan subject to ERISA that is prohibited under Section 4975 of the Code or Section 406 of ERISA for which there is no regulatory, statutory or administrative exemption, (iv) the Borrower or any ERISA Affiliate fails to pay when due any amount it has become liable to pay to the PBGC (other than premium payments), any Plan or a trust established under Title IV of ERISA, (v) a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer it, (vi) the Borrower or any ERISA Affiliate suffers a partial or complete withdrawal from a Multiemployer Plan or is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, (vii) a proceeding is instituted against the Borrower to enforce Section 515 of ERISA, (viii) the aggregate amount of the then “current liability” (as defined in Section 412(l)(7) of the Code, as amended) of all accrued benefits under a Plan exceeds the then current value of the assets allocable to such benefits by more than one million Dollars ($1,000,000) at such time, or (ix) any other event or condition occurs or exists with respect to any Plan that would subject the Borrower to any material tax, material penalty or other material liability.

(i) Bankruptcy, Insolvency. The Borrower, the Pledgor or any Major Project Party:
(i)	generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due;
(ii)	applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or a substantial portion of its property, or makes a general assignment for the benefit of creditors;
(iii)	in the absence of such application, consent or acquiescence, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian is not discharged within sixty (60) days; provided that nothing in the Financing Documents shall prohibit or restrict any right any Senior Secured Party may have under applicable Law to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Financing Documents (and such Person shall not object to any such appearance);
(iv)	permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Person and, if any such case or proceeding is not commenced by such Person, such case or proceeding is consented to or acquiesced in by such Person or results in the entry of an order for relief or remains for sixty (60) days undismissed; provided that nothing in the Financing Documents shall prohibit or restrict any right any Senior Secured Party may have under applicable Law to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Financing Documents (and such Person shall not object to any such appearance);

(v)	takes any action authorizing, or in furtherance of, any of the foregoing; or
(vi)	ceases to be Solvent;
provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Party (other than a Major Project Party to the Design-Build Agreement or the License Agreement) if an agreement replacing each Major Project Document to which such Major Project Party is a party, in form and substance, and with a counterparty, reasonably satisfactory to the Administrative Agent, is entered into (together with all applicable Ancillary Documents) within forty-five (45) days thereof.
(j) Project Document Defaults; Termination.
(i)	The Borrower or any Major Project Party shall be in material breach of or otherwise in material default under any Major Project Document, and such breach or default has continued beyond any applicable grace period expressly provided for in such Major Project Document (or, if no such cure period is provided, thirty (30) days); provided, that any such breach or default by any Major Project Party under any Major Project Document (other than the Design-Build Agreement or the License Agreement) shall not constitute an Event of Default if an agreement replacing such Major Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Administrative Agent, is entered into (together with all applicable Ancillary Documents) within forty-five (45) days thereof.
(ii)	Any Major Project Document ceases to be in full force and effect prior to its scheduled expiration, is repudiated, or its enforceability is challenged or disaffirmed by or on behalf of the Borrower or any Major Project Party thereto; provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Document (other than the Design-Build Agreement or the License Agreement) if an agreement replacing such Major Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Administrative Agent, is entered into (together with all applicable Ancillary Documents) within forty-five (45) days thereof.

(k) Governmental Approvals. The Borrower fails to obtain, renew, maintain or comply in all material respects with any Necessary Project Approval then required to be maintained, or any Necessary Project Approval then required to be maintained is revoked, canceled, terminated, withdrawn or otherwise ceases to be in full force and effect, or any Necessary Project Approval then required to be maintained is adversely modified without the consent of the Required Lenders, or a proceeding is commenced which could reasonably produce any such result.
(l) Unenforceability of Documentation. At any time after the execution and delivery thereof:
(i)	any material provision of any Financing Document shall cease to be in full force and effect;
(ii)	any Financing Document is revoked or terminated, becomes unlawful or is declared null and void by a Governmental Authority of competent jurisdiction;
(iii)	any Financing Document becomes unenforceable, is repudiated or the enforceability thereof is contested or disaffirmed by or on behalf of any party thereto other than the Senior Secured Parties; and
(iv)	any Liens against any of the Collateral cease to be a first-priority, perfected security interest in favor of the Collateral Agent (subject to Permitted Liens), or the enforceability thereof is contested by any Loan Party or any party (other than a Senior Secured Party) to the Intercreditor Agreement, or any of the Security Documents ceases to provide the security intended to be created thereby with the priority purported to be created thereby.
(m) Environmental Matters. (i) Any Environmental Claim has occurred with respect to the Borrower, the Project or any Environmental Affiliate, (ii) any release, Threat of Release, emission, discharge, disposal or presence of any Material of Environmental Concern occurs, and such event could reasonably be expected to form the basis of an Environmental Claim against the Borrower, the Project or any Environmental Affiliate, or (iii) any violation or alleged violation of any Environmental Law or Environmental Approval occurs that would reasonably result in an Environmental Claim against the Borrower or the Project or, to the extent the Borrower may have liability, any Environmental Affiliate that, in the case of any of Section 8.01(m)(i), (ii) or (iii), could reasonably be expected to result in liability for the Borrower in an amount greater than two hundred fifty thousand Dollars ($250,000) for any single claim or seven hundred fifty thousand Dollars ($750,000) for all such claims during any twelve (12) month period or could otherwise reasonably be expected to result in a Material Adverse Effect.

(n) Loss of Collateral. Any portion of the Collateral (other than a portion that is immaterial) is damaged, seized or appropriated; provided that such an occurrence shall not constitute an Event of Default if the Borrower repairs, replaces, rebuilds or refurbishes such damaged, seized or appropriated Collateral (i) in accordance with Section 12.01(d) of the Accounts Agreement, or (ii) otherwise with the approval of the Required Lenders, in consultation with the Independent Engineer (provided that such approval is obtained within sixty (60) days thereof).
(o) Event of Abandonment. An Event of Abandonment occurs.
(p) Taking or Total Loss. An Event of Taking with respect to all or a material portion of the Project or any Equity Interests in the Borrower occurs, or an Event of Total Loss occurs.
(q) Change of Control. A Change of Control occurs.
Section 8.02 Action Upon Bankruptcy. If any Event of Default described in Section 8.01(i) (Events of Default – Bankruptcy, Insolvency) occurs with respect to the Borrower, any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments (if not theretofore terminated) shall automatically terminate. The outstanding principal amount of the outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice, demand or further act of the Administrative Agent, the Collateral Agent or any other Senior Secured Party.
Section 8.03 Action Upon Other Event of Default. (a) If any other Event of Default occurs and is continuing for any reason, whether voluntary or involuntary, and is continuing, the Administrative Agent may, or upon the direction of the Required Lenders shall, by written notice to the Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations that has been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, any outstanding Construction Loan Commitments or Term Loan Commitments shall terminate. During the continuance of an Event of Default, the Administrative Agent may, or upon the direction of the Required Lenders shall, instruct the Collateral Agent to exercise any or all remedies provided for under this Agreement or the other Financing Documents.

(b) Any declaration made pursuant to Section 8.03(a) may, should the Required Lenders in their sole and absolute discretion so elect, be rescinded by written notice to the Borrower at any time after the principal of the Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided that no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.
Section 8.04 Application of Proceeds. Any moneys received by the Collateral Agent after the occurrence and during the continuance of an Event of Default may be held by the Collateral Agent as Collateral and/or, at the direction of the Administrative Agent, may be applied in the following order of priority:
(a) first, to payment of that portion of the Obligations constituting fees, costs and expenses (including fees, costs and expenses of counsel) (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of legal counsel and amounts payable under Section 3.13 (Fees)) payable to the Agents in their capacities as such ratably among them in proportion to the amounts described in this clause first;
(b) second, to the payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including costs, fees and expenses of legal counsel and amounts payable under ARTICLE IV (Eurodollar Rate and Tax Provisions) of this Agreement, but excluding principal of and accrued interest on the Loans or any Primary Swap Obligations) payable to the Lenders and the Interest Rate Protection Providers, ratably among the Lenders and the Interest Rate Protection Providers in proportion to the amounts described in this clause second payable to them;
(c) third, to payment of the portion of the Obligations constituting accrued and unpaid interest (including default interest) with respect to the Loans and Net Swap Payments under the Interest Rate Protection Agreements, ratably among the Lenders and the Interest Rate Protection Providers in proportion to the respective amounts described in this clause third payable to them;
(d) fourth, to the principal amount of the Loans and any Swap Termination Value payable by the Borrower to the Lenders and the Interest Rate Protection Providers, ratably among the Lenders and the Interest Rate Protection Providers in proportion to the respective amounts described in this clause fourth held by them; and
(e) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable Law.

ARTICLE IX
THE AGENTS
Section 9.01 Appointment and Authority. (a) Each Lender (in its capacity as Lender and on behalf of itself and its Affiliates as a potential Interest Rate Protection Provider) hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Financing Document, together with such actions as are reasonably incidental thereto. The provisions of this ARTICLE IX are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Person shall have rights as a third party beneficiary of any of such provisions.
(b) Each Lender (in its capacity as Lender and on behalf of itself and its Affiliates as a potential Interest Rate Protection Provider) hereby appoints WestLB as its Administrative Agent under and for purposes of each Financing Document to which it is a party. WestLB hereby accepts this appointment and agrees to act as the Administrative Agent for the Lenders in accordance with the terms of this Agreement. Each Lender appoints and authorizes the Administrative Agent to act on behalf of such Lender under each Financing Document to which it is a party and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section 9.01 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c) Each Lender (in its capacity as Lender and on behalf of itself and its Affiliates as a potential Interest Rate Protection Provider) hereby appoints WestLB as its Collateral Agent under and for purposes of each Financing Document to which it is a party. WestLB hereby accepts this appointment and agrees to act as the Collateral Agent for the Senior Secured Parties in accordance with the terms of this Agreement. Each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Borrower or the Pledgor to the Collateral Agent in order to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 (Delegation of Duties) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, as the case may be, shall be entitled to the benefits of all provisions of this ARTICLE IX and ARTICLE X (Miscellaneous Provisions) (including Section 10.08 (Indemnification by the Borrower), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Financing Documents. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or in the other Financing Documents to which the Collateral Agent is party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Borrower or any Senior Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Collateral Agent. Each of the Collateral Agent and the Administrative Agent shall have the right at any time to seek instructions from the Required Lenders or, in the case of the Collateral Agent, the Administrative Agent as to any discretionary actions contemplated hereby or in any other Financing Document or if this Agreement or any other Financing Document is silent as to any matter requiring action by the Collateral Agent and shall be fully protected in accordance with Section 9.03 (Exculpatory Provisions) and Section 9.04 (Reliance by Agents) when acting upon such instructions. Any action taken by the Collateral Agent or the Administrative Agent under or in relation to this Agreement and any other Financing Document to which it is party with requisite authority or on the basis of appropriate instructions received from the Lenders (or otherwise as duly authorized) shall be binding on each Lender and, in the case of the Collateral Agent, each Interest Rate Protection Provider. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.02 Rights as a Lender or Interest Rate Protection Provider. Each Person serving as Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Lender or Interest Rate Protection Provider, as the case may be, as any other Lender or Interest Rate Protection Provider, as the case may be, and may exercise the same as though it were not an Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor for, or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders, any other Agent or the Interest Rate Protection Provider.
Section 9.03 Exculpatory Provisions. (a) No Agent nor any of its respective directors, officers, employees or agents shall have any duties or obligations except those expressly set forth herein and in the other Financing Documents to which it is party. Without limiting the generality of the foregoing, no Agent shall:
(i)	be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)	have any duty to take any discretionary action or exercise any discretionary powers except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents to which it is party that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in such other Financing Documents); provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Financing Document or applicable Law; and provided further that no such direction given to such Agent that in the sole judgment of such Agent imposes, or purports to impose, or might reasonably be expected to impose upon such Agent any obligation or liability not set forth in this Agreement or arising under this Agreement or other Financing Documents to which it is party shall be binding upon such Agent unless such Agent, in its sole discretion, accepts such direction;
(iii)	except as expressly set forth herein and in the other Financing Documents to which it is party, have any duty to disclose, or be liable for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity; or
(iv)	be required to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce, this Agreement or any other Financing Document other than on the instructions of the Lenders.

(b) No Agent nor any of its respective directors, officers, employees or agents shall be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as may be necessary, or as such Agent may reasonably believe in good faith to be necessary, under the circumstances as provided in Section 9.01 (Appointment and Authority)), (ii) in connection with any amendment, consent, approval or waiver which it is permitted under the Financing Documents to enter into, agree to or grant or (iii) in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent in writing by the Borrower or a Lender.
(c) No Agent nor any of its respective directors, officers, employees or agents shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report, opinion or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein (including the use of proceeds) or the occurrence or continuance of any Default or Event of Default, (iv) the execution, validity, enforceability, effectiveness, genuineness or admissibility into evidence of this Agreement, any other Financing Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien or security interest created or purported to be created by any Security Document (or title to or rights in any Collateral under any Security Document), or (v) the satisfaction of any condition set forth in ARTICLE VI (Conditions Precedent) or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to any such Agent.
(d) Each Agent may, unless and until it shall have received directions from the Lenders, take such action or refrain from taking such action in respect of a Default or Event of Default of which such Agent has been advised in writing by the Lenders as it shall reasonably deem advisable in the best interests of the Lenders (but shall not be obligated to do so).

(e) The Collateral Agent may refrain from acting in accordance with any instructions of the Lenders to institute any legal proceedings arising out of or in connection with this Agreement or any other Financing Document until it has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees and expenses) which it would or might reasonably be expected to incur as a result.
(f) No Agent shall be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder or under any Financing Document to which it is party unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.
Section 9.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not (nor shall any of its directors, officers, employees or agents) incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts reasonably selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may at any time and from time to time solicit written instructions in the form of directions from the Required Lenders or an order of a court of competent jurisdiction as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or any other Financing Document to which it is party.
Section 9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by such Agent. Absent gross negligence or willful misconduct in selecting a sub-agent, no Agent shall be responsible for any action of, or failure to act by, any sub-agent that has been approved by the Required Lenders. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this ARTICLE IX shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with their acting as Agent.

Section 9.06 Resignation or Removal of Agent. (a) Any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Financing Documents at any time by giving thirty (30) days’ prior notice to the Borrower and the Lenders. Any Agent may be removed at any time by the Required Lenders. Such resignation or removal shall take effect upon the appointment of a successor Agent, in accordance with this Section 9.06.
(b) Upon any notice of resignation by any Agent or upon the removal of any Agent by the Required Lenders, the Required Lenders shall appoint a successor Agent hereunder and under each other Financing Document who shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars ($250,000,000).
(c) If no successor Agent has been appointed by the Required Lenders within thirty (30) days) after the date such notice of resignation was given by such Agent or the Required Lenders elected to remove such Agent, any Senior Secured Party may petition any court of competent jurisdiction for the appointment of a successor Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Agent, as applicable, who shall serve as Agent hereunder and under each other Financing Document until such time, if any, as the Required Lenders appoint a successor Agent, as provided above.
(d) Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent, and the retiring (or removed) Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents. After the retirement or removal of any Agent hereunder and under the other Financing Documents, the provisions of this ARTICLE IX shall continue in effect for the benefit of such retiring (or removed) Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while such Agent was acting as Agent.
(e) If a retiring (or removed) Agent is the Collateral Agent, such Collateral Agent will promptly transfer any Collateral in the possession or control of such Collateral Agent to the successor Collateral Agent and will, subject to payment of its reasonable costs and expenses (including counsel fees and expenses), execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Collateral Agent with respect to such Collateral property to the successor Collateral Agent.

Section 9.07 No Amendment to Duties of Agent Without Consent. No Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Agent shall have given its prior written consent, in its capacity as Agent, thereto.
Section 9.08 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its Loans. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.09 No Lead Arranger or Bookrunner Duties. Anything herein to the contrary notwithstanding, no lead arranger or bookrunner shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.
Section 9.10 Collateral Agent May File Proofs of Claim. (a) In case of the pendency of any Insolvency or Liquidation Proceeding relative to the Borrower or the Pledgor (including any event described in Section 8.01(i) (Events of Default – Bankruptcy, Insolvency), the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent or any other Senior Secured Party shall have made any demand on the Borrower) shall be entitled and empowered, but shall not be obligated, by intervention in such proceeding or otherwise:
(i)	to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Secured Parties and their respective agents and counsel and all other amounts due the Senior Secured Parties under Section 3.13 (Fees), Section 10.06 (Costs and Expenses) and Section 10.08 (Indemnification by the Borrower)) allowed in such judicial proceeding; and
(ii)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent consents to the making of such payments directly to the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Section 3.13 (Fees), Section 10.06 (Costs and Expenses) and Section 10.08 (Indemnification by the Borrower).
(c) Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.11 Collateral Matters. (a) The Lenders irrevocably authorize the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Financing Document for the benefit of the Senior Secured Parties (i) upon the occurrence of the Security Discharge Date, (ii) if approved, authorized or ratified in writing in accordance with Section 10.01 (Amendments, Etc.) or (iii) as permitted pursuant to the terms of the Financing Documents (including as contemplated by Section 7.02(f) (Negative Covenants — Asset Dispositions)).
(b) Upon request by the Collateral Agent at any time and from time to time, the Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the Borrower or the Pledgor, as the case may be, such documents as such Person may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Financing Documents and this Section 9.11.

(c) Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any of the other Financing Documents to which it is party, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent is deemed to have knowledge of such matters, or as to taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral (including the filing of UCC continuation statements). The Collateral Agent shall be deemed to have exercised appropriate and due care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which other collateral agents accord similar property under financing similar to the Loans.
Section 9.12 Copies. Each Agent shall give prompt notice to each Lender of each material notice or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of this Agreement or any other Financing Document (other than instructions for the transfer of funds from Project Accounts pursuant to the Accounts Agreement or if otherwise concurrently delivered to the Lenders by the Borrower). Each Agent will promptly distribute to each Lender each document or instrument (including each document or instrument delivered by the Borrower to such Agent pursuant to ARTICLE V (Representations and Warranties), ARTICLE VI (Conditions Precedent) and ARTICLE VII (Covenants)) received for its account and copies of all other communications received by such Agent from the Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement or any other Financing Document.
Section 9.13 No Liability for Clean-up of Materials of Environmental Concern. If the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any duty or obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any Environmental Laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liabilities or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liabilities or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s action and conduct as authorized, empowered or directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any Materials of Environmental Concern into the environment.

ARTICLE X
MISCELLANEOUS PROVISIONS
Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by the Borrower, the Pledgor or any party (other than a Senior Secured Party) to the Intercreditor Agreement or Accounts Agreement therefrom, shall be effective unless in writing signed by the Required Lenders (or, if expressly contemplated hereby, the Administrative Agent) and, in the case of an amendment, the Borrower, the Pledgor or such party to the Intercreditor Agreement or Accounts Agreement, as the case may be, and in each such case acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a) extend or increase the Aggregate Loan Commitment or the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.03(a) (Action Upon Other Event of Default) without the prior written consent of such Lender (other than any Non-Voting Lender);
(b) postpone any date scheduled for any payment of principal or interest under Section 3.01 (Repayment of Construction Loan Fundings), Section 3.02 (Repayment of Term Loan Fundings) or Section 3.03 (Repayment of Working Capital Loan Fundings) or Section 3.04 (Interest Payment Dates), or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Financing Document without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);
(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any Fees or other amounts (including the Required Cash Sweep or any other mandatory prepayments under Section 3.10 (Mandatory Prepayment)) payable hereunder or under any other Financing Document to any Lender without the prior written consent of each Lender directly affected thereby (other than any Non-Voting Lender); provided that only the prior written consent of the Required Lenders shall be necessary to amend the definition of Default Rate or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d) change the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.07 (Termination or Reduction of Commitments), Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment) in any manner without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);

(e) change any provision of this Section 10.01, the definition of Required Lenders or any other provision of any Financing Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights under any Financing Document (including any such provision specifying the number or percentage of Lenders required to waive any Event of Default or forbear from taking any action or pursuing any remedy with respect to any Event of Default), or make any determination or grant any consent under any Financing Document, without the prior written consent of each Lender (other than any Non-Voting Lender);
(f) release (i) the Borrower from all or substantially all of its obligations (except for obligations that are expressly covered in clauses (a) — (e) above or (g) below) under any Financing Document, or (ii) Collateral with a fair market value, or a disposal price, of more than fifteen million Dollars ($15,000,000) in any transaction or series of related transactions, without the prior written consent of each Lender (other than any Non-Voting Lender);
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Financing Document; and (ii) Section 10.03(h) (Assignments) may not be amended, waived or otherwise modified without the prior written consent of each Granting Lender all or any part of whose Loan is being funded by an SPV at the time of such amendment, waiver or other modification.
Notwithstanding the other provisions of this Section 10.01, the Borrower, the Collateral Agent and the Administrative Agent may (but shall have no obligation to) amend or supplement the Financing Documents without the consent of any Lender solely: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Lenders or (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents.
Section 10.02 Applicable Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.02(b). THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d) Appointment of Process Agent and Service of Process. The Borrower hereby irrevocably appoints C T Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York. If for any reason the Process Agent shall cease to act as such for any Person, such Person hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 10.02 reasonably satisfactory to the Administrative Agent. Such service may be made by mailing or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 10.11 (Notices and Other Communications). Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction.
(e) Immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 10.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.
(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.02.

Section 10.03 Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Agent and Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with Section 10.03(b), (ii) by way of participation in accordance with Section 10.03(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.03(f), or (iv) to an SPV in accordance with the provisions of Section 10.03(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in this Section 10.03 and, to the extent expressly contemplated hereby, the Related Parties of each Agent and Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Any Lender may at any time after the date hereof assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the Commitment (which for this purpose includes the Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Lender Assignment Agreement, as of the Trade Date, shall not be less than three million Dollars ($3,000,000) and in integral multiples of one million Dollars ($1,000,000) in excess thereof, unless the Administrative Agent otherwise consents in writing; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of two thousand five hundred Dollars ($2,500); provided that (A) no such fee shall be payable in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender and (B) in the case of contemporaneous assignments by a Lender to one or more Approved Funds managed by the same investment advisor (which Approved Funds are not then Lenders hereunder), only a single such two thousand five hundred Dollar ($2,500) fee shall be payable for all such contemporaneous assignments and (iv) the Eligible Assignee, if it is not a Lender prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.03(c), on and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 4.01 (Eurodollar Rate Lending Unlawful), Section 4.03 (Increased Eurodollar Loan Costs), Section 4.05 (Funding Losses), Section 4.07 (Taxes), Section 10.06 (Costs and Expenses) and Section 10.08 (Indemnification by the Borrower) with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.03(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.03(d).
(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s office a copy of each Lender Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Financing Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or any Agent, sell participations to any Person (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (Amendments, Etc.) that directly affects such Participant. Subject to Section 10.03(e), the Borrower agrees that each Participant shall be entitled to the benefits of Section 4.01 (Eurodollar Rate Lending Unlawful), Section 4.03 (Increased Eurodollar Loan Costs), Section 4.05 (Funding Losses) and Section 4.07 (Taxes) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.03(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.15 (Right of Setoff) as though it were a Lender; provided such Participant agrees to be subject to Section 3.15 (Sharing of Payments) as though it were a Lender.
(e) A Participant shall not be entitled to receive any greater payment under Section 4.01 (Eurodollar Rate Lending Unlawful) or Section 4.03 (Increased Eurodollar Loan Costs) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such participant is made with the prior written consent of the Borrower.
(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g) The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPV”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to fund any Loan, and (ii) if an SPV elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the

Administrative Agent as is required under Section 3.15 (Sharing of Payments). Each party hereto hereby agrees that (A) neither the grant to any SPV nor the exercise by any SPV of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including their obligations under Section 4.03 (Increased Eurodollar Loan Costs), (B) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Financing Document, remain the lender of record hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior debt of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any Insolvency or Liquidation Proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPV may (1) with notice to, but without prior consent of the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of any Loan to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPV.
Section 10.04 Benefits of Agreement. Except as expressly provided in the last sentence of Section 10.08(b) (Indemnification by Borrower), nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto and thereto, and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement.
Section 10.05 Consultants. (a) The Required Lenders acting jointly or the Administrative Agent may, in their sole discretion, appoint any Consultant for the purposes specified herein. If any of the Consultants is removed or resigns and thereby ceases to act for purposes of this Agreement and the other Financing Documents, the Required Lenders acting jointly or the Administrative Agent, as the case may be, shall designate a Consultant in replacement.
(b) The Borrower shall reimburse each Consultant appointed hereunder for the reasonable fees and documented expenses of such Consultant retained on behalf of the Lenders pursuant to this Section 10.05.

(c) In all cases in which this Agreement provides for any Consultant to “agree,” “approve,” “certify” or “confirm” any report or other document or any fact or circumstance, such Consultant may make the determinations and evaluations required in connection therewith based upon information provided by the Borrower or other sources reasonably believed by such Consultant to be knowledgeable and responsible, without independently verifying such information; provided that, notwithstanding the foregoing, such Consultant shall engage in such independent investigations or findings as it may from time to time deem necessary in its reasonable discretion to support the determinations and evaluations required of it.
Section 10.06 Costs and Expenses. The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Lead Arranger, the Lenders and the Agents (including all reasonable fees, costs and expenses of counsel for any Agent and Southwest Georgia Farm Credit, ACA), in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (b) all reasonable out-of-pocket expenses incurred by the Lenders and the Agents (including all reasonable fees, costs and expenses of counsel for any Agent), in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (c) all reasonable out-of-pocket expenses incurred by the Agents (including all reasonable fees, costs and expenses of counsel for any Agent), in connection with the administration of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); and (d) all out-of-pocket expenses incurred by the Agents or any Lender (including all fees, costs and expenses of counsel for any Senior Secured Party), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Financing Documents, including its rights under this Section 10.06, including in connection with any workout, restructuring or negotiations in respect of the Obligations.
Section 10.07 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.08 Indemnification by the Borrower. (a) In addition to the indemnity by the Borrower set forth in Section 10.11(f) (Notices and Other Communications) and except for Taxes (which are addressed in Section 4.07 (Taxes)), the Borrower hereby agrees to indemnify each Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of:
(i)	the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;
(ii)	any Loan or the use or proposed use of the proceeds therefrom;
(iii)	any actual or alleged presence, release or threatened release of Materials of Environmental Concern on or from the Project or any property owned, leased or operated by the Borrower, or any liability pursuant to an Environmental Law related in any way to the Project, the Site or the Borrower;
(iv)	any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of the Borrower’s members, managers, or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; and/or
(v)	any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by the Lenders or the Agents without the knowledge of the Borrower;

(vi)	the repayment in full of (or, if no Existing Plant Debt is outstanding, the termination of the commitment for) the Existing Plant Debt.
provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(b) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.08(a) to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any sub-agent thereof) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any sub-agent thereof) in connection with such capacity. The obligations of the Lenders to make payments pursuant to this Section 10.08(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any Lender to make payments on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to do so. The Lenders agree and acknowledge that the Accounts Bank is an intended third party beneficiary of this Section 10.08(b).
(c) Except as otherwise provided in ARTICLE VI (Conditions Precedent), all amounts due under this Section 10.08 shall be payable not later than ten (10) Business Days after demand therefor.
Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by any Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10 No Waiver; Cumulative Remedies. No failure by any Senior Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 10.11 Notices and Other Communications. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.11(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)	if to the Borrower or any Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.11(a);
(ii)	if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire; and
(iii)	if to any Interest Rate Protection Provider, to the address, telecopier, number, electronic mail address or telephone number specified on Schedule 10.11(a).
(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.11(d) shall be effective as provided in Section 10.11(d).

(c) Notices and other communications to the Lenders or any Agent hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, and in the case of notices to the Collateral Agent, by the Collateral Agent as well; provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II (Commitments and Funding) if such Lender has so notified the Administrative Agent. Each of the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(d) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Section 10.11(d)(i) of notification that such notice or communication is available and identifying the website address therefor.
(e) Each of the Borrower and the Agents may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and each Agent.
(f) The Agents and the Lenders shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

(g) So long as WestLB is the Administrative Agent, the Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the Funding, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to Funding (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to nyc_agency_services@westlb.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.
(h) So long as WestLB is the Administrative Agent, the Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on http: www.intralinks.com (or any replacement or successor thereto) or a substantially similar electronic transmission systems (the “Platform”).
(i) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENTS IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON- APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(j) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth in Schedule 10.11(a) shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
(k) Notwithstanding clauses (g) to (j) above, nothing herein shall prejudice the right of any Agent or Lender to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.
Section 10.12 Patriot Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender or other Agent) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.
Section 10.13 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or Lender, or any Agent or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency or Liquidation Proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to each Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under Section 10.13(b) shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.14 Non-Recourse. The Loans are the obligations solely of the Borrower, and the Senior Secured Parties will have access only to the Borrower and the Collateral for repayment. The Obligations of the other Loan Parties are limited to those specifically stated in the Security Documents to which each such entity is a party and, except to the extent expressly set forth in such Security Documents, the Loan Parties other than the Borrower have no direct obligation with respect to the payment of the Loans.
Section 10.15 Right of Setoff. Each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section 10.15 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.16 Severability. If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.17 Survival. Notwithstanding anything in this Agreement to the contrary, Section 10.06 (Costs and Expenses) and Section 10.08 (Indemnification by the Borrower) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of the Funding, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.
Section 10.18 Treatment of Certain Information; Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors (including legal counsel and financial advisors) and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 10.18, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with such Agent or Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Loan or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Lender under any Financing Document (including any rating agency); (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.18 or (ii) becomes available to any Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from such Lender). In addition, any Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Commitments, and the Funding. For the purposes of this Section 10.18, “Information” means written information that the Borrower furnishes to any Agent or Lender after the date hereof (and designated at the time of delivery thereof in writing as confidential) pursuant to or in connection with any Financing Document, relating to the assets and business of the Borrower, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by such Agent or Lender of its obligations hereunder, (ii) is or becomes available to such Agent or Lender from a source other than the Borrower that is not, to the knowledge of such Agent or Lender, acting in violation of a confidentiality obligation with the Borrower or (iii) is independently compiled by any Agent or Lender, as evidenced by their records, without the use of the Information. Any Person required to maintain the confidentiality of Information as provided in this Section 10.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 10.19 Waiver of Consequential Damages, Etc. Except as otherwise provided in Section 10.08 (Indemnification by the Borrower) for the benefit of any Indemnitee, to the fullest extent permitted by applicable Law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.
[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Senior Credit Agreement to be executed by their respective officers as of the day and year first above written.

SOUTHWEST GEORGIA ETHANOL, LLC, as Borrower
By:	/s/ Anthony J. Flagg
	Name:	Anthony J. Flagg
	Title:	Authorized Person

WESTLB AG, NEW YORK BRANCH, as Sole Lead Arranger, Bookrunner and Syndication Agent
By:	/s/ James Anderson
	Name:	James Anderson
	Title:	Director

By:	/s/ Paul Vastola
	Name:	Paul Vastola
	Title:	Director

WESTLB AG, NEW YORK BRANCH, as Administrative Agent
By:	/s/ James Anderson
	Name:	James Anderson
	Title:	Director

By:	/s/ Paul Vastola
	Name:	Paul Vastola
	Title:	Director

WESTLB AG, NEW YORK BRANCH, as Collateral Agent
By:	/s/ James Anderson
	Name:	James Anderson
	Title:	Director

By:	/s/ Paul Vastola
	Name:	Paul Vastola
	Title:	Director

WESTLB AG, NEW YORK BRANCH, as Lender
By:	/s/ James Anderson
	Name:	James Anderson
	Title:	Director

By:	/s/ Paul Vestola
	Name:	Paul Vestola
	Title:	Director

AGCOUNTRY FARM CREDIT SERVICES, FCLA, as Lender
By:	/s/ Randolph L. Aberle
	Name:	Randolph L. Aberle
	Title:	Vice President

AGFIRST FARM CREDIT BANK, as Lender
By:	/s/ Tom Stallworth
	Name:	Tom Stallworth
	Title:	Vice President

BANK OF CAMILLA, as Lender
By:	/s/ Ray T. Muggridge, III
	Name:	Ray T. Muggridge, III
	Title:	President

COBANK, ACB, as Lender
By:	/s/ Penny Probasco
	Name:	Penny Probasco
	Title:	Assistant Corporate Secretary

FARM CREDIT BANK OF TEXAS, as Lender
By:	/s/ Horace R. Harrod
	Name:	Horace R. Harrod
	Title:	Vice President

NORTHWEST FARM CREDIT SERVICES, PCA, as Lender
By:	/s/ Casey Kinzer
	Name:	Casey Kinzer
	Title:	Account Manager

PLANTERS AND CITIZENS BANK, as Lender
By:	/s/ E. J. Vann IV
	Name:	E. J. Vann IV
	Title:	President and CEO

Exhibit A
“Acceptable Bank” means a bank whose long-term unsecured and unguaranteed debt is rated at least “A-” (or the then-equivalent rating) by S&P or at least “A3” (or the then-equivalent rating) by Moody’s.
“Account Collateral” has the meaning provided in Section 2.05 (Grant of First-Priority Security Interest) of the Accounts Agreement.
“Account Debtor” means the Person that is obligated on or under any Account owing to the Borrower.
“Accounts” means all “accounts” as that term is defined in Section 9-102 of the UCC, now or hereafter owned by the Borrower.
“Accounts Agreement” means that certain Accounts Agreement, dated as of the date hereof, among the Borrower, the Accounts Bank as accounts bank and securities intermediary, the Collateral Agent, the Administrative Agent, and the Bond Trustee on behalf of the Second Lien Claimholders (as defined in the Intercreditor Agreement).
“Accounts Bank” means Amarillo National Bank, not in its individual capacity, but solely as depositary bank and securities intermediary under the Accounts Agreement, and includes each other Person that may, from time to time, be appointed as successor Accounts Bank pursuant to and in accordance with the Accounts Agreement.
“Accounts Bank Fee Letter” means that certain Fee Letter between the Accounts Bank and the Borrower, dated as of the date hereof, setting forth certain fees due and payable to the Accounts Bank.
“Additional Project Document” means each contract, agreement, letter agreement or other instrument to which the Borrower becomes a party after the date hereof, other than any document under which the Borrower (a) could not reasonably be expected to have obligations or liabilities in the aggregate in excess of two million Dollars ($2,000,000), or be entitled to receive revenues in the aggregate in excess of two million Dollars ($2,000,000), in either case in value in any twelve (12) month period and (b) a termination of which could not reasonably be expected to result in a Material Adverse Effect; provided, that for the purposes of this definition, any series of related transactions (other than transactions, including hedging transactions, relating to the sale of Products or the purchase of feedstock and natural gas) shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable.
“Administrative Agent” means WestLB, not in its individual capacity but solely as administrative agent for the Lenders hereunder and under the other Financing Documents, and includes each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 9.06 (Resignation or Removal of Agent).

“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise or (b) owns at least ten percent (10%) of the Equity Interests in such Person.
“Agent Parties” has the meaning provided in Section 10.11(i) (Notices and Other Communications).
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Accounts Bank.
“Aggregate Construction Loan Commitment” means one hundred million Dollars ($100,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Aggregate Loan Commitment” means one hundred and fifteen million Dollars ($115,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Aggregate Term Loan Commitment” means one hundred million Dollars ($100,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Aggregate Working Capital Loan Commitment” means fifteen million Dollars ($15,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Agreement” has the meaning set forth in the Preamble.
“Agreement for Engineering Services” means that certain Agreement for Engineering Services dated as of June 19, 2007 between CDG Engineers and Associates, Inc. and the Borrower.
“Agricultural Market Consultant” means Muse, Stancil & Co., or any replacement agricultural market consultant appointed by the Administrative Agent.
“Ancillary Documents” means, with respect to each Additional Project Document, the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and, in the case of items (i), (ii) and (iv), the Collateral Agent:
(i) each security instrument and agreement necessary or desirable to grant to the Collateral Agent a first priority perfected Lien (subject only to Permitted Liens) in such Additional Project Document and all property interests received by the Borrower in connection therewith;

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(ii) all recorded UCC financing statements and other filings required to perfect such Lien;
(iii) if reasonably requested by the Administrative Agent, opinions of counsel for the Borrower addressing such matters relating to such document, each applicable Security Document and Lien as the Administrative Agent may reasonably request;
(iv) if reasonably requested by the Administrative Agent, the Borrower shall use its best efforts to obtain a Consent with respect to such Additional Project Document from each Project Party thereto, and shall use its best efforts to obtain an opinion of counsel to such Project Party addressing matters relating to such Additional Project Document and such Consent as the Administrative Agent may reasonably request; and
(v) certified evidence of the authorization of such Additional Project Document by the Borrower.
“Applicable Margin” means, with respect to the Construction Loans or Term Loans, the Construction/Term Applicable Margin and, with respect to the Working Capital Loans, the Working Capital Applicable Margin.
“Application for Payment” means an “Application for Payment” as defined in the Design-Build Agreement.
“Approved Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Auditors” means those nationally recognized independent auditors selected by the Borrower and approved by the Administrative Agent; provided that any of Deloitte Touche Tohmatsu, PricewaterhouseCoopers, Ernst & Young and KPMG shall be deemed approved.
“Authorized Officer” means (i) with respect to any Person that is a corporation, the chief executive officer, the chief operating officer, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, (iii) with respect to any Person that is a limited liability company, any manager, the president, any vice president, the treasurer or the chief financial officer of such Person, or an Authorized Officer of the managing member of such Person, or (iv) with respect to any Person, such other representative of such Person that is approved by the Administrative Agent in writing who, in each such case, has been named as an Authorized Officer on a certificate of incumbency of such Person delivered to the Administrative Agent and the Accounts Bank on or after the date hereof.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (i) the Federal Funds Effective Rate plus one-half of one percent (0.50%) and (ii) the rate of interest in effect for such day as publicly announced from time to time by WestLB as its “prime rate.” The “prime rate” is a rate set by WestLB based upon various factors including WestLB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by WestLB shall take effect at the opening of business on the day specified in the public announcement of such change.

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“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of Article II (Commitments and Funding).
“Blocked Account Agreement” means an agreement, in substantially the form attached hereto as Exhibit M (or, if requested by the Borrower, such other form reasonably satisfactory to the Administrative Agent and the Collateral Agent), with respect to a Local Account among the Borrower, the bank with whom such Local Account was opened and the Collateral Agent.
“Blocked Account Collateral” has the meaning set forth in each Blocked Account Agreement.
“Bond Collateral Documents” means (i) the Bond Indenture, (ii) the “Security Agreement” (as defined in the Bond Indenture), and any documents granting, or relating to the grant, of security for the payment of amounts due under the Subordinated Loan Agreement and the Bonds.
“Bond Funds” means the “Bond Fund”, the “Costs of Issuance Fund”, the “Debt Service Reserve Fund”, the “Project Fund” and the “Special Fund” (each as defined in the Bond Indenture), together with such other funds, accounts or sub-accounts established by the Bond Trustee pursuant to the Bond Indenture in administering the Trust Estate (as defined in the Bond Indenture).
“Bond Indenture” means the Trust Indenture, dated as of November 1, 2006, made and entered into between the Issuer and the Bond Trustee, as amended by [        ]1.
“Bonds” means the Mitchell County Development Authority Revenue Bonds (First United Ethanol, LLC Project), Series 2006.
“Bond Trustee” means Regions Bank, a banking corporation with a corporate trust office in Atlanta, Georgia.
“Borrower” has the meaning set forth in the Preamble.

[1]	B&M to advise.

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“Borrower LLC Agreement” means the [Limited Liability Company Agreement of Southwest Georgia Ethanol, LLC dated as of the date hereof and entered into by the Pledgor and the initial Independent Member].
“Borrower’s Ethanol Market Consultant” means Eco-Energy, Inc., or any replacement ethanol market consultant appointed by the Administrative Agent.
“Borrowing Base” means, on any given date, an amount equal to, eighty percent (80%) of the sum of, without duplication:
(i) the face amount (less reserves, maximum discounts, credits and allowances that may be taken by or granted to the Account Debtor thereof in connection therewith) of all Eligible Accounts for the Project that are set forth in the Borrowing Base Certificate then most recently delivered by the Borrower to the Administrative Agent; and
(ii) the Value of no more than sixty (60) days of Eligible Inventory for the Project (less reserves, maximum discounts, credits and allowances that may be taken by or granted to the Account Debtor thereof in connection therewith) as set forth in the Borrowing Base Certificate then most recently delivered by the Borrower to the Administrative Agent.
“Borrowing Base Certificate” means a certificate setting forth the Borrowing Base as of the date of such certificate, substantially in the form of Exhibit N.
“Business Day” means:
(i) any day that is neither a Saturday or Sunday nor a day on which commercial banks are authorized or required to be closed in either Atlanta, Georgia or New York, New York; and
(ii) relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.
“Business Interruption Insurance Proceeds” means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to the Borrower or the Project relating to business interruption or delayed start-up.
“Capitalized Lease Liabilities” of any Person means all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as capitalized leases on a balance sheet of such Person or otherwise disclosed as such in a note to such balance sheet and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents” means:
(a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

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(b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(c) investments in commercial paper maturing within one hundred eighty (180) days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within two hundred and seventy (270) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organisation for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than five hundred million Dollars ($500,000,000);
(e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) of this definition; and
(f) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) of this definition.
“Cash Flow” means, for any period, the sum (without duplication) of the following: (i) all cash paid to the Borrower during such period in connection with the Ethanol Agreement, DDG Marketing Agreement and any other sales of Products, (ii) all interest and investment earnings paid to the Borrower or the Project Accounts during such period on amounts on deposit in the Project Accounts, (iii) all cash paid to the Borrower during such period as Business Interruption Insurance Proceeds, and (iv) all other cash paid to the Borrower during such period; provided, however, that Cash Flow shall not include any proceeds of the Loans or any other Indebtedness incurred by the Borrower; Insurance Proceeds; Condemnation Proceeds; the Required Equity Contribution; proceeds from any disposition of assets of the Project or the Borrower (other than Products); tax refunds; amounts received, whether by way of a capital contribution or otherwise, from any holders of Equity Interests of the Borrower; and any other extraordinary or non-cash income or receipt of the Borrower under GAAP.

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“Cash Flow Available for Debt Service” means, for any period, an amount equal to the amount of Cash Flow deposited in the Revenue Account during such period minus all amounts paid during such period pursuant to priorities first and second of Section 6.01(c) of the Accounts Agreement.
“Casualty Event” means an event that causes the Project, or any material portion thereof, to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.
“Change of Control” means any transaction or series of related transactions (including any merger or consolidation) the result of which is that the Pledgor fails to maintain, directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of the Borrower (other than any such Equity Interests of the Independent Member of the Borrower).
“Change Order” means each “Change Order” (if any) as described in the Design-Build Agreement.
“Closing Date” means the date on which all the conditions set forth in Section 6.01 (Conditions to Closing and First Funding of Construction Loans) have been satisfied or waived.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all assets of and Equity Interests in the Borrower, whether now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document then in effect or contemplated to be in effect.
“Collateral Agent” means WestLB, not in its individual capacity but solely in its capacity as collateral agent for the Senior Secured Parties under the Financing Documents, and includes each other Person that may, from time to time, be appointed as successor Collateral Agent pursuant to Section 9.06 (Resignation or Removal of Agent).
“Commitment Fee” has the meaning provided in Section 3.13(a) (Fees).
“Commitment Percentage” means, as to any Lender at any time, such Lender’s Construction Loan Commitment Percentage, Term Loan Commitment Percentage or Working Capital Commitment Percentage, as the context may require.
“Commitments” means, with respect to each Lender, as applicable, such Lender’s Construction Loan Commitment, Term Loan Commitment or Working Capital Loan Commitment, as the context may require.
“Commodity Hedging Arrangements” means any arrangement to hedge the price of corn purchases, ethanol sales, Distillers Grains sales or natural gas purchases.

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“Commodity Risk Management Plan” means the risk management plan prepared by the Borrower and approved by the Administrative Agent pursuant to Section 7.01(v) (Affirmative Covenants — Commodity Hedging Programs) setting forth terms and conditions relating to any Commodity Hedging Arrangements from time to time proposed to be entered into by the Borrower, including any updates made to such risk management plan with the approval of the Administrative Agent.
“Communications” has the meaning provided in Section 10.11(g) (Notices and Other Communications).
“Condemnation Proceeds” means any amounts and proceeds of any kind (including instruments) payable in respect of any Event of Taking.
“Confidential Information Memorandum” means the information memorandum, dated September 7, 2007, together with any updates related thereto, describing the Project.
“Consents” means each Consent and Agreement entered into among a Project Party, the Borrower, and the Collateral Agent, each in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
“Construction Account” has the meaning provided in Section 3.01(a)(i) of the Accounts Agreement.
“Construction Budget” means the budget attached hereto as Schedule 6.01(v) that sets forth all categories of costs and expenses required in connection with the development, construction, start-up, and testing of the Project, including all construction costs, all costs under the Design-Build Agreement, all interest, taxes and other carrying costs related to the Construction Loans, and costs related to the construction of the facilities described under the Project Documents, as updated from time to time in accordance with Section 7.02(t) (Negative Covenants — Construction Budget).
“Construction Loan” has the meaning provided in Section 2.01(a) (Construction Loans).
“Construction Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Construction Loans, as set forth opposite the name of such Lender in Schedule 2.01, as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Construction Loan Commitment Percentage” means, as to any Lender at any time, the percentage that such Lender’s Construction Loan Commitment then constitutes of the Aggregate Construction Loan Commitment.
“Construction Loan Funding Notice” means each request for Funding of Construction Loans in the form of Exhibit E delivered in accordance with Section 2.04 (Notice of Fundings).

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“Construction Loan Maturity Date” means the earlier of (a) the Conversion Date and (b) the Conversion Date Certain.
“Construction Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B, evidencing Construction Loans.
“Construction/Term Applicable Margin” means (a) with respect to the Eurodollar Loans, three and one-half percent (3.50%) and (b) with respect to the Base Rate Loans, two and one-half percent (2.50%).
“Construction/Term Lenders” means those Lenders of Construction Loans and Term Loans, as identified on Schedule 2.01, and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 10.03 (Assignments).
“Consultants” means the Independent Engineer, the Insurance Consultant, the Borrower’s Ethanol Market Consultant, the Environmental Consultant and the Agricultural Market Consultant.
“Contest” means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided that the following conditions are satisfied: (a) unless waived by the Administrative Agent, such Person has posted a bond or cash collateral for the full amount of such claim or other security reasonably acceptable to the Administrative Agent; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) none of such Person or any of its officers, directors or employees, or any Senior Secured Party or its respective officers, directors or employees, is or would reasonably be expected to become subject to any criminal liability or sanction in connection with such contested items; and (d) such contest and any resultant failure to pay or discharge the claimed or assessed amount during the pendency of such contest does not, and could not reasonably be expected to (i) result in a Material Adverse Effect or (ii) involve a material risk of the sale, forfeiture or loss of, or the creation, existence or imposition of any Lien on, any of the Collateral.
“Contingency Line Item” means the Line Item in the Construction Budget identified as “contingency” that is intended to cover the eventuality of unforeseen Project Costs.
“Contingent Liabilities” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any contingent liabilities shall (subject to any limitation set forth therein) be deemed for purposes of this Agreement to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; provided, however, that if the maximum amount of the debt, obligation or other liability guaranteed thereby has not been established, the amount of such contingent liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, that any agreement to limit the maximum amount of such Person’s obligation under such contingent liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

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“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Conversion Date” means the Business Day upon which (i) all the conditions precedent set forth in Section 6.03 (Conditions to Term Loan Funding) shall have been satisfied (or waived in accordance with the terms of this Agreement) and (ii) the Construction Loans are converted to Term Loans.
“Conversion Date Certain” means the date that is fifteen (15) calendar months from the date of this Agreement.
“Conversion Date Funding Notice” means the request for Funding on the Conversion Date in the form of Exhibit F delivered in accordance with Section 2.04 (Notice of Fundings).
“CSX Transportation Contract” means that certain CSX Transportation Contract effective as of November 15, 2006, with amendment effective as of April 23, 2007, between CSX Transportation, Inc., Georgia & Florida Railnet, Inc. and the Borrower.
“DDG” means dried distillers grains produced by the Borrower at the Project.
“Debt Service” means, for any period, the sum of (i) all fees (including Fees) scheduled to become due and payable during such period to the Senior Secured Parties, (ii) interest on the Loans (taking into account any Interest Rate Protection Agreements) scheduled to become due and payable during such period to the Senior Secured Parties, (iii) principal payments of the Loans (excluding the Required Cash Sweep and any other mandatory prepayments) scheduled to become due and payable during such period to the Senior Secured Parties and (iv) all payments due by the Borrower pursuant to Section 4.03 (Increased Eurodollar Loan Costs) and Section 4.07(a) (Taxes) with respect to such scheduled principal, interest and fees.
“Debt Service LC Waiver Letter” means, with respect to any Debt Service Reserve Letter of Credit, a waiver letter from the issuer thereof in substantially the form of Annex P-1 to Exhibit P.
“Debt Service Reserve Account” has the meaning set forth in Section 3.01(a)(vii) of the Accounts Agreement.
“Debt Service Reserve Letter of Credit” means an irrevocable, standby letter of credit issued by an Acceptable Bank in favor of, and in form and substance reasonably satisfactory to, the Collateral Agent and the Administrative Agent, and in respect of which a Debt Service LC Waiver Letter in favor of, and satisfactory to, the Collateral Agent has been delivered.

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“Debt Service Reserve Required Amount” means, as of any date, the amount equal to the projected scheduled Debt Service payable in respect of the succeeding six (6) months.
“Default” means any condition, occurrence or event that, after notice or passage of time or both, would be an Event of Default.
“Default Rate” has the meaning set forth in Section 3.06 (Default Interest Rate).
“Deferred Approvals” has the meaning provided in Section 5.03(a)(iii) (Representations and Warranties — Governmental Approvals).
“Deferred Contracts” has the meaning provided in Section 5.11(a)(iv) (Representations and Warranties — Contracts).
“Design-Build Agreement” means that certain Lump Sum Design-Build Agreement dated as of November 16, 2006, as amended on November 16, 2006, between the Design-Build Contractor and the Borrower.
“Design-Build Contractor” means Fagen, Inc.
“Distillers Grains” means DDG, WDG, and any other form of distillers grain products (including syrup) marketed by the Borrower from time to time.
“Dollar” and the sign “$” mean lawful money of the United States.
“Domestic Office” means, relative to any Lender, the office of such Lender designated on Schedule 2.01 or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by written notice from such Lender, as the case may be, to the Borrower and the Administrative Agent that shall be making or maintaining Loans of such Lender hereunder.
“Drawdown Schedule” means, with respect to each of the Construction Loans, the schedule set forth on Schedule 6.02(a)(v), as the same may be amended from time to time with the approval of the Administrative Agent in consultation with the Independent Engineer, which approval will not be unreasonably withheld or delayed.

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“Electric Service Contract” means that certain Electric Service Contract; Excess Facilities Charge Agreement Standard Offer; and Initial Customer Baseline Load (CBL) Agreement, each dated as of April 27, 2007 between the Electric Service Provider and the Borrower.
“Electric Service Provider” means Georgia Power Company.
“Eligible Accounts” means all Accounts of the Borrower each of which meets the following requirements:
(i)	it arises from either (i) the delivery of Products by the Borrower, which delivery has been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto, or (ii) the sale or lease of goods by the Borrower, and if it arises from the sale of goods, such goods have been shipped or delivered to the Account Debtor thereof;
(ii)	it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any reserve, discount, credit, allowance (except any reserve, discount, credit or allowance that has been deducted in computing the net amount thereof), offset, counterclaim or other defense on such Account Debtor’s part or to any claim on such Account Debtor’s part denying liability thereunder in whole or in part;
(iii)	it is subject to a perfected Lien in the Collateral Agent’s favor, for the benefit of the Senior Secured Parties, and is not subject to any other Lien, except for Permitted Liens;
(iv)	it is evidenced by an invoice (dated no later than the date of shipment to the Account Debtor or performance and having a due date not more than ninety (90) days after the date of such invoice) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper;
(v)	it is payable in Dollars;
(vi)	it is not owing by any Governmental Authority;
(vii)	it is not owing by any Account Debtor residing, located or having its principal activities or place of business outside the United States, unless the sale of goods giving rise to such Account is credit enhanced by means of a letter of credit, bankers’ acceptance or other credit support that is satisfactory to the Administrative Agent and, if required by the Administrative Agent, has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent;

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(viii)	it is not owing by any Account Debtor involved in any Insolvency or Liquidation Proceeding or with respect to which the Borrower has received notice of an imminent Insolvency or Liquidation Proceeding or a material impairment of the financial condition of such Account Debtor;
(ix)	it is not owing by any Affiliate of the Borrower, other than pursuant to a Project Document between the Borrower and an Affiliate thereof;
(x)	it is not unpaid more than ninety (90) days after the invoice date;
(xi)	it is not owing by an Account Debtor that has amounts outstanding more than ninety (90) days after the due date of any invoice;
(xii)	it is not an Account arising in a transaction where goods are sold on consignment or are sold pursuant to a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional; and
(xiii)	it is not an Account as to which the Administrative Agent, at any time or times hereafter, determines, in its reasonable judgment and in good faith, that the prospect of payment or performance by the Account Debtor thereof is or will be impaired in any material respect.
An Account of the Borrower that is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be an Eligible Account; provided, that if such an ineligible Account subsequently meets all of the foregoing requirements, it shall again be deemed an Eligible Account.
“Eligible Assignee” means (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).
“Eligible Inventory” means the Inventory of the Borrower that meets each of the following requirements:
(i) in the case of Inventory consisting of corn or other grain feedstock, or denaturant, such corn or other grain feedstock or denaturant that is readily usable for the operation of the Project in the ordinary course of business;

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(ii) in the case of Inventory consisting of Products, such Products that are readily marketable by the Project in the ordinary course of business;
(iii) in the case of goods held for sale, the value thereof is adjusted to its then-current market value;
(iv) it is owned by the Borrower and is subject to a perfected Lien in the Collateral Agent’s favor, for the benefit of the Senior Secured Parties, and is not subject to any other Lien, except for Permitted Liens;
(v) it is not consigned Inventory;
(vi) it is located only at the Site or at such other location as is approved in writing by the Administrative Agent; and
(vii) the Administrative Agent, in its reasonable judgment and in good faith, has not determined that it is unacceptable or should be price-adjusted in any material respect due to age, type, quality, category and/or quantity.
Any of the Inventory of the Borrower that is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be Eligible Inventory; provided that if such ineligible Inventory subsequently meets all of the foregoing requirements, it shall again be deemed Eligible Inventory.
“Environmental Affiliate” means any Person, only to the extent of, and only with respect to matters or actions or inactions of such Person for which, the Borrower could reasonably be expected to have liability as a result of the Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of the Borrower’s obligation is by contract or operation of Law.
“Environmental Approvals” means any Governmental Approvals required under applicable Environmental Laws or any Governmental Approvals in connection with any voluntary agreement entered pursuant to any Environmental Law.
“Environmental Claim” means any written notice, claim, demand or similar written communication by any Person alleging potential liability or requiring or demanding regulatory compliance or remedial or responsive measures (including potential liability for investigatory costs, cleanup, remediation and mitigation costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) in each such case (x) either (i) with respect to environmental contamination-related liabilities or obligations with respect to which the Borrower could reasonably be expected to be responsible that are, or could reasonably be expected to be, in excess of two hundred thousand Dollars ($200,000) in the aggregate, or (ii) that has or could reasonably be expected to result in a Material Adverse Effect and (y) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person; (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or Environmental Approvals; or (iii) personal injury or damage to property as a result of exposure to Materials of Environmental Concern.

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“Environmental Consultant” means Harris Group, or any replacement environmental consultant appointed by the Administrative Agent with the approval of the Required Lenders.
“Environmental Laws” means all Laws applicable to the Project relating to pollution or protection of human health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to the presence, emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise applicable to the Project relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management, remediation or handling of Materials of Environmental Concern.
“Environmental Site Assessment Report” means, a Phase I environmental site assessment report prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, which report shall comply with ASTM standard 1527-05 (with such modifications thereto as may reasonably be requested by the Borrower and are reasonably acceptable to the Administrative Agent), and a Phase II environmental site assessment or any other studies or investigations, in each case reasonably acceptable to the Administrative Agent, addressing any recognized environmental conditions or other areas of concern identified in the relevant Phase I report if in the reasonable determination of the Administrative Agent, acting in consultation with the Independent Engineer, a Phase II assessment is warranted.
“Equator Principles” means The Equator Principles – An Industry Framework for Financial Institutions to Manage Environmental and Social Issues in Project Financing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” means any Person, trade or business that, together with the Borrower, is or was treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

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“ERISA Plan” means any Plan that is not a Multiemployer Plan.
“Ethanol Agreement” means that certain Ethanol Marketing Contract dated as of December 29, 2006, as amended on [                    ], between the Borrower’s Ethanol Market Consultant and the Borrower.
“Ethanol Market Guarantor” means FCStone, or any replacement ethanol market consultant appointed by the Administrative Agent.
“Ethanol Marketing Contract Guaranty” means that certain Ethanol Marketing Contract Guaranty dated as of December 29, 2007 by the Ethanol Market Guarantor in favor of the Borrower.
“Eurodollar Loan” means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate and the provisions of Article II (Commitments and Funding) and Article III (Repayments, Prepayments, Interest and Fees).
“Eurodollar Office” means, relative to any Lender, the office of such Lender designated as such on Schedule 2.01 or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent pursuant to Section 4.04 (Obligation to Mitigate) that shall be making or maintaining Eurodollar Loans of such Lender hereunder.
“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to the rate per annum obtained by dividing (x) LIBOR for such Interest Period and such Eurodollar Loan, by (y) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such Interest Period.
“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
“Event of Abandonment” means any of the following shall have occurred: (i) the abandonment by the Borrower of the development, construction, operation or maintenance of the Project for a period of more than sixty (60) consecutive days (other than as a result of force majeure, an Event of Taking or a Casualty Event), (ii) the suspension of all or substantially all of the Borrower’s activities with respect to the Project, other than as the result of a force majeure, Event of Taking or Casualty Event, for a period of more than sixty (60) consecutive days, or (iii) any written acknowledgement by the Borrower of a final decision to take any of the foregoing actions.

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“Event of Default” means any one of the events specified in Section 8.01 (Events of Default).
“Event of Taking” means any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to any material part of the Project with, any Equity Interests of the Borrower, or any other assets thereof.
“Event of Total Loss” means the occurrence of a Casualty Event affecting all or substantially all of the Project or the assets of the Borrower.
“Excluded Taxes” means, with respect to any Agent or any Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) such Agent’s, Lender’s or other recipient’s net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable office is located, or (b) any branch profits Tax imposed by the United States, or any similar Tax imposed by any other jurisdiction described in clause (a) above or (c) any United States withholding Tax to the extent that it is imposed on amounts payable to such Agent or such Lender at the time such Agent or such Lender becomes a party to this Agreement or to the extent it is imposed on amounts payable to such Agent or such Lender due to a merger, reorganization or acquisition of such Agent or such Lender.
“Existing Plant Debt” means all outstanding payment obligations of the Borrower pursuant to (a) the Loan Agreement, dated as of October 1, 2006, between First United Ethanol, LLC and Mitchell County Development Authority as issuer of the Variable Rate Demand Solid Waste Disposal Revenue Bonds (First United Ethanol, LLC Project), Series 2006, (b) the Loan Agreement, dated as of October 1, 2006, between First United Ethanol, LLC and Mitchell County Development Authority as issuer of the Variable Rate Demand Taxable Economic Development Revenue Bonds (First United Ethanol, LLC Project), Series 2006, (c) the Reimbursement Agreement, dated as of November 30, 2006, between First United Ethanol, LLC and Southwest Georgia Farm Credit, ACA and (d) the Credit Facility Agreement, dated as of November 30, 2006, between First United Ethanol, LLC and Southwest Georgia Farm Credit, ACA.
“Extraordinary Proceeds Account” has the meaning provided in Section 3.01(a)(x) of the Accounts Agreement.
“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

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“Fee Letters” means (i) that certain Fee Letter among the Administrative Agent, the Collateral Agent and the Borrower, (ii) the Accounts Bank Fee Letter, and (iii) that certain Fee Letter between the Lead Arranger and the Borrower, each dated as of the date hereof and setting forth certain fees that will, from time to time, become due and payable with respect to the Loans and to the Agents.
“Fees” means, collectively, each of the fees payable by the Borrower for the account of any Lender or Agent pursuant to Section 3.13 (Fees).
“Final Completion” has the meaning provided in the Design-Build Agreement.
“Final Completion Certificate” means (a) a certificate of the Independent Engineer, in substantially the form of Exhibit Q-1, or (b) a certificate of the Borrower, in substantially the form of Exhibit Q-2, in each case confirming that Final Completion has occurred.
“Final Completion Date” means the date on which the Project has achieved Final Completion, as certified by the Borrower and the Independent Engineer.
“Final Maturity Date” means, with respect to the Term Loans, the earlier to occur of (a) the date that occurs six (6) years after the Conversion Date and (b) the date that occurs eight (8) years after the Closing Date.
“Financial Model” means the projections of revenue and expenses and cash flows with respect to the Borrower and the Project for the year ended December 31, 2007 through the year ended December 31, 2023, attached hereto as Exhibit K, as the same may be updated by the Borrower with the prior written approval of the Administrative Agent.
“Financial Officer” means, with respect to any Person, the controller, treasurer or chief financial officer of such Person.
“Financing Documents” means:
(i) this Agreement;
(ii) the Accounts Agreement;
(iii) the Intercreditor Agreement;
(iv) the Notes;
(v) the Security Documents;
(vi) the Interest Rate Protection Agreements;

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(vii) the Fee Letters;
(viii) the other financing and security agreements, documents and instruments delivered in connection with this Agreement; and
(ix) each other document designated as a Financing Document by the Borrower and the Administrative Agent.
“Fiscal Quarter” means any quarter of a Fiscal Year.
“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on September 30.
“Funding” means the incurrence of each Construction Loan, Term Loan or Working Capital Loan made by the Lenders on a single date.
“Funding Date” means, with respect to each Funding, the date on which funds are disbursed by the Administrative Agent, on behalf of the relevant Lenders, to the Borrower in accordance with Section 2.05 (Funding of Loans).
“Funding Notice” means (i) in the case of a request for a Funding of Construction Loans, a Construction Loan Funding Notice, (ii) in the case of a request for a Funding of Term Loans, the Conversion Date Funding Notice, and (iii) in the case of a request for Funding of Working Capital Loans, a Working Capital Loan Funding Notice.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.
“Gas Facilities Agreement” means that certain Natural Gas Facilities Agreement dated as of January 23, 2007 between the Gas Supplier and the Borrower.
“Gas Supplier” means the City of Camilla.
“Gas Supply Agreement” means that certain Natural Gas Supply and Capacity Agreement dated as of January 23, 2007 between the Gas Supplier and the Borrower.
“Governmental Approval” means any authorization, consent, approval, agreement, license, lease, ruling, permit, certification, exemption, filing for registration by or with any Governmental Authority.
“Governmental Authority” means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Grain Brokerage Agreement” means that certain Grain Brokerage Agreement dated as of November 3, 2006, as amended on [                    ], between the Grain Broker and the Borrower.

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“Grain Broker” means Palmetto Grain Brokerage, LLC.
“Granting Lender” has the meaning provided in Section 10.03(h) (Assignments).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).
“Historical Debt Service Coverage Ratio” or “HDSCR” means, as of any Quarterly Payment Date, for the four (4) Fiscal Quarters immediately preceding (and not including the then-current Fiscal Quarter) such Quarterly Payment Date (or, if less than four (4) Fiscal Quarters have elapsed since the Conversion Date, for such number of full Fiscal Quarters that has elapsed since the Conversion Date), the ratio of (i) Cash Flow Available for Debt Service during such period to (ii) Debt Service during such period.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a) all obligations of such Person for or in respect of moneys borrowed or raised, whether or not for cash by whatever means (including acceptances, deposits, discounting, letters of credit, factoring, and any other form of financing which is recognized in accordance with GAAP in such Person’s financial statements as being in the nature of a borrowing or is treated as “off-balance sheet” financing);
(b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(c) all obligations of such Person for the deferred purchase price of property or services;
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);

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(e) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(f) all Capitalized Lease Liabilities;
(g) net obligations of such Person under any Swap Contract;
(h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(i) all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning provided in Section 10.08 (Indemnification by the Borrower).
“Independent Engineer” means Harris Group, or any replacement independent engineer appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to Borrower (which acceptance shall not be unreasonably withheld or delayed).
“Independent Engineer’s Certificate” means a certificate of the Independent Engineer in substantially the form of Exhibit J.
“Independent Member” means a Person, who is not at the time of initial appointment as the Independent Member or at any time while serving as the Independent Member and has not been at any time during the five (5) years preceding such initial appointment:
(i) a direct or indirect owner of any Equity Interest in, member (with the exception of serving as the Independent Member), officer, employee, partner, director, manager or contractor, bankruptcy trustee, attorney or counsel of any member of the Borrower or any Affiliate thereof;

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(ii) a creditor, customer, supplier, or other person who derives any of its purchases or revenues from its activities with the Borrower, any member of the Borrower, or any member of any Affiliate of any of them (with the exception of its activity of serving as the Independent Member);
(iii) a Person controlling or under common control with the Borrower, any member of the Borrower, any member of any Affiliate of any of them or any Person excluded from serving as Independent Member under clause (i) or (ii) of this definition;
(iv) a member of the immediate family by blood or marriage of any Person excluded from being an Independent Member under clause (i) or (ii) of this definition; or
(v) a Person who received, or a member or employee of a firm or business that received, fees or other income from the Borrower or any Affiliate thereof in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person (with the exception of fees received for its activity of serving as the Independent Member).
“Information” has the meaning provided in Section 10.18 (Treatment of Certain Information; Confidentiality).
“Informational Report” means an “Informational Report” as defined in the Design-Build Agreement.
“Initial Quarterly Payment Date” means the first Quarterly Payment Date that is not less than forty-five (45) days following the Conversion Date.
“Insolvency or Liquidation Proceeding” has the meaning provided in the Intercreditor Agreement.
“Insurance and Condemnation Proceeds Account” has the meaning provided in Section 3.01(a)(ix) of the Accounts Agreement.
“Insurance Consultant” means Moore-McNeil, LLC, or any replacement insurance consultant appointed by the Administrative Agent.
“Insurance Proceeds” means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to the Borrower or the Project that are paid or payable to or for the account of the Borrower, or the Collateral Agent as loss payee, or additional insured (other than Business Interruption Insurance Proceeds and proceeds of insurance policies relating to third party liability).

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“Intercreditor Agreement” means that certain Amended and Restated Subordination Agreement, dated as of the date hereof, by and among the Borrower, the Collateral Agent as senior collateral agent, Southwest Georgia Farm Credit, ACA as existing senior lender, the Issuer, the Bond Trustee as subordinate bond trustee, and Wachovia Bank, National Association as subordinate bondholder.
“Interest Payment Date” means (i) with respect to Eurodollar Loans, the last day of each applicable Interest Period (and, if such Interest Period exceeds three months, on the day three months after such Eurodollar Loan is made or continued) or, if applicable, any date on which such Eurodollar Loan is converted to a Base Rate Loan and (ii) with respect to Base Rate Loans, on each Quarterly Payment Date or, if applicable, any date on which such Base Rate Loan is converted to a Eurodollar Loan.
“Interest Period” means, with respect to any Eurodollar Loan, the period beginning on (and including) the date on which such Eurodollar Loan is made pursuant to Section 2.05 (Funding of Loans) or the date on which each successive interest period for each such Eurodollar Loan is determined pursuant to Section 3.05 (Interest Rates) and ending on (and including) the day that numerically corresponds to such date one (1), two (2), three (3) or six (6) months thereafter, in either case as the Borrower may select in the relevant Funding Notice or Interest Period Notice; provided, however, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different calendar month, in which case such Interest Period shall end on the next preceding Business Day), (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period, (iii) the Borrower may not select any Interest Period that ends after any Quarterly Payment Date unless, after giving effect to such selection, the aggregate outstanding principal amount of Eurodollar Loans having Interest Periods which end on or prior to such Quarterly Payment Date shall be at least equal to the aggregate principal amount of Eurodollar Loans due and payable on or prior to such Quarterly Payment Date, and (iv) no Interest Period may end later than the Maturity Date for the relevant type of Loan.
“Interest Period Notice” means a notice in substantially the form attached hereto as Exhibit O, executed by an Authorized Officer of the Borrower.
“Interest Rate Protection Agreement” means each interest rate swap, collar, put, or cap, or other interest rate protection arrangement, with a Qualified Counterparty, in each such case that is reasonably satisfactory to the Administrative Agent and is entered into in accordance with Section 7.01(u) (Affirmative Covenants — Interest Rate Protection Agreement).
“Interest Rate Protection Provider” means a Qualified Counterparty that is party to an Interest Rate Protection Agreement.
“Inventory” means inventory, as that term is defined in the UCC, now or hereafter owned by the Borrower, including all products, goods, materials and supplies produced, purchased or acquired by the Borrower for the purpose of sale or use in the Borrower’s operations in the ordinary course of business.

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“Issuer” means the Mitchell County Development Authority, a public body corporate and politic created and existing under the laws of the State of Georgia.
“Law” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding, injunction, Governmental Approval or requirement of such Governmental Authority. Unless the context clearly requires otherwise, the term “Law” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Agreement.
“Lead Arranger” means WestLB in its capacity as sole lead arranger, bookrunner and syndication agent hereunder.
“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit R.
“Lenders” means the persons identified as “Lenders” and listed on the signature pages of this Agreement and each other Person that acquires the rights and obligations of a Lender hereunder pursuant to Section 10.03 (Assignments).
“Letter Agreement” means that certain Letter Agreement for Design and Construction of Water Pre-Treatment System and Fire Protection System dated as of January 13, 2007 between the Design-Build Contractor and the Borrower.
“LIBOR” means, for any Interest Period for any Eurodollar Loan:
(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or
(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

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(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by WestLB to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.
“License Agreement” means that certain ICM License Agreement dated as of November 16, 2006 between the Technology License Provider and the Borrower.
“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.
“Line Item” means a line item of cost or expense set forth in the Construction Budget.
“Liquidated Damages Account” has the meaning set forth in Section 3.01(a)(ii) of the Accounts Agreement.
“Loan Parties” means, collectively, the Borrower and the Pledgor.
“Loans” means, collectively, the Construction Loans, the Term Loans and the Working Capital Loans.
“Local Account” means any local bank account (other than the Project Accounts and the Bond Accounts) in the name of the Borrower.
“Maintenance Capital Expense Account” has the meaning set forth in Section 3.01(a)(v) of the Accounts Agreement.
“Maintenance Capital Expenses” means all expenditures by the Borrower for regularly scheduled (or reasonably anticipated) major maintenance of the Project, Prudent Ethanol Operating Practice and vendor and supplier requirements constituting major maintenance (including teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of the Project).
“Major Project Documents” means:
(i)	each Project Document other than the Electric Service Contract, the Agreement for Engineering Services and items (xv) and (xvi) of the definition of “Project Document”;

(ii)	each Additional Project Document designated as a Major Project Document by the Administrative Agent; and

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(iii)	any replacement agreement for any such agreement.
“Major Project Party” means each Person (other than the Borrower) who is a party to a Major Project Document.
“Mandatory Prepayment” means a prepayment in accordance with Section 3.10 (Mandatory Prepayment).
“Master Transportation Contract” means that certain Master Transportation Contract effective as of November 15, 2006 between Norfolk Southern Railway Company and the Borrower.
“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property, condition (financial or otherwise), prospects, or operations of the Borrower or the Project, taken as a whole, (ii) the ability of the Borrower, the Pledgor, any Project Party or any party (other than a Senior Secured Party) to the Intercreditor Agreement or Accounts Agreement to perform its material obligations under any Transaction Document to which it is a party, (iii) creation, perfection or priority of the Liens granted, or purported to be granted, in favor, or for the benefit, of the Collateral Agent pursuant to the Security Documents or (iv) the rights or remedies of any Senior Secured Party under any Financing Document.
“Materials of Environmental Concern” means chemicals, pollutants, contaminants, wastes, toxic substances and hazardous substances, any toxic mold, radon gas or other naturally occurring toxic or hazardous substance or organism and any material that is regulated in any way, or for which liability is imposed, pursuant to an Environmental Law.
“Maturity Date” means, as the context may require, (a) with respect to the Construction Loans, the Construction Loan Maturity Date (b) with respect to the Term Loans, the Final Maturity Date and (c) with respect to the Working Capital Loans, the Working Capital Loan Maturity Date.
“Maximum Rate” has the meaning provided in Section 10.09 (Interest Rate Limitation).
“Moody’s” means Moody’s Investors Service Inc., and any successor thereto that is a nationally recognized rating agency.
“Mortgage” means the Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders, to be made by the Borrower to the Collateral Agent for the benefit of the Senior Secured Parties.
“Mortgaged Property” means all real property right, title and interest of the Borrower that is subject to the Mortgage in favor of the Collateral Agent.

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“Multiemployer Plan” means a Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.
“Necessary Project Approvals” has the meaning set forth in Section 5.03(a)(i) (Representations and Warranties — Governmental Approvals).
“Necessary Project Contracts” has the meaning set forth in Section 5.11(a)(ii) (Representations and Warranties — Contracts).
“Net Swap Payment” means, with respect to any Interest Rate Protection Agreement and for any period, all scheduled Obligations due and payable by the Borrower under such Interest Rate Protection Agreement during such period, after giving effect to any netting applicable thereto.
“Non-Appealable” means, with respect to any specified time period allowing an appeal of any ruling under any constitutional provision, Law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding or injunction that such specified time period has elapsed without an appeal having been brought.
“Non-U.S. Lender” has the meaning set forth in Section 4.07(e) (Taxes — Foreign Lenders).
“Non-Voting Lender” means any Lender who (a) is also a Loan Party, a Project Party, a party (other than a Senior Secured Party) to the Intercreditor Agreement or Accounts Agreement, or any Affiliate or Subsidiary thereof, or (b) has sold a participation in the Loan held by it to any such Person.
“Notes” means the Construction Notes, the Term Notes and the Working Capital Notes, including any promissory notes issued by the Borrower in connection with assignments of any Loan of a Lender, in each case substantially in the form of Exhibit B, Exhibit C or Exhibit D as they may be amended, restated, supplemented or otherwise modified from time to time.
“Notice to Proceed” means the “Notice to Proceed” as defined in, and issued in accordance with the terms of, the Design-Build Agreement.
“Obligations” means and includes all loans, advances, debts, liabilities, Indebtedness and obligations, howsoever arising, owed to the Agents, the Lenders or any other Senior Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any Insolvency or Liquidation Proceeding naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, pursuant to the terms of this Agreement or any of the other Financing Documents (including the Interest Rate Protection Agreements), including all principal, interest, fees, charges, expenses, attorneys’ fees, costs and expenses, accountants’ fees and Consultants’ fees payable by the Borrower hereunder or thereunder.

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“Operating Account” has the meaning provided in Section 3.01(a)(iv) of the Accounts Agreement.
“Operating Budget” has the meaning set forth in Section 7.01(j) (Affirmative Covenants — Operating Budgets).
“Operating Budget Category” means, at any time with respect to each Operating Budget, each line item set forth in such Operating Budget in effect at such time.
“Operating Statement” means an operating statement with respect to the Project, in substantially the form of Exhibit L.
“Operation and Maintenance Expenses” means, for any period, the sum without duplication of all (i) reasonable and necessary expenses of administering, managing and operating, and generating Products for sale from, the Project and maintaining it in good repair and operating condition, (ii)  costs associated with the supply and transportation of all feedstock, natural gas, electricity and other supplies and raw materials to the Project and distribution and sale of Products from the Project that the Borrower is obligated to pay, (iii) all reasonable and necessary insurance costs (other than insurance premiums that are paid as Project Costs), (iv) property, sales and franchise taxes to the extent that the Borrower is liable to pay such taxes to the taxing authority (other than taxes imposed on or measured by income or receipts) to which the Project, may be subject (or payment in lieu of such taxes to which the Project may be subject), (v) reasonable and necessary costs and fees incurred in connection with obtaining and maintaining in effect Necessary Project Approvals, on or after the Final Completion Date for the Project, (vi) reasonable and arm’s-length legal, accounting and other professional fees attendant to any of the foregoing items during such period, (vii) the reasonable costs of administration and enforcement of the Transaction Documents, (viii) costs incurred pursuant to the Permitted Commodity Hedging Arrangements, and (ix) all other costs and expenses included in the then-current Operating Budget. In no event shall Project Costs or Maintenance Capital Expenses be considered Operation and Maintenance Expenses.
“Organic Documents” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock and, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability agreement.
“Owner” means “Owner” as defined in the Design-Build Agreement.
“Owners Scope” means, with respect to the Project, all work relating to the construction of the Project that is the responsibility of “Owner” (as defined in the Design-Build Agreement) or any of Owner’s contractors (other than Design-Build Contractor), including work set forth in Article IV of the Design-Build Agreement.

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“Participant” has the meaning provided in Section 10.03(d) (Assignments).
“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Performance Bond” means any performance bond provided for the benefit of the Borrower under the Design-Build Agreement.
“Performance Test” has the meaning provided in the Design-Build Agreement.
“Performance Test Report” has the meaning provided in Section 7.01(k) (Affirmative Covenants — Performance Tests).
“Permitted Commodity Hedging Arrangements” means those Commodity Hedging Arrangements entered into by the Borrower in accordance with Section 7.02(u) (Negative Covenants — Commodity Hedging Arrangements).
“Permitted Indebtedness” means Indebtedness identified in Section 7.02(a) (Negative Covenants — Restrictions on Indebtedness of the Borrower).
“Permitted Liens” means Liens identified in Section 7.02(b) (Negative Covenants - Liens).
“Permitted Tax Distribution” means, with respect to any distributee that is required to pay tax as a result of its direct or indirect ownership of the Borrower, an amount equal to (a) the Effective Tax Rate at such time multiplied by (b) such distributee’s estimated share of the taxable income of the Borrower (after netting or otherwise taking account of a distributee’s shares of the income, loss, deduction and credit associated with the distributee’s interest in the Borrower) that the distributee is reasonably expected to have to report for income tax purposes for the Fiscal Quarter distributed to the extent necessary to fund a distributee’s timely payment to a Governmental Authority of tax liability (including estimated payments thereof) and subject to correction as described below. “Effective Tax Rate” means, as of any date of calculation, a percentage equal to the sum of (x) the maximum then-current federal marginal income tax rate plus (y) [[          ] percent ([     ]%)]2. Permitted Tax Distributions as estimated for purposes of a Quarterly Payment Date shall be subject to later correction to reflect amounts as actually reported on an income tax return by a distributee for federal and state income tax purposes. Thus, on any Quarterly Payment Date, the Permitted Tax Distribution means the amount calculated as the product of (a) and (b), above, adjusted by the difference, if any, between the Permitted Tax Distribution for the preceding Quarterly Payment Date as estimated for such date and the Permitted Tax Distribution for that preceding Quarterly Payment Date as finally determined.

[2]	Borrower to provide rate of current [Georgia] and City of [ ] (if any) marginal income tax rate applicable to such distributee.

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“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
“Plan” means an employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that is sponsored or maintained by the Borrower or any ERISA Affiliate, or in respect of which the Borrower or any ERISA Affiliate has any obligation to contribute or liability.
“Pledge Agreement” means the Pledge and Security Agreement, dated as of the date hereof, among the Borrower, the Pledgor and the Collateral Agent, pursuant to which the Pledgor pledges one hundred percent (100%) of its Equity Interests in the Borrower to the Collateral Agent.
“Pledgor” means First United Ethanol, LLC, a Georgia limited liability company.
“Prepayment Holding Account” has the meaning set forth in Section 3.01(a)(viii) of the Accounts Agreement.
“Primary Swap Obligations” means, with respect to any Interest Rate Protection Agreement, all scheduled obligations due and payable by any Person party to such Interest Rate Protection Agreement (after giving effect to any netting applicable thereto) and all payments of Swap Termination Value due and payable by any Person party to such Interest Rate Protection Agreement, but excluding any amounts owed in respect of Taxes, expenses and indemnification obligation which do not constitute payments of Swap Termination Value.
“Process Agent” means any Person appointed as agent by the Borrower, the Pledgor or any party to the Intercreditor Agreement or Accounts Agreement, to the extent required under the Financing Documents, to receive on behalf of itself and its property services of copies of summons and complaint or any other process which may be served in connection with any action or proceeding before any court arising out of or relating to this Agreement or any other Financing Document to which it is a party, including [          ]3.

[3]	Borrower to provide.

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“Products” means ethanol, Distillers Grains, and any other co-product or by-product produced in connection with the production of ethanol at the Project.
“Project” means, the ethanol production facility to be constructed and owned by the Borrower and located in Camilla, Georgia, with a nameplate capacity of approximately 100 million gallons-per-year of denatured ethanol, including the Site and all buildings, structures, improvements, easements and other property related thereto.
“Project Accounts” has the meaning provided in Section 1.01 of the Accounts Agreement.
“Project Costs” means, the following costs and expenses incurred by the Borrower in connection with the Project prior to the Final Completion Date and set forth in the Construction Budget or otherwise approved in writing by the Required Lenders (in consultation with the Independent Engineer):
(i) costs incurred by the Borrower under the Design-Build Agreement, and other costs related to the acquisition, site preparation, design, engineering, construction, installation, start-up, and testing of the Project;
(ii) through the Conversion Date, fees and expenses incurred by or on behalf of the Borrower in connection with the development of the Project and the consummation of the transactions contemplated by this Agreement, including financial, accounting, legal, surveying and consulting fees, and the costs of preliminary engineering;
(iii) interest and Fees on the Construction Loans and Subordinated Debt until the Final Completion Date;
(iv) financing fees and expenses in connection with the Loans and the fees, costs and expenses of the Agents’ counsel, any Interest Rate Protection Provider’s counsel and the Consultants;
(v) insurance premiums with respect to the Title Insurance Policy and the insurance required pursuant to Section 7.01(h) (Affirmative Covenants — Insurance);

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(vi) costs of corn and natural gas utilized for commissioning, Performance Tests for, and operation of, the Project prior to the Final Completion Date;
(vii) amounts required to fund the Debt Service Reserve Account to fifty percent (50%) of the Debt Service Reserve Required Amount; and
(viii) all other costs and expenses included in the Construction Budget for the Project.
“Project Document Termination Payments” means all payments that are required to be paid to or for the account of the Borrower as a result of the termination of any Project Document.
“Project Documents” means:
(i)	Design-Build Agreement;

(ii)	Performance Bond;

(iii)	Letter Agreement;

(iv)	Grain Brokerage Agreement;

(v)	Ethanol Agreement;

(vi)	Ethanol Marketing Contract Guaranty;

(vii)	Risk Management Contract;

(viii)	License Agreement;

(ix)	Electric Service Contract;

(x)	Gas Facilities Agreement;

(xi)	Gas Supply Agreement;

(xii)	Master Transportation Contract;

(xiii)	CSX Transportation Contract;

(xiv)	Agreement for Engineering Services;

(xv)	any other documents designated as a Project Document by the Borrower and the Administrative Agent;

(xvi)	each Additional Project Document; and

(xvii)	any replacement agreement for any such agreement.

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“Project Party” means each Person (other than the Borrower) who is a party to a Project Document.
“Prospective Debt Service Coverage Ratio” or “PDSCR” means, for any Quarterly Payment Date, for the Fiscal Quarter including such Quarterly Payment Date and the three (3) Fiscal Quarters immediately following such Quarterly Payment Date, the ratio of (i) Cash Flow Available for Debt Service projected for such period to (ii) Debt Service projected for such period, in each case based on the then-current Operating Budget approved in accordance with Section 7.01(j) (Affirmative Covenants — Operating Budgets), as the same has been updated (if necessary) to reflect the then-current projections for commodity prices, and approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed.
“Prudent Ethanol Operating Practice” means those reasonable practices, methods and acts that (i) are commonly used to manage, operate and maintain ethanol production, distribution, equipment and associated facilities of the size and type that comprise the Project safely, reliably, and efficiently and in compliance with applicable Laws, manufacturers’ warranties and manufacturers’ and licensor’s recommendations and guidelines, and (ii) in the exercise of reasonable judgment, skill, diligence, foresight and care are expected of an ethanol plant operator, in order to efficiently accomplish the desired result consistent with safety standards, applicable Laws, manufacturers’ warranties, manufacturers’ recommendations and, in the case of the Project, the Project Documents. Prudent Ethanol Operating Practice does not necessarily mean one particular practice, method, equipment specifications or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.
“Qualified Counterparty” means any of the following: (i) any Person who is a Lender, the Administrative Agent, or the Collateral Agent on the date the relevant Interest Rate Protection Agreement is entered into or (ii) any Affiliate of any Person listed in clause (i).
“Quarterly Payment Date” means each of March 31, June 30, September 30 and December 31.
“Quarterly Period” means each three (3) month period beginning on (and including) the day immediately following a Quarterly Payment Date and ending on (and including) the next Quarterly Payment Date.
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.
“Register” has the meaning set forth in Section 10.03(c) (Assignments).

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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Removal,” “Remedial” and “Response” actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a Governmental Authority or those which a Governmental Authority or any other Person might seek to require of potentially responsible parties, liable parties, waste generators, handlers, distributors, processors, users, disposers, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other Persons under “removal,” “remedial,” or other “response” actions.
“Reportable Event” means a “reportable event” within the meaning of Section 4043(c) of ERISA.
“Required Cash Sweep” means each mandatory prepayment of the Loans made pursuant to Section 3.10 (Mandatory Prepayment).
“Required Equity Contribution” means the equity contributions to be made to the Borrower on the Closing Date for Project Costs in the aggregate total amount of seventy-five million Dollars ($75,000,000).
“Required Lenders” means (a) at any time prior to the Conversion Date, Lenders (excluding all Non-Voting Lenders) holding Commitments in excess of fifty percent (50.00%) of the Construction Loan Commitments and the Working Capital Loan Commitments (excluding the Construction Loan Commitments and the Working Capital Loan Commitments of all Non-Voting Lenders) and (b) at any time after the Conversion Date, Lenders (excluding all Non-Voting Lenders) holding Loans and Commitments in excess of fifty percent (50.00%) of an amount equal to (x) the then aggregate outstanding principal amount of the Loans plus (y) the undisbursed amount of the Aggregate Working Capital Loan Commitment (excluding the principal amounts of any Loans made by, and any Working Capital Loan Commitments of, any Non-Voting Lenders).
“Required LLC Provisions” has the meaning provided in Section 5.24 (Representations and Warranties — Required LLC Provisions).
“Required Working Capital Lenders” means Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of an amount equal to (x) the then aggregate outstanding principal amount of the Working Capital Loans plus (y) the undisbursed amount of the Aggregate Working Capital Loan Commitment (excluding the principal amounts of any Working Capital Loans made by, and any Working Capital Loan Commitments of, any Non-Voting Lenders).
“Restricted Payment Certificate” has the meaning provided in the Accounts Agreement.

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“Restricted Payments” means any (a) dividend or other distribution (whether in cash, securities or other property), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests of the Borrower, or on account of any return of capital to any holder of any such Equity Interest in, or any other Affiliate of, the Borrower, or any option, warrant or other right to acquire any such dividend or other distribution or payment, (b) any payment of any management, consultancy, administrative, services, or other similar payments to any Person who owns, directly or indirectly, any Equity Interest in the Borrower, or any Affiliate of any such Person, or (c) any payment of indemnification obligations pursuant to Section[s] [ ] of the Borrower LLC Agreement; provided that Permitted Tax Distributions shall not constitute Restricted Payments.
“Revenue Account” has the meaning set forth in Section 3.01(a)(iii) of the Accounts Agreement.
“Risk Management Contract” means that certain Risk Management Contract dated as of July 9, 2007 between the Ethanol Market Guarantor and the Borrower.
“S&P” means Standard & Poor’s Rating Services, a Division of the McGraw-Hill Companies Inc.
“Securities Intermediary” means Amarillo National Bank, not in its individual capacity, but solely as securities intermediary under the Accounts Agreement, and includes each other Person that may, from time to time, be appointed as successor Securities Intermediary pursuant to and in accordance with the Accounts Agreement.
“Security” means the security created in favor of the Collateral Agent pursuant to the Security Documents.
“Security Agreement” means the Assignment and Security Agreement, dated as of the date hereof, to be made by the Borrower in favor of the Collateral Agent.
“Security Discharge Date” means the date on which (i) all outstanding Commitments and Interest Rate Protection Agreements have been terminated and (ii) all amounts payable in respect of the Obligations have been irrevocably and indefeasibly paid in full in cash (other than obligations under the Financing Documents that by their terms survive and with respect to which no claim has been made by the Senior Secured Parties).
“Security Documents” means:
(i) the Mortgage;
(ii) this Agreement (to the extent that it relates to the Project Accounts);
(iii) the Accounts Agreement;

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(iv) the Consents;
(v) the Pledge Agreement;
(vi) the Security Agreement;
(vii) the Blocked Account Agreements;
(viii) any other document designated as a Security Document by the Borrower and the Administrative Agent; and
(ix) any fixture filings, financing statements, notices, authorization letters, or other certificates filed, recorded or delivered in connection with the foregoing.
“Senior Secured Parties” means the Lenders, the Agents, any Interest Rate Protection Provider, and each of their respective successors, transferees and assigns.
“Site” means those certain parcels described on Schedule 5.13.
“Sitework Contract” means that certain Sitework Contract dated as of January 17, 2007, between Folsom Construction Co. and the Borrower.
“Solvent” means, with respect to any Person, that as of the date of determination both (i) (A) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities but excluding amounts payable under intercompany loans or promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (B) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (C) such Person does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Period” has the meaning set forth in Section 7.01(t) (Affirmative Covenants — Financial Model).
“SPV” has the meaning provided in Section 10.03(h) (Assignments).
“Stated Amount” has the meaning specified for such term in any Debt Service Reserve Letter of Credit.

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“Subordinated Debt” means the payment obligations of the Borrower pursuant to the Intercreditor Agreement.
“Subordinated Debt Documents” means (i) the Subordinated Loan Agreement, (ii) each of the Bond Collateral Documents, (iii) the bond resolution adopted by the Issuer on October 6, 2006, relating to the Bonds, (iv) the bond resolution adopted by the Issuer on [ ], relating to the Bonds, (v) each of the Bonds, (vi) the “Bond Placement Agreement” (as defined in the Bond Indenture) and (vi) each other document executed on or prior to the date hereof in connection with the Bonds or the Subordinated Debt and (vii) each document executed after the date hereof in connection with the Bonds or the Subordinated Debt in compliance with the Intercreditor Agreement.
“Subordinated Loan Agreement” means that certain Loan Agreement dated as of November 1, 2006 between the Issuer and the Borrower, as assigned by the Issuer to the Bond Trustee pursuant to the Bond Indenture (except with respect to the rights reserved by the Issuer in Granting Clause I of the Bond Indenture), as amended by that certain [  _____  ], as assigned by that certain [                    ].4
“Subsidiary” of any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Survey” has the meaning provided in Section 6.01(w) (Conditions to Closing and First Funding of Construction Loans — Survey).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement and (c) for the avoidance of doubt, includes the Permitted Commodity Hedging Arrangements and any Interest Rate Protection Agreements and excludes any contract for the physical sale or purchase of any commodity.

[4]	B&M to advise.

37

“Swap Termination Value” means, in respect of any one or more Swap Contracts (including any Permitted Commodity Hedging Arrangements or any Interest Rate Protection Agreements), after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in accordance with the terms of the applicable Swap Contract, or, if no provision is made therein, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Tax” or “Taxes” means any present or future taxes (including income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever), levies, imposts, duties, fees or charges (including any interest, penalty, or addition thereof) imposed by any Governmental Authority.
“Tax Return” means all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed with respect to, or in respect of, any Taxes, including any schedule or attachment thereto and any amendment thereof.
“Technology License Provider” means ICM, Inc.
“Termination Event” means (i) a Reportable Event with respect to any ERISA Plan, (ii) the initiation of any action by the Borrower, any ERISA Affiliate or any ERISA Plan fiduciary to terminate an ERISA Plan (other than a standard termination under Section 4041(b) of ERISA) or the treatment of an amendment to an ERISA Plan as a termination under Section 4041(e) of ERISA (other than treatment as a standard termination under Section 4041(b) of ERISA), (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) the withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which the Borrower or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Multiemployer Plan participants who are employees of the Borrower or any ERISA Affiliate, (v) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vi) the Borrower or any ERISA Affiliate is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

38

“Term Loan” has the meaning provided in Section 2.02(a) (Term Loans).
“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans, as set forth opposite the name of such Lender in Schedule 2.01, as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Term Loan Commitment Percentage” means, as to any Lender at any time, the percentage that such Lender’s Term Loan Commitment then constitutes of the Aggregate Term Loan Commitment.
“Term Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit C, evidencing Term Loans.
“Threat of Release” shall mean “threat of release” as used in CERCLA.
“Title Continuation” means a written notice issued by the Title Insurance Company (including their local title insurance abstractors) confirming the status of title as set forth in the Title Insurance Policy, which indicates that, since the last preceding Funding Date (or, if the current Funding is on the Closing Date, since the date hereof), there has been no change in the title of title to the Mortgaged Property and no Liens or survey exceptions (in the case of any updated or “as-built” survey that has been issued) not theretofore approved by the Required Lenders, which written notice shall contain no recorded mechanic’s liens except as approved by the Required Lenders or as otherwise subject to a Contest.
“Title Insurance Company” means [                    ]5, or such other title insurance company or companies reasonably satisfactory to the Administrative Agent.
“Title Insurance Policy” has the meaning provided in Section 6.01(x) (Conditions to Closing and First Funding of Construction Loans — Title Insurance).
“Transaction Documents” means, collectively, the Financing Documents and the Project Documents.

[5]	Borrower to provide.

39

“Unfunded Benefit Liabilities” means, with respect to any ERISA Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits calculated on an accumulated benefit obligation basis and based upon the actuarial assumptions used for accounting purposes (i.e., those determined in accordance with FASB statement No. 35 and used in preparing the ERISA Plan’s financial statements) exceeds (ii) the fair market value of all ERISA Plan assets allocable to such benefits, determined as of the then most recent actuarial valuation report for such ERISA Plan.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.
“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.
“United States Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.
“Value” means, with respect to any inventory or other goods, the cost thereof to the Borrower, calculated on a first-in first-out basis in accordance with GAAP.
“WDG” means wet distillers grains produced by the Borrower at the Project.
“WestLB” means WestLB AG, New York Branch.
“Working Capital Applicable Margin” means (a) with respect to the Eurodollar Loans, three and one-half percent (3.50%) and (b) with respect to the Base Rate Loans, two and one-half percent (2.50%).
“Working Capital Available Amount” means: (i) prior to the Conversion Date, up to one million two hundred thousand Dollars ($1,200,000) for Project Costs; and (ii) on or after the Conversion Date, up to fifteen million Dollars ($15,000,000); provided that the Working Capital Available Amount shall not exceed the Borrowing Base on or after the Conversion Date, as certified from time to time by the Borrower.
“Working Capital Expenses” means, collectively, Operation and Maintenance Expenses, Maintenance Capital Expenses and Project Costs.
“Working Capital Lenders” means those Lenders of Working Capital Loans, as identified on Schedule 2.01, and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 10.03 (Assignments).
“Working Capital Loan” has the meaning provided in Section 2.03(a) (Working Capital Loans).

40

“Working Capital Loan Commitment” means, with respect to each Working Capital Lender, the commitment of such Working Capital Lender to make Working Capital Loans, as set forth opposite the name of such Working Capital Lender in Schedule 2.01, as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Working Capital Loan Commitment Percentage” means, as to any Working Capital Lender at any time, the percentage that such Working Capital Lender’s Working Capital Loan Commitment then constitutes of the Aggregate Working Capital Loan Commitment.
“Working Capital Loan Funding Notice” means each request for Funding of Working Capital Loans in the form of Exhibit G delivered in accordance with Section 2.04 (Notice of Fundings).
“Working Capital Loan Maturity Date” means the date that occurs twelve (12) months after the Conversion Date or, in any event, the date that is ninety (90) days after the date on which all outstanding Construction Loans and Term Loans have been paid in full.
“Working Capital Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit D, evidencing Working Capital Loans.
“Working Capital Reserve Account” has the meaning set forth in Section 3.01(a)(vi) of the Accounts Agreement.
“Working Capital Reserve Required Amount” means the amount necessary such that the sum of (i) the Aggregate Working Capital Loan Commitment and (ii) the amount on deposit in the Working Capital Reserve Account equals fifteen million Dollars ($15,000,000).

41

SCHEDULE 2.01
to Senior Credit Agreement
LENDERS, LOAN COMMITMENTS AND OFFICES

	CONSTRUCTION		WORKING
	LOAN	TERM LOAN	CAPITAL LOAN
LENDER	COMMITMENT	COMMITMENT	COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
WestLB AG, New York Branch	$20,000,000.00	$20,000,000.00	$5,000,000.00	WestLB AG, New York Branch	WestLB AG, New York Branch
				1211 Avenue of the Americas	1211 Avenue of the Americas
				New York, NY 10036	New York, NY 10036
				Attention: Cheryl Wilson	Attention: Cheryl Wilson
				Telephone: 212-852-6152	Telephone: 212-852-6152
				Facsimile: 212-302-7946	Facsimile: 212-302-7946
AgFirst Farm Credit Bank	$51,500,000.00	$51,500,000.00	$5,000,000.00	AgFirst Farm Credit Bank	N/A
1401 Hampton Street
Columbia, SC 29201
Attention: Tom Stallworth
Telephone: 803-753-2277
Facsimile: 803-254-4219
Bank of Camilla	$1,500,000.00	$1,500,000.00	$0	Bank of Camilla	N/A
50 E. Broad St./PO Box 111
Camilla, GA 31730-0111
Attention: Ray T. Muggridge,
III, President; Bill Cromer,
Senior Lending Officer
Telephone: 229-336-5225
Facsimile: 229-336-0479
CoBank, ACB	$8,000,000.00	$8,000,000.00	$0	CoBank, ACB	CoBank, ACB
				5500 South Quebec St.	5500 South Quebec St.
				Greenwood Village, Colorado 80111	Greenwood Village, Colorado 80111
				Attention: Syndication’s	Attention: Syndication’s
				Telephone: 303-740-4000	Telephone: 303-740-4000
				Facsimile: 303-740-4002	Facsimile: 303-740-4002

2.01 -1

	CONSTRUCTION		WORKING
	LOAN	TERM LOAN	CAPITAL LOAN
LENDER	COMMITMENT	COMMITMENT	COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
Farm Credit Bank of Texas	$10,000,000.00	$10,000,000.00	$5,000,000.00	Farm Credit Bank of Texas	N/A
				4801 Plaza on the Lake Drive
				Austin, TX 78746
				Attention: Alan Robinson
				Telephone: 512-465-0627
				Facsimile: 512-465-1832
AgCountry Farm Credit Services, FCLA	$3,000,000.00	$3,000,000.00	$0	AgCountry Farm Credit Services,	N/A
				FCLA
				1900 44th Street South
				Fargo, North Dakota 58108
				Attention: Randolph Aberle
				Telephone: 701-499-2501
				Facsimile: 701-277-9054
Northwest Farm Credit Services, PCA	$5,000,000.00	$5,000,000.00	$0	Northwest Farm Credit Services,	N/A
				PCA
				1700 South Assembly Street,
				Spokane, WA 99224
				Attention: Jim D. Allen
				Telephone: 509-340-5555
				Facsimile: 509-340-5503
Planters and Citizens Bank	$1,000,000.00	$1,000,000.00	$0	Planters and Citizens Bank	N/A
				21 North Harney Street
				Camilla, GA 31730
				Attention: E. J. Vann IV
				Telephone: 229-336-5271
				Facsimile: 229-336-7930
TOTAL	$100,000,000.00	$100,000,000.00	$15,000,000.00

2.01 -2

Schedule 5.03
Necessary Project Approvals
Part A First Funding Project Approvals; Status
1.	Air Quality Permit No. 2869-205-0047-S-01-0, dated November 29, 2006, issued by the State of Georgia, Department of Natural Resources, Environmental Protection Division, Air Protection Branch to First United Ethanol, LLC. Request for transfer from First United Ethanol, LLC to Southwest Georgia Ethanol, LLC sent November 19, 2007; waiting for re-issuance.
2.	Ground Water Use Permit No. 101-0005, dated July 18, 2007, issued by the State of Georgia, Department of Natural Resources, Environmental Protection Division, Watershed Protection Branch, Water Withdrawal Permitting Program/Groundwater Unit to First United Ethanol, LLC. Notice of transfer from First United Ethanol, LLC to Southwest Georgia Ethanol, LLC sent November 19, 2007; no further action required.
3.	Notice of Intent for Coverage under National Pollutant Discharge Elimination System General Permit No. GAR100001 to Discharge Storm Water Associated with Construction Activity. Notice of transfer from First United Ethanol, LLC to Southwest Georgia Ethanol, LLC sent November 19, 2007; no further action required.
4.	Plan Approval and Permission to Drill, dated June 20, 2007, issued by State of Georgia, Department of Natural Resources, Southwest Environmental Management District to First United Ethanol, LLC. Notice of transfer from First United Ethanol, LLC to Southwest Georgia Ethanol, LLC sent November 19, 2007; no further action required.
5.	Letter from Madeleine Kellam, Coordinator, Brownsfields Redevelopment Unit, Environmental Protection Division, to First United Ethanol, LLC c/o Andrea Rimer, Troutman Sanders LLP, dated November 22, 2006, approving Brownsfields Limitation of Liability. Transferred pursuant to Designation of Limitation of Liability Agreement, dated as of November 20, 2007, between First United Ethanol, LLC and Southwest Georgia Ethanol, LLC
6.	Wetlands Determination, dated July 26, 2007, determining that the First United Ethanol Plant site in Mitchell County, Georgia does not contain any wetlands, issued by the Department of the Army to First United Ethanol, LLC. No further action necessary.

Part B Deferred Approvals

Name/Type of Approval		Date/Stage Approval to be Obtained

1.	Notice of Intent for Coverage under National Pollutant Discharge Elimination System General Permit No. GAR000000 to Discharge Storm Water Associated with Industrial Activity	Prior to operations

2.	Permit to Operate a Public Water System	Prior to operations

3.	Clean Air Act Section 112(r) Risk Management Plan	Prior to operations

4.	Notification of Status under the Georgia Hazardous Waste Management Act (if applicable based on waste generated at the Facility)	Prior to operations

5.	Department of Homeland Security, Chemical Facility Anti-terrorism Standards “Top Screen” (if applicable based on the final regulations to be issued)	Prior to operations

6.	Tobacco & Alcohol Permit	Prior to operations

7.	Wastewater Discharge Permit	Prior to operations

2

SCHEDULE 5.11
to Senior Credit Agreement
Project Contracts
Part A Necessary Project Contracts
1.	Lump Sum Design-Build Agreement, dated as of November 16, 2006, by and between Fagen, Inc. and First United Ethanol, LLC.*
2.	Change Order No. 001, dated March 28, 2007, by and between Fagen, Inc. and First United Ethanol, LLC.*
3.	Change Order No. 002, dated July 11, 2007, by and between Fagen, Inc. and First United Ethanol, LLC.*
4.	Change Order No. 003, dated July 9, 2007, by and between Fagen, Inc. and First United Ethanol, LLC.*
5.	Change Order No. 004, dated August 13, 2007, by and between Fagen, Inc. and First United Ethanol, LLC.*
6.	Change Order No. 005, dated August 29, 2007, by and between Fagen, Inc. and First United Ethanol, LLC.*
7.	Change Order No. 006, dated September 10, 2007, by and between Fagen, Inc. and First United Ethanol, LLC.*
8.	Performance Bond, dated November 16, 2006, issued by Liberty Mutual Insurance Company for the benefit of First United Ethanol, LLC.*
9.	Payment Bond, dated November 16, 2006, issued by Liberty Mutual Insurance Company for the benefit of First United Ethanol, LLC.*
10.	ICM License Agreement, dated as of November 16, 2006, by and between ICM, Inc. and First United Ethanol, LLC.*
11.	Contract for Electric Service, dated April 27, 2007, by and between Georgia Power Company and First United Ethanol, LLC.*
12.	Excess Facilities Charge Agreement, dated April 27, 2007, by and between Georgia Power Company and First United Ethanol, LLC.*

*	Assigned to Southwest Georgia Ethanol, LLC pursuant to the Assignment Agreement between First United Ethanol, LLC and Southwest Georgia Ethanol, LLC.

13.	Natural Gas Supply and Capacity Agreement, dated as of January 23, 2007, by and between the City of Camilla, Georgia and First United Ethanol, LLC.*
14.	Natural Gas Facilities Agreement, dated as of January 23, 2007, by and between the City of Camilla, Georgia and First United Ethanol, LLC.*
15.	Letter Agreement for Design and Construction of Water Pre-Treatment System and Fire Protection System, dated January 13, 2007, by and between Fagen, Inc. and First United Ethanol, LLC.*
16.	Risk Management Contract, dated as of July 9, 2007, by and between FCStone, LLC and First United Ethanol, LLC.*
17.	Ethanol Marketing Contract, dated as of December 29, 2006, by and between Eco-Energy, Inc. and First United Ethanol, LLC.*
18.	Ethanol Marketing Contract Guaranty, dated as of December 29, 2006, by FCStone, LLC in favor of First United Ethanol, LLC.*
19.	Grain Brokerage Agreement, dated as of November 3, 2006, by and between Palmetto Grain Brokerage, LLC and First United Ethanol, LLC.*
20.	Master Transportation Contract REG-NS-C-19452, effective as of November 15, 2006, by and between Norfolk Southern Railway Company and Consolidated Subsidiaries and Southwest Georgia Ethanol, LLC.
21.	Transportation Contract REG-NS-C-19477, effective as of October 1, 2008, by and between Norfolk Southern Railway Company and Consolidated Subsidiaries and Southwest Georgia Ethanol, LLC.
22.	Railroad Transportation Contract CSXT 83796, effective as of November 15, 2006, by and between CSX Transportation, Inc. and Georgia and Florida Railnet, Inc. and First United Ethanol, LLC as amended by Amendment 1, effective as of April 23, 2007.*
23.	Assignment Agreement, dated November 20, 2007, by and between First United Ethanol, LLC and Southwest Georgia Ethanol, LLC.
24.	Loan Agreement, dated as of November 1, 2006, by and between Mitchell County Development Authority and First United Ethanol, LLC.**

*	Assigned to Southwest Georgia Ethanol, LLC pursuant to the Assignment Agreement between First United Ethanol, LLC and Southwest Georgia Ethanol, LLC.

**	Assigned to Southwest Georgia Ethanol, LLC pursuant to the Omnibus Assignment and Amendment Agreement between First United Ethanol, LLC, Southwest Georgia Ethanol, LLC and the other parties thereto.

2

25.	Subordination Agreement, dated as of November 1, 2006, by and between the Mitchell County Development Authority and First United Ethanol, LLC.**
26.	Security Agreement, dated as of November 28, 2006, by and between Regions Bank and First United Ethanol, LLC.**
27.	Railroad Car Lease Agreement, dated November 5, 2007, by and between Trinity Industries Leasing Company and First United Ethanol, LLC.*
28.	Loop Track Contract, dated September 12, 2007, by and between Railworks Track Systems, Inc. and First United Ethanol, LLC.*
29.	Wastewater Discharge Engineering Contract, dated October 2, 2007, by and between Stevenson & Palmer Engineering, Inc., and First United Ethanol, LLC.*
30.	Agreement to Drill Industrial Wells, dated July 3, 2007, by and between Griffin Well Drilling, LLC and First United Ethanol, LLC.*
Part B Deferred Contracts

Name/Type of Contract		Date/Stage Contract to be Obtained

1.	Omnibus Assignment and Amendment Agreement, to be executed by and between First United Ethanol, LLC, Southwest Georgia Ethanol, LLC, Mitchell County Development Authority, Regions Bank, Southwest Georgia Farm Credit, ACA and Wachovia Bank, National Association	Prior to First Funding Date

2.	Operation and Maintenance Agreement, to be executed by and between Southwest Georgia Ethanol, LLC and First United Ethanol, LLC	Prior to First Funding Date

3.	Services Agreement, to be executed by and between Southwest Georgia Ethanol, LLC and First United Ethanol, LLC	Prior to First Funding Date

4.	Paving Contract	Prior to operations

*	Assigned to Southwest Georgia Ethanol, LLC pursuant to the Assignment Agreement between First United Ethanol, LLC and Southwest Georgia Ethanol, LLC.

**	Assigned to Southwest Georgia Ethanol, LLC pursuant to the Omnibus Assignment and Amendment Agreement between First United Ethanol, LLC, Southwest Georgia Ethanol, LLC and the other parties thereto.

3

Name/Type of Contract		Date/Stage Contract to be Obtained

5.	Office Building Contract	Prior to operations

6.	Construction of Wastewater System Contract	Prior to operations

7.	Grain Car Lease	Prior to operations

8.	Yard Engine Lease	Prior to operations

9.	Omnitrax Master Agreement	Prior to operations

10.	Omnitrax Service Agreement	Prior to operations

11.	Omnitrax Lease	Prior to operations

12.	Carbon Dioxide Agreement	Prior to operations

13.	Construction of Wet Grain Handler Contract	Prior to operations

14.	Dried Distillers Grain Contracts	During operations

15.	Corn Contracts	During operations
Other Project Agreements (Pursuant to Section 5.11(a)(i))
1.	Designation of Limitation of Liability, dated as of November 20, 2007, by and between First United Ethanol, LLC and Southwest Georgia Ethanol, LLC.

4

Schedule 5.12(c)
Security Filings
1.	Form UCC-1 filing relating to the Security Agreement with the Office of the Clerk of the Superior Court of Mitchell County, Georgia.
2.	Form UCC-1 fixture filing relating to the Mortgage with the Office of the Clerk of the Superior Court of Mitchell County, Georgia.
3.	Filing of the Mortgage with the Office of the Clerk of the Superior Court of Mitchell County, Georgia.
4.	Filing with the Surface Transportation Board in respect of any Rail Car Lease.

SCHEDULE 5.13
to Senior Credit Agreement
Site Description
Tract 1: All that tract or parcel of land situated, lying, and being in Land Lot No. 311 in the 10th Land District of Mitchell County, Georgia, containing 130.25 acres, more or less, and being more particularly described as follows:
Begin at a point which marks the intersection of the northern edge of the right of way of Fairway Road (R/W varies) with the western edge of the right of way of Back Nine Road (40’ maintained R/W), which point is marked by an iron pin set, and with this point as the Point of Beginning, go thence along the northern edge of the right of way of said Fairway Road a chord direction of south 86 degrees 31 minutes 59 seconds west a chord distance of 32.73 feet (an arc distance of 32.75 feet) to a point, from thence continue along the northern edge of the right of way of said Fairway Road north 89 degrees 51 minutes 31 seconds west a distance of 1872.49 feet to a point, from thence continue along the northern edge of the right of way of said Fairway Road north 88 degrees 32 minutes 45 seconds west a distance of 333.44 feet to a point marked by an iron pin found located on the eastern edge of the right of way of the Georgia & Florida Railnet (150’ R/W), from thence go along the eastern edge of the right of way of the said Georgia & Florida Railnet a chord direction of north 19 degrees 08 minutes 25 seconds east a chord distance of 141.77 feet (an arc distance of 141.78 feet) to a point, from thence continue along the eastern edge of the right of way of the said Georgia & Florida Railnet north 20 degrees 35 minutes 55 seconds east a distance of 1504.56 feet to a point, from thence continue along the eastern edge of the right of way of the said Georgia & Florida Railnet a chord direction of north 03 degrees 47 minutes 10 seconds west a chord distance of 2415.96 feet (an arc distance of 2490.46 feet) to a point marked by an iron pin found, from thence go north 84 degrees 40 minutes 21 seconds east a distance of 156.20 feet to a point marked by an iron pin found, from thence go south 25 degrees 34 minutes 16 seconds east a distance of 748.42 feet to a point marked by an iron pin set, from thence go south 89 degrees 48 minutes 54 seconds east a distance of 466.02 feet to a point marked by an iron pin set, from thence go south 70 degrees 48 minutes 03 seconds east a distance of 940.82 feet to a point marked by an iron pin set, which point lies on the western edge of the right of way of said Back Nine Road, from thence go along the western edge of the right of way of said Back Nine Road south 02 degrees 10 minutes 00 seconds east a distance of 414.26 feet to a point, from thence continue along the western edge of the right of way of said Back Nine Road a chord direction of south 01 degree 16 minutes 52 seconds west a chord distance of 130.26 feet (an arc distance of 130.34 feet) to a point, from thence continue along the western edge of the right of way of said Back Nine Road south 04 degrees 43 minutes 44 seconds west a distance of 302.32 feet to a point, from thence continue along the western edge of the right of way of said Back Nine Road south 01 degree 46 minutes 36 seconds west a distance of 188.65 feet to a point, from thence continue along the western edge of the right of way of said Back Nine Road south 00 degrees 50 minutes 41 seconds west a distance of 389.17 feet to a point, from thence continue along the western edge of the right of way of said Back Nine Road south 00 degrees 19 minutes 39 seconds west a distance of 486.22 feet to a point, from thence continue along the western edge of the right of way of said Back Nine Road south 00 degrees 21 minutes 05 seconds east a distance of 579.21 feet to a point, from thence continue along the western edge of the right of way of said Back Nine Road south 00 degrees 25 minutes 59 seconds east a distance of 229.62 feet to a point, from thence continue along the western edge of the right of way of said Back Nine Road south 02 degrees 10 minutes 05 seconds east a distance of 274.59 feet to a point marked by an iron pin set, the Point of Beginning.

Said tract of land is more particularly described as Tract 1 on that certain Plat of Survey prepared by Larry W. Grogan, Georgia Registered Land Surveyor No. 1649, entitled “ALTA/ASCM LAND TITLE SURVEY FOR SOUTHWEST GEORGIA ETHANOL, LLC, ET. AL.”, Survey Date: November 9, 2007, Plat Date: November 13, 2007, copy of which is recorded in Plat Book  _____, page  _____, in the Office of the Clerk of the Superior Court of Mitchell County, Georgia, to which reference is hereby particularly made.
Tract 2: All that tract or parcel of land situated, lying, and being in Land Lot No. 290 of the 10th Land District of Mitchell County, Georgia, containing 56.76 acres, more or less, and being more particularly described as follows:
Begin at the point of intersection of the northern edge of the right of way of Industrial Park Connector Road (80’ R/W) with the eastern edge of the right of way of Back Nine Road (40’ maintained R/W) which point is marked by an iron pin set, and with this point as the Point of Beginning, go thence along the eastern edge of the right of way of said Back Nine Road north 00 degrees 25 minutes 59 seconds west a distance of 177.24 feet to a point, from thence continue along the eastern edge of the right of way of said Back Nine Road north 00 degrees 21 minutes 05 seconds west a distance of 578.94 feet to a point, from thence continue along the eastern edge of the right of way of said Back Nine Road north 00 degrees 19 minutes 39 seconds east a distance of 485.80 feet to a point, from thence continue along the eastern edge of the right of way of said Back Nine Road north 00 degrees 50 minutes 41 seconds east a distance of 388.66 feet to a point, from thence continue along the eastern edge of the right of way of said Back Nine Road north 01 degree 46 minutes 36 seconds east a distance of 187.30 feet to a point, from thence continue along the eastern edge of the right of way of said Back Nine Road north 04 degrees 43 minutes 44 seconds east a distance of 301.29 feet to a point, from thence continue along the eastern edge of the right of way of said Back Nine Road a chord direction of north 01 degree 16 minutes 52 seconds east a chord distance of 135.09 feet (an arc distance of 135.17 feet) to a point, from thence continue along the eastern edge of the right of way of said Back Nine Road north 02 degrees 10 minutes 00 seconds west a distance of 194.33 feet to a point marked by an iron pin found, from thence go north 88 degrees 38 minutes 40 seconds east a distance of 858.22 feet to a point marked by an iron pin found, from thence go south 00 degrees 32 minutes 47 seconds west a distance of 1726.41 feet to a point marked by an axle found, from thence go south 01 degree 47 minutes 50 seconds west a distance of 800.67 feet to a point marked by an iron pin found, from thence go south 88 degrees 44 minutes 54 seconds east a distance of 459.58 feet to a point marked by an iron pin found, from thence go south 33 degrees 19 minutes 38 seconds east a distance of 146.88 feet to a point marked by an iron pin found, which point lies on the northern edge of the right of way of said Industrial Park Connector Road, from thence go along the northern edge of the right of way of said Industrial Park Connector Road a chord direction of south 74 degrees 56 minutes 00 seconds west a chord distance of 587.13 feet (an arc distance of 594.91 feet) to a point, from thence continue along the northern edge of the right of way of said Industrial Park Connector Road north 88 degrees 59 minutes 19 seconds west a distance of 237.39 feet to a point, from thence continue along the northern edge of the right of way of said Industrial Park Connector Road a chord direction of north 66 degrees 59 minutes 39 seconds west a chord distance of 456.91 feet (an arc distance of 468.33 feet) to a point, from thence continue along the northern edge of the right of way of said Industrial Park Connector Road north 45 degrees 00 minutes 00 seconds west a distance of 228.59 feet to a point marked by an iron pin set, the Point of Beginning.
LESS AND EXCEPT all that part of Tract 2, aforesaid, lying within the boundaries of the right of way of Hog Haw Road as shown on the plat of survey aforesaid.
Said tract of land is more particularly described as Tract 2 on that certain Plat of Survey prepared by Larry W. Grogan, Georgia Registered Land Surveyor No. 1649, entitled “ALTA/ACSM LAND TITLE SURVEY FOR SOUTHWEST GEORGIA ETHANOL, LLC, ET. AL.”, Survey Date: November 9, 2007, Plat Date: November 13, 2007, copy of which is recorded in Plat Book  _____, page  _____, in the Office of the Clerk of the Superior Court of Mitchell County, Georgia, to which reference is hereby particularly made.
Tract 3:
All that tract or parcel of land situated, lying, and being in Land Lot No. 290 in the 10th Land District of Mitchell County, Georgia, containing 0.31 acres, more or less, and being more particularly described as follows:
Begin at a point which marks the intersection of the northern edge of the right of way of Fairway Road (R/W varies) with the eastern edge of the right of way of Back Nine Road (40’ maintained R/W), which point is marked by an iron pin set, and with this point as the Point of Beginning, go thence along the eastern edge of the right of way of said Back Nine Road north 02 degrees 10 minutes 05 seconds west a distance of 203.10 feet to a point marked by an iron pin set on the southwestern edge of the right of way of Industrial Park Connector Road (80’ R/W), from thence go along the southwestern edge of the right of way of said Industrial Park Connector Road south 45 degrees 00 minutes 00 seconds east a distance of 144.60 feet to a point; from thence continue along the southwestern edge of the right of way of said Industrial Park Connector Road a chord direction of south 46 degrees 31 minutes 08 seconds east a chord distance of 36.58 feet (an arc distance of 36.58 feet) to a point marked by an iron pin set on the northern edge of the right of way of said Fairway Road; from thence go along the northern edge of the right of way of said Fairway Road a chord direction of south 58 degrees 02 minutes 56 seconds west a chord distance of 142.73 feet (an arc distance of 144.59 feet) to a point marked by an iron pin set, the Point of Beginning.

Said tract of land is more particularly described as Tract 3 on that certain Plat of Survey prepared by Larry W. Grogan, Georgia Registered Land Surveyor No. 1649, entitled “ALTA/ACSM LAND TITLE SURVEY FOR SOUTHWEST GEORGIA ETHANOL, LLC, ET. AL.”, Survey Date: November 9, 2007, Plat Date: November 13, 2007, copy of which is recorded in Plat Book  _____, page  _____, in the Office of the Clerk of the Superior Court of Mitchell County, Georgia, to which reference is hereby particularly made.

SCHEDULE 5.14
to Senior Credit Agreement
Tax Returns Not Filed or Taxes Not Paid
None

Schedule 5.19
Environmental Claims
1. We understand that one or more former temporary groundwater monitor wells at the Project Site may have been covered over or damaged during initial construction at the Site without being overseen a professional geologist or engineer during the abandonment of such monitor wells. On October 26, 2007, CDG Engineers & Associates, on behalf of FUEL provided notice to EPD of the inadvertent damages to this well and also provided notice to EPD that monitor well CDC-18 would be re-installed at the Project Site and noting that all monitor well activities were being monitored by a State of Georgia registered professional engineer.
2. The Design-Build Contractor may be required to file a Spill Prevention, Control and Countermeasure Plan (“SPCC Plan”) if it is storing more than 1,320 gallons of diesel fuel on the Project Site in connection with construction of the Project.

SCHEDULE 5.24
to Senior Credit Agreement
Required LLC Provisions
The Borrower LLC Agreement must include each of the following terms (collectively, the “Required LLC Provisions”):
Definitions
“Independent Member” means a Person, who is not at the time of initial appointment as the Independent Member or at any time while serving as the Independent Member and has not been at any time during the five (5) years preceding such initial appointment:
(i) a direct or indirect owner of any Equity Interest in, member (with the exception of serving as the Independent Member), officer, employee, partner, director, manager or contractor, bankruptcy trustee, attorney or counsel of the Borrower (the “Company”), any member of the Company, or any Affiliate of any of them;
(ii) a creditor, customer, supplier, or other person (including each Project Party) who derives any of its purchases or revenues from its activities with the Company, any member of the Company or any Affiliate of any of them;
(iii) a Person controlling or under common control with the Company, any member of the Company or any Affiliate of any of them or any Person excluded from serving as Independent Member under clause (i) or (ii) of this definition;
(iv) a member of the immediate family by blood or marriage of any Person excluded from being an Independent Member under clause (i) or (ii) of this definition; or
(v) a Person who received, or a member or employee of a firm or business that received, fees or other income from the Company, any member of the Company or any Affiliate of any of them in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person.

“Material Action” means (i) to file any insolvency or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against the Company, to file a petition seeking, or consent to, reorganization, liquidation or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, reorganization or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Company or a substantial part of its property, to make any assignment for the benefit of creditors of the Company, to admit in writing the Company’s inability to pay its debts generally as they become due, (ii) to merge, consolidate or combine the Company or any subsidiary of any of them with any other entity, to dissolve or wind-up the Company, to sell, transfer or otherwise dispose of all or substantially all of the Company’s assets or to approve any plan or agreement to engage in any of the foregoing actions, or (iii) to amend, alter or change the Required LLC Provisions, or (iv) to take action in furtherance of any of the foregoing.
Other Required Provisions
(a) Independent Member. So long as any Obligation remains outstanding, the Company at all times shall have one Independent Member. To the fullest extent permitted by law, the Independent Member shall consider only the interests of the Company and its creditors in acting or otherwise voting on any Material Action with respect to the Company. No removal of the Independent Member, and no appointment of a successor Independent Member, shall be effective until such successor shall have accepted his, her or its appointment as Independent Member by a written instrument. In the event of a vacancy in the position of Independent Member, the Sponsor shall, as soon as practicable, appoint a successor Independent Member.
(b) all interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code and shall be evidenced by certificates. The certificated interests shall be in registered form within the meaning of Article 8 of the Uniform Commercial Code.
(c) the Company shall not conduct any business or activities other than businesses and activities relating to the ownership, development, testing, financing, construction, operation and maintenance of the Project as contemplated by the Transaction Documents.
(d) the Company shall not take any Material Action (i) without the unanimous written approval of all members (including the Independent Member) or (ii) so long as it has no Independent Member.

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(e) Separateness Provisions. So long as any Obligation remains outstanding, the board of directors shall cause the Company, and the Company shall:
(1) maintain full and complete financial records in accordance with generally accepted accounting principles and maintain its books, records and bank accounts as official records separate from those of any other Person;
(2) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company from such Affiliate and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Company’s own separate balance sheets;
(3) at all times hold itself out to the public and all other Persons as a legal entity separate from its members and from any other Person (including any Affiliate);
(4) conduct its business only in its own name and strictly comply with all organizational formalities to maintain its separate existence, including maintaining its own records, books, resolutions and other entity documents;
(5) not use any trade names, fictitious names, assumed names or “doing business” names that are similar to any used by any Affiliate and not share any common logo with any Affiliate;
(6) correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person;
(7) not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person;
(8) file its own tax returns separate from those of any other Person (except to the extent that the Company is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law) and pay any taxes required to be paid under applicable law;

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(9) not commingle its assets with assets of any other Person (including not participating in any cash management system with any Person) and hold its own assets in its own name (except to the extent otherwise provided in the Financing Documents);
(10) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Person;
(11) pay its own liabilities and expenses only out of its own funds;
(12) not share with any other Person any expenses for personnel, overhead or office space;
(13) pay the salaries of its own employees, if any, only from its own funds;
(14) not enter into any transaction with any Affiliate of the Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, other than capital contributions or capital distributions permitted under the terms and conditions of the Credit Agreement;
(15) use separate stationery, invoices and checks bearing its own name;
(16) except for Permitted Liens, not pledge its assets for the benefit of any other Person;
(17) not make loans or advances to any Person or buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities or to employees for business expenses incurred in the ordinary course of business);
(18) not assume or guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person;
(19) be solvent and maintain adequate capital and a sufficient number of employees in light of its contemplated business purpose, transactions and liabilities;

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(20) not acquire any obligation or securities of any member or any Affiliate of the Company;
(21) not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any entity;
(22) not become involved in the day-to-day management of any other Person;
(23) have a board of directors separate from that or those of its members and any other Person;
(24) cause its board of directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Georgia limited liability company formalities;
(25) cause its members, officers, agents and other representatives to act at all times in a manner consistent with and in furtherance of the foregoing and in the best interests of itself;
(26) not incur any indebtedness that is not Permitted Indebtedness, as defined in the Credit Agreement;
(27) to the extent restricted by the Financing Documents, not amend, alter or change the terms of its Organic Documents in any material respect unless the Administrative Agent consents.

5

Schedule 5.29
Finder’s, Advisory, Broker’s or Investment Banking Fees
Fees pursuant to fee letter dated November 19, 2007, addressed to Southwest Georgia Ethanol, LLC from Morgan Keegan & Company, Inc.

Schedule 6.01(v)
Construction Budget

			Development / Construction
			2007		2007	2007	2007	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008
	% of Total		0	Project Balance to	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
	Project Cost	Amount ($)	Actual & Budgeted until Sep-07	Completion (Oct-08)	Oct-07	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Conversion Jan 2009
Project Draws:

Fagen EPC	71.2%	131,642	56,373	75,269	8,655	9,737	7,530	7,530	5,842	6,621	5,193	4,039	5,842	2,856	2,337	2,741	6,347	0	0
Owner’s Scope	11.7%	21,619	10,782	10,837	1,246	1,402	1,084	1,084	841	953	748	582	841	411	336	395	914	0	0

Hard Costs	82.9%	153,261	67,155	86,106	9,901	11,139	8,614	8,614	6,683	7,574	5,941	4,620	6,683	3,267	2,673	3,135	7,261	0	0

Legal/ Public Relations/ Consulting	0.3%	606	565	41	5	5	4	4	3	4	3	2	3	2	1	1	3	0	0
Organization & Pre-Production Costs	2.1%	3,954	1,299	2,655	305	343	266	266	206	234	183	142	206	101	82	97	224	0	0
Insurance Costs	0.2%	379	354	25	3	3	3	3	2	2	2	1	2	1	1	1	2	0	0
Rail Cars	0.6%	1,040	0	1,040	120	135	104	104	81	91	72	56	81	39	32	38	88	0	0

Soft Costs	3.2%	5,979	2,218	3,761	432	486	376	376	292	331	259	202	292	143	117	137	317	0	0

Construction Contingency	0.4%	650	0	650	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Construction Performance Bond	0.4%	677	677	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Debt Service Reserve	3.2%	5,848	8,851	(3,003)	0	(6,542)	0	0	0	0	0	0	0	0	0	0	0	0	3,539
Transaction Expenses	5.2%	9,586	4,586	5,000	0	5,000	0	0	0	0	0	0	0	0	0	0	0	0	0

Other Costs	9.1%	16,761	14,114	2,647	0	(1,542)	0	0	0	0	0	0	0	0	0	0	0	0	3,539

Total Construction Costs before IDC		176,001	83,487	92,514	10,333	10,083	8,990	8,990	6,975	7,905	6,200	4,822	6,975	3,410	2,790	3,272	7,578	0	3,539

Interest During Construction	4.8%	8,914	2,111	6,804	73	73	692	73	73	1,208	73	73	1,612	73	73	1,892	816	73	1,583

Total Levered Construction Costs	100.0%	184,916	85,598	99,318	10,406	10,156	9,682	9,063	7,048	9,113	6,273	4,895	8,587	3,483	2,863	5,164	8,394	0	3,539

Cumulative Uses of Funds			85,598	—	96,004	106,160	115,843	124,906	131,954	141,067	147,340	152,235	160,822	164,305	167,168	172,332	180,726	180,726	184,266

Schedule 6.02(a)(v)
Drawdown Schedule

			Development / Construction
			2007	2007	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008
	% of Total		2	3	4	5	6	7	8	9	10	11	12	13	14	15
	Project Cost	Amount ($)	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Conversion Jan 2009
			10,156
Priority of Funding	Available	Total Used
Equity	74,916	74,916	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Cumulative	—	—	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916
Subordinated Debt	10,000	10,000	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Cumulative	—	—	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000
C/T Loan	100,000	99,350	10,156	9,682	9,063	7,048	9,113	6,273	4,895	8,587	3,483	2,863	5,164	8,394	0	3,539
Cumulative	—	—	21,245	30,927	39,990	47,038	56,151	62,424	67,319	75,906	79,389	82,252	87,417	95,811	95,811	99,350

Monthly Funded	184,916	180,726	10,156	9,682	9,063	7,048	9,113	6,273	4,895	8,587	3,483	2,863	5,164	8,394	0	3,539

Cumulative			106,160	115,843	124,906	131,954	141,067	147,340	152,235	160,822	164,305	167,168	172,332	180,726	180,726	184,266

Schedule 7.01(h)
Insurance
1.0 GENERAL PROVISIONS
1.1 The Borrower shall at all times carry and maintain or cause to be carried and maintained, at its own expense, the minimum insurance coverage set forth in this Schedule 7.01(h). The terms and conditions of all insurance policies (including the amount, scope of coverage, deductibles, and self-insured retentions) shall be acceptable in all respects to the Administrative Agent. From Closing Date and until the Security Discharge Date, the terms and conditions of all insurance policies (including the amount, scope of coverage, deductibles, and self-insured retentions) shall be acceptable in all respects in the reasonable judgment of the Administrative Agent, and the Administrative Agent may require that such terms be modified if (i) a state of facts exists with respect to the Project that was not foreseen by the Administrative Agent on the and which, in the reasonable judgment of the Administrative Agent, renders such coverage inadequate, (ii) insurance coverage becomes available that was not otherwise available on the Closing Date and (iii) the requested coverage is available on commercially reasonable terms.
All insurance carried pursuant to this Schedule 7.01(h) shall conform to the relevant provisions of the Transaction Documents and be with insurance companies which are authorized to do business in Georgia and rated “A-, X” or better by A. M. Best’s Insurance Guide and Key Ratings, or other insurance companies of recognized responsibility satisfactory to the Administrative Agent. None of the Senior Secured Parties shall have any obligation or liability for premiums, commissions, assessments or calls in connection with any insurance policy required under this Schedule 7.01(h)
1.2 Capitalized terms used in this Schedule 7.01(h) not otherwise defined herein shall have the meanings set forth in this Agreement, or if not defined therein, as such terms are used in the common practice of the insurance industry.
The insurance carried in accordance with this Schedule 7.01(h) shall be endorsed as follows unless prohibited by law:
(a) With respect to loss payee and additional insured:
(i)	The Collateral Agent shall be sole (or first) loss payee with respect to Sections 3.1, 3.2, 3.3, 4.1, and 4.2 hereof using a Standard Lenders Loss Payable Clause acceptable to the Administrative Agent;

(ii)	The Senor Secured Parties shall be additional insureds with respect to all of the insurance policies (except Professional Liability, Directors and Officers and Workers Compensation/Employers Liability or where otherwise not legally allowed);

(b) With respect to Sections 3.1, 3.2, 3.3, 4.1, and 4.2 hereof, the interest of the Senior Secured Parties shall not be invalidated by any action or inaction of the Borrower and shall insure the Senior Secured Parties regardless of any breach or violation by the Borrower of any warranties, declarations or conditions in such policies or any foreclosure or change in ownership of the Project;
(c) The insurer thereunder shall waive all rights of subrogation against the Senior Secured Parties and their respective officers, employees, agents, successors and assigns and shall waive any right of setoff and counterclaim and any other right to deduction whether by attachment or otherwise;
(d) Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of any of the Senior Secured Parties with respect to its interest as such in the Project and each policy insuring against liability to third parties shall contain a severability of interests or cross liability provision;
(e) The builder’s risk, delay in startup and marine cargo insurance required under Section 3.0 below shall be non-cancelable unless premiums have not been paid within 10 days after receipt by the Administrative Agent of written notice of cancellation sent by registered mail from the insurer. If, at any time, any other insurance required under this Schedule 7.01(h) is canceled or reduced, such cancellation or reduction shall not take effect for 45 days (or, where such cancellation results from nonpayment of premiums, 10 days) after receipt by the Administrative Agent of written notice of such cancellation or reduction sent by registered mail from the insurer.
(f) Any insurance carried hereunder that is written to cover more than one insured shall provide that all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Borrower), shall operate in the same manner as if there were a separate policy covering such insured.
1.3 Adjustment of Losses.
(a) Any loss under any insurance required to be carried hereunder shall be adjusted with the insurance companies or otherwise collected, including the filing in a timely manner of appropriate proceedings, by the Borrower, subject to the approval of the Administrative Agent as it pertains to losses in excess of $1,000,000 under Section 3.1, 3.2, 3.3, 4.1, and 4.2 hereof only. In addition, the Borrower shall take all other steps necessary or requested by the Administrative Agent to collect from insurers any loss covered by any of the insurance policies herein. All such policies shall provide that the loss, if any, and coverage afforded under such insurance shall be adjusted and paid as provided in this Schedule 7.01(h)

(b) The Borrower shall promptly notify the Administrative Agent of any loss in excess of $500,000 covered by any insurance maintained pursuant to Sections 3.1, 3.2, 3.3, 4.1, and 4.2. The Borrower and the Administrative Agent shall cooperate and consult with each other in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any taking or condemnation of the Project or pertaining to the settlement, compromising or arbitration of any claim on account of any damage or destruction of the Project or any portion thereof. Without the prior written consent of the Administrative Agent, the Borrower shall not settle, or consent to the settlement of losses in excess of $1,000,000, any proceeding arising out of any damage, destruction or condemnation of the Project or any portion thereof.
1.4 Application of Payments. Until the Security Discharge Date, (a) all payments with respect to the insurance required under Sections 3.1, 3.3 and 4.1 hereof for the account of the Collateral Agent or the Borrower from any insurer shall promptly be deposited in the Insurance and Condemnation Proceeds Account, and (b) all payments with respect to Sections 3.2 and 4.2 hereof for the account of the Collateral Agent or the Borrower from any insurer shall promptly be deposited in the Revenue Account, in each case for application in accordance with the provisions of this Agreement and the Accounts Agreement.
1.5 Evidence of Insurance. Prior to the Closing Date and within 10 days after each renewal date of each policy, the Borrower shall furnish to the Administrative Agent approved certification of all required insurance. An authorized representative of each insurer shall execute such certificates. Such certificates shall identify underwriters, the type of insurance, the insurance limits, the risks covered thereby and the policy term, and shall specifically state that the special provisions enumerated for such insurance herein are provided by such insurance. The Borrower shall certify that the premiums on all such policies have been paid in full for the current year or will be paid when due. Upon request, the Borrower will promptly furnish to the Administrative Agent copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Project.
1.6 No Duty to Verify. No provision of this Schedule 7.01(h) or any provision of any Transaction Document shall impose on any of the Senior Secured Parties any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall any of the Senior Secured Parties be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter.
1.7 Duty to Inform the Agent of Unavailability of Deductibles. In the event that any deductible required by this Schedule 7.01(h) becomes unavailable on commercially reasonable terms, then the Borrower shall inform the Administrative Agent of deductibles that are available on commercially reasonable terms, and, within 10 days after the Administrative Agent in consultation with the Insurance Consultant has approved any such available deductible, shall procure such available deductible.

2.0 INSURANCE FOR THE FULL TERM OF THE LOAN
The Borrower shall maintain in full force and effect at all times on and after the Closing Date (unless otherwise specified below) and continuing through the Security Discharge Date (unless otherwise specified below) the following insurance policies with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Contracts, but in no event less than the limits and coverage provisions set forth below.
2.1 Commercial General Liability.
Commercial general liability insurance for the Project, written on an “occurrence” policy form, including coverage for premises / operations, products / completed operations, broad form property damage, blanket contractual liability, independent contractors and personal injury, sudden and accidental pollution (unless provided under a separate policy as described in Section 3.4), with no exclusions for explosion, collapse and underground perils, with limits of no less than $1,000,000 per occurrence for bodily injuries (including death) and property damage and a $2,000,000 annual aggregate limit for products / completed operations coverage. The commercial general liability policy shall also include a severability of interest clause and a cross liability clause in the event more than one entity is an “insured” under the liability policy. Deductibles in excess of $25,000 shall be subject to review and approval by the Administrative Agent. This policy shall also include fire legal liability and the definition of insured contract shall be amended to remove any exclusion or other limitation for any work being done within 50 feet of railroad property.
2.2 Automobile Liability.
Automobile liability insurance, including coverage for owned, non-owned and hired automobiles (as applicable) for both bodily injury and property damage in accordance with statutory legal requirements, with a combined single limit of no less than $1,000,000 per accident with respect to bodily injury (including death) and property damage. Automobile insurance shall include the Motor Carrier Act Endorsement encompassing Hazardous Materials Cleanup (MCS-90), if the exposure exists.
2.3 Workers Compensation.
Prior to hiring employees, workers compensation insurance providing statutory limits and employer’s liability with a limit of not less than $500,000 and such other forms of insurance which Borrower is required by law to provide covering loss resulting from injury, sickness, disability or death of the employees of Borrower.
2.4 Umbrella or Excess Liability.
Umbrella or excess liability insurance of not less than $20,000,000 per occurrence and in the aggregate with respect to products and completed operations liability. Such coverages shall be written on an occurrence policy form or “claims first made” policy form and excess of coverage provided by the policies described in Sections 2.1, 2.2 and 2.3.

2.5 Directors and Officers Insurance
Upon election of its board of directors and until the Security Discharge Date, the Borrower shall maintain, or cause to be maintained, Directors and Officers Insurance (including Employment Practices Liability) with limits representative of industry practice but in any event no less than $5,000,000.
2.6 Aircraft Liability.
Aircraft liability insurance, if any aircraft are used in connection with the construction or operation of the Project, in an amount of not less than $10,000,000 for all owned, non-owned and hired fixed wing or rotary wing aircraft.
3.0 CONSTRUCTION PERIOD INSURANCE
The Borrower shall have placed or shall have caused to be placed the following coverages on or prior to the date of Notice to Proceed and such coverages shall be maintained in effect at all times until the Final Completion Date:
3.1 Builder’s Risk.
From the date of Notice to Proceed until such time as coverage is replaced under Operating Insurance (property “all risk”) as set forth in Section 4.0 hereof, builder “all risk” insurance providing coverage for the Project, on a replacement cost basis and on a form acceptable to the Administrative Agent, including, but not limited to, the perils of fire, lightning, explosion, windstorm, flood and earthquake (including sinkhole and subsidence), strike, riot, civil commotion, vandalism and malicious mischief insuring the buildings, structures, machinery, equipment, facilities, fixtures and other properties constituting a part of the Project and property of others, such as grain storage facilities, and rail cars for which the Borrower has responsibility to insure. Sub limits are permitted, but for not less than standard industry practice, for inland transit (for full replacement cost of the single transit), removal of debris/cost of cleanup, offsite storage (for full replacement cost of equipment in storage), expediting expense, flood (for not less than $100,000,000), earthquake (for not less than $100,000,000) and seepage and pollution remediation. The builder’s all risk policy shall include coverage for testing and commissioning at full replacement cost for a period of at least three (3) months or more if required by the Design-Build Contractor,
All such policies shall have deductibles of not greater than $100,000 for physical damage except $250,000 for testing and commissioning and $250,000 for acts of nature (such as flood and earthquake). This coverage shall not include any annual or term aggregate limits of liability or a clause requiring the payment of additional premium to reinstate the limits after a loss except for losses caused by the perils of flood and earthquake.

3.2 Delay in Startup.
Delay in startup insurance, on an “all risks” basis including testing, commissioning and startup (machinery breakdown and electrical injury) coverage during the construction period with limits of not less than 12 months of projected revenues less non-continuing expenses (estimated to be $30,000,000), with the 12 months’ indemnification period being exclusive of the deductible waiting period. The deductible or waiting period shall not exceed thirty (30) days from the Final Completion Date. Borrower shall also maintain or cause to be maintained contingent delay in startup as respects an insured loss at either facility of any single major supplier or customer which would significantly delay the Project’s completion or going into operation.
3.3 Marine Cargo (to the extent such transportation is used).
At least ten (10) days prior to the shipment of equipment manufactured outside the United States, ocean cargo coverage shall be secured in an amount not less than the full replacement costs of equipment shipped with certificates of insurance being evidenced to the Administrative Agent. Such coverage shall apply to all equipment destined for the Project which is valued in excess of $250,000 and/or is considered critical and has a lead time to replace exceeding six (6) months. The ocean cargo policy shall attach coverage at the point of loading for departure from the premises of the manufacturer and shall continue in force until the shipment arrives at the Project including 60 days’ storage, or until it is insured under the builder’s all risk policy. Delay in startup (advanced loss of profits) shall be insured in an amount sufficient to cover continuing expenses and Debt Service during the lead time to replace the equipment (12 months) subject to a deductible of 30 days commencing from the scheduled completion date as defined in the policy. Physical damage deductibles applying to marine cargo shall not exceed $50,000.
3.4 Contractors Pollution Legal Liability.
Sudden and accidental pollution legal liability insurance with a limit commensurate with industry practice for similar construction projects but not less than $5,000,000. Such coverage can be included in the commercial general liability and umbrella or excess liability covers or provided separately. Claims made coverage forms and deductibles of up to $100,000 are acceptable and the requirement for this coverage can be satisfied by the Design-Build Contractor when Borrower is named as an additional insured on its policy.
3.5 Insurance Required of Contractors and Subcontractors.
All contractors and subcontractors prior to performing work for the Project, shall arrange and maintain and certify on a form acceptable to the Borrower the types of insurance as set forth in Sections 2.1, 2.2, 2.3 and 2.4 with the same limits except the umbrella limits shall be no less than $20,000,000. Contractors shall be responsible for insuring their own materials and equipment. Such insurance supplied by the parties shall:
(i)	With the exception of workers compensation, include Borrower, any operator and the Senor Secured Parties as additional insureds;

(ii)	Be primary as respects insurance provided by Borrower, any operator and the Senor Secured Parties;

(iii)	Waive rights of subrogation against Borrower, any operator and the Senor Secured Parties;

(iv)	Continue in force until all obligations of such contractor or subcontractor are fulfilled.
3.6 Professional Liability.
Professional Liability insurance with respect to the design and engineering of the Project shall be carried by the Design-Build Contractor as per contractual requirements but not for less than $5,000,000 per occurrence.
4.0 OPERATING INSURANCE
The Borrower shall arrange or cause to be arranged the following coverages which are to be placed into effect at the earlier of the expiration of the build “all risk” insurance policy required under Section 3.1 hereof or completion and handover of the Project to Borrower ensuring that there is no gap in coverage, and shall be maintained in effect at all times until the Security Discharge Date.
4.1 Property / Machinery Breakdown.
Property “all risk” insurance on a form acceptable to the Administrative Agent, providing coverage for the Project, on a replacement cost basis (with no deduction for depreciation or coinsurance clause) and for, but not limited to, the perils of fire, lightning, explosion, windstorm, flood and earthquake (including sinkhole and subsidence), terrorism, strike, riot, civil commotion, vandalism and malicious mischief insuring the buildings, structures, machinery, equipment, facilities, fixtures and other properties constituting a part of the Project and property of others, such as grain storage facilities, and rail cars for which the Borrower has responsibility to insure. Sub limits are permitted, but for not less than standard industry practice, for inland transit (for full replacement cost of the single transit), removal of debris/cost of cleanup, offsite storage (for full replacement cost of equipment or product/feedstock in storage), expediting expense, flood (for not less than $100,000,000) and earthquake (for not less than $100,000,000) and such other coverages customarily sub-limited in reasonable amounts consistent with current industry practice with respect to similar risks and acceptable to the Administrative Agent.
The Property “all risk” policy shall include, unless provided under a separate policy, machinery breakdown (boiler and machinery) coverage on a “comprehensive” basis with limits of not less than the full replacement cost on all the insured objects. In the event “all risk” property coverage and the machinery breakdown coverage are not written in the same policy, each policy shall contain a joint loss agreement.
All such policies shall have deductibles of not greater than $100,000 for physical damage except $250,000 for machinery breakdown and $250,000 for acts of nature (such as flood and earthquake). This coverage shall not include any annual or term aggregate limits of liability or a clause requiring the payment of additional premium to reinstate the limits after a loss except for losses caused by the perils of flood and earthquake.

4.2 Business Interruption.
Borrower shall also maintain or caused to be maintained, with respect to the Project, business interruption insurance as part of the property “all risk” insurance and machinery breakdown insurance policy with limits of not less than 12 months of projected revenues less non-continuing expenses (estimated to be $30,000,000), with the 12 months’ indemnification period being exclusive of the deductible waiting period. The deductible or waiting period shall not exceed thirty (30) days.
Borrower shall also maintain or cause to be maintained contingent business interruption as respects an insured loss at either facility of any single major supplier or customer which would significantly affect the financial health of the Project.
4.3 Subcontractors Insurance
Any subcontractor, prior to performing work for the Project shall arrange and maintain insurance at limits as set forth in Section 2.1, 2.2 and 2.3 (or higher if so required by the Project Documents). Such insurance supplied by the subcontractor shall:
(i)	Except for the workers compensation insurance, name Borrower, any operator and the Senor Secured Parties as additional insureds;

(ii)	Be primary as respects insurance provided by Borrower, any operator and the Senor Secured Parties;

(iii)	Waive rights of subrogation against Borrower, any operator and the Senor Secured Parties;

(iv)	Continue in force until all obligations of such subcontractor have been fulfilled.
5.0 GENERAL CONDITIONS APPLYING TO ALL INSURANCE
5.1 The Borrower shall promptly notify the Administrative Agent of any claim in excess of $500,000 covered by any insurance maintained pursuant to this Schedule 7.01(h).
5.2 All policies of insurance required to be maintained pursuant to Sections 3.1, 3.2, 3.3, 4.1, and 4.2 shall include a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or New York Standard Mortgage Endorsement without contribution. All policies (other than in respect to workers compensation insurance) shall insure the interests of the Senor Secured Parties regardless of any breach or violation by the Borrower of warranties, declarations or conditions contained in such policies, any action or inaction of the Borrower or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project (the foregoing may be accomplished by the use of the Lender Loss Payable Endorsement 438BFU required above).

6.0 INDEPENDENT INSURANCE BROKER’S REPORT
On the Closing Date and annually thereafter upon renewal of each policy, the Borrower shall furnish the Administrative Agent with a report from an independent insurance broker, signed by an officer of the broker, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Schedule 7.01(h). In addition the Borrower will advise the Administrative Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Borrower which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Borrower pursuant to this Schedule 7.01(h).
7.0 FAILURE TO MAINTAIN INSURANCE
In the event the Borrower fails, or fails to cause the Design-Build Contractor or any operator, to take out or maintain the full insurance coverage required by this Schedule, or any of the Transaction Documents, the Administrative Agent, upon 30 days’ prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by the Administrative Agent shall become an additional Obligation of the Borrower to the Administrative Agent and the Borrower shall forthwith pay such amounts to the Administrative Agent, together with interest thereon at the Default Rate from the date so advanced.
8.0 MAINTENANCE OF INSURANCE
The Borrower shall at all times maintain the insurance coverage required under the terms of the Transaction Documents and may include any operator as an insured under such insurance.
9.0 “CLAIMS MADE” POLICIES FOR CERTAIN TYPES OF INSURANCE
If any liability insurance required under the provisions of this Schedule 7.01(h) is allowed to be written on a “claims made” basis, then such insurance shall include the following:
9.1 The retroactive date shall be no later than the date of Notice to Proceed.
9.2 Whenever a policy written on a “claims made” basis is not renewed or the retroactive date of such policy is moved forward, the Borrower shall obtain or cause to be obtained the broadest extended reporting period coverage, or “tail coverage”, available on a commercially reasonable basis for such policy.

10.0 UNAVAILABILITY OF INSURANCE
If any insurance required herein is not available on a commercially reasonable basis, the Administrative Agent shall not unreasonably withhold its agreement to waive such requirement; provided, however, that the Borrower shall first request any such waiver in writing to the Administrative Agent, which request shall be accompanied by a written report prepared by an insurance broker of nationally recognized standing, certifying that such insurance required is not available on a commercially reasonable basis (and, in any case where the insurance is available but the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusion. If, after reviewing such report with the Insurance Consultant, the Administrative Agent concurs with such report, the Borrower shall not be required to maintain such insurance until such insurance is again available on commercially reasonable terms. At any time after the granting of any such waiver, but not more often than once a year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within fifteen (15) days after such request, a supplemental report reasonably acceptable to the Administrative Agent from an independent insurance broker or the Insurance Consultant updating the prior report and reaffirming the conclusion thereof. It is understood that the failure of the Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish that such condition no longer exists. For the purposes of this subsection, insurance will be considered “not available on a commercially reasonably basis” when it is obtainable only at excessive costs which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the Project because of such excessive costs.

SCHEDULE 10.11(a)
to Senior Credit Agreement
NOTICE INFORMATION
I.	BORROWER:

SOUTHWEST GEORGIA ETHANOL, LLC

Mailing Address:	P.O. Box 386
Camilla, GA 31730

Physical Address:	4615 Back Nine Road
Pelham, GA 31779

Attention:	Larry Kamp, Chief Financial Officer
Telephone:	(229) 522-2822
Facsimile:	(229) 522-2824
E-mail	larry@firstunitedethanol.com
II.	ADMINISTRATIVE AGENT, LEAD ARRANGER AND SOLE BOOKRUNNER:

WESTLB AG, NEW YORK BRANCH

1211 Avenue of the Americas
New York, NY 10036
Attention:	Andrea Bailey
Phone:	212-597-1158
Facsimile:	212-302-7946
E-mail:	NYC_Agency_Services@WestLB.com
III.	COLLATERAL AGENT:

WESTLB AG, NEW YORK BRANCH

1211 Avenue of the Americas
New York, NY 10036
Attention:	Andrea Bailey
Telephone:	212-597-1158
Facsimile:	212-302-7964
E-mail:	NYC_Agency_Services@WestLB.com

10.11(a)-1

IV.	INTEREST RATE PROTECTION PROVIDER:

WESTLB AG, NEW YORK BRANCH

1211 Avenue of the Americas
New York, NY 10036
Attention:	Lawrence Vassallo
Telephone:	212-597-8500
Fax:	212-789-0039
E-mail:	Lawrence_Vassallo@westlb.com
Group E-mail:	NYC_DerivMktg@westlb.com
V.	ACCOUNTS BANK

AMARILLO NATIONAL BANK

P.O. Box 1
Amarillo, Texas 79105
(or, for delivery by overnight courier, to:
410 S. Taylor
Amarillo, Texas 79101)
Attention:	Craig Sanders, Executive Vice President
Telephone:	806-378-8244
Facsimile:	806-345-1663
E-mail:	craig.sanders@anb.com

10.11(a)-2

EXECUTION VERSION
Exhibit A
“Acceptable Bank” means a bank whose long-term unsecured and unguaranteed debt is rated at least “A-” (or the then-equivalent rating) by S&P or at least “A3” (or the then-equivalent rating) by Moody’s.
“Account Collateral” has the meaning provided in Section 2.05 (Grant of First-Priority Security Interest) of the Accounts Agreement.
“Account Debtor” means the Person that is obligated on or under any Account owing to the Borrower.
“Accounts” means all “accounts” as that term is defined in Section 9-102 of the UCC, now or hereafter owned by the Borrower.
“Accounts Agreement” means that certain Accounts Agreement, dated as of the date hereof, among the Borrower, the Accounts Bank as accounts bank and securities intermediary, the Collateral Agent and the Administrative Agent.
“Accounts Bank” means Amarillo National Bank, not in its individual capacity, but solely as depositary bank and securities intermediary under the Accounts Agreement, and includes each other Person that may, from time to time, be appointed as successor Accounts Bank pursuant to and in accordance with the Accounts Agreement.
“Accounts Bank Fee Letter” means that certain Fee Letter between the Accounts Bank and the Borrower, dated as of the date hereof, setting forth certain fees due and payable to the Accounts Bank.
“Additional Project Document” means each contract, agreement, letter agreement or other instrument to which the Borrower becomes a party after the date hereof, other than any document under which the Borrower (a) could not reasonably be expected to have obligations or liabilities in the aggregate in excess of two million Dollars ($2,000,000), or be entitled to receive revenues in the aggregate in excess of two million Dollars ($2,000,000), in either case in value in any twelve (12) month period and (b) a termination of which could not reasonably be expected to result in a Material Adverse Effect; provided, that for the purposes of this definition, any series of related transactions (other than transactions, including hedging transactions, relating to the sale of Products or the purchase of feedstock and natural gas) shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable.
“Administrative Agent” means WestLB, not in its individual capacity but solely as administrative agent for the Lenders hereunder and under the other Financing Documents, and includes each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 9.06 (Resignation or Removal of Agent).

“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise or (b) owns at least ten percent (10%) of the Equity Interests in such Person.
“Agent Parties” has the meaning provided in Section 10.11(i) (Notices and Other Communications).
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Accounts Bank.
“Aggregate Construction Loan Commitment” means one hundred million Dollars ($100,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Aggregate Loan Commitment” means one hundred and fifteen million Dollars ($115,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Aggregate Term Loan Commitment” means one hundred million Dollars ($100,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Aggregate Working Capital Loan Commitment” means fifteen million Dollars ($15,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Agreement” has the meaning set forth in the Preamble.
“Agricultural Market Consultant” means Muse, Stancil & Co., or any replacement agricultural market consultant appointed by the Administrative Agent.
“Ancillary Documents” means, with respect to each Additional Project Document, the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and, in the case of items (i), (ii) and (iv), the Collateral Agent:

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(i) each security instrument and agreement necessary or desirable to grant to the Collateral Agent a first priority perfected Lien (subject only to Permitted Liens) in such Additional Project Document and all property interests received by the Borrower in connection therewith;
(ii) all recorded UCC financing statements and other filings required to perfect such Lien;
(iii) if reasonably requested by the Administrative Agent, opinions of counsel for the Borrower addressing such matters relating to such document, each applicable Security Document and Lien as the Administrative Agent may reasonably request;
(iv) if reasonably requested by the Administrative Agent, the Borrower shall use its best efforts to obtain a Consent with respect to such Additional Project Document from each Project Party thereto, and shall use its best efforts to obtain an opinion of counsel to such Project Party addressing matters relating to such Additional Project Document and such Consent as the Administrative Agent may reasonably request; and
(v) certified evidence of the authorization of such Additional Project Document by the Borrower.
“Applicable Margin” means, with respect to the Construction Loans or Term Loans, the Construction/Term Applicable Margin and, with respect to the Working Capital Loans, the Working Capital Applicable Margin.
“Application for Payment” means an “Application for Payment” as defined in the Design-Build Agreement.
“Approved Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Approved Management Fees” means any fees payable pursuant to Section 4.2(b) and Section 5.1 of the Operation and Maintenance Agreement that are expressly identified as such and (i) are included in an Operating Budget that has been approved by the Administrative Agent pursuant to Section 7.01(j) (Affirmative Covenants — Operating Budget) or (ii) have been expressly approved by the Administrative Agent in writing.
“Assignment Agreement” means that certain Assignment Agreement, dated as of November 20, 2007, between the Pledgor and the Borrower.

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“Auditors” means those nationally recognized independent auditors selected by the Borrower and approved by the Administrative Agent; provided that any of Deloitte Touche Tohmatsu, PricewaterhouseCoopers, Ernst & Young and KPMG shall be deemed approved.
“Authorized Officer” means (i) with respect to any Person that is a corporation, the chief executive officer, the chief operating officer, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, (iii) with respect to any Person that is a limited liability company, any manager, the president, any vice president, the treasurer or the chief financial officer of such Person, or an Authorized Officer of the managing member of such Person, or (iv) with respect to any Person, such other representative of such Person that is approved by the Administrative Agent in writing who, in each such case, has been named as an Authorized Officer on a certificate of incumbency of such Person delivered to the Administrative Agent and the Accounts Bank on or after the date hereof.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (i) the Federal Funds Effective Rate plus one-half of one percent (0.50%) and (ii) the rate of interest in effect for such day as publicly announced from time to time by WestLB as its “prime rate.” The “prime rate” is a rate set by WestLB based upon various factors including WestLB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by WestLB shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of Article II (Commitments and Funding).
“Blocked Account Agreement” means an agreement, in substantially the form attached hereto as Exhibit M (or, if requested by the Borrower, such other form reasonably satisfactory to the Administrative Agent and the Collateral Agent), with respect to a Local Account among the Borrower, the bank with whom such Local Account was opened and the Collateral Agent.
“Blocked Account Collateral” has the meaning set forth in each Blocked Account Agreement.
“Bond Collateral Documents” means (i) the Bond Indenture, (ii) the “Security Agreement” (as defined in the Bond Indenture), and any documents granting, or relating to the grant, of security for the payment of amounts due under the Subordinated Loan Agreement and the Bonds.

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“Bond Funds” means the “Bond Fund”, the “Costs of Issuance Fund”, the “Debt Service Reserve Fund”, the “Project Fund” and the “Special Fund” (each as defined in the Bond Indenture), together with such other funds, accounts or sub-accounts established by the Bond Trustee pursuant to the Bond Indenture in administering the Trust Estate (as defined in the Bond Indenture).
“Bond Indenture” means the Trust Indenture, dated as of November 1, 2006, made and entered into between the Issuer and the Bond Trustee, as amended by the Omnibus Assignment and Amendment Agreement.
“Bonds” means the Mitchell County Development Authority Revenue Bonds (First United Ethanol, LLC Project), Series 2006.
“Bond Trustee” means Regions Bank, a banking corporation with a corporate trust office in Atlanta, Georgia.
“Borrower” has the meaning set forth in the Preamble.
“Borrower LLC Agreement” means the Limited Liability Company Agreement of Southwest Georgia Ethanol, LLC dated as of October 22, 2007 and entered into by the Pledgor and the initial Independent Member.
“Borrowing Base” means, on any given date, an amount equal to, eighty percent (80%) of the sum of, without duplication:
(i) the face amount (less reserves, maximum discounts, credits and allowances that may be taken by or granted to the Account Debtor thereof in connection therewith) of all Eligible Accounts for the Project that are set forth in the Borrowing Base Certificate then most recently delivered by the Borrower to the Administrative Agent; and
(ii) the Value of no more than sixty (60) days of Eligible Inventory for the Project (less reserves, maximum discounts, credits and allowances that may be taken by or granted to the Account Debtor thereof in connection therewith) as set forth in the Borrowing Base Certificate then most recently delivered by the Borrower to the Administrative Agent.
“Borrowing Base Certificate” means a certificate setting forth the Borrowing Base as of the date of such certificate, substantially in the form of Exhibit N.

5

“Business Day” means:
(i) any day that is neither a Saturday or Sunday nor a day on which commercial banks are authorized or required to be closed in either Atlanta, Georgia or New York, New York; and
(ii) relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.
“Business Interruption Insurance Proceeds” means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to the Borrower or the Project relating to business interruption or delayed start-up.
“Capitalized Lease Liabilities” of any Person means all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as capitalized leases on a balance sheet of such Person or otherwise disclosed as such in a note to such balance sheet and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Carbon Dioxide Agreement” means an agreement between the Borrower and a third party for the sale of carbon dioxide produced by the Project.
“Cash Equivalents” means:
(a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;
(b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(c) investments in commercial paper maturing within one hundred eighty (180) days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

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(d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within two hundred and seventy (270) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organisation for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than five hundred million Dollars ($500,000,000);
(e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) of this definition; and
(f) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) of this definition.
“Cash Flow” means, for any period, the sum (without duplication) of the following: (i) all cash paid to the Borrower during such period in connection with the Ethanol Agreement, DDG Marketing Agreement and any other sales of Products, (ii) all interest and investment earnings paid to the Borrower or the Project Accounts during such period on amounts on deposit in the Project Accounts, (iii) all cash paid to the Borrower during such period as Business Interruption Insurance Proceeds, and (iv) all other cash paid to the Borrower during such period; provided, however, that Cash Flow shall not include any proceeds of the Loans or any other Indebtedness incurred by the Borrower; Insurance Proceeds; Condemnation Proceeds; the Required Equity Contribution; proceeds from any disposition of assets of the Project or the Borrower (other than Products); tax refunds; amounts received, whether by way of a capital contribution or otherwise, from any holders of Equity Interests of the Borrower; and any other extraordinary or non-cash income or receipt of the Borrower under GAAP.
“Cash Flow Available for Debt Service” means, for any period, an amount equal to the amount of Cash Flow deposited in the Revenue Account during such period minus all amounts paid during such period pursuant to priorities first and second of Section 6.01(c) of the Accounts Agreement.

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“Casualty Event” means an event that causes the Project, or any material portion thereof, to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.
“Change of Control” means any transaction or series of related transactions (including any merger or consolidation) the result of which is that the Pledgor fails to maintain, directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of the Borrower (other than any such Equity Interests of the Independent Member of the Borrower).
“Change Order” means each “Change Order” (if any) as described in the Design-Build Agreement.
“Closing Date” means the date on which all the conditions set forth in Section 6.01 (Conditions to Closing and First Funding of Construction Loans) have been satisfied or waived.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all assets of and Equity Interests in the Borrower, whether now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document then in effect or contemplated to be in effect.
“Collateral Agent” means WestLB, not in its individual capacity but solely in its capacity as collateral agent for the Senior Secured Parties under the Financing Documents, and includes each other Person that may, from time to time, be appointed as successor Collateral Agent pursuant to Section 9.06 (Resignation or Removal of Agent).
“Commitment Fee” has the meaning provided in Section 3.13(a) (Fees).
“Commitment Percentage” means, as to any Lender at any time, such Lender’s Construction Loan Commitment Percentage, Term Loan Commitment Percentage or Working Capital Commitment Percentage, as the context may require.
“Commitments” means, with respect to each Lender, as applicable, such Lender’s Construction Loan Commitment, Term Loan Commitment or Working Capital Loan Commitment, as the context may require.

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“Commodity Hedging Arrangements” means any arrangement to hedge the price of corn purchases, ethanol sales, Distillers Grains sales or natural gas purchases.
“Commodity Risk Management Plan” means the risk management plan prepared by the Borrower and approved by the Administrative Agent pursuant to Section 7.01(v) (Affirmative Covenants — Commodity Hedging Programs) setting forth terms and conditions relating to any Commodity Hedging Arrangements from time to time proposed to be entered into by the Borrower, including any updates made to such risk management plan with the approval of the Administrative Agent.
“Communications” has the meaning provided in Section 10.11(g) (Notices and Other Communications).
“Condemnation Proceeds” means any amounts and proceeds of any kind (including instruments) payable in respect of any Event of Taking.
“Confidential Information Memorandum” means the information memorandum, dated September 7, 2007, together with the Addendum to the Confidential Information Memorandum dated November 2007 and any updates related thereto, describing the Project.
“Consents” means each Consent and Agreement entered into among a Project Party, the Borrower, and the Collateral Agent, each in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
“Construction Account” has the meaning provided in Section 3.01(a)(i) of the Accounts Agreement.
“Construction Budget” means the budget attached hereto as Schedule 6.01(v) that sets forth all categories of costs and expenses required in connection with the development, construction, start-up, and testing of the Project, including all construction costs, all costs under the Design-Build Agreement, all interest, taxes and other carrying costs related to the Construction Loans, and costs related to the construction of the facilities described under the Project Documents, as updated from time to time in accordance with Section 7.02(t) (Negative Covenants — Construction Budget).
“Construction Loan” has the meaning provided in Section 2.01(a) (Construction Loans).
“Construction Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Construction Loans, as set forth opposite the name of such Lender in Schedule 2.01, as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).

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“Construction Loan Commitment Percentage” means, as to any Lender at any time, the percentage that such Lender’s Construction Loan Commitment then constitutes of the Aggregate Construction Loan Commitment.
“Construction Loan Funding Notice” means each request for Funding of Construction Loans in the form of Exhibit E delivered in accordance with Section 2.04 (Notice of Fundings).
“Construction Loan Maturity Date” means the earlier of (a) the Conversion Date and (b) the Conversion Date Certain.
“Construction Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B, evidencing Construction Loans.
“Construction/Term Applicable Margin” means (a) with respect to the Eurodollar Loans, three and one-half percent (3.75%) and (b) with respect to the Base Rate Loans, two and one-half percent (2.75%).
“Construction/Term Lenders” means those Lenders of Construction Loans and Term Loans, as identified on Schedule 2.01, and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 10.03 (Assignments).
“Consultants” means the Independent Engineer, the Insurance Consultant, the Ethanol Market Consultant, the Environmental Consultant and the Agricultural Market Consultant.
“Contest” means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided that the following conditions are satisfied: (a) unless waived by the Administrative Agent, such Person has posted a bond or cash collateral for the full amount of such claim or other security reasonably acceptable to the Administrative Agent; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) none of such Person or any of its officers, directors or employees, or any Senior Secured Party or its respective officers, directors or employees, is or would reasonably be expected to become subject to any criminal liability or sanction in connection with such contested items; and (d) such contest and any resultant failure to pay or discharge the claimed or assessed amount during the pendency of such contest does not, and could not reasonably be expected to (i) result in a Material Adverse Effect or (ii) involve a material risk of the sale, forfeiture or loss of, or the creation, existence or imposition of any Lien on, any of the Collateral.

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“Contingency Line Item” means the Line Item in the Construction Budget identified as “contingency” that is intended to cover the eventuality of unforeseen Project Costs.
“Contingent Liabilities” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any contingent liabilities shall (subject to any limitation set forth therein) be deemed for purposes of this Agreement to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; provided, however, that if the maximum amount of the debt, obligation or other liability guaranteed thereby has not been established, the amount of such contingent liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, that any agreement to limit the maximum amount of such Person’s obligation under such contingent liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Conversion Date” means the Business Day upon which (i) all the conditions precedent set forth in Section 6.03 (Conditions to Term Loan Funding) shall have been satisfied (or waived in accordance with the terms of this Agreement) and (ii) the Construction Loans are converted to Term Loans.
“Conversion Date Certain” means the date that is fifteen (15) calendar months from the date of this Agreement.
“Conversion Date Funding Notice” means the request for Funding on the Conversion Date in the form of Exhibit F delivered in accordance with Section 2.04 (Notice of Fundings).

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“CSX Transportation Contract” means that certain CSX Transportation Contract effective as of November 15, 2006, with amendment effective as of April 23, 2007, between CSX Transportation, Inc., Georgia & Florida Railnet Inc. n/k/a Georgia & Florida Railway, Inc. and the Borrower.
“DDG” means dried distillers grains produced by the Borrower at the Project.
“Debt Service” means, for any period, the sum of (i) all fees (including Fees) scheduled to become due and payable during such period to the Senior Secured Parties, (ii) interest on the Loans (taking into account any Interest Rate Protection Agreements) scheduled to become due and payable during such period to the Senior Secured Parties, (iii) principal payments of the Loans (excluding the Required Cash Sweep and any other mandatory prepayments) scheduled to become due and payable during such period to the Senior Secured Parties and (iv) all payments due by the Borrower pursuant to Section 4.03 (Increased Eurodollar Loan Costs) and Section 4.07(a) (Taxes) with respect to such scheduled principal, interest and fees.
“Debt Service LC Waiver Letter” means, with respect to any Debt Service Reserve Letter of Credit, a waiver letter from the issuer thereof in substantially the form of Annex P-1 to Exhibit P.
“Debt Service Reserve Account” has the meaning set forth in Section 3.01(a)(vii) of the Accounts Agreement.
“Debt Service Reserve Letter of Credit” means an irrevocable, standby letter of credit issued by an Acceptable Bank in favor of, and in form and substance reasonably satisfactory to, the Collateral Agent and the Administrative Agent, and in respect of which a Debt Service LC Waiver Letter in favor of, and satisfactory to, the Collateral Agent has been delivered.
“Debt Service Reserve Required Amount” means, as of any date, the amount equal to the projected scheduled Debt Service payable in respect of the succeeding six (6) months.
“Default” means any condition, occurrence or event that, after notice or passage of time or both, would be an Event of Default.
“Default Rate” has the meaning set forth in Section 3.06 (Default Interest Rate).
“Deferred Approvals” has the meaning provided in Section 5.03(a)(iii) (Representations and Warranties — Governmental Approvals).

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“Deferred Contracts” has the meaning provided in Section 5.11(a)(iv) (Representations and Warranties — Contracts).
“Design-Build Agreement” means that certain Lump Sum Design-Build Agreement dated as of November 16, 2006 between the Design-Build Contractor and the Borrower.
“Design-Build Contractor” means Fagen, Inc.
“Distillers Grains” means DDG, WDG, and any other form of distillers grain products (including syrup) marketed by the Borrower from time to time.
“Dollar” and the sign “$” mean lawful money of the United States.
“Domestic Office” means, relative to any Lender, the office of such Lender designated on Schedule 2.01 or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by written notice from such Lender, as the case may be, to the Borrower and the Administrative Agent that shall be making or maintaining Loans of such Lender hereunder.
“Drawdown Schedule” means, with respect to each of the Construction Loans, the schedule set forth on Schedule 6.02(a)(v), as the same may be amended from time to time with the approval of the Administrative Agent in consultation with the Independent Engineer, which approval will not be unreasonably withheld or delayed.
“Electric Service Contract” means that certain Contract for Electric Service, dated April 27, 2007, between the Electric Service Provider and the Borrower.
“Electric Service Provider” means Georgia Power Company.
“Eligible Accounts” means all Accounts of the Borrower each of which meets the following requirements:
(i)	it arises from either (i) the delivery of Products by the Borrower, which delivery has been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto, or (ii) the sale or lease of goods by the Borrower, and if it arises from the sale of goods, such goods have been shipped or delivered to the Account Debtor thereof;

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(ii)	it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any reserve, discount, credit, allowance (except any reserve, discount, credit or allowance that has been deducted in computing the net amount thereof), offset, counterclaim or other defense on such Account Debtor’s part or to any claim on such Account Debtor’s part denying liability thereunder in whole or in part;
(iii)	it is subject to a perfected Lien in the Collateral Agent’s favor, for the benefit of the Senior Secured Parties, and is not subject to any other Lien, except for Permitted Liens;

(iv)	it is evidenced by an invoice (dated no later than the date of shipment to the Account Debtor or performance and having a due date not more than ninety (90) days after the date of such invoice) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper;

(v)	it is payable in Dollars;

(vi)	it is not owing by any Governmental Authority;

(vii)	it is not owing by any Account Debtor residing, located or having its principal activities or place of business outside the United States, unless the sale of goods giving rise to such Account is credit enhanced by means of a letter of credit, bankers’ acceptance or other credit support that is satisfactory to the Administrative Agent and, if required by the Administrative Agent, has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent;

(viii)	it is not owing by any Account Debtor involved in any Insolvency or Liquidation Proceeding or with respect to which the Borrower has received notice of an imminent Insolvency or Liquidation Proceeding or a material impairment of the financial condition of such Account Debtor;

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(ix)	it is not owing by any Affiliate of the Borrower, other than pursuant to a Project Document between the Borrower and an Affiliate thereof;

(x)	it is not unpaid more than ninety (90) days after the invoice date;

(xi)	it is not owing by an Account Debtor that has amounts outstanding more than ninety (90) days after the due date of any invoice;

(xii)	it is not an Account arising in a transaction where goods are sold on consignment or are sold pursuant to a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional; and

(xiii)	it is not an Account as to which the Administrative Agent, at any time or times hereafter, determines, in its reasonable judgment and in good faith, that the prospect of payment or performance by the Account Debtor thereof is or will be impaired in any material respect.
An Account of the Borrower that is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be an Eligible Account; provided, that if such an ineligible Account subsequently meets all of the foregoing requirements, it shall again be deemed an Eligible Account.
“Eligible Assignee” means (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).
“Eligible Inventory” means the Inventory of the Borrower that meets each of the following requirements:
(i) in the case of Inventory consisting of corn or other grain feedstock, or denaturant, such corn or other grain feedstock or denaturant that is readily usable for the operation of the Project in the ordinary course of business;
(ii) in the case of Inventory consisting of Products, such Products that are readily marketable by the Project in the ordinary course of business;

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(iii) in the case of goods held for sale, the value thereof is adjusted to its then-current market value;
(iv) it is owned by the Borrower and is subject to a perfected Lien in the Collateral Agent’s favor, for the benefit of the Senior Secured Parties, and is not subject to any other Lien, except for Permitted Liens;
(v) it is not consigned Inventory;
(vi) it is located only at the Site or at such other location as is approved in writing by the Administrative Agent; and
(vii) the Administrative Agent, in its reasonable judgment and in good faith, has not determined that it is unacceptable or should be price-adjusted in any material respect due to age, type, quality, category and/or quantity.
Any of the Inventory of the Borrower that is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be Eligible Inventory; provided that if such ineligible Inventory subsequently meets all of the foregoing requirements, it shall again be deemed Eligible Inventory.
“Environmental Affiliate” means any Person, only to the extent of, and only with respect to matters or actions or inactions of such Person for which, the Borrower could reasonably be expected to have liability as a result of the Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of the Borrower’s obligation is by contract or operation of Law.
“Environmental Approvals” means any Governmental Approvals required under applicable Environmental Laws or any Governmental Approvals in connection with any voluntary agreement entered pursuant to any Environmental Law.
“Environmental Claim” means any written notice, claim, demand or similar written communication by any Person alleging potential liability or requiring or demanding regulatory compliance or remedial or responsive measures (including potential liability for investigatory costs, cleanup, remediation and mitigation costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) in each such case (x) either (i) with respect to environmental contamination-related liabilities or obligations with respect to which the Borrower could reasonably be expected to be responsible that are, or could reasonably be expected to be, in excess of two hundred thousand Dollars ($200,000) in the aggregate, or (ii) that has or could reasonably be expected to result in a Material Adverse Effect and (y) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person; (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or Environmental Approvals; or (iii) personal injury or damage to property as a result of exposure to Materials of Environmental Concern.

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“Environmental Consultant” means Harris Group, or any replacement environmental consultant appointed by the Administrative Agent with the approval of the Required Lenders.
“Environmental Laws” means all Laws applicable to the Project relating to pollution or protection of human health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to the presence, emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise applicable to the Project relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management, remediation or handling of Materials of Environmental Concern.
“Environmental Site Assessment Report” means, a Phase I environmental site assessment report prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, which report shall comply with ASTM standard 1527-05 (with such modifications thereto as may reasonably be requested by the Borrower and are reasonably acceptable to the Administrative Agent), and a Phase II environmental site assessment or any other studies or investigations, in each case reasonably acceptable to the Administrative Agent, addressing any recognized environmental conditions or other areas of concern identified in the relevant Phase I report if in the reasonable determination of the Administrative Agent, acting in consultation with the Independent Engineer, a Phase II assessment is warranted.
“Equator Principles” means The Equator Principles – An Industry Framework for Financial Institutions to Manage Environmental and Social Issues in Project Financing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” means any Person, trade or business that, together with the Borrower, is or was treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
“ERISA Plan” means any Plan that is not a Multiemployer Plan.
“Ethanol Agreement” means that certain Ethanol Marketing Contract dated as of December 29, 2006, between the Ethanol Marketer and the Borrower.
“Ethanol Market Consultant” means Muse, Stancil & Co., or any replacement ethanol market consultant appointed by the Administrative Agent.
“Ethanol Marketer” means Eco-Energy, Inc., or any replacement ethanol marketer approved by the Administrative Agent.
“Ethanol Market Guarantor” means FCStone, or any replacement guarantor approved by the Administrative Agent with respect to the Ethanol Agreement.
“Ethanol Marketing Contract Guaranty” means that certain Ethanol Marketing Contract Guaranty dated as of December 29, 2006 by the Ethanol Market Guarantor in favor of the Borrower.
“Eurodollar Loan” means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate and the provisions of Article II (Commitments and Funding) and Article III (Repayments, Prepayments, Interest and Fees).
“Eurodollar Office” means, relative to any Lender, the office of such Lender designated as such on Schedule 2.01 or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent pursuant to Section 4.04 (Obligation to Mitigate) that shall be making or maintaining Eurodollar Loans of such Lender hereunder.

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“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to the rate per annum obtained by dividing (x) LIBOR for such Interest Period and such Eurodollar Loan, by (y) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such Interest Period.
“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
“Event of Abandonment” means any of the following shall have occurred: (i) the abandonment by the Borrower of the development, construction, operation or maintenance of the Project for a period of more than sixty (60) consecutive days (other than as a result of force majeure, an Event of Taking or a Casualty Event), (ii) the suspension of all or substantially all of the Borrower’s activities with respect to the Project, other than as the result of a force majeure, Event of Taking or Casualty Event, for a period of more than sixty (60) consecutive days, or (iii) any written acknowledgement by the Borrower of a final decision to take any of the foregoing actions.
“Event of Default” means any one of the events specified in Section 8.01 (Events of Default).
“Event of Taking” means any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to any material part of the Project with, any Equity Interests of the Borrower, or any other assets thereof.
“Event of Total Loss” means the occurrence of a Casualty Event affecting all or substantially all of the Project or the assets of the Borrower.
“Excess Facilities Charge Agreement” means that certain Excess Facilities Charge Agreement, dated April 27, 2007, between the Electric Service Provider and the Borrower.

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“Excluded Taxes” means, with respect to any Agent or any Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) such Agent’s, Lender’s or other recipient’s net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable office is located, or (b) any branch profits Tax imposed by the United States, or any similar Tax imposed by any other jurisdiction described in clause (a) above or (c) any United States withholding Tax to the extent that it is imposed on amounts payable to such Agent or such Lender at the time such Agent or such Lender becomes a party to this Agreement or to the extent it is imposed on amounts payable to such Agent or such Lender due to a merger, reorganization or acquisition of such Agent or such Lender.
“Existing Plant Debt” means all outstanding payment obligations of the Borrower pursuant to (a) the Loan Agreement, dated as of October 1, 2006, between First United Ethanol, LLC and Mitchell County Development Authority as issuer of the Variable Rate Demand Solid Waste Disposal Revenue Bonds (First United Ethanol, LLC Project), Series 2006, (b) the Loan Agreement, dated as of October 1, 2006, between First United Ethanol, LLC and Mitchell County Development Authority as issuer of the Variable Rate Demand Taxable Economic Development Revenue Bonds (First United Ethanol, LLC Project), Series 2006, (c) the Reimbursement Agreement, dated as of November 30, 2006, between First United Ethanol, LLC and Southwest Georgia Farm Credit, ACA and (d) the Credit Facility Agreement, dated as of November 30, 2006, between First United Ethanol, LLC and Southwest Georgia Farm Credit, ACA.
“Extraordinary Proceeds Account” has the meaning provided in Section 3.01(a)(x) of the Accounts Agreement.
“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letters” means (i) that certain Fee Letter among the Administrative Agent, the Collateral Agent and the Borrower, (ii) the Accounts Bank Fee Letter, and (iii) that certain Fee Letter between the Lead Arranger and the Borrower, each dated as of the date hereof and setting forth certain fees that will, from time to time, become due and payable with respect to the Loans and to the Agents.

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“Fees” means, collectively, each of the fees payable by the Borrower for the account of any Lender or Agent pursuant to Section 3.13 (Fees).
“Final Completion” has the meaning provided in the Design-Build Agreement.
“Final Completion Certificate” means (a) a certificate of the Independent Engineer, in substantially the form of Exhibit Q-1, or (b) a certificate of the Borrower, in substantially the form of Exhibit Q-2, in each case confirming that Final Completion has occurred.
“Final Completion Date” means the date on which the Project has achieved Final Completion, as certified by the Borrower and the Independent Engineer.
“Final Maturity Date” means, with respect to the Term Loans, the earlier to occur of (a) the date that occurs six (6) years after the Conversion Date and (b) the date that occurs eight (8) years after the Closing Date.
“Financial Model” means the projections of revenue and expenses and cash flows with respect to the Borrower and the Project for the year ended December 31, 2007 through the year ended December 31, 2023, attached hereto as Exhibit K, as the same may be updated by the Borrower with the prior written approval of the Administrative Agent.
“Financial Officer” means, with respect to any Person, the controller, treasurer or chief financial officer of such Person.
“Financing Documents” means:
(i) this Agreement;
(ii) the Accounts Agreement;
(iii) the Intercreditor Agreement;
(iv) the Notes;
(v) the Security Documents;
(vi) the Interest Rate Protection Agreements;

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(vii) the Fee Letters;
(viii) the other financing and security agreements, documents and instruments delivered in connection with this Agreement; and
(ix) each other document designated as a Financing Document by the Borrower and the Administrative Agent.
“Fiscal Quarter” means any quarter of a Fiscal Year.
“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on September 30.
“Funding” means the incurrence of each Construction Loan, Term Loan or Working Capital Loan made by the Lenders on a single date.
“Funding Date” means, with respect to each Funding, the date on which funds are disbursed by the Administrative Agent, on behalf of the relevant Lenders, to the Borrower in accordance with Section 2.05 (Funding of Loans).
“Funding Notice” means (i) in the case of a request for a Funding of Construction Loans, a Construction Loan Funding Notice, (ii) in the case of a request for a Funding of Term Loans, the Conversion Date Funding Notice, and (iii) in the case of a request for Funding of Working Capital Loans, a Working Capital Loan Funding Notice.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.
“Gas Facilities Agreement” means that certain Natural Gas Facilities Agreement dated as of January 23, 2007 between the Gas Supplier and the Borrower.
“Gas Supplier” means the City of Camilla.
“Gas Supply Agreement” means that certain Natural Gas Supply and Capacity Agreement dated as of January 23, 2007 between the Gas Supplier and the Borrower.
“Governmental Approval” means any authorization, consent, approval, agreement, license, lease, ruling, permit, certification, exemption, filing for registration by or with any Governmental Authority.
“Governmental Authority” means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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“Grain Brokerage Agreement” means that certain Grain Brokerage Agreement dated as of November 3, 2006, between the Grain Broker and the Borrower.
“Grain Broker” means Palmetto Grain Brokerage, LLC.
“Granting Lender” has the meaning provided in Section 10.03(h) (Assignments).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).
“Historical Debt Service Coverage Ratio” or “HDSCR” means, as of any Quarterly Payment Date, for the four (4) Fiscal Quarters immediately preceding (and not including the then-current Fiscal Quarter) such Quarterly Payment Date (or, if less than four (4) Fiscal Quarters have elapsed since the Conversion Date, for such number of full Fiscal Quarters that has elapsed since the Conversion Date), the ratio of (i) Cash Flow Available for Debt Service during such period to (ii) Debt Service during such period.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

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(a) all obligations of such Person for or in respect of moneys borrowed or raised, whether or not for cash by whatever means (including acceptances, deposits, discounting, letters of credit, factoring, and any other form of financing which is recognized in accordance with GAAP in such Person’s financial statements as being in the nature of a borrowing or is treated as “off-balance sheet” financing);
(b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(c) all obligations of such Person for the deferred purchase price of property or services;
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);
(e) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(f) all Capitalized Lease Liabilities;
(g) net obligations of such Person under any Swap Contract;
(h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(i) all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means Taxes other than Excluded Taxes.

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“Indemnitee” has the meaning provided in Section 10.08 (Indemnification by the Borrower).
“Independent Engineer” means Harris Group, or any replacement independent engineer appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to Borrower (which acceptance shall not be unreasonably withheld or delayed).
“Independent Engineer’s Certificate” means a certificate of the Independent Engineer in substantially the form of Exhibit J.
“Independent Member” means a Person, who is not at the time of initial appointment as the Independent Member or at any time while serving as the Independent Member and has not been at any time during the five (5) years preceding such initial appointment:
(i) a direct or indirect owner of any Equity Interest in, member (with the exception of serving as the Independent Member), officer, employee, partner, director, manager or contractor, bankruptcy trustee, attorney or counsel of any member of the Borrower or any Affiliate thereof;
(ii) a creditor, customer, supplier, or other person who derives any of its purchases or revenues from its activities with the Borrower, any member of the Borrower, or any member of any Affiliate of any of them (with the exception of its activity of serving as the Independent Member);
(iii) a Person controlling or under common control with the Borrower, any member of the Borrower, any member of any Affiliate of any of them or any Person excluded from serving as Independent Member under clause (i) or (ii) of this definition;
(iv) a member of the immediate family by blood or marriage of any Person excluded from being an Independent Member under clause (i) or (ii) of this definition; or
(v) a Person who received, or a member or employee of a firm or business that received, fees or other income from the Borrower or any Affiliate thereof in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person (with the exception of fees received for its activity of serving as the Independent Member).
“Information” has the meaning provided in Section 10.18 (Treatment of Certain Information; Confidentiality).

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“Informational Report” means an “Informational Report” as defined in the Design-Build Agreement.
“Initial Quarterly Payment Date” means the first Quarterly Payment Date that is not less than forty-five (45) days following the Conversion Date.
“Insolvency or Liquidation Proceeding” has the meaning provided in the Intercreditor Agreement.
“Insurance and Condemnation Proceeds Account” has the meaning provided in Section 3.01(a)(ix) of the Accounts Agreement.
“Insurance Consultant” means Moore-McNeil, LLC, or any replacement insurance consultant appointed by the Administrative Agent.
“Insurance Proceeds” means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to the Borrower or the Project that are paid or payable to or for the account of the Borrower, or the Collateral Agent as loss payee, or additional insured (other than Business Interruption Insurance Proceeds and proceeds of insurance policies relating to third party liability).
“Intercreditor Agreement” means that certain Amended and Restated Subordination Agreement to be executed by and among the Borrower, the Collateral Agent as senior collateral agent, Southwest Georgia Farm Credit, ACA as existing senior lender, the Issuer, the Bond Trustee as subordinate bond trustee, and Wachovia Bank, National Association as subordinate bondholder.
“Interest Payment Date” means (i) with respect to Eurodollar Loans, the last day of each applicable Interest Period (and, if such Interest Period exceeds three months, on the day three months after such Eurodollar Loan is made or continued) or, if applicable, any date on which such Eurodollar Loan is converted to a Base Rate Loan and (ii) with respect to Base Rate Loans, on each Quarterly Payment Date or, if applicable, any date on which such Base Rate Loan is converted to a Eurodollar Loan.
“Interest Period” means, with respect to any Eurodollar Loan, the period beginning on (and including) the date on which such Eurodollar Loan is made pursuant to Section 2.05 (Funding of Loans) or the date on which each successive interest period for each such Eurodollar Loan is determined pursuant to Section 3.05 (Interest Rates) and ending on (and including) the day that numerically corresponds to such date one (1), two (2), three (3) or six (6) months thereafter, in either case as the Borrower may select in the relevant Funding Notice or Interest Period Notice; provided, however, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest

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Period shall end on the next following Business Day (unless such next following Business Day is in a different calendar month, in which case such Interest Period shall end on the next preceding Business Day), (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period, (iii) the Borrower may not select any Interest Period that ends after any Quarterly Payment Date unless, after giving effect to such selection, the aggregate outstanding principal amount of Eurodollar Loans having Interest Periods which end on or prior to such Quarterly Payment Date shall be at least equal to the aggregate principal amount of Eurodollar Loans due and payable on or prior to such Quarterly Payment Date, and (iv) no Interest Period may end later than the Maturity Date for the relevant type of Loan.
“Interest Period Notice” means a notice in substantially the form attached hereto as Exhibit O, executed by an Authorized Officer of the Borrower.
“Interest Rate Protection Agreement” means each interest rate swap, collar, put, or cap, or other interest rate protection arrangement, with a Qualified Counterparty, in each such case that is reasonably satisfactory to the Administrative Agent and is entered into in accordance with Section 7.01(u) (Affirmative Covenants — Interest Rate Protection Agreement).
“Interest Rate Protection Provider” means a Qualified Counterparty that is party to an Interest Rate Protection Agreement.
“Inventory” means inventory, as that term is defined in the UCC, now or hereafter owned by the Borrower, including all products, goods, materials and supplies produced, purchased or acquired by the Borrower for the purpose of sale or use in the Borrower’s operations in the ordinary course of business.
“Issuer” means the Mitchell County Development Authority, a public body corporate and politic created and existing under the laws of the State of Georgia.
“Law” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding, injunction, Governmental Approval or requirement of such Governmental Authority. Unless the context clearly requires otherwise, the term “Law” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Agreement.

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“Lead Arranger” means WestLB in its capacity as sole lead arranger, bookrunner and syndication agent hereunder.
“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit R.
“Lenders” means the persons identified as “Lenders” and listed on the signature pages of this Agreement and each other Person that acquires the rights and obligations of a Lender hereunder pursuant to Section 10.03 (Assignments).
“Letter Agreement” means that certain Letter Agreement for Design and Construction of Water Pre-Treatment System and Fire Protection System dated as of January 13, 2007 between the Design-Build Contractor and the Borrower.
“LIBOR” means, for any Interest Period for any Eurodollar Loan:
(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or
(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or
(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by WestLB to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

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“License Agreement” means that certain ICM License Agreement dated as of November 16, 2006 between the Technology License Provider and the Borrower.
“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.
“Line Item” means a line item of cost or expense set forth in the Construction Budget.
“Liquidated Damages Account” has the meaning set forth in Section 3.01(a)(ii) of the Accounts Agreement.
“Loan Parties” means, collectively, the Borrower and the Pledgor.
“Loans” means, collectively, the Construction Loans, the Term Loans and the Working Capital Loans.
“Local Account” means any local bank account (other than the Project Accounts and the Bond Funds) in the name of the Borrower.
“Maintenance Capital Expense Account” has the meaning set forth in Section 3.01(a)(v) of the Accounts Agreement.
“Maintenance Capital Expenses” means all expenditures by the Borrower for regularly scheduled (or reasonably anticipated) major maintenance of the Project, Prudent Ethanol Operating Practice and vendor and supplier requirements constituting major maintenance (including teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of the Project).
“Major Project Documents” means:
(i)	each Project Document other than the Services Agreement, the Operation and Maintenance Agreement and items (xxi), (xxii) and (xxiii) of the definition of “Project Document”;

(ii)	each Additional Project Document designated as a Major Project Document by the Administrative Agent; and

(iii)	any replacement agreement for any such agreement.

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“Major Project Party” means each Person (other than the Borrower) who is a party to a Major Project Document.
“Mandatory Prepayment” means a prepayment in accordance with Section 3.10 (Mandatory Prepayment).
“Master Transportation Contract” means that certain Master Transportation Contract REG-NS-C-19452 effective as of November 15, 2006 between Norfolk Southern Railway Company and the Borrower.
“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property, condition (financial or otherwise), prospects, or operations of the Borrower or the Project, taken as a whole, (ii) the ability of the Borrower, the Pledgor, any Project Party or any party (other than a Senior Secured Party) to the Intercreditor Agreement or Accounts Agreement to perform its material obligations under any Transaction Document to which it is a party, (iii) creation, perfection or priority of the Liens granted, or purported to be granted, in favor, or for the benefit, of the Collateral Agent pursuant to the Security Documents or (iv) the rights or remedies of any Senior Secured Party under any Financing Document.
“Materials of Environmental Concern” means chemicals, pollutants, contaminants, wastes, toxic substances and hazardous substances, any toxic mold, radon gas or other naturally occurring toxic or hazardous substance or organism and any material that is regulated in any way, or for which liability is imposed, pursuant to an Environmental Law.
“Maturity Date” means, as the context may require, (a) with respect to the Construction Loans, the Construction Loan Maturity Date (b) with respect to the Term Loans, the Final Maturity Date and (c) with respect to the Working Capital Loans, the Working Capital Loan Maturity Date.
“Maximum Rate” has the meaning provided in Section 10.09 (Interest Rate Limitation).
“Moody’s” means Moody’s Investors Service Inc., and any successor thereto that is a nationally recognized rating agency.
“Mortgage” means the Deed to Secure Debt, Security Agreement and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders, to be made by the Borrower to the Collateral Agent for the benefit of the Senior Secured Parties.

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“Mortgaged Property” means all real property right, title and interest of the Borrower that is subject to the Mortgage in favor of the Collateral Agent.
“Multiemployer Plan” means a Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.
“Necessary Project Approvals” has the meaning set forth in Section 5.03(a)(i) (Representations and Warranties — Governmental Approvals).
“Necessary Project Contracts” has the meaning set forth in Section 5.11(a)(ii) (Representations and Warranties — Contracts).
“Net Swap Payment” means, with respect to any Interest Rate Protection Agreement and for any period, all scheduled Obligations due and payable by the Borrower under such Interest Rate Protection Agreement during such period, after giving effect to any netting applicable thereto.
“Non-Appealable” means, with respect to any specified time period allowing an appeal of any ruling under any constitutional provision, Law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding or injunction that such specified time period has elapsed without an appeal having been brought.
“Non-U.S. Lender” has the meaning set forth in Section 4.07(e) (Taxes — Foreign Lenders).
“Non-Voting Lender” means any Lender who (a) is also a Loan Party, a Project Party, a party (other than a Senior Secured Party or Southwest Georgia Farm Credit, ACA) to the Intercreditor Agreement or Accounts Agreement, or any Affiliate or Subsidiary thereof, or (b) has sold a participation in the Loan held by it to any such Person.
“Notes” means the Construction Notes, the Term Notes and the Working Capital Notes, including any promissory notes issued by the Borrower in connection with assignments of any Loan of a Lender, in each case substantially in the form of Exhibit B, Exhibit C or Exhibit D as they may be amended, restated, supplemented or otherwise modified from time to time.
“Notice to Proceed” means the “Notice to Proceed” as defined in, and issued in accordance with the terms of, the Design-Build Agreement.

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“Obligations” means and includes all loans, advances, debts, liabilities, Indebtedness and obligations, howsoever arising, owed to the Agents, the Lenders or any other Senior Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any Insolvency or Liquidation Proceeding naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, pursuant to the terms of this Agreement or any of the other Financing Documents (including the Interest Rate Protection Agreements), including all principal, interest, fees, charges, expenses, attorneys’ fees, costs and expenses, accountants’ fees and Consultants’ fees payable by the Borrower hereunder or thereunder.
“Omnibus Assignment and Amendment Agreement” means that certain Omnibus Assignment and Amendment Agreement to be executed among the Pledgor, the Borrower, the Issuer, the Bond Trustee, Southwest Georgia Farm Credit, ACA and Wachovia Bank, National Association.
“Operating Account” has the meaning provided in Section 3.01(a)(iv) of the Accounts Agreement.
“Operating Budget” has the meaning set forth in Section 7.01(j) (Affirmative Covenants — Operating Budgets).
“Operating Budget Category” means, at any time with respect to each Operating Budget, each line item set forth in such Operating Budget in effect at such time.
“Operating Statement” means an operating statement with respect to the Project, in substantially the form of Exhibit L.
“Operation and Maintenance Agreement” means that certain Operation and Maintenance Agreement to be executed between the Borrower and the Pledgor.
“Operation and Maintenance Expenses” means, for any period, the sum without duplication of all (i) reasonable and necessary expenses of administering, managing and operating, and generating Products for sale from, the Project and maintaining it in good repair and operating condition, (ii)  costs associated with the supply and transportation of all feedstock, natural gas, electricity and other supplies and raw materials to the Project and distribution and sale of Products from the Project that the Borrower is obligated to pay, (iii) all reasonable and necessary insurance costs (other than insurance premiums that are paid as Project Costs), (iv) property, sales and franchise taxes to the extent that the Borrower is liable to pay such taxes to the taxing authority (other than taxes imposed on or measured by income or receipts) to which the Project, may be subject (or payment in lieu of such taxes to which the Project may be subject), (v) reasonable and necessary costs and fees incurred in connection with obtaining and maintaining in effect Necessary Project Approvals, on or after the Final Completion Date for the Project, (vi) reasonable and arm’s-length legal, accounting and other professional fees attendant to any of the foregoing items during such period, (vii) the reasonable costs of administration and enforcement of the Transaction Documents, (viii) costs incurred pursuant to the Permitted Commodity Hedging Arrangements, and (ix) all other costs and expenses included in the then-current Operating Budget. In no event shall Project Costs or Maintenance Capital Expenses be considered Operation and Maintenance Expenses.

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“Organic Documents” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock and, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability agreement.
“Owner” means “Owner” as defined in the Design-Build Agreement.
“Owners Scope” means, with respect to the Project, all work relating to the construction of the Project that is the responsibility of “Owner” (as defined in the Design-Build Agreement) or any of Owner’s contractors (other than Design-Build Contractor), including work set forth in Article IV of the Design-Build Agreement.
“Participant” has the meaning provided in Section 10.03(d) (Assignments).
“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.
“Payment Bond” means a “Payment Bond” as defined in the Design-Build Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Performance Bond” means any performance bond provided for the benefit of the Borrower under the Design-Build Agreement.
“Performance Test” has the meaning provided in the Design-Build Agreement.

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“Performance Test Report” has the meaning provided in Section 7.01(k) (Affirmative Covenants — Performance Tests).
“Permitted Commodity Hedging Arrangements” means those Commodity Hedging Arrangements entered into by the Borrower in accordance with Section 7.02(u) (Negative Covenants — Commodity Hedging Arrangements).
“Permitted Indebtedness” means Indebtedness identified in Section 7.02(a) (Negative Covenants — Restrictions on Indebtedness of the Borrower).
“Permitted Liens” means Liens identified in Section 7.02(b) (Negative Covenants - Liens).
“Permitted Tax Distribution” means, with respect to any distributee that is required to pay tax as a result of its direct or indirect ownership of the Borrower, an amount equal to (a) the Effective Tax Rate at such time multiplied by (b) such distributee’s estimated share of the taxable income of the Borrower (after netting or otherwise taking account of a distributee’s shares of the income, loss, deduction and credit associated with the distributee’s interest in the Borrower) that the distributee is reasonably expected to have to report for income tax purposes for the Fiscal Quarter distributed to the extent necessary to fund a distributee’s timely payment to a Governmental Authority of tax liability (including estimated payments thereof) and subject to correction as described below. “Effective Tax Rate” means, as of any date of calculation, a percentage equal to the sum of (x) the maximum then-current federal marginal income tax rate plus (y) six percent (6%). Permitted Tax Distributions as estimated for purposes of a Quarterly Payment Date shall be subject to later correction to reflect amounts as actually reported on an income tax return by a distributee for federal and state income tax purposes. Thus, on any Quarterly Payment Date, the Permitted Tax Distribution means the amount calculated as the product of (a) and (b), above, adjusted by the difference, if any, between the Permitted Tax Distribution for the preceding Quarterly Payment Date as estimated for such date and the Permitted Tax Distribution for that preceding Quarterly Payment Date as finally determined.
“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
“Plan” means an employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that is sponsored or maintained by the Borrower or any ERISA Affiliate, or in respect of which the Borrower or any ERISA Affiliate has any obligation to contribute or liability.

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“Pledge Agreement” means the Pledge and Security Agreement, dated as of the date hereof, among the Borrower, the Pledgor and the Collateral Agent, pursuant to which the Pledgor pledges one hundred percent (100%) of its Equity Interests in the Borrower to the Collateral Agent.
“Pledgor” means First United Ethanol, LLC, a Georgia limited liability company.
“Prepayment Holding Account” has the meaning set forth in Section 3.01(a)(viii) of the Accounts Agreement.
“Primary Swap Obligations” means, with respect to any Interest Rate Protection Agreement, all scheduled obligations due and payable by any Person party to such Interest Rate Protection Agreement (after giving effect to any netting applicable thereto) and all payments of Swap Termination Value due and payable by any Person party to such Interest Rate Protection Agreement, but excluding any amounts owed in respect of Taxes, expenses and indemnification obligation which do not constitute payments of Swap Termination Value.
“Process Agent” means any Person appointed as agent by the Borrower, the Pledgor or any party to the Intercreditor Agreement or Accounts Agreement, to the extent required under the Financing Documents, to receive on behalf of itself and its property services of copies of summons and complaint or any other process which may be served in connection with any action or proceeding before any court arising out of or relating to this Agreement or any other Financing Document to which it is a party, including C T Corporation System.
“Products” means ethanol, Distillers Grains, and any other co-product or by-product produced in connection with the production of ethanol at the Project.
“Project” means, the ethanol production facility to be constructed and owned by the Borrower and located in Camilla, Georgia, with a nameplate capacity of approximately 100 million gallons-per-year of denatured ethanol, including the Site and all buildings, structures, improvements, easements and other property related thereto.
“Project Accounts” has the meaning provided in Section 1.01 of the Accounts Agreement.

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“Project Costs” means, the following costs and expenses incurred by the Borrower in connection with the Project prior to the Final Completion Date and set forth in the Construction Budget or otherwise approved in writing by the Required Lenders (in consultation with the Independent Engineer):
(i) costs incurred by the Borrower under the Design-Build Agreement, and other costs related to the acquisition, site preparation, design, engineering, construction, installation, start-up, and testing of the Project;
(ii) through the Conversion Date, fees and expenses incurred by or on behalf of the Borrower in connection with the development of the Project and the consummation of the transactions contemplated by this Agreement, including financial, accounting, legal, surveying and consulting fees, and the costs of preliminary engineering;
(iii) until the Final Completion Date, interest on the Subordinated Debt and interest and Fees on the Construction Loans;
(iv) financing fees and expenses in connection with the Loans and the fees, costs and expenses of the Agents’ counsel, any Interest Rate Protection Provider’s counsel and the Consultants;
(v) insurance premiums with respect to the Title Insurance Policy and the insurance required pursuant to Section 7.01(h) (Affirmative Covenants — Insurance);
(vi) costs of corn and natural gas utilized for commissioning, Performance Tests for, and operation of, the Project prior to the Final Completion Date;
(vii) amounts required to fund the Debt Service Reserve Account to fifty percent (50%) of the Debt Service Reserve Required Amount; and
(viii) all other costs and expenses included in the Construction Budget for the Project.
“Project Document Termination Payments” means all payments that are required to be paid to or for the account of the Borrower as a result of the termination of any Project Document.
“Project Documents” means:
(i)	Design-Build Agreement;

(ii)	Performance Bond;

(iii)	Payment Bond;

(iv)	Letter Agreement;

(v)	Grain Brokerage Agreement;

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(vi)	Ethanol Agreement;

(vii)	Ethanol Marketing Contract Guaranty;

(viii)	Risk Management Contract;

(ix)	License Agreement;

(x)	Electric Service Contract;

(xi)	Gas Facilities Agreement;

(xii)	Gas Supply Agreement;

(xiii)	Master Transportation Contract;

(xiv)	CSX Transportation Contract;

(xv)	Excess Facilities Charge Agreement;

(xvi)	Operation and Maintenance Agreement;

(xvii)	Services Agreement;

(xviii)	upon the execution thereof, the Carbon Dioxide Agreement;

(xix)	upon the execution thereof, the Rail Car Lease;

(xx)	Transportation Contract;
(xxi)	any other documents designated as a Project Document by the Borrower and the Administrative Agent;

(xxii)	each Additional Project Document; and

(xxiii)	any replacement agreement for any such agreement.
“Project Party” means each Person (other than the Borrower) who is a party to a Project Document.

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“Prospective Debt Service Coverage Ratio” or “PDSCR” means, for any Quarterly Payment Date, for the Fiscal Quarter including such Quarterly Payment Date and the three (3) Fiscal Quarters immediately following such Quarterly Payment Date, the ratio of (i) Cash Flow Available for Debt Service projected for such period to (ii) Debt Service projected for such period, in each case based on the then-current Operating Budget approved in accordance with Section 7.01(j) (Affirmative Covenants — Operating Budgets), as the same has been updated (if necessary) to reflect the then-current projections for commodity prices, and approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed.
“Prudent Ethanol Operating Practice” means those reasonable practices, methods and acts that (i) are commonly used to manage, operate and maintain ethanol production, distribution, equipment and associated facilities of the size and type that comprise the Project safely, reliably, and efficiently and in compliance with applicable Laws, manufacturers’ warranties and manufacturers’ and licensor’s recommendations and guidelines, and (ii) in the exercise of reasonable judgment, skill, diligence, foresight and care are expected of an ethanol plant operator, in order to efficiently accomplish the desired result consistent with safety standards, applicable Laws, manufacturers’ warranties, manufacturers’ recommendations and, in the case of the Project, the Project Documents. Prudent Ethanol Operating Practice does not necessarily mean one particular practice, method, equipment specifications or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.
“Qualified Counterparty” means any of the following: (i) any Person who is a Lender, the Administrative Agent, or the Collateral Agent on the date the relevant Interest Rate Protection Agreement is entered into or (ii) any Affiliate of any Person listed in clause (i).
“Quarterly Payment Date” means each of March 31, June 30, September 30 and December 31.
“Quarterly Period” means each three (3) month period beginning on (and including) the day immediately following a Quarterly Payment Date and ending on (and including) the next Quarterly Payment Date.
“Rail Car Lease” means, collectively, that certain Trinity Industries Leasing Company Railroad Car Lease Agreement, dated November 5, 2007, between Trinity Industries Leasing Company and the Borrower, and all other agreements between the Borrower and a lessor for the lease of rail cars.
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.
“Register” has the meaning set forth in Section 10.03(c) (Assignments).

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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Reorganization” means the transfer and assignment by the Pledgor to the Borrower, and the assumption by the Borrower, of all of the Pledgor’s right, title and interest in the Project, including without limitation all of Pledgor’s Project-related assets, contractual rights and obligations and Governmental Approvals (except for Governmental Approvals with respect to which the Loan Parties have taken all actions necessary for the transfer or reissuance thereof to the Borrower as set forth in Part A of Schedule 5.03).
“Removal,” “Remedial” and “Response” actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a Governmental Authority or those which a Governmental Authority or any other Person might seek to require of potentially responsible parties, liable parties, waste generators, handlers, distributors, processors, users, disposers, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other Persons under “removal,” “remedial,” or other “response” actions.
“Reportable Event” means a “reportable event” within the meaning of Section 4043(c) of ERISA.
“Required Cash Sweep” means each mandatory prepayment of the Loans made pursuant to Section 3.10 (Mandatory Prepayment).
“Required Equity Contribution” means the equity contributions to be made to the Borrower on the Closing Date for Project Costs in the aggregate total amount of seventy-five million Dollars ($75,000,000).
“Required Lenders” means (a) at any time prior to the Conversion Date, Lenders (excluding all Non-Voting Lenders) holding Commitments in excess of fifty percent (50.00%) of the Construction Loan Commitments and the Working Capital Loan Commitments (excluding the Construction Loan Commitments and the Working Capital Loan Commitments of all Non-Voting Lenders) and (b) at any time after the Conversion Date, Lenders (excluding all Non-Voting Lenders) holding Loans and Commitments in excess of fifty percent (50.00%) of an amount equal to (x) the then aggregate outstanding principal amount of the Loans plus (y) the undisbursed amount of the Aggregate Working Capital Loan Commitment (excluding the principal amounts of any Loans made by, and any Working Capital Loan Commitments of, any Non-Voting Lenders).

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“Required LLC Provisions” has the meaning provided in Section 5.24 (Representations and Warranties — Required LLC Provisions).
“Required Working Capital Lenders” means Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of an amount equal to (x) the then aggregate outstanding principal amount of the Working Capital Loans plus (y) the undisbursed amount of the Aggregate Working Capital Loan Commitment (excluding the principal amounts of any Working Capital Loans made by, and any Working Capital Loan Commitments of, any Non-Voting Lenders).
“Restricted Payment Certificate” has the meaning provided in the Accounts Agreement.
“Restricted Payments” means any (a) dividend or other distribution (whether in cash, securities or other property), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests of the Borrower, or on account of any return of capital to any holder of any such Equity Interest in, or any other Affiliate of, the Borrower, or any option, warrant or other right to acquire any such dividend or other distribution or payment, (b) any payment of fees for any management, consultancy or administrative services (including any fees payable under the Operation and Maintenance Agreement or the Services Agreement), or other similar payments, to any Person who owns, directly or indirectly, any Equity Interest in the Borrower, or any Affiliate of any such Person, or (c) any payment of indemnification obligations pursuant to Article 8 of the Borrower LLC Agreement or under the Operation and Maintenance Agreement or the Services Agreement; provided that Permitted Tax Distributions and Approved Management Fees shall not constitute Restricted Payments.
“Revenue Account” has the meaning set forth in Section 3.01(a)(iii) of the Accounts Agreement.
“Risk Management Contract” means that certain Risk Management Contract dated as of July 9, 2007 between the Ethanol Market Guarantor and the Borrower.
“S&P” means Standard & Poor’s Rating Services, a Division of the McGraw-Hill Companies Inc.
“Securities Intermediary” means Amarillo National Bank, not in its individual capacity, but solely as securities intermediary under the Accounts Agreement, and includes each other Person that may, from time to time, be appointed as successor Securities Intermediary pursuant to and in accordance with the Accounts Agreement.

40

“Security” means the security created in favor of the Collateral Agent pursuant to the Security Documents.
“Security Agreement” means the Assignment and Security Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent.
“Security Discharge Date” means the date on which (i) all outstanding Commitments and Interest Rate Protection Agreements have been terminated and (ii) all amounts payable in respect of the Obligations have been irrevocably and indefeasibly paid in full in cash (other than obligations under the Financing Documents that by their terms survive and with respect to which no claim has been made by the Senior Secured Parties).
“Security Documents” means:
(i) the Mortgage;
(ii) this Agreement (to the extent that it relates to the Project Accounts);
(iii) the Accounts Agreement;
(iv) the Consents;
(v) the Pledge Agreement;
(vi) the Security Agreement;
(vii) the Blocked Account Agreements;
(viii) any other document designated as a Security Document by the Borrower and the Administrative Agent; and
(ix) any fixture filings, financing statements, notices, authorization letters, or other certificates filed, recorded or delivered in connection with the foregoing.
“Senior Secured Parties” means the Lenders, the Agents, any Interest Rate Protection Provider, and each of their respective successors, transferees and assigns.
“Services Agreement” means that certain Services Agreement to be executed between the Borrower and the Pledgor.
“Site” means those certain parcels described on Schedule 5.13.

41

“Solvent” means, with respect to any Person, that as of the date of determination both (i) (A) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities but excluding amounts payable under intercompany loans or promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (B) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (C) such Person does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Period” has the meaning set forth in Section 7.01(t) (Affirmative Covenants — Financial Model).
“SPV” has the meaning provided in Section 10.03(h) (Assignments).
“Stated Amount” has the meaning specified for such term in any Debt Service Reserve Letter of Credit.
“Subordinated Debt” means the payment obligations of the Borrower pursuant to the Subordinated Debt Documents.
“Subordinated Debt Documents” means (i) the Subordinated Loan Agreement, (ii) each of the Bond Collateral Documents, (iii) the bond resolution adopted by the Issuer on October 6, 2006, relating to the Bonds, (iv) the bond resolution adopted by the Issuer on October 19, 2007, relating to the Bonds, (v) each of the Bonds, (vi) the “Bond Placement Agreement” (as defined in the Bond Indenture) and (vi) each other document executed on or prior to the date hereof in connection with the Bonds or the Subordinated Debt and (vii) each document executed after the date hereof in connection with the Bonds or the Subordinated Debt in compliance with the Intercreditor Agreement.
“Subordinated Loan Agreement” means that certain Loan Agreement dated as of November 1, 2006 between the Issuer and the Pledgor (as assigned to the Borrower and amended pursuant to the Omnibus Assignment and Amendment Agreement), pursuant to which the Issuer has lent to the Borrower the proceeds of the Bonds in the aggregate principal amount of ten million Dollars ($10,000,000), which Loan Agreement has been assigned by the Issuer to the Bond Trustee pursuant to the Bond Indenture (except with respect to the rights reserved by the Issuer in Granting Clause I of the Bond Indenture).

42

“Subsidiary” of any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Survey” has the meaning provided in Section 6.01(w) (Conditions to Closing and First Funding of Construction Loans — Survey).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement and (c) for the avoidance of doubt, includes the Permitted Commodity Hedging Arrangements and any Interest Rate Protection Agreements and excludes any contract for the physical sale or purchase of any commodity.
“Swap Termination Value” means, in respect of any one or more Swap Contracts (including any Permitted Commodity Hedging Arrangements or any Interest Rate Protection Agreements), after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in accordance with the terms of the applicable Swap Contract, or, if no provision is made therein, as determined based upon one or more mid- market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

43

“Tax” or “Taxes” means any present or future taxes (including income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever), levies, imposts, duties, fees or charges (including any interest, penalty, or addition thereof) imposed by any Governmental Authority.
“Tax Return” means all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed with respect to, or in respect of, any Taxes, including any schedule or attachment thereto and any amendment thereof.
“Technology License Provider” means ICM, Inc.
“Termination Event” means (i) a Reportable Event with respect to any ERISA Plan, (ii) the initiation of any action by the Borrower, any ERISA Affiliate or any ERISA Plan fiduciary to terminate an ERISA Plan (other than a standard termination under Section 4041(b) of ERISA) or the treatment of an amendment to an ERISA Plan as a termination under Section 4041(e) of ERISA (other than treatment as a standard termination under Section 4041(b) of ERISA), (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) the withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which the Borrower or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Multiemployer Plan participants who are employees of the Borrower or any ERISA Affiliate, (v) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vi) the Borrower or any ERISA Affiliate is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
“Term Loan” has the meaning provided in Section 2.02(a) (Term Loans).
“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans, as set forth opposite the name of such Lender in Schedule 2.01, as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).

44

“Term Loan Commitment Percentage” means, as to any Lender at any time, the percentage that such Lender’s Term Loan Commitment then constitutes of the Aggregate Term Loan Commitment.
“Term Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit C, evidencing Term Loans.
“Threat of Release” shall mean “threat of release” as used in CERCLA.
“Title Continuation” means a written notice issued by the Title Insurance Company (including their local title insurance abstractors) confirming the status of title as set forth in the Title Insurance Policy, which indicates that, since the last preceding Funding Date (or, if the current Funding is on the Closing Date, since the date hereof), there has been no change in the title of title to the Mortgaged Property and no Liens or survey exceptions (in the case of any updated or “as-built” survey that has been issued) not theretofore approved by the Required Lenders, which written notice shall contain no recorded mechanic’s liens except as approved by the Required Lenders or as otherwise subject to a Contest.
“Title Insurance Company” means Stewart Title Guaranty Co., or such other title insurance company or companies reasonably satisfactory to the Administrative Agent.
“Title Insurance Policy” has the meaning provided in Section 6.01(x) (Conditions to Closing and First Funding of Construction Loans — Title Insurance).
“Transaction Documents” means, collectively, the Financing Documents and the Project Documents.
“Transportation Contract” means that certain Transportation Contract REG-NS-C-19477 effective as of October 1, 2008 between Norfolk Southern Railway Company and the Borrower.
“Unfunded Benefit Liabilities” means, with respect to any ERISA Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits calculated on an accumulated benefit obligation basis and based upon the actuarial assumptions used for accounting purposes (i.e., those determined in accordance with FASB statement No. 35 and used in preparing the ERISA Plan’s financial statements) exceeds (ii) the fair market value of all ERISA Plan assets allocable to such benefits, determined as of the then most recent actuarial valuation report for such ERISA Plan.

45

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.
“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.
“United States Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.
“Value” means, with respect to any inventory or other goods, the cost thereof to the Borrower, calculated on a first-in first-out basis in accordance with GAAP.
“WDG” means wet distillers grains produced by the Borrower at the Project.
“WestLB” means WestLB AG, New York Branch.
“Working Capital Applicable Margin” means (a) with respect to the Eurodollar Loans, three and one-half percent (3.75%) and (b) with respect to the Base Rate Loans, two and one-half percent (2.75%).
“Working Capital Available Amount” means: (i) prior to the Conversion Date, up to three million one hundred fifty thousand Dollars ($3,150,000) for Project Costs; and (ii) on or after the Conversion Date (or, prior to the Conversion Date, if needed for approved start-up costs following the initial Funding of Construction Loans), up to fifteen million Dollars ($15,000,000); provided that the Working Capital Available Amount shall not exceed the Borrowing Base on or after the Conversion Date, as certified from time to time by the Borrower.
“Working Capital Expenses” means, collectively, Operation and Maintenance Expenses, Maintenance Capital Expenses and Project Costs.
“Working Capital Lenders” means those Lenders of Working Capital Loans, as identified on Schedule 2.01, and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 10.03 (Assignments).
“Working Capital Loan” has the meaning provided in Section 2.03(a) (Working Capital Loans).

46

“Working Capital Loan Commitment” means, with respect to each Working Capital Lender, the commitment of such Working Capital Lender to make Working Capital Loans, as set forth opposite the name of such Working Capital Lender in Schedule 2.01, as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).
“Working Capital Loan Commitment Percentage” means, as to any Working Capital Lender at any time, the percentage that such Working Capital Lender’s Working Capital Loan Commitment then constitutes of the Aggregate Working Capital Loan Commitment.
“Working Capital Loan Funding Notice” means each request for Funding of Working Capital Loans in the form of Exhibit G delivered in accordance with Section 2.04 (Notice of Fundings).
“Working Capital Loan Maturity Date” means the date that occurs twelve (12) months after the Conversion Date or, if earlier, the date that is ninety (90) days after the date on which all outstanding Construction Loans and Term Loans have been paid in full.
“Working Capital Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit D, evidencing Working Capital Loans.
“Working Capital Reserve Account” has the meaning set forth in Section 3.01(a)(vi) of the Accounts Agreement.
“Working Capital Reserve Required Amount” means (a) if the Aggregate Working Capital Loan Commitment is greater than or equal to ten million Dollars ($10,000,000), zero Dollars ($0), and (b) if the Aggregate Working Capital Loan Commitment is less than ten million Dollars ($10,000,000), the difference between ten million Dollars ($10,000,000) and the Aggregate Working Capital Loan Commitment.

47

EXHIBIT B
to Senior Credit Agreement
[FORM OF CONSTRUCTION NOTE]
Construction Note

$[ ]	[ ] [ ], 2007
FOR VALUE RECEIVED, SOUTHWEST GEORGIA ETHANOL, LLC (the “Borrower”), HEREBY PROMISES TO PAY to the order of [                                        ], a [                                         ] (the “Lender”), at its offices located at [                                        ], the principal sum of [                    ] Dollars ($[                     ]) or, if less, the aggregate unpaid principal amount of the Construction Loans made by the Lender to the Borrower under the Senior Credit Agreement, dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among the Borrower, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
The Borrower also promises to pay (i) interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times provided in the Senior Credit Agreement and (ii) fees at such times and at such rates and amounts as specified in the Senior Credit Agreement.
Principal, interest and fees are payable in lawful money of the United States of America and in immediately available funds, at the times and in the amounts provided in the Senior Credit Agreement.
This Construction Note is entitled to the benefits and is subject to the terms and conditions of the Senior Credit Agreement, and is entitled to the benefits of the security provided under the Security Documents. As provided in the Senior Credit Agreement, this Construction Note is subject to mandatory prepayment and voluntary prepayment, in whole or in part. The Borrower agrees to make prepayment of principal on the dates and in the amounts specified in the Senior Credit Agreement.

The Senior Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
The Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached hereto (or on a continuation of such schedule attached to this Construction Note and made a part hereof) an appropriate notation evidencing the date and amount of the Construction Loans evidenced hereby and the date and amount of each principal payment in respect thereof, or (ii) to record such Construction Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute, absent manifest error, prima facie evidence of the accuracy of the information contained therein, but in no event shall any failure by the Lender to endorse or record pursuant to clauses (i) and (ii) be deemed to relieve any Borrower from any of its obligations.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Construction Note.
The Borrower agrees to pay all costs and expenses, including without limitation attorneys’ fees, incurred in connection with the enforcement of this Construction Note, in accordance with and to the extent provided by the Senior Credit Agreement.

THIS CONSTRUCTION NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SOUTHWEST GEORGIA ETHANOL, LLC, a Georgia limited liability company
By:
Name:
Title:

Schedule to
Construction Note
LOANS AND PAYMENTS OF PRINCIPAL

		Amount of	Unpaid
	Amount of	Principal Paid	Principal	Notation
Date	Loan	or Prepaid	Balance	Made By

EXHIBIT C
to Senior Credit Agreement
[FORM OF TERM NOTE]
Term Note

$[ ]	[ ] [ ], [ ]
FOR VALUE RECEIVED, SOUTHWEST GEORGIA ETHANOL, LLC (the “Borrower”), HEREBY PROMISES TO PAY to the order of [                                        ], a [                                         ] (the “Lender”), at its offices located at [                                        ], the principal sum of [                    ] Dollars ($[                     ]) or, if less, the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower under the Senior Credit Agreement, dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among the Borrower, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
The Borrower also promises to pay (i) interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times provided in the Senior Credit Agreement and (ii) fees at such times and at such rates and amounts as specified in the Senior Credit Agreement.
Principal, interest and fees are payable in lawful money of the United States of America and in immediately available funds, at the times and in the amounts provided in the Senior Credit Agreement.
This Term Note is entitled to the benefits and is subject to the terms and conditions of the Senior Credit Agreement, and is entitled to the benefits of the security provided under the Security Documents. As provided in the Senior Credit Agreement, this Term Note is subject to mandatory prepayment and voluntary prepayment, in whole or in part. The Borrower agrees to make prepayment of principal on the dates and in the amounts specified in the Senior Credit Agreement.

The Senior Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
The Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached hereto (or on a continuation of such schedule attached to this Term Note and made a part hereof) an appropriate notation evidencing the date and amount of the Term Loans evidenced hereby and the date and amount of each principal payment in respect thereof, or (ii) to record such Term Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute, absent manifest error, prima facie evidence of the accuracy of the information contained therein, but in no event shall any failure by the Lender to endorse or record pursuant to clauses (i) and (ii) be deemed to relieve any Borrower from any of its obligations.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Term Note.
The Borrower agrees to pay all costs and expenses, including without limitation attorneys’ fees, incurred in connection with the interpretation or enforcement of this Term Note, in accordance with and to the extent provided by the Senior Credit Agreement.

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SOUTHWEST GEORGIA ETHANOL, LLC, a Georgia limited liability company
By:
Name:
Title:

Schedule to
Term Note
LOANS AND PAYMENTS OF PRINCIPAL

		Amount of	Unpaid
	Amount of	Principal Paid	Principal	Notation
Date	Loan	or Prepaid	Balance	Made By

EXHIBIT D
to Senior Credit Agreement
[FORM OF WORKING CAPITAL NOTE]
Working Capital Note

$[ ]	[ ] [ _____ ], 2007
FOR VALUE RECEIVED, SOUTHWEST GEORGIA ETHANOL, LLC (the “Borrower”), HEREBY PROMISES TO PAY to the order of [                                        ], a [                                         ] (the “Lender”), at its offices located at [                                        ], the principal sum of [                    ] Dollars ($[                     ]) or, if less, the aggregate unpaid principal amount of the Working Capital Loans made by the Lender to the Borrower under the Senior Credit Agreement, dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among the Borrower, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
The Borrower also promises to pay (i) interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times provided in the Senior Credit Agreement and (ii) fees at such times and at such rates and amounts as specified in the Senior Credit Agreement.
Principal, interest and fees are payable in lawful money of the United States of America and in immediately available funds, at the times and in the amounts provided in the Senior Credit Agreement.
This Working Capital Note is entitled to the benefits and is subject to the terms and conditions of the Senior Credit Agreement, and is entitled to the benefits of the security provided under the Security Documents. As provided in the Senior Credit Agreement, this Working Capital Note is subject to mandatory prepayment and voluntary prepayment, in whole or in part. The Borrower agrees to make prepayment of principal on the dates and in the amounts specified in the Senior Credit Agreement.

The Senior Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
The Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached hereto (or on a continuation of such schedule attached to this Working Capital Note and made a part hereof) an appropriate notation evidencing the date and amount of the Working Capital Loans evidenced hereby and the date and amount of each principal payment in respect thereof, or (ii) to record such Working Capital Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute, absent manifest error, prima facie evidence of the accuracy of the information contained therein, but in no event shall any failure by the Lender to endorse or record pursuant to clauses (i) and (ii) be deemed to relieve any Borrower from any of its obligations.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Working Capital Note.
The Borrower agrees to pay all costs and expenses, including without limitation attorneys’ fees, incurred in connection with the enforcement of this Working Capital Note, in accordance with and to the extent provided by the Senior Credit Agreement.

THIS WORKING CAPITAL NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SOUTHWEST GEORGIA ETHANOL, LLC, a Georgia limited liability company
By:
Name:
Title:

Schedule to
Working Capital Note
LOANS AND PAYMENTS OF PRINCIPAL

		Amount of	Unpaid
	Amount of	Principal Paid	Principal	Notation
Date	Loan	or Prepaid	Balance	Made By

EXHIBIT E
to Senior Credit Agreement
[FORM OF]
CONSTRUCTION LOAN FUNDING NOTICE
This funding notice for a Construction Loan (this “Construction Loan Funding Notice”), dated as of [                    ], 200[_], is delivered to WestLB AG, New York Branch, as administrative agent (the “Administrative Agent”), pursuant to Section 2.04 (Notice of Fundings) of the Senior Credit Agreement, dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), among SOUTHWEST GEORGIA ETHANOL, LLC, as Borrower (the “Borrower”), each of the Lenders from time to time party thereto, the Administrative Agent, WestLB AG, New York Branch, as Collateral Agent for the Senior Secured Parties and WestLB AG, New York Branch, as Sole Lead Arranger, Bookrunner and Syndication Agent. This Construction Loan Funding Notice sets forth certain undertakings of the Borrower with respect to the transactions contemplated by the Senior Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
WHEREAS, the Borrower wishes to propose a Funding of Construction Loans under the Senior Credit Agreement in accordance with Section 2.04 (Notice of Fundings) of the Senior Credit Agreement and on the terms and conditions set forth therein and herein; and
WHEREAS, to induce the Lenders to extend credit under the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby agrees as follows:
Section 1. Funding Request. [Note: each Construction Loan Funding Notice should only include those provisions applicable to the requested Funding.]
The Borrower hereby irrevocably proposes a Funding of a Construction Loan (the “Proposed Construction Loan Funding”) under each of the Loans set forth below in the amounts set forth below:
[([a]) [                    ] Dollars ($[                    ]) of Construction Loans requested to be funded as [Eurodollar Loans] [and [                    ] Dollars ($[                    ]) of Construction Loans requested to be funded as] [Base Rate Loans], for Project Costs and as permitted otherwise pursuant to the Senior Credit Agreement;]

The funding date proposed for such Proposed Construction Loan Funding is [                    ], 200[_] (the “Proposed Construction Loan Funding Date”). The Borrower hereby certifies that this Construction Loan Funding Notice is being delivered to the Administrative Agent not later than 2:00 p.m. New York City time five (5) Business Days prior to the Proposed Construction Loan Funding Date, and that the Proposed Construction Loan Funding Date is a Business Day.
[The duration of the initial Interest Period for the Eurodollar Loans requested as [part of] the Proposed Construction Loan Funding is [                    ] ([                    ]) months.]
The Borrower hereby requests that on the Proposed Construction Loan Funding Date the Administrative Agent deliver by wire transfer, in immediately available funds, the proceeds of such Proposed Construction Loan Funding in the following amounts as specified below:
[The Proposed Construction Loan Funding Date is a date other than the Conversion Date, and the proceeds of the Proposed Construction Loan Funding are requested to be disbursed in the manner set forth below:
[(a) [                    ] Dollars ($[                    ]) to the Construction Account, Account No. 130966; [and]]
([b]) [                    ] Dollars ($[                    ]) to the Administrative Agent, for the account of the Lenders, for the payment of Debt Service or other Obligations.
Section 2. Use of Proceeds. [The Proposed Construction Loan Funding Date is a date other than the Conversion Date, and the Borrower shall use the proceeds of the Proposed Construction Loan Funding as set forth below:
(a) [                    ] Dollars ($[                    ]) for the payment of Project Costs payable under the Applications for Payment attached hereto as Exhibit A;
(b) [                    ] Dollars ($[                    ]) for the payment of Project Costs payable under invoices attached hereto as Exhibit B;
(d) [                    ] Dollars ($[                    ]) for the payment of Fees due and owing on the Loans;
(e) [                    ] Dollars ($[                    ]) for the payment of interest due and owing on the Loans; and
(f) [                    ] Dollars ($[                    ]) for the payment of the additional Project Costs set forth below in the amounts set forth below:

[insert description of relevant Project Costs (other than interest and Fees on the Loans) not to exceed $1,000,000 that are not included in the attached invoices and that will be paid with proceeds of the Proposed Construction Loan Funding]
Section 3. Certifications. The Borrower certifies that on the date hereof, and as of the Proposed Construction Loan Funding Date: [Note: each Construction Loan Funding Notice should only include those provisions applicable to the requested Funding.]
(a) each of the conditions to the Proposed Construction Loan Funding set forth in [Section 6.01 (Conditions to Closing and First Funding of Construction Loans),]1 Section 6.02 (Conditions to All Construction Loan Fundings) and Section 6.05 (Conditions to All Fundings) of the Senior Credit Agreement that are required to be satisfied as of the date of this certification, before and after giving effect to such Proposed Construction Loan Funding and to the application of the proceeds therefrom, has been satisfied;
(b) except with respect to representations and warranties that expressly refer to an earlier date, each of the representations and warranties made by the Borrower or the Pledgor in the Financing Documents is true and correct in all material respects (or, in the case of any representation and warranty containing any materiality qualification, in all respects), before and after giving effect to the Proposed Construction Loan Funding and to the application of the proceeds therefrom;
(c) no Default or Event of Default has occurred and is continuing or would occur as a result of the Proposed Construction Loan Funding;
(d) since the date of formation of the Borrower, there has been no event or occurrence that has had, or would reasonably be expected to have, a Material Adverse Effect;

[1]	First Funding only.

(e) the Borrower has no reason to believe that the Final Completion Date will not occur on or prior to the Conversion Date Certain;
(f) the Proposed Construction Loan Funding, when considered on its own and when considered on an aggregate basis with the cumulative amount of all prior Fundings, is in compliance with the Drawdown Schedule (or, if such Funding would be in excess of the Drawdown Schedule, such deviation from the Drawdown Schedule has been approved by the Independent Engineer and the Administrative Agent);
(g) sufficient funds remain available to the Borrower, including under the Senior Credit Agreement and the Accounts Agreement, the Required Equity Contribution and the Subordinate Debt, to complete the Project substantially in accordance with the applicable Construction Schedule and the Transaction Documents;
(h) the amounts of all previous Fundings of Construction Loans have been (or will be) applied to approved Project Costs and for other purposes permitted by the Senior Credit Agreement, in each case in a manner consistent with the relevant Construction Loan Funding Notice(s);
(i) each of the statements contained in this Construction Loan Funding Notice is true and correct; and
(j) The Borrower has provided to the Administrative Agent copies of any Additional Project Document entered into by the Borrower since the date of the Senior Credit Agreement (including any Project Documents required to be executed on or before the date of the Proposed Construction Loan Funding Date), together with all amendments, supplements, schedules and exhibits thereto and the Ancillary Documents relating thereto, each of which (a) has been duly authorized, executed and delivered by each Person party thereto, and (b) is in full force and effect.
Section 4. Delivery of Additional Documents. On the date hereof, together with this Construction Loan Funding Notice, the Borrower is delivering to the Administrative Agent the following documents as additional conditions precedent to the Proposed Construction Loan Funding:
[(a) attached hereto as Exhibit A, the Applications for Payment with respect to which the Proposed Construction Loan Funding is requested together with the corresponding Informational Report(s) covering the period since [the date of the Design- Build Agreement]2[the preceding Funding], each of which has been certified as true and complete by the Borrower and substantiated by the Independent Engineer;]3

[2]	Applies to the initial Funding only.

[3]	Applies only to Fundings for Project Costs.

[(b) attached hereto as Exhibit B, invoices for all Project Costs (other than interest and Fees on the Loans) that are not included in the Applications for Payment attached hereto as Exhibit A and that are proposed to be paid with the proceeds of the Proposed Construction Loan Funding, each of which has been certified as true and complete by the Borrower;]4
[(c) the amount of proceeds of the Proposed Construction Loan Funding to be used for the payment of additional Project Costs for which invoices are not yet available does not exceed $1,000,000;]5
(d) attached hereto as Exhibit C, absolute and unconditional sworn Lien waiver statements in the forms attached to the Design-Build Agreement evidencing receipt of payment by the Design-Build Contractor, all subcontractors, and all other Persons [who were paid from the proceeds of the then last preceding Funding of Construction Loans][with respect to all payments paid or due and payable by the Borrower to such Persons since the date of the Design-Build Agreement]. Each such Lien waiver statement (i) is dated on or prior to the date of this Construction Loan Funding Notice, and (ii) covers all work done and all sums received by such contractor through the date [of the then last preceding Funding of Construction Loans] [under the Design-Build Agreement], each of which is hereby certified as true and correct and complete by the Borrower to its knowledge and the applicable contractor and has been verified by the Independent Engineer;
[(e) attached hereto as Exhibit D, a list of (A) all Change Orders that have not yet been submitted to the Administrative Agent, copies of which have been submitted to the Independent Engineer prior to the date of this Funding Notice, (B) all Change Orders under the Design-Build Agreement to the date of this Funding Notice, and (C) all contemplated Change Orders, each of which is in compliance with Section 7.02(m)(iii) (Negative Covenants – Project Documents) of the Senior Credit Agreement;]6

[4]	Applies only to Fundings for Project Costs.

[5]	Applies only where Funding proceeds are to be applied to Project Costs for which invoices are not yet available.

[6]	Applies only to Fundings for Project Costs.

[(f) attached hereto as Exhibit E, a detailed receipt for payment itemized by Line Item in the Construction Budget [evidencing receipt of all payments due and payable by the Borrower to the Design-Build Contractor, all subcontractors and all other Persons since the date of the Design-Build Agreement]7[evidencing that the full amount of the proceeds of the then last preceding Funding has been paid out by the Borrower or the Design-Build Contractor to the Persons with respect to whom such Funding proceeds were disbursed and otherwise in accordance with the Credit Agreement]8]9;
(f) attached hereto as Exhibit F, a Title Continuation and an endorsement to the Title Insurance Policy, which endorsement shall have the effect of (i) updating the date of the Title Insurance Policy to the date of the requested Funding and (ii) providing full mechanics’ lien coverage.
Section 5. Governing Law. THIS CONSTRUCTION LOAN FUNDING NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
The undersigned is executing this Construction Loan Funding Notice not in its individual capacity but in its respective capacity as an Authorized Officer of the Borrower.
[The remainder of this page is intentionally blank. The next page is the signature page.]

[7]	Applies only to first Funding.

[8]	Applies only to Fundings other than first Funding.

[9]	Applies only to Fundings for Project Costs.

IN WITNESS WHEREOF, the undersigned has caused this Construction Loan Funding Notice to be duly executed and delivered as of the day and year first written above.

SOUTHWEST GEORGIA ETHANOL, LLC,
By:
Name:
Title:

Exhibit A
to Construction Loan Funding Notice
APPLICATIONS FOR PAYMENT

Exhibit B
to Construction Loan Funding Notice
INVOICES

Exhibit C
to Construction Loan Funding Notice
LIEN WAIVER STATEMENTS

Exhibit D
to Construction Loan Funding Notice
CHANGE ORDERS

Exhibit E
to Construction Loan Funding Notice
RECEIPTS OF PAYMENT

Exhibit F
to Construction Loan Funding Notice
TITLE INSURANCE

EXHIBIT F
to Senior Credit Agreement
[FORM OF]
CONVERSION DATE FUNDING NOTICE
This Conversion Date Funding Notice (this “Conversion Date Funding Notice”), dated as of [                    ], 200[_], is delivered to WESTLB AG, NEW YORK BRANCH, as administrative agent (the “Administrative Agent”), pursuant to Section 2.04 (Notice of Fundings) of the Senior Credit Agreement, dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), among SOUTHWEST GEORGIA ETHANOL, LLC, as Borrower (the “Borrower”), each of the Lenders from time to time party thereto, the Administrative Agent, WestLB AG, New York Branch as Collateral Agent for the Senior Secured Parties and WestLB AG, New York Branch, as Sole Lead Arranger, Bookrunner and Syndication Agent. This Conversion Date Funding Notice sets forth certain undertakings of the Borrower with respect to the transactions contemplated by the Senior Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
WHEREAS, the Borrower wishes to propose a Funding of [Construction Loans,] Term Loans [and Working Capital Loans] under the Senior Credit Agreement in accordance with Section 2.04(a) (Notice of Fundings) of the Senior Credit Agreement and on the terms and conditions set forth therein and herein; and
WHEREAS, to induce the Lenders to extend credit under the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby agrees as follows:
Section 1. Funding Request. The Borrower hereby irrevocably proposes a Funding on the Conversion Date (the “Proposed Conversion Date Funding”) under each of the Loans set forth below in the amounts set forth below:
(a) [[                    ] Dollars ($[                    ])] of Construction Loans, which amount does not exceed the aggregate unused portion of the Aggregate Construction Loan Commitment on the Conversion Date;
(b) [                    ] Dollars ($[                    ]) of Term Loans, requested to be funded as [Eurodollar Loans][Base Rate Loans], to the Administrative Agent for the repayment in full of the Construction Loans on the Conversion Date;
[([c]) [                    ] Dollars ($[                    ]) of Working Capital Loans, requested to be funded as [Eurodollar Loans][Base Rate Loans], on the Conversion Date, for Operation and Maintenance Expenses;][and]

[([d]) Dollars ($[                    ]) of Working Capital Loans, requested to be funded as [Eurodollar Loans][Base Rate Loans], on the Conversion Date, for Maintenance Capital Expenses.]
The Funding Date proposed for such Proposed Conversion Date Funding is [                    ], 200[_] (the “Proposed Conversion Date Funding Date”), which date will occur on the Conversion Date. The Borrower hereby certifies that this Conversion Date Funding Notice is being delivered to the Administrative Agent not later than 2:00 p.m. New York City time five (5) Business Days prior to the Proposed Conversion Date Funding Date, and that the Proposed Conversion Date Funding Date is a Business Day.
[The duration of the initial Interest Period for the Term Loans requested to be funded as Eurodollar Loans as [part of] the Proposed Conversion Date Funding is [                    ] ([  _____  ]) months.]
[The duration of the initial Interest Period for the Working Capital Loans requested to be funded as Eurodollar Loans as part of the Proposed Conversion Date Funding is [                    ] ([  _____  ]) months.]
Section 2. Requested Funding Transfers. The Borrower hereby requests that on the Proposed Conversion Date Funding Date, the Administrative Agent deliver by wire transfer, in immediately available funds, the proceeds of such Proposed Conversion Date Funding in the following amounts as specified below:
[(a) From the proceeds of the Construction Loans requested in Section 1 above, [                    ] Dollars ($[                    ]) to the Construction Account, Account No. 130966;]
[([b]) From the proceeds of the Construction Loans requested in Section 1 above, [                    ] Dollars ($[                    ]) to the Administrative Agent, for the account of the Lenders, for the payment of Debt Service or other Obligations;]
[([c]) From the proceeds of the Funding of Working Capital Loans requested in Section 1 above, [                    ] Dollars ($[                    ]) to the Operating Account, Account No. 130982;]
[([d]) From the proceeds of the Funding of Working Capital Loans requested in Section 1 above, [                    ] Dollars ($[                    ]) to the Maintenance Capital Expense Account, Account No. 130990;]
Section 3. Certifications. The Borrower certifies that on the date hereof, and as of the Proposed Conversion Date Funding Date:
(a) each of the conditions to the proposed Funding of [Construction Loans,] Term Loans [and Working Capital Loans] set forth in [Section 6.02 (Conditions to All Construction Loan Fundings),] Section 6.03 (Conditions to Term Loan Funding), [Section 6.04 (Conditions to Working Capital Loan Fundings)] and Section 6.05 (Conditions to All Fundings), has been satisfied, and the Borrower is in compliance with all such conditions on and as of the Proposed Conversion Date Funding Date, before and after giving effect to such Proposed Conversion Date Funding and to the application of the proceeds therefrom;

(b) Except with respect to representations and warranties that expressly refer to an earlier date, each of the representations and warranties made by the Borrower in the Financing Documents is true and correct in all material respects (or, in the case of any representation and warranty containing any materiality qualification, in all respects), before and after giving effect to the Proposed Conversion Date Funding and to the application of the proceeds of such Proposed Conversion Date Funding;
(c) no Default or Event of Default has occurred and is continuing or would occur as a result of the Proposed Conversion Date Funding;
(d) since the date of formation of the Borrower, there has been no event or occurrence that has had, or would reasonably be expected to have, a Material Adverse Effect;
(e) each of the statements contained in this Conversion Date Funding Notice are true and correct; and
(f) the Borrower has provided to the Administrative Agent copies of any Additional Project Document entered into by the Borrower since the date of the Senior Credit Agreement (including any Project Documents required to be executed on or before the date of the Proposed Conversion Date Funding Date), together with all amendments, supplements, schedules and exhibits thereto and the Ancillary Documents relating thereto, each of which (a) has been duly authorized, executed and delivered by each Person party thereto, and (b) is in full force and effect.
Section 4. [Additional Certification for Construction Loans. The Borrower certifies that on the date hereof, and as of the Proposed Conversion Date Funding Date, that the amounts of all previous Fundings of Construction Loans have been (or will be) applied to approved Project Costs and other purposes permitted by the Senior Loan Agreement, in each case in a manner consistent with the relevant Construction Loan Funding Notice(s) or otherwise as permitted pursuant to the Financing Documents.]
Section 5. Additional Certifications for Term Loans. The Borrower certifies that on the date hereof, and as of the Proposed Conversion Date Funding Date:
(a) all Construction Loans shall have been or shall simultaneously be repaid in full with the proceeds of the Term Loans requested pursuant to this Conversion Date Funding Notice;
(b) Final Completion shall have occurred; and
(c) the Administrative Agent shall have received (A) from the Independent Engineer a Final Completion Certificate in the form of Exhibit Q-1 to the Senior Credit Agreement and (B) from the Borrower a Final Completion Certificate in the form of Exhibit Q-2 to the Senior Credit Agreement.

Section 6. [Additional Certifications for Working Capital Loans. The Borrower certifies that on the date hereof, and as of the Proposed Conversion Date Funding Date:
(a) the amounts of all previous Fundings of Working Capital Loans have been (or will be) applied in a manner consistent with the relevant Working Capital Loan Funding Notice(s);
(b) the Borrower has delivered to the Administrative Agent the most recent Borrowing Base Certificate required to be delivered pursuant to Section 7.03(n) (Reporting Requirements) of the Senior Credit Agreement on [insert date];
(c) [the Working Capital Loans requested pursuant to Section 1([c]) above are equal to amounts due and owing for Operation and Maintenance Expenses; it being hereby certified that adequate funds are not available for the payment of such Operation and Maintenance Expenses in the Operating Account and that the aggregate amounts transferred (other than amounts transferred to cover the cost of corn and natural gas) for all calendar months in the current Fiscal Year (or, if the Conversion Date occurred during the current Fiscal Year, all calendar months since the Conversion Date), including amounts proposed to be transferred to the Operating Account for the immediately succeeding calendar month, pursuant to Section 6.01(b)(i) of the Accounts Agreement (other than amounts transferred to cover the cost of corn and natural gas), does not exceed the Permitted Budgeted Operating Expenses Level for such immediately succeeding calendar month with respect to Operation and Maintenance Expenses;]
(d) [the Working Capital Loans requested pursuant to Section 1([d]) above are equal to amounts due and owing for Maintenance Capital Expenses; it being hereby certified that adequate funds are not available for the payment of such Maintenance Capital Expenses in the Maintenance Capital Expense Account [and that attached as a schedule hereto is the written approval of the Independent Engineer allowing payment of such Maintenance Capital Expenses]1;] and

[1]	Approval of the Independent Engineer shall be required if (A) the amount of such Working Capital Loans together with the amounts transferred to the Maintenance Capital Expense Account during such month, in each case for payment of Maintenance Capital Expenses for compliance with any Environmental Law or other applicable Law (I) exceed five hundred thousand Dollars ($500,000) or (II) together with all previous Working Capital Loans and transfers to the Maintenance Capital Expense Account, in each case for payment of Maintenance Capital Expenses for compliance with any Environmental Law or other applicable Law, during the then current Fiscal Year (or, if the Conversion Date occurred during the current Fiscal Year, since the Conversion Date), exceed in the aggregate one million Dollars ($1,000,000), or (B) the amount of such Working Capital Loans together with the amounts transferred to the Maintenance Capital Expense Account during such month, in each case for any other purpose and, taken together with all previous Working Capital Loans and transfers to the Maintenance Capital Expense Account, in each case for any other purpose, during the then current Fiscal Year (or, if the Conversion Date occurred during the current Fiscal Year, since the Conversion Date), exceed in the aggregate five hundred thousand Dollars ($500,000).
(Cont’d on following Page)

(e) after giving effect to the Working Capital Loans requested hereunder, the aggregate principal amount of the Working Capital Loans outstanding, will not exceed either (A) the Aggregate Working Capital Loan Commitment or (B) the Working Capital Available Amount as of the Proposed Conversion Date Funding Date.]
Section 7. [Delivery of Additional Documents for Construction Loans. On the date hereof, together with this Conversion Date Funding Notice, the Borrower is delivering to the Administrative Agent the following documents as additional conditions precedent to the proposed Funding of Construction Loans:
[(a) attached hereto as Exhibit A, the Applications for Payment with respect to which the proposed Funding of Construction Loans is requested together with the corresponding Informational Report(s) covering the period since the preceding Funding, each of which has been certified as true and complete by the Borrower and substantiated by the Independent Engineer;]2
[(b) attached hereto as Exhibit B, invoices for all Project Costs (other than interest and Fees on the Loans) that are not included in the Applications for Payment attached hereto as Exhibit A and that are proposed to be paid with the proceeds of the proposed Funding of Construction Loans, each of which has been certified as true and complete by the Borrower;]3
[(c) the amount of proceeds of the Proposed Construction Loan Funding to be used for the payment of additional Project Costs for which invoices are not yet available does not exceed $1,000,000;]4
(d) attached hereto as Exhibit C, absolute and unconditional sworn Lien waiver statements in the forms attached to the Design-Build Agreement evidencing receipt of payment by the Design-Build Contractor, all subcontractors, and all other Persons who were paid from the proceeds of the then last preceding Construction Loan Funding. Each such Lien waiver statement (i) is dated on or prior to the date of this Conversion Date Funding Notice, and (ii) covers all work done and all sums received by such contractor through the date of the then last preceding Construction Loan Funding, each of which is hereby certified as true and correct and complete by the Borrower to its knowledge and the applicable contractor and has been verified by the Independent Engineer;

(Cont’d from preceding page)

[2]	Applies only to Fundings for Project Costs.

[3]	Applies only to Fundings for Project Costs.

[4]	Applies only to Fundings for Project Costs.

[(e) attached hereto as Exhibit D, a list of (A) all Change Orders that have not yet been submitted to the Administrative Agent, copies of which have been submitted to the Independent Engineer prior to the date of this Funding Notice, (B) all Change Orders to the date of this Conversion Date Funding Notice, and (C) all contemplated Change Orders, each of which is in compliance with Section 7.02(m)(iii) (Negative Covenants – Project Documents) of the Senior Credit Agreement;]5
[(f) attached hereto as Exhibit E, a detailed receipt for payment itemized by Line Item in the Construction Budget evidencing that the full amount of the proceeds of the then last preceding Funding has been paid out by the Borrower or the Design-Build Contractor to the Persons with respect to whom such Funding proceeds were disbursed and otherwise in accordance with the Credit Agreement]6;
(g) attached hereto as Exhibit F, a Title Continuation and an endorsement to the Title Insurance Policy, which endorsement shall have the effect of (i) updating the date of the Title Insurance Policy to the date of the requested Funding and (ii) providing full mechanics’ lien coverage.]
Section 8. Governing Law. THIS CONVERSION DATE FUNDING NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
[The remainder of this page is intentionally blank.
The next page is the signature page.]

[5]	Applies only to Fundings for Project Costs.

[6]	Applies only to Fundings for Project Costs.

IN WITNESS WHEREOF, the undersigned have caused this Conversion Date Funding Notice to be duly executed and delivered as of the day and year first written above.

SOUTHWEST GEORGIA ETHANOL, LLC
By:
Name:
Title:

ACCEPTED AND AGREED: WESTLB AG, NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

Exhibit A
to Conversion Date Funding Notice
APPLICATIONS FOR PAYMENT

Exhibit B
to Conversion Date Funding Notice
INVOICES

Exhibit C
to Conversion Date Funding Notice
LIEN WAIVER STATEMENTS

Exhibit D
to Conversion Date Funding Notice
CHANGE ORDERS

Exhibit E
to Conversion Date Funding Notice
RECEIPTS OF PAYMENT

Exhibit F
to Conversion Date Funding Notice
TITLE INSURANCE

EXHIBIT G
to Senior Credit Agreement
[FORM OF]
WORKING CAPITAL LOAN FUNDING NOTICE
This Working Capital Loan Funding Notice (this “Working Capital Loan Funding Notice”), dated as of [_____], 20[__], is delivered to WestLB AG, New York Branch, as administrative agent (the “Administrative Agent”), pursuant to Section 2.04 (Notice of Fundings) of the Senior Credit Agreement, dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among SOUTHWEST GEORGIA ETHANOL, LLC, as Borrower (the “Borrower”), each of the Lenders from time to time party thereto, WestLB AG, New York Branch, as Administrative Agent for the Lenders, WestLB AG, New York Branch, as Collateral Agent for the Senior Secured Parties and WestLB AG, New York Branch, as Sole Lead Arranger, Bookrunner and Syndication Agent. This Working Capital Loan Funding Notice sets forth certain undertakings of the Borrower with respect to the transactions contemplated by the Senior Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
WHEREAS, the Borrower wishes to propose a Funding of Working Capital Loans under the Senior Credit Agreement in accordance with Section 2.04 (Notice of Fundings) of the Senior Credit Agreement and on the terms and conditions set forth therein and herein; and
WHEREAS, to induce the Lenders to extend credit under the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby agrees as follows:
Section 1. Funding Request. The Borrower hereby irrevocably proposes a Funding of Working Capital Loans (the “Proposed Working Capital Loan Funding”) under each of the Loans set forth below in the amounts set forth below:
[(a) [_____] Dollars ($[_____]) requested to be funded as [Eurodollar Loans] [and [_____] Dollars ($[_____]) requested to be funded as] [Base Rate Loans] for Project Costs;]1

[1]	Prior to Conversion Date only.

[(b) [_____] Dollars ($[_____]) requested to be funded as [Eurodollar Loans] [and [_____] Dollars ($[_____]) requested to be funded as] [Base Rate Loans] for Operation and Maintenance Expenses;]
[(c) [_____] Dollars ($[_____]) requested to be funded as [Eurodollar Loans] [and [_____] Dollars ($[_____]) requested to be funded as] [Base Rate Loans] for Maintenance Capital Expenses.]
The Funding Date proposed for such Proposed Working Capital Loan Funding is [_____], 20[__] (the “Proposed Working Capital Loan Funding Date”). The Borrower hereby certifies that this Working Capital Loan Funding Notice is being delivered to the Administrative Agent not later than 2:00 p.m. New York City time five (5) Business Days prior to the Proposed Working Capital Loan Funding Date, and that the Proposed Working Capital Loan Funding Date is a Business Day.
[The duration of the initial Interest Period for the Eurodollar Loans requested as [part of] the Proposed Working Capital Loan Funding is [_____] ([_____]) months.]
Section 2. Requested Transfers. The Borrower hereby requests that on the Proposed Working Capital Loan Funding Date the Administrative Agent deliver by wire transfer, in immediately available funds, the proceeds of such Proposed Working Capital Loan Funding in the following amounts, which are subject to the limits set forth in Section 2.03(a) and (b) (Working Capital Loans) of the Senior Credit Agreement, as specified below:
[(a)  [_____] Dollars ($[_____]) to the Construction Account, Account No. 130966;]
(b) [_____] Dollars ($[_____]) to the Operating Account, Account No. 130982; and
(c) [_____] Dollars ($[_____]) to the Maintenance Capital Expense Account, Account No. 130990.

Section 3. Certifications. The Borrower certifies that as of the Proposed Working Capital Loan Funding Date:
(i) each of the conditions to the proposed Funding set forth in Section 6.04 (Conditions to Working Capital Loan Fundings) and Section 6.05 (Conditions to All Fundings) of the Senior Credit Agreement has been satisfied;
(ii) the Borrower is in compliance with all conditions set forth in Section 6.04 (Conditions to Working Capital Loan Fundings) and Section 6.05 (Conditions to All Fundings) of the Senior Credit Agreement, on and as of the Proposed Working Capital Loan Funding Date, before and after giving effect to such Proposed Working Capital Loan Funding and to the application of the proceeds therefrom;
(iii) each of the representations and warranties made by each of the Borrower and the Pledgor in the Financing Documents is true and correct in all material respects (or, in the case of any representation and warranty containing any materiality qualification, in all respects) on and as of such Funding Date (except with respect to any representation and warranty that expressly refers to an earlier date), before and after giving effect to the Proposed Working Capital Loan Funding and to the application of the proceeds of such Proposed Working Capital Loan Funding;
(iv) the Borrower has delivered to the Administrative Agent the most recent Borrowing Base Certificate required to be delivered pursuant to Section 7.03(n) (Borrowing Base Certificate) of the Senior Credit Agreement on [insert date];
(v) no Default or Event of Default has occurred and is continuing or would occur as a result of the Proposed Working Capital Loan Funding;
(vi) since the date of formation of the Borrower, no Material Adverse Effect has occurred and is continuing;
(vii) [the Working Capital Loans requested pursuant to Section 1(a) above will be used to pay to Project Costs]2;

[2]	Prior to Conversion Date only.

(viii) the Working Capital Loans requested pursuant to Section 1(b) above are equal to amounts due and owing for Operation and Maintenance Expenses; it being hereby certified that adequate funds are not available for the payment of such Operation and Maintenance Expenses in the Operating Account and that the aggregate amounts transferred (other than amounts transferred to cover the cost of corn and natural gas) for all calendar months in the current Fiscal Year (or, if the Conversion Date occurred during the current Fiscal Year, all calendar months since the Conversion Date), including amounts proposed to be transferred to the Operating Account for the immediately succeeding calendar month, pursuant to Section 6.01(b)(i) of the Accounts Agreement (other than amounts transferred to cover the cost of corn and natural gas), do not exceed the Permitted Budgeted Operating Expenses Level for such immediately succeeding calendar month with respect to Operation and Maintenance Expenses;
(ix) the Working Capital Loans requested pursuant to Section 1(c) above are equal to amounts due and owing for Maintenance Capital Expenses; it being hereby certified that adequate funds are not available for the payment of such Maintenance Capital Expenses in the Maintenance Capital Expense Account [and that attached as a schedule hereto is the written approval of the Independent Engineer allowing payment of such Maintenance Capital Expenses]3;
(x) after giving effect to the Working Capital Loans requested hereunder, the aggregate principal amount of the Working Capital Loans outstanding will not exceed either (A) the Aggregate Working Capital Loan Commitment or (B) the Working Capital Available Amount as of the Proposed Working Capital Loan Funding Date;

[3]	Approval of the Independent Engineer shall be required if (A) the amount of such Working Capital Loans together with the amounts transferred to the Maintenance Capital Expense Account during such month, in each case for payment of Maintenance Capital Expenses for compliance with any Environmental Law or other applicable Law (I) exceed five hundred thousand Dollars ($500,000) or (II) together with all previous Working Capital Loans and transfers to the Maintenance Capital Expense Account, in each case for payment of Maintenance Capital Expenses for compliance with any Environmental Law or other applicable Law, during the then current Fiscal Year (or, if the Conversion Date occurred during the current Fiscal Year, since the Conversion Date), exceed in the aggregate one million Dollars ($1,000,000), or (B) the amount of such Working Capital Loans together with the amounts transferred to the Maintenance Capital Expense Account during such month, in each case for any other purpose and, taken together with all previous Working Capital Loans and transfers to the Maintenance Capital Expense Account, in each case for any other purpose, during the then current Fiscal Year (or, if the Conversion Date occurred during the current Fiscal Year, since the Conversion Date), exceed in the aggregate five hundred thousand Dollars ($500,000).

(xi) the Borrower has no reason to believe that the Final Completion Date will not occur on or prior to the Conversion Date Certain;
(xii) all and each of the statements contained in this Working Capital Loan Funding Notice are true and correct; and
(xiii) the Borrower has provided to the Administrative Agent copies of any Additional Project Document entered into by the Borrower since the date of the Senior Credit Agreement (including any Project Documents required to be executed on or before the date of the Proposed Working Capital Loan Funding Date), together with all amendments, supplements, schedules and exhibits thereto and the Ancillary Documents relating thereto, each of which (a) has been duly authorized, executed and delivered by each Person party thereto, and (b) is in full force and effect.
Section 4. Governing Law. THIS WORKING CAPITAL LOAN FUNDING NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
The undersigned is executing this Working Capital Loan Funding Notice not in its individual capacity but in its capacity as an Authorized Officer of the Borrower.
[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned have caused this Working Capital Loan Funding Notice to be duly executed and delivered as of the day and year first written above.

SOUTHWEST GEORGIA ETHANOL, LLC
By:
Name:
Title:

EXHIBIT H
to Senior Credit Agreement
FORM OF NON-U.S. LENDER STATEMENT
Reference is made to the Senior Credit Agreement (as amended, modified or otherwise supplemented from time to time in accordance with its terms, the “Senior Credit Agreement”), dated as of November 20, 2007, by and among SOUTHWEST GEORGIA ETHANOL, LLC, a Georgia limited liability company, as Borrower, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties and WESTLB AG, NEW YORK BRANCH, as Sole Lead Arranger, Bookrunner and Syndication Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
The undersigned Non-U.S. Lender hereby certifies as follows:
1. The Non-U.S. Lender is the beneficial owner of any and all interests in the Obligations that it holds.
2. The Non-U.S. Lender is not a “United States person” as defined in Code Section 7701(a)(30). Code Section 7701(a)(30) defines a United States person as a citizen or resident of the United States; a domestic partnership; a domestic corporation; an estate (other than a foreign estate); and a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
3. The Non-U.S. Lender is not a “bank” described in Section 881(c)(3)(A) of the Code.
4. The Non-U.S. Lender undertakes to notify the Borrower and Administrative Agent promptly upon the obsolescence or invalidity of this Non-U.S. Lender Statement if, following the execution date hereof, any statement herein ceases to be true at any time while the Non-U.S. Lender is entitled to payments of interest by the Borrower under the Financing Documents.

H-1

The undersigned Non-U.S. Lender acknowledges that this Non-U.S. Lender Statement is executed and delivered in order to substantiate its entitlement to an exemption from U.S. withholding tax under the Code. Further, the undersigned individual certifies that it has the requisite authority to execute and deliver this document for the Non-U.S. Lender.

[NAME OF NON-U.S. LENDER]
By:
Print Name:
Title:
Date:

H-2

EXHIBIT I
to Senior Credit Agreement
[FORM OF]
INSURANCE CONSULTANT’S CERTIFICATE
November 20, 2007
WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
New York, NY 10036
Attention: Andrea Bailey
Phone: 212-597-1158
Facsimile: 212-302-7946
E-mail Address: NYC_Agency_Services@WestLB.com
Re: SOUTHWEST GEORGIA ETHANOL, LLC
Ladies and Gentlemen:
The undersigned, a duly authorized officer of Moore-McNeil, LLC (the “Insurance Consultant”), hereby provides this letter to you in accordance with Section 6.01(p) of that certain Senior Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), dated as of November 20, 2007, by and among SOUTHWEST GEORGIA ETHANOL, LLC (the “Borrower”), each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Senior Credit Agreement or, if not defined therein, in the common practice of the insurance industry.
The Insurance Consultant acknowledges that pursuant to the Senior Credit Agreement, the Lenders will be providing financing to the Borrower for the construction of the Project and in so doing will be relying on this certificate, the Insurance Consultant’s report dated November 15, 2006 and the Insurance Consultant’s Opinion dated October 3, 2007. The Insurance Consultant certifies that attached hereto as Attachment 1 is a true, correct and complete copy of each of such report and such opinion, and each of such report and such opinion represents the Insurance Consultant’s professional opinion as of the date thereof. Further, since the date of such report, nothing has come to our attention that would cause us to change that report.

The Insurance Consultant hereby further certifies to the Administrative Agent that:
(i)	the Borrower has evidenced all insurance binders required pursuant to and in accordance with Section 6.01(p) of the Senior Credit Agreement, and their insurance broker has executed a letter confirming that all such insurance policies are in full force and effect;

(ii)	the Borrower’s insurance broker has confirmed that all premiums due and payable with respect to each such insurance policy have been paid or that the Borrower is not in arrears on any such premium due;

(iii)	each such insurance policy is placed with insurance carriers which are authorized to do business in Georgia and rated “A-, X” or better by A.M. Best’s Insurance Guide and Key Ratings;
The Borrower’s insurance broker has evidenced binders and has confirmed that:
•	Each such insurance policy (with the exception of Professional Liability, Directors and Officers and Workers Compensation/Employers Liability insurance) has been endorsed with the Senior Secured Parties as Additional Insured and the Collateral Agent as sole (or first) loss payee (where applicable);

•	Each such insurance policy permits a waiver of subrogation for the benefit of the Senior Secured Parties;

•	Each such insurance policy is primary (without contribution from any other policies the Senior Secured Parties may hold);

•	Each all risk property, builders all risk, business interruption, delay in startup, and property/machinery breakdown (boiler and machinery) policy contains non-vitiation language to ensure such insurance policy will remain in full force and effect for the benefit of the Senior Secured Parties in the event other insured parties violate the terms and conditions of the policy/policies;

•	Each such insurance policy contains a non-invalidation endorsement or provision that permits (but does not obligate) the Senior Secured Parties to pay any premiums due and continue coverage in the event that the Borrower fails to make premium payments; and

•	Each such insurance policy provides a minimum of 45-days’ written notice of cancellation to Administrative Agent, except for cancellation based on non-payment of premium which provides for 10 days’ prior written notice.

It is our opinion that on the basis of the binders and information evidenced to us by the Borrower and its insurance broker, the insurance evidenced is in compliance with the material insurance requirements of the Project Documents and with the requirements of the Senior Credit Agreement.
A copy of the Borrower’s insurance broker’s certificate confirming the matters set forth above is attached hereto as Attachment 2.
[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned has caused this Insurance Consultant’s Certificate to be duly executed by an authorized offer as of the date first above written.

MOORE-MCNEIL, LLC
By:
Name:
Title:

ATTACHMENT 1
to Insurance Consultant’s Certificate
INSURANCE CONSULTANT’S REPORT AND OPINION

ATTACHMENT 2
to Insurance Consultant’s Certificate
CERTIFICATE OF BORROWER’S INSURANCE BROKER
To: Moore-McNeil, LLC

[ ]

[ ]

[ ]

Attention: [ ]
The undersigned has acted as insurance broker for SOUTHWEST GEORGIA ETHANOL, LLC, a Georgia limited liability company (the “Borrower”) in connection with that certain Senior Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), dated as of November 20, 2007, by and among the Borrower, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent.
The undersigned confirms that:
(i)	the Borrower has obtained all insurance policies required pursuant to and in accordance with Section 6.01(p) of the Senior Credit Agreement, and all such insurance policies are in full force and effect;

(ii)	all premiums due and payable with respect to each such insurance policy have been paid or the Borrower is not in arrears on any such premium due;

(iii)	each such insurance policy is placed with insurance carriers with an AM Best, A-X or equivalent credit rating;

(iv)	each such insurance policy (with the exception of Professional Liability, Directors and Officers and Workers Compensation/Employers Liability insurance) has been endorsed with the Senior Secured Parties as Additional Insured and the Collateral Agent as sole (or first) loss payee (where applicable);

(v)	each such insurance policy permits a waiver of subrogation for the benefit of the Senior Secured Parties;

(vi)	each such insurance policy is primary (without contribution from any other policies the Senior Secured Parties may hold);

1

(vii)	each all risk property, builders all risk, business interruption, delay in startup, and property/machinery breakdown (boiler and machinery) policy contains non-vitiation language to ensure such insurance policy will remain in full force and effect for the benefit of the Senior Secured Parties in the event other insured parties violate the terms and conditions of the policy/policies;

(viii)	each such insurance policy contains a non-invalidation endorsement or provision that permits (but does not obligate) the Senior Secured Parties to pay any premiums due and continue coverage in the event that the Borrower fails to make premium payments; and

(ix)	each such insurance policy provides a minimum of 45-days’ written notice of cancellation to Administrative Agent, except for cancellation based on non-payment of premium which provides for 10 days’ prior written notice.
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Borrower’s Insurance Broker to be duly executed by an authorized offer as of the date first above written.

[Insurance Broker]
By:
Name:
Title:

2

`

EXHIBIT J-1
to Senior Credit Agreement
[FORM OF]
INDEPENDENT ENGINEER’S CLOSING CERTIFICATE
[Letterhead of Independent Engineer]
[____________] __, 2007
WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
New York, NY 10036
Re:	Independent Engineer’s Report Southwest Georgia Ethanol, LLC Project
Ladies and Gentlemen:
This letter is furnished pursuant to Section 6.01(q) of that certain Senior Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), dated as of November 20, 2007, by and among SOUTHWEST GEORGIA ETHANOL, LLC, as Borrower (the “Borrower”), each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
The Independent Engineer has been retained by the Administrative Agent as the Independent Engineer and it has prepared an Independent Engineer’s Report dated [_____], 2007 (the “Report”), a copy of which is attached hereto as Exhibit A. The Report was prepared pursuant to the scope of services under our Professional Services Agreement with the Administrative Agent, acting as Agent for the Lenders and those services were provided in accordance with the standards of care normally practiced by professional engineers and consultants performing the same or similar services on like projects. In connection with preparation of the Report, the Independent Engineer participated in meetings or telephone discussions with representatives of the Borrower, the Administrative Agent and their respective counsels, the Design-Build Contractor and other third parties in regard to the Project (the “Facility”).

J-1-1

For purposes of this certificate, the Independent Engineer has, at the request of the Administrative Agent, carried out certain limited procedures for the period commencing [_____]1, 2007 and ending on [_____]2, 2007, consisting solely of the making of inquiries of the Borrower, the Design-Build Contractor and any other third party deemed appropriate, as to whether there has been any material change in the information provided by them, and upon which the Independent Engineer relied, for purposes of the Report. These procedures would not be sufficient under the standards of care normally practiced by professional engineers and consultants performing the same or similar services on like projects to enable the Independent Engineer to express an opinion as to the matters covered by the Report and would not necessarily reveal matters of significance with respect to the statement in the last sentence of this paragraph. The Independent Engineer, therefore, expresses no opinion as to the matters covered by the Report as of any date subsequent to the date of the Report and makes no representations as to the sufficiency of the foregoing procedures for the Administrative Agent’s purposes. Nothing has come to the attention of the Independent Engineer as a result of the foregoing procedures, however, that caused the Independent Engineer to believe that, as of [_____], 2007, the opinions of the Independent Engineer set forth in the Report were not correct.
The Independent Engineer disclaims any obligation to update this letter. This letter is not intended to, and may not, be relied on by any party other than the Administrative Agent and the Senior Secured Parties.
[The remainder of this page is intentionally blank. The next page is the signature page.]

[1]	Insert date after date of IE Report.

[2]	Insert Closing Date.

J-1-2

IN WITNESS WHEREOF, the undersigned authorized representatives have caused this Independent Engineer’s Certificate to be duly executed as of the date first above written.

Harris Group Inc.
By:
Name: Title:

By:
Name:
Title:

J-1-3

EXHIBIT A
to Independent Engineer’s Closing Certificate
INDEPENDENT ENGINEER’S REPORT

Exhibit A

EXHIBIT J-2
to Senior Credit Agreement
[FORM OF]
INDEPENDENT ENGINEER’S CERTIFICATE
[Letterhead of Independent Engineer]
[DATE]
WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
New York, NY 10036
Re: SOUTHWEST GEORGIA ETHANOL, LLC
Ladies and Gentlemen:
The undersigned, a duly authorized representative of Harris Group Inc. (“We” or the “Independent Engineer”), hereby provides this certificate to you in accordance with Section 6.02(b) of that certain Senior Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), dated as of November 20, 2007, by and among SOUTHWEST GEORGIA ETHANOL, LLC, as Borrower (the “Borrower”), each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
The Independent Engineer certifies that it has reviewed the Funding Notice dated [ _____ , 200[_]] (the “Current Funding Notice”) and the reports and documents attached thereto and other material relating to the Project as it believes are necessary to establish the accuracy of this certificate. The Independent Engineer’s review and observations were performed within the scope of our professional services agreement with the Administrative Agent and in accordance with standards of care normally practiced by professional engineers and consultants performing the same or similar services on like projects, including such investigations, observations and review as We in our professional capacity deemed necessary under the circumstances. We have visited the Project periodically and have observed the progress of construction activities. We last visited the Project on [ date ]. Based on the foregoing review and review procedures and on the understanding and assumption that We have been provided true, correct, and complete information from the Borrower (including all information provided by contractors or subcontractors and attached to the Current Funding Notice) as to the matters covered by the Current Funding Notice, as of the date of the Current Funding Notice, We certify in our professional opinion that:

J-2-1

(i) the Independent Engineer has no reason to believe that the Final Completion Date will not occur on or prior to the Conversion Date Certain;
(ii) it is the opinion of the Independent Engineer that sufficient funds remain available to the Borrower, including under the Senior Credit Agreement and under the Accounts Agreement, to complete the Project in accordance with the applicable construction schedule, the Design-Build Agreement and the Senior Credit Agreement[, except as set forth in Exhibit J-1 hereto];
(iii) while We have not conducted a comprehensive examination, in the course of our normal and routine work, nothing has come to our attention which would give us reason to believe that the statements contained in the Current Funding Notice are not true and correct[, except as set forth on Exhibit J-1 hereto];
(iv) in addition, the Independent Engineer further certifies that, [except as set forth in Exhibit J-1 hereto,] it has no knowledge of any event of force majeure under any Project Document nor of any Default or Event of Default that has occurred and is continuing.
(v)  [the Funding requested pursuant to the Current Funding Notice is in compliance with the applicable Drawdown Schedule(s)] [the Funding requested pursuant to the Current Funding Notice is in excess of the applicable Drawdown Schedule(s) in the amount and for the reasons set forth on Exhibit J-1 hereto, and the Independent Engineer recommends approval of such variations];
(vi)  the amount of all previous Fundings have been applied to Project Costs in a manner consistent with the relevant Funding Notice.
[The remainder of this page is intentionally blank. The next page is the signature page.]

J-2-2

IN WITNESS WHEREOF, the undersigned authorized representatives have caused this Independent Engineer’s Certificate to be duly executed as of the date first above written.

Harris Group Inc.
By:
Name: Title:

By:
Name:
Title:

J-2-3

EXHIBIT J-1
to Independent Engineer’s Certificate
EXCEPTIONS

Exhibit J-1

Southwest Georgia Ethanol, LLC — Financial Model	Disclaimer
DISCLAIMER
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This financial model and the other materials provided by the Company contain forward-looking statements. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to the market and prices for ethanol and distillers grains, the availability and price of corn, the price of natural gas, the prices of water, electricity and other utilities, the marginal benefits, if any, of the Company’s price hedging strategies, and future legislation and policy initiatives affecting ethanol supply and demand. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.
These forward-looking statements are only illustrations using assumptions provided by or reviewed by independent consultants, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause the Company (or the U.S. ethanol industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.
The Company cannot guarantee future results, levels of activity or performance. Prospective investors should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, the Company does not presently intend to update any of these illustrative forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.
This financial model was designed by the Company as an illustration using assumptions provided or reviewed by independent consultants to demonstrate the relationships among the economic factors which these independent consultants expect to be principally responsible for the Company’s future results of operations and financial performance. However, the assumptions underlying this financial model are necessarily subjective. The Company cannot be sure that these assumptions are correct or predict whether they will be correct in the future, and these assumptions are not indicative of the Company’s own assumptions and projections. Accordingly, the Company cannot guarantee that this financial model fully or correctly demonstrates the relationships among the economic factors comprised by this financial model. The Company also does not represent or warrant that the financial model is without flaws in its logic or mechanics, although the Company has used its best efforts to design and build the financial model to demonstrate forecasted financial operations and financial performance based on the stated assumptions.

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol, LLC — Financial Model	Summary and Assumptions
First United Ethanol, LLC
WestLB Model
Summary & Assumptions

Construction / Development
EPC Cost	$131,642,000
Total Project Cost	$184,915,709
Notice to Proceed	Jun-07
Substantial Completion	Oct-08
Commercial Operations	Nov-08
Final Completion	Dec-08
Conversion	Dec-08
Contingency / (Projected Hard & Soft Costs)	4.2%
C/T Contingency ($)	$650,000
W/C Contingency (S)	$3,150,000
Total Contingency	$3,800,000

Process Inputs
Operating Days per year	353
Hours per day	24
Yield (denat.gal / bushel)	2.80
BTU Natural Gas Usuage	3,400,000
Electrical Consumption (kWh/gal)	1.00
Escalation	2.30%
Ethanol
Yield ( gal / bushel)	2.80
Denatured Fuel Ethanol (GPY)	100,000,000
% Contracted	100.0%
Corn
Bushels Required (MM/yr)	35,714,286
% Contracted	100.0%
Corn Commission Costs ($/bushel)	$0.00
Tons per year	284,000
Tons per year	284,000
WDGS
Tons per year	63,000
Carbon Dioxide Gas
Capacity (tons per year)	220.000
Contracted (tons per year)	80,000

Size of Facilities
Senior Debt
C/T Loan	$100,000,000
Working Capital	$15,000,000
Subordinated Debt	$10,000,000
Equity	$74,915,709

Credit Spreads
C/T Loan	3.75%
C/T Loan Commitment Fee	0.50%
Subordinted Debt*	8.75%
Working Capital Drawn	3.75%
Working Capital Undrawn	0.50%

*	Fixed Rate Coupon

Mandatory Amort. & Sweeps
Mandatory Amortization
C/T Loan	6.0%
Subordinated Debt	0.0%
Cash Sweep
C/T Loan	50.0%
Subordinated Debt	0.0%
AnnuaI Cap on Sub Debt Interest	875,000
Target BalanceAmount

C/T Loan Amount	O/S Balance	Ortly Reduction Rate	Ortly Reduction Amount
Year 1 Post Conversion	80.00%	5.00%	$5,000,000
Year 2 Post Conversion	60.00%	5.00%	$5,000,000
Year 3 Post Conversion	40.00%	5.00%	$5,000,000
Year 4 Post Conversion	20.00%	5.00%	$5,000,000
Year 5 Post Coversion	0.00%	5.00%	$5,000,000

Subordinated Debt	100.00%	0.00%	$—
Target Balance Analysis (in $ millions)

C/T Loan Amount	Target Balance Amount	Base Case Ending Balance	Over /(Under) achievement
Year 1 Post Conversion	80.0	63.3	16.7
Year 2 Post Conversion	60.0	33.6	26.4
Year 3 Post Conversion	40.0	3.7	36.3
Year 4 Post Conversion	20.0	0.0	20.0
Year 5 Post Coversion	0.0	0,0	0.0
Subordinated Debt	10.0	10.0	0.0

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol, LLC — Financial Model	Summary and Assumptions

Sources	Amount	Capitalization	$/gal
C/T Loan	$100,000,000	54.1%	1.00
Subordinated Debt	10,000,000	5.4%	0.10
Equity	74,915,709	40.5%	0.75

Total Funded Sources	$184,915,709	100.00%	1.85

Working Capital Facility	$15,000,000

Total Unfunded Sources	$15,000,000

Uses	Amount	Capitalization	$/gal
Construction Cost Incurred to Date	$76,746,800	41.5%	0.77
Remaining Hard & Soft Costs	89,866,700	48.6%	0.90
Transaction Expenses	5,000,000	2.7%	0.05
Interest During Construction	6,803,792	3.7%	0.07
Contingency	650,000	0.4%	0.01
Debt Service Reserve	5,848,417	3.2%	0.06

Total Funded Uses	$184,915,709	100.00%	1.85

Working Capital	$11,850,000
Contingency	$3,150,000

Total Unfunded Uses	$15,000,000

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol, LLC — Financial Model	Funding Schedule
First United Ethanol, LLC
WestLB Model
Development / Construction

			Development/Construction
			2007	2007	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008
	% of Total		2	3	4	5	6	7	8	9	10	11	12	13	14	15
	Project Cost	Amount($)	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Conversion Jan 2009
Project Draws:

Fagen EPC	71.2%	131,642	9,737	7,530	7,530	5,842	6,621	5,193	4,039	5,842	2,856	2,337	2741	6,347	0	0
Owner’s Scope	11.7%	21,619	1,402	1,084	1,084	841	953	748	582	841	411	336	395	914	0	0

Hard Costs	82.9%	153,261	11,139	8,614	8,614	6,683	7,574	5,941	4,620	6,683	3,267	2,673	3,135	7,261	0	0

Legal Public Relations/Consulting	0.3%	606	5	4	4	3	4	3	2	3	2	1	1	3	0	0
Organization & Pre-Production Costs	2.1%	3,954	343	266	266	206	234	183	142	206	101	82	97	224	0	0
Insurance Costs	0.2%	379	3	3	3	2	2	2	1	2	1	1	1	2	0	0
Rail Cars	0.6%	1,040	135	104	104	81	91	72	56	81	39	32	38	88	0	0

Soft Costs	3.2%	5,979	486	376	376	292	331	259	202	292	143	117	137	317	0	0

Construction Contingency	0.4%	650	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Construction Performance Bond	0.4%	677	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Debt Service Reserve	3.2%	5,848	(6,542)	0	0	0	0	0	0	0	0	0	0	0	0	3,539
Transaction Expenses	5.2%	9,586	5,000	0	0	0	0	0	0	0	0	0	0	0	0	0

Other Costs	9.1%	16,761	(1,542)	0	0	0	0	0	0	0	0	0	0	0	0	3,539

Total Construction Costs before IDC		176,001	10,083	8,990	8,990	6,975	7,905	6,200	4,822	6,975	3,410	2,790	3,272	7,578	0	3,539

Interest During Construction	4.8%	8,914	73	692	73	73	1,208	73	73	1,612	73	73	1,892	816	73	1,583

Total Levered Construction Costs	100.0%	184,916	10,156	9,682	9,063	7,048	9,113	6,273	4,895	8,587	3,483	2,863	5,164	8,394	0	3,539

Cumulative Uses of Funds			106,160	115,843	124,906	131,954	141,067	147,340	152,235	160,822	164,305	167,168	172,322	180,726	180,726	184,266

Initial Inventory		8,379	0	0	0	0	0	0	0	0	0	0	0	8,379	0	0
Initial Working Capital		3,456	0	0	0	0	0	0	0	0	0	0	0	3,456	0	0
Contingency		3,150	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Working Capital	—	14,985	0	0	0	0	0	0	0	0	0	0	0	11,835	0	0

Cash Flow from Operations	—	10,178,127	0	0	0	0	0	0	0	0	0	0	0	0	5,089,063	5,089,063
Cumulative			0	0	0	0	0	0	0	0	0	0	0	0	5,089,063	10,178,127

WestLB AG	Strictly Private and Confidential

Development/Construction

Southwest Georgia Ethanol LLC-Financial Model	Funding Schedule
First United Ethanol, LLC
WestLB Model
Development/Construction

			2007	2007	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008	2008
	% of Total		2	3	4	5	6	7	8	9	10	11	12	13	14	15
	Project Cost	Amount ($)	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08		Conversion Jan 2009
Funding for the Development/Construction :
Availability of Funding	Amount	Availability
Equity	74,916	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Subordinated Debt	10,000	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
C/T Loan	100,000	1	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Sources of Funds	184,916		0	0	0	0	0	0	0	0	0	0	0	0	0	0

Cumulative Sources of Funds

			10,516
Priority of Funding	Available	Total Used
Equity	74,916	74,916	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Cumulative	—	—	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916	74,916

Subordinated Debt	10,000	10,000	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Cumulative	—	—	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000

C/T Loan	100,000	99,350	10,156	9,682	9,063	7,048	9,113	6,273	4,895	8,587	3,483	2,863	5,164	8,394	0	3,539
Cumulative	—	—	21,245	30,927	39,990	47,038	56,151	62,424	67,319	75,906	79,389	82,252	87,417	95,811	95,811	99,350

Monthly Funded	184,916	180,726	10,156	9,682	9,063	7,048	9,113	6,273	4,895	8,587	3,483	2,863	5,164	8,394	0	3,539

Cumulative			106,160	115,843	124,906	131,954	141,067	147,340	152,235	160,822	164,305	167,168	172,332	180,726	180,726	184,266

Interest During Construction and Commitment Fee:
Subordinated Debt			10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000
Amount outstanding			0	0	0	0	0	0	0	0	0	0	0	0	0	0
Amount Held in Reserve

Interest Expense	Monthly	8.25%	73	73	73	73	73	73	73	73	73	73	73	73	73	73	0
Interest Income	Monthly	5.25%	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
L/C Fee	Monthly	8.09%	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Net Interest During Construction			73	73	73	73	73	73	73	73	73	73	73	73	73	73

Cumulative Interest During Construction			146	219	292	365	438	510	583	656	729	802	875	948	1,021	1,094

C/T Loan
Amount Outstanding			21,245	30,927	39,990	47,038	56,151	62,424	67,319	75,906	79,389	82,252	87,417	95,811	95,811	99,350
Amount Undrawn			78,755	69,073	60,010	52,962	43,849	37,576	32,681	24,094	20,611	17,748	12,583	4,189	4,189	650

LIBOR Rate			4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%
Interest Expense %			8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%
Commitment Fee %			0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Interest Expense	Monthly		0	435	0	0	984	0	0	1,414	0	0	1,712	659	0	1,342
Commitment Fee	Monthly		0	99	0	0	65	0	0	39	0	0	21	2	0	3

Net Interest During Construction			0	534	0	0	1,050	0	0	1,453	0	0	1,734	660	0	1,345

Cumulative Interest During Construction			0	534	543	543	1,583	1,583	1,583	3,036	3,036	3,036	4,770	5,430	5,430	6,775

Working Capital Facility	Available	page Utilization of WC
Interest Inventory	8,379		0	0	0	0	0	0	0	0	0	0	0	8,379	8,379	8,379
Interest Working Capital	3,456		3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456
Continquency	3,180		0	0	0	0	0	0	0	0	0	0	0	0	0	0
Amount outstanding	$15,000	100%	$3,456	$3,456	$3,456	$3,456	$3,456	$3,456	$3,456	$3,456	$3,456	$3,456	$3,456	$11,835	$11,835	$11,835
Amount Undrawn		0%	$11,544	$11,544	$11,544	$11,544	$11,544	$11,544	$11,544	$11,544	$11,544	$11,544	$11,544	$3,165	$3,165	$3,165

LIBOR Rate			4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%
Interest Expense (%)			8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%
Commitment Fee (%)			0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Interest Expense	Monthly		0	71	0	0	71	0	0	71	0	0	71	81	0	163
Commitment Fee	Monthly		0	14	0	0	14	0	0	14	0	0	14	1	0	3

Net Interest During Construction				86				0						83	0	165

Cumulative Interest During Construction			0	86	86	86	86	86	86	86	86	86	86	168	168	334

Total
Interest Expense			73	579	73	73	1,129	73	73	1,558	73	73	1,856	813	73	1,577
Interest Income			0	0	0	0	0	0	0	0	0	0	0	0	0	0
Commitment Fee			0	113	0	0	80	0	0	54	0	0	36	3	0	6

Monthly Total			73	692	73	73	1,208	73	73	1,612	73	73	1,892	816	73	1,583

Cumulative IDC			146	838	911	984	2,192	2,266	2,338	3,950	4,023	4,096	5,988	6,804	6,877	8,460

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol, LLC — Financial Model	Pricing
Muse Stancil
0 — Management Case, 1 — Base Case, 2 — High Case, 3 - Low Case, 4 — Sensitivity Case
Pricing Scenarios            All Price Converted to Nominal Values

Case	Escalation	Base Year	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
2	2.30%	FY 2007	FY 2008	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023

Revenue Inputs

Ethanol Prices per gallon including Transportation [Escalated]
1 Management		$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10	$2.10

2 Base		$2.15	$2.06	$1.99	$1.97	$1.92	$1.84	$1.75	$1.78	$1.82	$1.80	$1.80	$1.80	$1.80	$1.80	$1.80	$1.80	$1.80
3 High	5.0%	2.25	2.16	2.09	207	2.02	1.93	1.84	1.87	1.91	1.90	1.89	1.89	1.89	1.89	1.89	1.89	1.89
4 Low	5.0%	2.04	1.95	1.89	187	1.83	1.75	1.66	1.69	1.73	1.72	1.71	1.71	1.71	1.71	1.71	1.71	1.71
5 Sensitivity		1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75	1.75

Current	100.0%	$2.15	$2.09	$2.06	$2.07	$2.06	$2.00	$1.93	$2.00	$2.08	$2.11	$2.13	$2..16	$2.20	$2.24	$2.28	$2.32	$2.36

Muse Ethanol Price Forecast
Netback within 100 miles	50%	$2.16	$2.07	$2.00	$1.98	$1.94	$1.85	$1.76	$1.80	$1.83	$1.83	$1.81	$1.81	$1.81	$1.81	$1.81	$1.81	$1.81
Netback within 200 miles	50%	$2.13	$2.13	$2.04	$1.98	$1.96	$1.91	$1.82	$1.74	$1.77	$1.80	$1.80	$1.78	$1.78	$1.78	$1.78	$1.78	$1.78
Channel 3	0%	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Base		$2.15	$2.06	$1.99	$1.97	$1.92	$1.84	$1.75	$1.78	$1.82	$1.81	$1.80	$1.80	$1.80	$1.80	$1.80	$1.80	$1.80

Ethanol Tax Credit	0.51

DDGS Pricing per ton Netback FOB Plant [Nominal]
1 Management		$166.00	$169.82	$177.72	$181.81	$185.99	$190.27	$194.64	$199.12	$203.70	$208.38	$213.18	$218.08	$223.10	$228.23	$233.48	$238.85	$244.34
2 Base (Annualized / De & Re-escalated)		$118.55	$116.44	$113.07	$114.80	$118.56	$122.84	$123.94	$126.21	$128.53	$129.97	$126.64	$123.79	$123.47	$123.15	$122.84	$122.52	$122.20
3 High	5.0%	124.48	122.26	118.73	120.54	124.49	128.98	130.13	132.52	134.96	136.47	132.97	129.98	129.64	129.31	128.98	128.64	128.31
4 Low	5.0%	112.62	110.61	107.42	109.06	112.63	116.69	117.74	119.90	122.10	123.47	120.30	117.60	117.30	116.99	116.69	116.39	116.09
5 Sensitivity Case		$118.55	$116.44	$113.07	$114.80	$118.56	$122.84	$123.94	$126.21	$128.53	$129.97	$126.64	$123.79	$123.47	$123.15	$122.84	$122.52	$122.20

Current	100.00%	$118.55	$116.44	$113.07	$114.80	$118.56	$122.84	$123.94	$126.21	$128.53	$129.97	$126.64	$123.79	$123.47	$123.15	$122.84	$122.52	$122.20

Muse DDGS Forecast (Sep – Oct)		$118.55	$113.11	$114.75	$117.58	$124.20	$124.89	$127.83	$129.86	$133.91	$131.24	$127.35	$127.35	$127.35	$127.35	$127.35	$127.35	$127.35

WDGS Pricing per ton FOB Plant [Nominal]
1 Management		$53.00	$54.22	$55.47	$56.74	$58.05	$59.38	$60.75	$62.14	$63.57	$65.04	$66.53	$68.06	$69.63	$71.23	$72.87	$74.54	$76.26
2 Base (Annualized / De & Re-escalated)		—	$47.44	$48.32	$51.39	$54.60	$56.51	$57.07	$58.14	$59.23	$59.94	$58.63	$57.48	$57.18	$57.18	$57.03	$56.89	$56.74
3 High	5.0%	—	49.81	50.74	53.96	57.33	59.34	59.93	61.04	62.19	62.94	61.56	60.35	60.19	60.04	59.89	59.73	59.58
4 Low	5.0%	—	45.07	45.90	48.82	51.87	53.68	54.22	55.23	56.27	56.95	55.69	54.60	54.46	54.32	54.18	54.04	53.90
5 Sensitivity Case		—	$47.44	$48.32	$51.39	$54.60	$56.51	$57.07	$58.14	$59.23	$59.94	$58.63	$57.48	$57.33	$57.18	$57.03	$56.89	$56.74

Current	100.0%	—	$47.44	$48.32	$51.39	$54.60	$56.51	$57.07	$58.14	$59.23	$59.94	$58.63	$57.48	$57.33	$57.18	$57.03	$56.89	$56.74

Muse WDGS Forecast ( Sep – Oct)			$47.56	$50.59	$54.19	$57.11	$57.57	$58.87	$59.85	$61.69	$60.67	$59.13	$59.13	$59.13	$59.13	$59.13	$59.13	$59.13

Carbon Dioxide (CO2) per ton [Escalated]
1 Management		$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
2 Base		$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
3 High	5.0%	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50	10.50
4 Low	5.0%	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50	9.50
5 Sensitivity Case

Current	100.0%	$10.00	$10.23	$10.47	$10.71	$10.95	$11.20	$11.46	$11.73	$12.00	$12.27	$12.55	$12.84	$13.14	$13.44	$13.75	$14.06	$14.39

Drying [Escalated]
1 Management		$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000
2 Management		200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000
3 Management	5.0%	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000
4 Management	5.0%	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000	190,000
5 Sensitivity Case

Current	—	$200,00	$204,600	$209,306	$214,120	$219,045	$224,083	$229,237	$234,509	$229,903	$245,420	$251,065	$256,840	$262,747	$268,790	$274,972	$281,297	$287,766

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol. LLC — Financial Model	Pricing
Muse Stancil
0 — Management Case, 1 — Base Case, 2 — High Case, 3 - Low Case, 4 — Sensitivity Case
Pricing Scenarios           All Price Converted to Nominal Values

Case	Escalation	Base Year	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
2	2.30%	FY 2007	FY 2008	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023
Cost Inputs

Corn Pricing per Bushel: RAIL FOB Plant [Nominal]
1 Management		$4.00	$4.09	$4.19	$4.28	$4.38	$4.48	$4.58	$4.69	$4.80	$4.91	$5.02	$5.14	$5.25	$5.38	$5.50	$5.63	$5.76
2 Base (Annualized / De & Re-escalated)		3.40	$3.36	$3.31	$3.36	$3.47	$3.59	$3.62	$3.69	$3.76	$3.81	$3.73	$3.65	$3.65	$3.64	$3.63	$3.62	$3.61
3 High	5.0%	3.57	3.53	3.48	3.53	3.64	3.77	3.80	3.88	3.95	4.00	3.92	3.84	3.83	3.82	3.81	3.80	3.79
4 Low	5.0%	3.23	3.19	3.14	3.19	3.29	3.41	3.44	3.51	3.57	3.62	3.54	3.47	3.46	3.45	3.45	3.44	3.43
5 Sensitivity		$2.55	$2.61	$2.67	$2.73	$2.79	$2.86	$2.92	$2.99	$3.06	$3.13	$3.20	$3.27	$3.35	$3.43	$3.51	$3.59	$3.67

Current		$3.40	$3.36	$3.31	$3.36	$3.47	$3.59	$3.62	$3.69	$3.76	$3.81	$3.73	$3.65	$3.65	$3.64	$3.63	$3.62	$3.61

Muse Rail Corn Forecast (Sep – Oct)		3.40	3.31	3.36	3.44	3.63	3.65	3.74	3.80	3.92	3.86	3.76	3.76	3.76	3.76	3.76	3.76	3.76

Corn Pricing per Bushel: Local Harvest FOB Plant [Nominal]
1 Management		$4.00	$4.00	$4.19	$4.28	$4.38	$4.48	$4.58	$4.69	$4.80	$4.91	$5.02	$5.14	$5.25	$5.38	$5.50	$5.63	$5.76
2 Base (Annualized / De & Re-escalated)		2.71	$2.67	$2.61	$2.64	$2.73	$2.84	$2.86	$2.91	$2.96	$2.99	$2.89	$2.81	$2.80	$2.79	$2.79	$2.78	$2.77
3 High	5.0%	2.85	2.80	2.74	2.77	2.87	2.98	3.00	3.06	3.11	3.14	3.04	2.95	2.94	2.93	2.93	2.92	2.91
4 Low	5.0%	2.57	2.54	2.48	2.51	2.60	2.69	2.72	2.76	2.81	2.84	2.75	2.67	2.66	2.66	2.65	2.64	2.63
5 Sensitivity Case		$2.55	$2.61	$2.61	$2.73	$2.79	$2.86	$2.92	$2.99	$3.06	$3.13	$3.20	$3.27	$3.35	$3.43	$3.51	$3.59	$3.67

Current		$2.71	$2.67	$2.67	$2.64	$2.73	$2.84	$2.86	$2.91	$2.96	$2.99	$2.89	$2.81	$2.80	$2.79	$2.79	$2.78	$2.77

Muse Local Corn Forecast (Sep – Oct)		2.71	2.61	2.64	2.71	2.87	2.88	2.95	2.99	3.09	3.01	2.89	2.89	2.89	2.89	2.89	2.89	2.89

Corn Weighted Average FOB Plant [Nominal]
Rail FOB Plant	93.0%	$3.40	$3.36	$3.31	$3.36	$3.47	$3.59	$3.62	$3.69	$3.76	$3.81	$3.73	$3.65	$3.65	$3.64	$3.63	$3.62	$3.61
Local Harvest FOB Plant	7.0%	2.71	2.67	2.61	2.64	2.73	2.84	2.86	2.91	2.96	2.99	2.89	2.81	2.80	2.79	2.79	2.78	2.77

Weighted Average Corn Price	100.0%	$3.35	$3.31	$3.26	$3.31	$3.42	$3.54	$3.57	$3.64	$3.71	$3.75	$3.67	$3.60	$3.59	$3.58	$3.57	$3.56	$3.55

Chemicals and Enzymes per gallon [Escalated]
1 Management		$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06
2 Base		$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06
3 High	5.0%	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06
4 Low	5.0%	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06
5 Sensitivity Case		$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06

Current	100.0%	$0.06	$0.06	$0.06	$0.06	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.08	$0.08	$0.08	$0.08	$0.08	$0.08	$0.09

Denaturant ($/gallon) [Escalated]
1 Management		$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09
2 Base		$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09	$0.09
3 High	5.0%	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09
4 Low	5.0%	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08
5 Sensitivity Case		0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09	0.09

Current	100.0%	$0.09	$0.09	$0.09	$0.09	$0.10	$0.10	$0.10	$0.10	$0.11	$0.11	$0.11	$0.11	$0.12	$0.12	$0.12	$0.12	$0.13

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol, LLC – Financial Model	Pricing
Muse Stancil
0 – Management Case, 1 – Base Case, 2 – High Case, 3 – Low Case, 4 – Sensitivity Case
Pricing Scenarios All Prices Converted to Nominal Values

Case	Escalation	Base Year	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
2	2.30%	FY 2007	FY 2008	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023
Electricity (KWh per gallon) [Escalated]
1 Management	1.00	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07
2 Base		$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07
3 High	5.0%	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07
4 Low	5.0%	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07
5 Sensitivity Case		0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07

Current	100.0%	$0.07	$0.07	$0.07	$0.07	$0.08	$0.08	$0.08	$0.08	$0.08	$0.09	$0.09	$0.09	$0.09	$0.09	$0.10	$0.10	$0.10

Natural Gas [Nominal]
1 Management	3,400,000	$8.92	$9.13	$9.34	$9.55	$9.77	$9.99	$10.22	$10.46	$10.70	$10.95	$11.20	$11.46	$11.72	$11.99	$12.26	$12.55	$12.83
2 Base		$8.88	$9.08	$9.02	$8.96	$8.70	$8.48	$8.23	$8.42	$8.61	$8.81	$9.02	$9.02	$9.23	$9.44	$9.66	$9.88	$10.11
3 High	5.0%	9.32	9.53	9.47	9.41	9.14	8.90	8.64	8.84	9.04	9.25	9.47	9.47	9.69	9.91	10.14	10.37	10.61
4 Low	5.0%	8.44	8.63	8.57	8.51	8.27	8.06	7.82	8.00	8.18	8.37	8.57	8.57	8.77	8.97	9.17	9.38	9.60
5 Sensitivity Case		8.88	9.08	9.02	8.96	8.70	8.48	8.23	8.42	8.61	8.81	9.02	9.02	9.23	9.44	9.66	9.88	10.11

Current	100.0%	$8.88	$9.08	$9.02	$8.96	$8.70	$8.48	$8.23	$8.42	$8.61	$8.81	$9.02	$9.02	$9.23	$9.44	$9.66	$9.88	$10.11

Corn Commission Costs (S/bushel)
Palmetto		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Current		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Ethanol Commission Costs (S/bushel)
- Rail Ethanol	50%	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010	$0.010
- Truck Ethanol	50%	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012	$0.012

Current		$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01

DDGS & WDGS Broker Fees per ton
- Rail	0%	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500	$0.500
- Local	100%	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000

Current		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

WestLB AG	Strictly Private and Confidential

Southwest Goorgia Ethanol, LLC — Financial Model	Operations
First United Ethanol, LLC
westt B Model

	2	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
	FY 2008	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY2014	FY2015	FY2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023

Operations
Inputs
Revenue
Ethanol ($/gal)	$2.09	$2.06	$2.07	$2.06	$2.00	$1.93	$2.00	$2.08	$2.11	$2.13	$2.16	$2.20	$2.24	$2.28	$2.32	$2.36
DDGS ($/ton)	116.44	113.07	114.80	118.56	122.84	123.94	126.21	128.53	129.97	126.64	123.79	123.47	123.15	122.84	122.52	122.20
WDGS ($/ton)	47.44	48.32	51.39	54.60	56.51	57.07	58.14	59.23	59.94	58.63	57.48	57.33	57.18	57.03	56.89	56.74
CO2 ($/ton)	10.23	10.47	10.71	10.95	11.20	11.46	11.73	12.00	12.27	12.55	12.84	13.14	13.44	13.75	14.06	14.39
Drying	204,600.00	209,305.80	214,119.83	219,044.59	224,082.62	229,236.52	234,508.96	239,902.66	245,420.42	251,065.09	256,839.59	262,746.90	268,790.08	274,972.25	281,296.61	287,766.43

Costs
Corn ($/bushel)	$3.31	$3.26	$3.31	$3.42	$3.54	$3.57	$3.64	$3.71	$3.75	$3.67	$3.60	$3.59	$3.58	$3.57	$3.56	$3.55
Chemicals and Enzymes ($/gallon)	0.06	0.06	0.06	0.07	0.07	0.07	0.07	0.07	0.07	0.08	0.08	0.08	0.08	0.08	0.08	0.09
Denaturant ($/KWh)	0.09	0.09	0.09	0.10	0.10	0.10	0.10	0.11	0.11	0.11	0.11	0.12	0.12	0,12	0.12	0.13
Electricity ($/gallon)	0.07	0.07	0.07	0.08	0.08	0.08	0.08	0.08	0.09	0.09	0.09	0.09	0.09	0.10	0.10	0.10
Natural Gas	9.08	9.02	8.96	8.70	8.48	8.23	8.42	8.61	8.81	9.02	9.02	9.23	9.44	9.66	9.88	10.11
Corn Commission Cost	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Ethanol Commission Cost	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01

Production Days

Month of Operation	2	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12
Ethanol days of potential operation	61	365	365	365	365	365	365	365	365	365	365	365	365	365	365	365
Downtime Days	2	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10
Holidays	0	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Ethanol days of actual operation	59	353	353	353	353	353	353	353	353	353	353	353	353	353	353	353

Annual Capacity
Ethanol	16,666.667	100,000.000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Distillers Dried Grains	47,333	284.000	284.000	284.000	284.000	284.000	284.000	284.000	284.000	284.000	284.000	284.000	284.000	284.000	284.000	284.000
Wet Distillers Grains	10,500	63.000	63.000	63.000	63.000	63.000	63.000	63.000	63.000	63.000	63.000	63.000	63.000	63.000	63.000	63.000
Carbon Dioxide (CO2)	0	20.000	80.000	80.000	80.000	80.000	80.000	80.000	80.000	80.000	80.000	80.000	80.000	80.000	80.000	80.000

Operating Revenues
Ethanol	$34,862,710	$205,949,084	$207,296,772	$205,875,477	$199,779,652	$193,126,639	$200,264,950	$207,704,418	$210,842,321	$212,547,833	$216,263,434	$220,064,493	$223,952,976	$227,923,894	$232,000,305	$236,163,312
DDGS	5,511,307	32,112,473	32,603,740	33,670,364	34,885,479	35,198.331	35,843,115	36,502,892	36,911,146	35,964,567	35,156,047	35,065,520	34,975,226	34,885,165.	34,795,336	34,705,738
WDGS	498,094	3,044,172	3,237,630	3,439.633	3,560,137	3,595,633	3,662,685	3,731,424	3,776,395	3,693,404	3,621,022	3,611,698	3,602,398	3,593,122	3,583,869	3,574,641
CO2	0	129.306	536,479	876,178	896,330	916,946	938.036	959,611	981,682	1,004,260	1,027,358	1,050,988	1,075,160	1,099,889	1,125,186	1,151,066
Drying	150,000	209,305.80	214,119.83	219,044.59	224,082.62	229,236.52	234,508.96	239,902.66	245,420.42	251,065.09	256,839.59	262,746.90	268,790.08	274,972.25	281,296.61	287,766.43

Total Revenues	$41,022,111	$241,444,340	$243,888,742	$244,080,697	$239,345,681	$233,066,786	$240,943,294	$249,138,248	$252,756,964	$253,461,130	$256,324,700	$260,055,445	$263,874,550	$267,784,042	$271,785,993	$275,882,523

WestLB AG	Strictly Private and Confidential

Southwest Goorgia Ethanol, LLC — Financial Model	Operations
First United Ethanel, LLC
westt B Model

	2	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
	FY 2008	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023

Operations
Cost of Sales
Corn	$19,719,726	$116,440,862	$118,226,028	$122,004,272	$126,333,435	$127,499,167	$129,927,790	$132,343,060	$134,047,128	$131,100,846	$128,416,487	$128,085,814	$127,755,993	$127,427,022	$127,098,897	$126,771,617
Corn Broker Fees	$25,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000
DDGS Broker Fees	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
WDGS Broker Fees	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Chemicals and Enzymes	1,023,000	6,279,174	6,423,595	6,571,338	6,722,478	6,877,095	7,035,269	7,197,080	7,362,613	7,531,953	7,705,188	7,882,407	8,063,702	8,249,168	8,438,898	8,632,993
Denaturant	1,502,105	9,219,920	9,431,979	9,648,914	9,870,839	10,097,868	10,330,119	10,567,712	10,810,770	11,059,953	11,313,784	11,574,001	11,840,203	12,112,528	12,391,116	12,676,111
Electricity	1,193,500	7,325,703	7,494,194	7,666,561	7,842,892	8,023,278	8,207,813	8,396,593	8,589,715	11,059,417	8,989,386	9,196,141	$9,407,653	9,624,029	9,845,381	10,071,825
Natural Gas	5,145,333	30,668,000	30,464,000	29,580,000	28,832,000	27,982,000	28,628,000	29,274,000	29,954,000	8,787,278	30,668,000	31,373,364	32,094,951	32,833,135	33,588,297	34,360,828
Ethanol Comission Costs	183,333	1,110,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000	1,100,000

Variable Operating Expenses	$28,791,997	$171,083,660	$173,189,796	$176,621,085	$180,751,644	$181,629,409	$185,278,991	$188,928,445	$191,914,225	$190,297,494	$188,242,844	$189,261,728	$190,312,503	$191,395,881	$192,512,590	$193,663,375

Payroll & Benefits	381,563	2,343,273	2,397,169	2,452,304	2,508,707	2,566,407	2,625,434	2,685,819	2,747,593	2,810,788	2,875,436	2,941,571	3,009,227	3,078,439	3,149,243	3,221,676
Rail Car Leases	231,917	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500	1,331,500
Tanker Car Leases	223,500	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000	1,341,000
Eco-Energy Premium	-208,333	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000	-1,250,000
Geam Car Leases	216,750	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500	1,300,500
NS Volume Incentive	0	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000	-60,000

Direct Production Costs	567,111	3,482,771	3,562,875	3,644,821	3,728,652	3,814,411	3,902,142	3,991,891	4,083,705	4,177,630	4,273,716	4,372,011	4,472,567	4,575,436	4,680,671	4,788,327
Indirect Production Costs	150,172	922,245	943,457	965,156	987,355	1,010,064	1,033,295	1,057,061	1,081,374	1,106,245	1,131,689	1,157,718	1,184,345	1,211,585	1,239,452	1,267,959
Process Water Treatment	25,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000
Chemicals for Potable Water	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Maintence Supplies	40,000	240,000	240,000	240,000	240,000	240,000	240,000	240,000	240,000	240,000	240,000	240,000	240,000	240,000	240,000	240,000
Other Fixed Expenses	782,283	4,795,016	4,896,331	4,999,977	5,106,006	5,214,475	5,325,438	5,438,953	5,555,078	5,673,875	5,795,404	5,919,729	6,046,912	6,177,021	6,310,123	6,446,286
Fixed Operating Expenses	1,395,763	8,469,789	8,625,000	8,783,781	8,946,213	9,112,381	9,282,372	9,456,272	9,634,171	9,816,163	10,002,340	10,192,799	10,387,639	10,586,961	10,790,866	10,999,462

Total Operating Expenses	$30,187,760	$179,553,449	$181,814,796	$185,404,865	$189,697,857	$190,741,790	$194,561,363	$198,384,717	$201,548,397	$200,113,657	$198,245,184	$199,454,527	$200,700,142	$201,982,841	$203,303,456	$204,662,837

Corporate Overhead	656,224	4,030,036	4,107,777	4,187,306	4,268,664	4,351,893	4,437,037	4,524,139	4,613,244	4,704,398	4,797,650	4,893,045	4,990,636	5,090,470	5,192,601	5,297,081

General & Administrative Expenses	656,224	4,030,036	4,107,777	4,187,306	4,268,664	4,351,893	4,437,037	4,524,139	4,613,244	4,704,398	4,797,650	4,893,045	4,990,636	5,090,470	5,192,601	5,297,081

EBITDA	$10,178,127	$57,860,855	$57,966,169	$54,488,526	$45,379,160	$37,973,103	$41,944,895	$46,229,392	$46,595,323	$48,643,074	$53,281,867	$55,707,872	$58,183,773	$60,710,731	$63,289,936	$65,922,605

Capex	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Annual Cash Available for Debt	$10,178,127	$57,860,855	$57,966,169	$54,488,526	$45,379,160	$37,973,103	$41,944,895	$46,229,392	$46,595,323	$48,643,074	$53,281,867	$55,707,872	$58,183,773	$60,710,731	$63,289,936	$65,922,605

Quarterly Cash Available for Debt	$10,178,127	$14,465,214	$14,491,542	$13,622,131	$11,344,790	$9,493,276	$10,486,224	$11,557,348	$11,648,831	$12,160,769	$13,320,467	$13,926,968	$14,545,943	$15,177,683	$15,822,484	$16,480,651

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol , LLC - Financial Model	OpCo Debt
Size of Facilities

Senior Debt	$115,000,000
C&T Loan	$100,000,000
Working Capital	$15,000,000

Subordinted Debt	$10,000,000
Credit Spreads

C&T Loan	3.75%
Subordinted Debt	8.75%
Working Capital Draw	3.75%
Working Capital Undraw	0.50%
Mandatory Amort & Sweeps

Mandatory Amortization
C&T Loan	6.00%
Subordinted Debt	0.00%
Cash Sweep
C&T Loan	50.00%
Target Balance Amount

	Qtrly Reduction	Qtrly Reduction
	Amount	Rate	O/S Balance
Mandatory Amortization
Year 1 Post Conversion	$5,000,000	5.00%	80.00%
Year 2 Post Conversion	$5,000,000	5.00%	60.00%
Year 3 Post Conversion	$5,000,000	5.00%	40.00%
Year 4 Post Conversion	$5,000,000	5.00%	20.00%
Year 5 Post Conversion	$5,000,000	5.00%	0.00%
Subordinted Debt	$—		0.00%
Partial Year Factor
Number of Years
First United Ethanol, LLC
Debt Sizing

	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023
Libor (WestLB Trading Desk)	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%

Cash Available for Debt:
EBITDA	57,850,855	57,654,169	54,488,526	45,379,160	37,973,103	41,944,895	46,299,392	46,595,323	48,643,074	53,281,867	55,707,872	58,183,773	60,710,731	63,289,936	65,922,605
Capex	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Annual Cash Available for Debt	57,860,855	57,966,169	54,488,526	45,379,160	37,937,103	41,944,895	49,229,392	46,959,323	48,643,074	53,281,867	55,707,872	58,183,773	60,710,731	63,289,936	65,922,605
Quarterly Cash Available for Debt:	14,465,214	14,491,542	13,622,131	11,344,790	9,493,276	10,486,224	11,557,348	11,648,831	12,160,769	13,320,467	13,926,968	14,545,943	15,177,683	15,822,484	16,480,651

Cash Sweep
First Quarter: (Jan-Mar)
Cash Trapped From 2008	$8,522,171	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash Available for Sr. Debt	$22,987,385	$14,491,542	$13,622,131	$11,344,790	$9,493,276	$10,486,224	$11,557,348	$11,648,831	$12,160,769	$13,320,467	$13,926,968	$14,545,943	$15,177,683	$15,822,484	$16,480,651
C/T Loan (Interest & Scheduled Principal)	3,399,544	2,730,905	2,118,357	1,538,102	—	—	—	—	—	—	—	—	—	—	—
Working Capital (interest & Repayment)	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250
Subordinated Debt: (Interest)	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750
Before DSRA Adjustment	19,117,841	11,290,638	11,033,774	9,336,688	9,023,276	10,016,224	11,087,348	11,178,831	11,690,769	12,850,467	13,456,968	14,075,943	14,707,683	15,352,484	16,010,651
DSRA Contribution (Funding)	(3,112,016)	369,139	349,627	1,552,407	—	—	—	—	—	—	—	—	—	—	—

Cash Flow Available for Cash Sweep	16,005,825	11,659,777	11,383,401	10,889,095	9,023,276	10,016,224	11,087,348	11,178,831	11,690,769	12,850,467	13,456,968	14,075,943	14,707,683	15,352,484	16,010,651

Second Quarter :(April-June)
Cash Available for Sr. Debt	$14,465,214	$14,491,542	$13,622,131	$11,344,790	$9,493,276	$10,486,224	$11,557,348	$11,648,831	$12,160,769	$13,320,467	$13,926,968	$14,545,943	$15,177,683	$15,822,484	$16,480,651
C/T Loan (Interest & Scheduled Principal)	3,176,837	2,578,944	1,959,226	—	—	—	—	—	—	—	—	—	—	—	—
Working Capital (Interest & Repayment)	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250
Subordinated Debt (Interest)	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750
Before DSRA Adjustment	10,818,376	11,442,598	11,182,905	10,874,790	9,023,276	10,016,224	11,087,348	11,178,831	11,690,769	12,850,467	13,456,968	14,075,943	14,707,683	15,352,484	16,010,651
DSRA Contribution (Funding)	369,478	368,751	356,096	505,327	—	—	—	—	—	—	—	—	—	—	—

Cash Flow Available for Cash Sweep	11,187,854	11,811,349	11,539,001	11,380,117	9,023,276	10,016,224	11,087,348	11,178,831	11,690,769	12,850,467	13,456,968	14,075,943	14,707,683	15,352,484	16,010,651

Third Quarter: (July-Sep)
Cash Available for Sr. Debt	$14,465,214	$14,491,542	$13,622,131	$11,344,790	$9,493,276	$10,486,224	$11,557,348	$11,648,831	$12,160,769	$13,320,467	$13,926,968	$14,545,943	$15,177,683	$15,822,484	$16,480,651
C/T Loan (Interest & Scheduled Principal)	3,029,767	2,425,436	1,818,683	—	—	—	—	—	—	—	—	—	—	—	—
Working Capital (Interest & Repayment)	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250
Subordinated Debt (Interest)	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750
Before DSRA Adjustment	10,965,446	11,596,106	11,333,448	10,874,790	9,023,276	10,016,224	11,087,348	11,178,831	11,690,769	12,850,467	13,456,968	14,075,943	14,707,683	15,352,484	16,010,651
DSRA Contribution (Funding)	369,333	363,833	323,787	—	—	—	—	—	—	—	—	—	—	—	—

Cash Flow Available for Cash Sweep	11,334,779	11,959,939	11,657,235	10,874,790	9,023,276	10,016,224	11,087,348	11,178,831	11,690,769	12,850,467	13,456,968	14,075,943	14,707,683	15,352,484	16,010,651

Fourth Quarter: (Oct-Dec)
Cash Available for Sr. Debt	$14,465,214	$14,491,542	$13,622,131	$11,344,790	$9,493,276	$10,486,224	$11,557,348	$11,648,831	$12,160,769	$13,320,467	$13,926,968	$14,545,943	$15,177,683	$15,822,484	$16,480,651
C/T Loan (Interest & Scheduled Principal)	2,881,174	2,270,410	1,659,656	—	—	—	—	—	—	—	—	—	—	—	—
Working Capital (Interest & Repayment)	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250
Subordinated Debt (Interest)	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750
Before DSRA Adjustment	11,114,040	11,751,132	11,492,476	10,874,790	9,023,276	10,016,224	11,087,348	11,178,831	11,690,769	12,850,467	13,456,968	14,075,943	14,707,683	15,352,484	16,010,651
DSRA Contribution (Funding)	369,319	354,517	1,691,948	—	—	—	—	—	—	—	—	—	—	—	—

Cash Flow Available for Cash Sweep	11,483,358	12,105,649	13,184,424	10,874,790	9,023,276	10,016,224	11,087,348	11,178,831	11,690,769	12,850,467	13,456,968	14,075,943	14,707,683	15,352,484	16,010,651

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol, LLC — Financial Model
OpCo Debt
Partial Year Factor
Number of Years
First United Ethanol, LLC

	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023

Construction/Term Loan
Libor (WestLB Trading Desk)	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%
Spread	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%

All-in Rate	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%

First Quarter: (Jan-Mar)
Beginning Balance	$99,350,000	$63,345,170	$33,576,813	$3,694,782	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Interest Expense	1,899,544	1,230,905	618,357	38,102	—	—	—	—	—	—	—	—	—	—	—
Mandatory Amortization	1,500,000	1,500,000	1,500,000	1,500,000	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep	8,002,913	5,829,888	5,691,701	2,194,782	—	—	—	—	—	—	—	—	—	—	—
Additional Sweep (Target Balance Adjustment)	4,998,922	—	—	—	—	—	—	—	—	—	—	—	—	—	—
End Balance	84,848,165	56,015,281	26,385,112	—	—	—	—	—	—	—	—	—	—	—	—
Target Balance	80,000,000	75,000,000	55,000,000	35,000,000	—	—	—	—	—	—	—	—	—	—	—
% Cash Sweep	50.0%	50.0%	50.0%	20.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
% Cash Sweep (wl Target Balance Adjustment)	81.2%	50.0%	50.0%	20.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Second Quarter: (April-June)
Beginning Balance	$84,848,165	$56,015,281	$26,385,112	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Interest Expense	1,676,837	1,078,944	469,226	—	—	—	—	—	—	—	—	—	—	—	—
Mandatory Amortization	1,500,000	1,500,000	1,500,000	—	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep	5,593,927	5,905,674	5,769,501	—	—	—	—	—	—	—	—	—	—	—	—
Additional Sweep (Target Balance Adjustment)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
End Balance	77,754,238	48,609,607	19,115,612	—	—	—	—	—	—	—	—	—	—	—	—
Target Balance	80,000,000	70,000,000	50,000,000	—	—	—	—	—	—	—	—	—	—	—	—
% Cash Sweep	50.0%	50.0%	50.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
% Cash Sweep (wl Target Balance Adjustment)	50.0%	50.0%	50.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Third Quarter: (July-Sep)
Beginning Balance	$77,754,238	$48,609,607	$19,115,612	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Interest Expense	1,529,767	925,436	318,683	—	—	—	—	—	—	—	—	—	—	—	—
Mandatory Amortization	1,500,000	1,500,000	1,500,000	—	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep	5,667,390	5,979,969	5,828,618	—	—	—	—	—	—	—	—	—	—	—	—
Additional Sweep (Target Balance Adjustment)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
End Balance	70,586,849	41,129,637	11,786,994	—	—	—	—	—	—	—	—	—	—	—	—
Target Balance	80,000,000	65,000,000	45,000,000	—	—	—	—	—	—	—	—	—	—	—	—
% Cash Sweep	50.0%	50.0%	50.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
% Cash Sweep (wl Target Balance Adjustment)	50.0%	50.0%	50.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Fourth Quarter: (Oct-Dec)
Beginning Balance	$70,586,849	$41,129,637	$11,786,994	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Interest Expense	1,381,174	770,410	159,656	—	—	—	—	—	—	—	—	—	—	—	—
Mandatory Amortization	1,500,000	1,500,000	1,500,000	—	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep	5,741,679	6,052,824	6,592,212	—	—	—	—	—	—	—	—	—	—	—	—
Additional Sweep (Target Balance Adjustment)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
End Balance	63,345,170	33,576,813	3,694,782	—	—	—	—	—	—	—	—	—	—	—	—
Target Balance	80,000,000	60,000,000	40,000,000	—	—	—	—	—	—	—	—	—	—	—	—
% Cash Sweep	50.0%	50.0%	50.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
% Cash Sweep (wl Target Balance Adjustment)	50.0%	50.0%	50.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Total Interest	6,467,322	4,005,695	1,565,923	38,102	—	—	—	—	—	—	—	—	—	—	—
Total Principal	6,000,000	6,000,000	6,000,000	1,500,000	—	—	—	—	—	—	—	—	—	—	—

Total Debt Service	12,487,322	10,005,695	7,565,923	1,538,102	—	—	—	—	—	—	—	—	—	—	—
Total Principal + Cash Sweep	36,004,830	29,768,357	29,882,031	3,694,782	—	—	—	—	—	—	—	—	—	—	—
Outstanding from Original Balance	63%	34%	4%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%

Construction/Term Loan Average Life	2.0 Years

WestLB AG	Strictly Private and Confidential

Southwest Georgia-Ethanol, LLC-Financial Model
OpCo Debt
Partial Year Factor
Number of Years
First United Ethanol, LLC

	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
	FY2009	FY2010	FY2011	FY2012	FY2013	FY2014	FY2015	FY2016	FY2017	FY2018	FY2019	FY2020	FY2021	FY2022	FY2023

Subordinated Debt
All-in Rate	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%	8.75%

First Quarter:(Jan-Mar)
Beginning Balance	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000
Interest Expense	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750
Mandatory Amortization	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep
End Balance	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

Second Quarter:(Apr-Jun)
Beginning Balance	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000
Interest Expense	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750
Mandatory Amortization	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep
End Balance	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

Third Quarter:((Jul-Sep)
Beginning Balance	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000
Interest Expense	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750
Mandatory Amortization	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep
End Balance	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

Fourth Quarter:((Oct-Dec)
Beginning Balance	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000
Interest Expense	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750	218,750
Mandatory Amortization	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep
End Balance	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

Total Interest	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000
Total Principal	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Debt Service	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000
Outstanding from Original Balance	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol, LLC – Financial Model	Opco Debt
Partial Year Factor
Number of Years
First United Ethanol, LLC

		1	1	1	1	1	1	3	1	1	1	1	1	1	1	1
		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
		FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY2017	FY2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023
Working Capital Facility	80.00%
Libor (WestLB Trading Desk)		4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%
Drawn Spread		3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%

Total Drawn Rate		8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%
Commitment Fee		0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
First Quarter: (Jan-Mar)
Beginning Balance		$11,835,000	$11,835,000	$1l,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000
Drawn		12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000
Undrawn		3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
Interest & Commitment Fee		251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250
Amount Repaid			—											—
Ending Balance		11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,635,000	11,835,000
Second Quarter (April-June)
Beginning Balance		$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,S35,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	S 11,835,000	$11,835,000	$11,835,000	$11,835,000
Drawn		12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000
Undrawn		3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
Interest & Commitment Fee		251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251, 250	251,250	251,250	251,250
Amount Repaid				—										—
Ending Balance		11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000
Third Ouarter: (Jul/-Sep)
Beginning Balance		$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000
Drawn		12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000
Undrawn		3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
Interest & Commitment Fee		251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250
Amount Repaid			—					—					—
Ending Balance		11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000
Fourth Quarter: (Oct-Dec)
Beginning Balance		$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000	$11,835,000
Drawn		12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000
Undrawn		3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
Interest & Commitment Fee		251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250	251,250
Amount Repaid		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Ending Balance		11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000

Total WCSize Debt Service		1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000

WestLB AG	Strictly Private and Confidential

Southwest Georgia Ethanol, LLC — Financial Model
Partial Year Factor
Number of Years
First United Ethanol, LLC
OpCo Debt

	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
	FY 2009	FY 2010	FY2011	FY2012	FY2013	FY2014	FY2015	FY2016	FY2017	FY2018	FY2019	FY2020	FY2021	FY2022	FY2023

Debt Service Reserve Account

Pre-Conversion Funding (C/T Loan) — CT Loan	$3,539,440

Debt Service Reserve Account — Cash

First Quarter: (Jan-Mar)
Requirement	$6,709,105	$5,506,880	$4,290,409	$502,500	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Beginning Balance	3,539,440	5,812,349	4,590,084	2,040,602	—	—	—	—	—	—	—	—	—	—	—
Balance	3,169,664	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest Earned	57,648	63,671	49,953	14,305	—	—	—	—	—	—	—	—	—	—	—
Contribution	57,648	369,139	349,627	1,552,407	—	—	—	—	—	—	—	—	—	—	—
Withdrawal (Funding) DSRA	(3,112,016)	369,139	349,627	1,552,407	—	—	—	—	—	—	—	—	—	—	—
Ending Balance	6,709,105	5,506,880	4,290,409	502,500	—	—	—	—	—	—	—	—	—	—	—

Second Quarter: (April-June)
Requirement	$6,413,441	$5,198,346	$3,980,839	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Beginning Balance	6,709,105	5,506,880	4,290,409	502,500	—	—	—	—	—	—	—	—	—	—	—
Balance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest Earned	73,814	60,217	46,526	2,827	—	—	—	—	—	—	—	—	—	—	—
Contribution	369,478	368,751	356,096	505,327	—	—	—	—	—	—	—	—	—	—	—
Withdrawal (Funding) DSRA	369,478	368,751	356,096	505,327	—	—	—	—	—	—	—	—	—	—	—
Ending Balance	6,413,441	5,198,346	3,980,839	—	—	—	—	—	—	—	—	—	—	—	—

Third Quarter: (July-Sep)
Requirement	$6,114,579	$4,891,268	$3,700,258	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Beginning Balance	6,413,441	5,198,346	3,980,839	—	—	—	—	—	—	—	—	—	—	—	—
Balance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest Earned	70,470	56,754	43,206	—	—	—	—	—	—	—	—	—	—	—	—
Contribution	369,333	363,833	323,787	—	—	—	—	—	—	—	—	—	—	—	—
Withdrawal (Funding) DSRA	369,333	363,833	323,787	—	—	—	—	—	—	—	—	—	—	—	—
Ending Balance	6,114,579	4,891,268	3,700,258	—	—	—	—	—	—	—	—	—	—	—	—

Fourth Quarter: (Oct-Dec)
Requirement	$5,812,349	$4,590,084	$2,040,602	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Beginning Balance	6,114,579	4,891,268	3,700,258	—	—	—	—	—	—	—	—	—	—	—	—
Balance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest Earned	67,089	53,333	32,292	—	—	—	—	—	—	—	—	—	—	—	—
Contribution	369,319	354,517	1,691,948	—	—	—	—	—	—	—	—	—	—	—	—
Withdrawal (Funding) DSRA	369,319	354,517	1,691,948	—	—	—	—	—	—	—	—	—	—	—	—
Ending Balance	5,812,349	4,590,084	2,040,602	—	—	—	—	—	—	—	—	—	—	—	—

WestLB AG

Strictly Private and Confidential

Southwest Georgia Ethanol, LLC — Financial Model	OpCo Debt
Partial Year Factor
Number of Years
First United Ethanol, LLC

	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023

SUMMARY
Cash Available for Debt Service	57,860,855	57,966,169	54,488,526	45,379,160	37,973,103	41,944,895	46,229,392	46,595,323	48,643,074	53,281,867	55,707,872	58,183,773	60,710,731	63,289,936	65,922,605
Cash Available for Equity Distribution	14,345,343	20,672,329	18,418,443	38,304,378	36,093,103	40,064,895	44,349,392	44,715,323	46,763,074	51,401,867	53,827,872	56,303,773	58,830,731	61,409,936	64,042,605

Construction / Term Loan
Interest	6,487,322	4,005,695	1,565,923	38,102	—	—	—	—	—	—	—	—	—	—	—
Mandatory Principal	6,000,000	6,000,000	6,000,000	1,500,000	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep	30,004,830	23,768,357	23,882,031	2,194,782	—	—	—	—	—	—	—	—	—	—	—
Ending Balance	63,345,170	33,576,813	3,694,782	—	—	—	—	—	—	—	—	—	—	—	—

Subordinted Debt
Interest	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000	875,000
Mandatory Principal	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash Sweep	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Ending Balance	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

Working Capital
Interest & Commitment Fee	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000	1,005,000
Drawn	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000
Undrawn	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000
Amount Repaid	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Ending Balance	##########	11,835,000,000	11,835,000,000	11,835,000,000	##########	##########	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000	11,835,000

Annual DSRA Adjustment (Sr-Debt)

Cash Available far Equity Distribution
Opening Cash Balance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+) CADS	57,860,855	57,966,169	54,488,526	45,379,160	37,973,103	41,944,895	46,229,392	46,595,323	48,643,074	53,281,867	55,707,872	58,183,773	60,710,731	63,289,936	65,922,605
(–) Interest Expense	7,880,000	7,880,000	7,880,000	3,380,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000
(–) Principal Repayment	6,000,000	6,000,000	6,000,000	1,500,000	—	—	—	—	—	—	—	—	—	—	—
(+) Interest Income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(–) Cash Sweep	30,004,830	23,768,357	23,882,031	2,194,782	—	—	—	—	—	—	—	—	—	—	—
(–) DSRA Funding (Withdrawal)	(369,319)	(354,517)	(1,691,948)	—	—	—	—	—	—	—	—	—	—	—	—
(–) Fagen Early Completion Bonus
(–) Equity Distributions	14,345,343	20,672,329	18,418,443	38,304,378	36,093,103	40,064,895	44,349,392	44,715,323	46,763,074	51,401,867	53,837,872	56,303,773	58,830,731	61,409,936	64,042,605
Ending Cash Balance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

NPV of Equity Distributions 10%	$283,770,914	$297,802,663	$306,910,600	$319,183,217	$312,797,160	$307,983,773	$298,717,256	$284,239,589	$267,948,225	$247,979,973	$221,376,103	$189,685,841	$152,350,653	$108,754,967	$58,220,550
ANNUAL CREDIT STATS
Term Loan
Senior DSCR 4.63x 5.88x	4.63x	5.79x	7.20x	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM
EBITDA/ Interest	8.92x	14.47x	34.80x	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM
Ending Balance Debt / EBITDA	1.09x	0.58x	0.07x	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM
EBITDA / Gallons	$0.58	$0.58	$0,54	$0.45	$0.38	$0.42	$0.46	$0.47	$0.49	$0.53	$0.66	$0.58	$0.61	$0.63	$0.66
LTV Analysis	0.26x	0.14x	0.02x	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM

Term Loan & Working Capital
Senior DSCR 4.29x 40.62x	4.29x	5.26x	6.36x	17.84x	37.78x	41.74x	46.00x	46.36x	48.40x	53.02x	55.43x	57.89x	60.41x	62.98x	65.59x
EBITDA/ Interest	7.72x	11.57x	21.19x	43.50x	37.78x	41.74x	46.00x	46.36x	48.40x	53.02x	55.43x	57.89x	60.41x	62.98x	65.59x
Ending Balance Deb / EBITDA	205.64x	204.75x	217.27x	260.80x	311.67x	282.16x	0.26x	0.26x	0.24x	0.22x	0.21x	0.20x	0.19x	0.19x	0,18x
LTV Analysis	49.58x	49.45x	49.33x	49.31x	49.31x	49.31x	0.05x	0.05x	0.05x	0.05x	0.05x	0.05x	0.05x	0.05x	0,05x

Qtrly Taxes	3,003,990	3,978,047	3,874,260	3,116,106	2,379,310	2,776,489	3,204,939	3,241,532	3,446,307	3,910,187	4,152,787	1,400,377	4,653,073	4,910,994	5,174,261
On

WestLB AG

Strictly Private and Confidential

Southwest Georgia Ethanol, LLC — Financial Model	Summary

Year Ended December 31st (1)		2007	2008 (2)	2009	2010	2011	2012	2013	2014
Kev Assumptions
Denatured Fuel Ethanol (MGPY)			16.67	100.00	100.00	100.00	100.00	100.00	100.00
Ethanol ($/gal)			$2.09	$2.06	$2.07	$2.06	$2.00	$1.93	$2.00
DDGS ($/ton)			116.44	113.07	114.80	118.56	122.84	123.94	126.21
WDGS ($/ton)			47.44	48.32	51.39	54.60	56.51	57.07	58.14
Co2 ($/ton)			10.23	10.47	10.71	10.95	11.20	11.46	11.73
Corn ($/bushel)			3.31	3.26	3.31	3.42	3.54	3.57	3.64

Revenues
Ethanol			$34,863	$205,949	$207,297	$205,875	$199,780	$193,127	$200.265
DDGS			5,511	32,112	32,604	33,670	34,885	35,198	35,843
	0		—	—	—	—	—	—	—
Co2			—	129	536	876	896	917	938
Drying			150	209	214	219	224	229	235

Total Operating Revenues			40,524	238,400	240,651	240,641	235,786	229,471	237,281

Cost of Goods Sold
Corn			$19,720	$116,441	$118,226	$122,004	$126,333	$127,499	$129,928
Chemicals and Enzymes			1,023	6,279	6,424	6,571	6,722	6,877	7,035
Denaturant			1,502	9,220	9,432	9,649	9,871	10,098	10,330
Electricity			1,194	7,326	7,494	7,667	7,843	8,023	8,208
Natural Gas			5,145	30,668	30,464	29,580	28,832	27,982	28,628

Variable operating expenses			28,584	169,934	172,040	175,471	179,602	180,479	184,129

Operating Expenses
Fixed operating expenses			$1,396	$8,470	$8,625	$8,784	$8,946	$9,112	$9,282

Gen & Administrative Expenses
Corporate Overhead			656	4,030	4,108	4,187	4,269	4,352	4,437

EBITDA			$10,178	$57,861	$57,966	$54,489	$45,379	$37,973	$41,945

Construction / Term Loan Interest			$1,345	$6,487	$4,006	$1,566	38	—	—
Mandatory Principal			—	6,000	6,000	6,000	1,500	—	—
Cash Sweep			—	30,005	23,768	23,882	2,195	—	—

Ending Balance		30,927	99,350	63,345	33,577	3,695	—	—	—

C / T Loan Credit Metrics	Min		Average
DSCR	4.63	x	5.88	x	4.63	x	5.79	x	7.20	x	NM	NM	NM
EBITDA / Interest	8.92	x	19.40	x	8.92	x	14.47	x	34.80	x	NM	NM	NM
EBITDA / Gallon	$0.38		$0.51		$0.58		$0.58		$0.54		$0.45	$0.38	$0.42
Ending Balance Debt / EBITDA	1.09	x	0.58	x	1.09	x	0.58	x	0.07	x	NM	NM	NM
Debt / Gallon	0.63	x	0.34	x	$0.63		$0.34		$0.04		NM	NM	NM
Loan-To-Value (3)	0.26	x	0.14	x	0.26	x	0.14	x	0.02	x	NM	NM	NM

(1)	All key assumptions provided by Lender’s Independent Consultants and all numbers are in nominal terms

(2)	Ethanol facility comes online in 4Q2008 and cash flow is trapped at the Project level until conversion

(3)	Relative to Verasun’s $725 million acquisition of ASAlliances (300 MGPY) closed on August 20, 2007 that was valued at approximately $2.4 per gallon
Strictly Private and Confidential
WestLB AG

Southwest Georgia Ethanol, LLC — Financial Model	Taxes

First United Eltanol, LLC		3	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12
WestLB Model		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
Tax Calculation		FY 2008	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023

EBITDA		10,178,127	57,860,855	57,966,169	54,488,526	45,379,160	37,973,103	41,944,895	46,229,392	46,595,323	48,643,074	53,281,867	55,707,872	58,183,773	60,710,731	63,289,936	65,922,605
Interest		1,656	8,367,322	5,885,695	3,445,923	1,918,102	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000	1,880,000
Depreciation		2,200,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000	8,500,000
Amortization		900,000	3,800,000	3,800,000	3,800,000	3,800,000	3,800,000	3,800,000	3,800,000	3,800,000	3,800,000	3,800,000	3,800,000	8,500,000	3,800,000	3,800,000	3,800,000

Pretax Income		$7,076,471	$37,193,532	$39,780,474	$38,742,603	$31,161,058	$23,793,103	$27,764,895	$32,049,392	$32,415,323	$34,463,074	$39,101,867	$41,527,872	$44,003,773	$46,530,731	$49,109,936	$51,742,605

Other Income		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Net Income		$7,076,471	$37,193,532	$39,780,474	$38,742,603	$31,161,058	$23,793,103	$27,754,895	$32,049,392	$32,415,323	$34,463,074	$39,101,867	$41,527,872	$44,003,773	$46,530,731	$49,109,936	$51,742,605

Loss Carried Forward from Contraction		14,230,099	7,153,628	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Taxes @	40%	—	12,015,962	15,912,190	15,497,041	12,464,423	9,517,241	11,105,958	12,819,757	12,966,129	13,785,230	15,640,747	16,611,149	17,601,509	18,612,292	19,643,974	20,697,042

Net Income After Taxes		7,076,470.90	25,177,570.51	23,868,284.33	23,425,562.09	18,696,634.54	14,275,861.80	16,658,936.94	19,229,635.42	19,449,193.94	20,677,844.54	23,461,120.05	24,916,723.28	26,402,263.63	27,918,438.47	29,465,961.59	31,045,563.08

WestLB AG	Strictly Private and Confidential

EXHIBIT L
to Senior Credit Agreement
[FORM OF]
OPERATING STATEMENT

WestLB AG, New York Branch
1211 Avenue of the Americas
New York, NY 10036
Attention:	Andrea Bailey
Telephone:	(212) 597-1158
Facsimile:	(212) 302-7946
E-mail:	NYC_Agency_Services@WestLB.com
Date: [                    ]
Reference is hereby made to that certain Senior Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), dated as of November 20, 2007, by and among SOUTHWEST GEORGIA ETHANOL, LLC, (the “Borrower”), each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Senior Credit Agreement.
The Borrower hereby represents and certifies as follows:
1. This Operating Statement is the Operating Statement described in the Senior Credit Agreement, and it is delivered to the Administrative Agent pursuant to Section 7.03(o) (Operating Statements) of the Senior Credit Agreement.
2. The individual executing this Operating Statement is an Authorized Officer of the Borrower.
3. This Operating Statement is being delivered to the Administrative Agent within forty-five (45) days after the end of the Fiscal Quarter ending on [_____], 20[_____].
4. The ethanol, Distillers Grains, and other products produced and sold by the Project during the period covered by this Operating Statement are reflected in the chart below entitled “Production and Sales of Ethanol, Distillers Grains and Other Products”.

5. Each of the expenses reflected in the chart below entitled “Actual to Budgeted Operating Expenses” for the year to date, and for each month or quarter in such year, did not exceed the provision for each such period contained in the Operating Budget then in effect by more than ten percent (10%) in the aggregate [if this certification cannot be made, Borrower to provide detailed explanation].
6. Subject to auditing review, this Operating Statement is complete and correct in all material respects.

A. PRODUCTION AND SALES OF ETHANOL, DISTILLERS GRAINS AND OTHER PRODUCTS

Year-to-Date
			Month 1 of Most		Month 2 of Most		Month 3 of Most		[Note: only for
	Most Recent		Recent Fiscal		Recent Fiscal		Recent Fiscal		year-end
	Fiscal Quarter		Quarter		Quarter		Quarter		statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
ETHANOL PRODUCED
DISTILLERS GRAINS PRODUCED
OTHER PRODUCTS PRODUCED
ETHANOL SOLD PURSUANT TO ETHANOL AGREEMENT
DISTILLERS GRAINS SOLD PURSUANT TO DG MARKETING AGREEMENT
OTHER SALES OF ETHANOL[1]
OTHER SALES OF DISTILLERS GRAINS[2]
SALES OF OTHER PRODUCTS[3]

[1]	Borrower to provide explanation of such sales and identification of purchaser(s) with respect thereto.

[2]	Borrower to provide explanation of such sales and identification of purchaser(s) with respect thereto.

[3]	Borrower to provide explanation of such sales and identification of purchaser(s) with respect thereto.

B. ACTUAL TO BUDGETED OPERATING EXPENSES4

Year-to-Date
			Month 1 of Most		Month 2 of Most		Month 3 of Most		[Note: only for
	Most Recent Fiscal		Recent Fiscal		Recent Fiscal		Recent Fiscal		year-end
	Quarter		Quarter		Quarter		Quarter		statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
OPERATION AND MAINTENANCE EXPENSES FOR THE PROJECT
Expenses of administering, managing and operating the Project
Expenses for maintaining the Project in good repair and operating condition
Costs associated with supply and transportation of all supplies and raw materials to the Project
Costs associated with distribution and sale of ethanol for the Project
Insurance Costs [(other than insurance premiums that are paid as Project Costs)]

[4]	The categories set forth in this chart are by way of example only, and will be updated or revised when this Operating Statement is delivered from time to time to conform to the then-effective Operating Budget.

B. ACTUAL TO BUDGETED OPERATING EXPENSES4

Year-to-Date
			Month 1 of Most		Month 2 of Most		Month 3 of Most		[Note: only for
	Most Recent Fiscal		Recent Fiscal		Recent Fiscal		Recent Fiscal		year-end
	Quarter		Quarter		Quarter		Quarter		statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
Property, sales and franchise taxes (other than taxes imposed on or measured by income or receipts) or payment in lieu of such taxes with respect to the Project
Costs and fees regarding Necessary Project Approvals incurred on or after the Closing Date for Project
Legal, accounting and other professional fees attendant to any of the foregoing items
Costs incurred pursuant to Interest Rate Protection Agreements and Commodity Risk Management Plan
Other costs and expenses included in the Operating Budget
MAINTENANCE CAPITAL EXPENSES
REVENUE
Total Revenue
COST OF GOODS SOLD
Inputs
Total [ ] Cost
Total Other Inputs

B. ACTUAL TO BUDGETED OPERATING EXPENSES4

Year-to-Date
			Month 1 of Most		Month 2 of Most		Month 3 of Most		[Note: only for
	Most Recent Fiscal		Recent Fiscal		Recent Fiscal		Recent Fiscal		year-end
	Quarter		Quarter		Quarter		Quarter		statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
Change in Inventory
Total Inputs
Labor
Process/Tech Labor
Maintenance Labor
Total Labor
Other Project Overhead
Maintenance Parts and Supplies
Safety Supplies
Other Operating Supplies
Contract Labor
Plant Management and Administration Labor
Office Supplies
Communication Expense
Travel
Training & Other
Fuel
Rental Equipment
Environmental Testing
Plant Level Consultants
Total Other Project Overhead
Total Cost of Goods Sold
Sales Expenses
Marketing Fees (Including Discounts)

B. ACTUAL TO BUDGETED OPERATING EXPENSES4

Year-to-Date
			Month 1 of Most		Month 2 of Most		Month 3 of Most		[Note: only for
	Most Recent Fiscal		Recent Fiscal		Recent Fiscal		Recent Fiscal		year-end
	Quarter		Quarter		Quarter		Quarter		statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
Cost of Goods Sold
Total Sales Expenses
SG&A
Corporate Salaries
Corporate (Plant Level) - Salaries
Corporate Expense
Plant Mgmt Expense (PECA)
Mgmt Fees
Prop Taxes
Total SG&A
Interest and Depreciation
Interest Expense
Depreciation & Amortization

IN WITNESS WHEREOF, the undersigned has caused this Operating Statement to be duly executed as of the date first above written.

SOUTHWEST GEORGIA ETHANOL, LLC, as Borrower

By:
Name:
Title:

EXHIBIT M
to Senior Credit Agreement
FORM OF BLOCKED ACCOUNT AGREEMENT

BLOCKED ACCOUNT AGREEMENT
by and among
WESTLB AG, NEW YORK BRANCH
as Collateral Agent,
SOUTHWEST GEORGIA ETHANOL, LLC,
as Debtor
and
[                    ],
as Bank
Dated as of [  _____  ], 2007

BLOCKED ACCOUNT AGREEMENT
This BLOCKED ACCOUNT AGREEMENT (this “Agreement”), dated as of [                    ], is entered into by and among WESTLB AG, NEW YORK BRANCH, as collateral agent (the “Collateral Agent”), SOUTHWEST GEORGIA ETHANOL, LLC, a Georgia limited liability company (the “Debtor”), and [                    ], a bank organized and existing under the laws of [                    ], as depositary bank (the “Bank”).
RECITALS
WHEREAS, the Debtor has entered into that certain Senior Credit Agreement, dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), among the Debtor, each of the Lenders from time to time party thereto, WestLB AG, New York Branch, as Administrative Agent for the Lenders, the Collateral Agent, and WestLB AG, New York Branch, as Lead Arranger, Sole Bookrunner, Syndication Agent, pursuant to which, among other things, the Lenders have committed to make loans to, and for the benefit of, the Debtor;
WHEREAS, pursuant to the Senior Credit Agreement, Debtor has agreed to execute and deliver this Agreement in order to perfect a first-priority security interest in all of Debtor’s rights, title and interest in, to and under the Account (as defined below) in favor of the Collateral Agent, for the benefit of the Senior Secured Parties (as defined in the Senior Credit Agreement);
WHEREAS, pursuant to that certain Indenture of Trust dated as of November 1, 2006 (the “Bond Indenture”) between the Mitchell County Development Authority (“Mitchell County”) as bond issuer and Regions Bank, in its capacity as trustee (the “Bond Trustee”) of the Mitchell County Development Authority Revenue Bonds (First United Ethanol, LLC Project), Series 2006 (the “Bonds”), Mitchell County has issued and delivered the Bonds;
WHEREAS, Mitchell County has lent the proceeds of the Bonds (the “Subordinated Debt”) to First United Ethanol, LLC (“FUEL”) pursuant to that certain Loan Agreement dated as of November 1, 2006 (the “Subordinated Loan Agreement”) between FUEL and Mitchell County, and pursuant to the Bond Indenture, Mitchell County has assigned to the Bond Trustee its rights and obligations under the Subordinated Loan Agreement, except for the rights reserved in Granting Clause I of the Bond Indenture, and FUEL has assigned to Debtor, and Debtor has assumed, all of FUEL’s rights and obligations under the Subordinated Loan Agreement; and
WHEREAS, the Debtor is the owner of Account No. [                    ] in the Bank’s branch in [                    ], [                    ] (currently located at [                    ]) (the “Account”), and the Account is a Local Account as defined in and under the terms of the Senior Credit Agreement;
NOW, THEREFORE, in consideration of the promises and the agreements contained herein and in the Senior Credit Agreement and other good and valuable consideration, including, without limitation, the benefits that the Debtor will receive from advances of credit to it contemplated thereby, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth in this Agreement.

ARTICLE I
DEFINITIONS
As used in this Agreement, the term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest of the Collateral Agent in the Account and the Blocked Account Collateral (as defined below) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions as the context requires. All terms used in this Agreement that are defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires.
ARTICLE II
GRANT OF SECURITY INTEREST
Section 2.1. First-Priority Security Interest of Collateral Agent. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of any and all of the Obligations (as defined in the Senior Credit Agreement) now existing or hereafter arising, and howsoever evidenced, the Debtor, in accordance with the terms of the Assignment and Security Agreement dated as of [ ], 2007 between the Debtor and the Collateral Agent (as the same may be amended, restated, modified or supplemented from time to time, the “Security Agreement”), has collaterally assigned, conveyed, pledged, hypothecated, and transferred to the Collateral Agent, and granted and created a lien on and first-priority security interest in favor of the Collateral Agent in, for the equal and ratable benefit of the Senior Secured Parties, all right, title, and interest of the Debtor in, to and under the Account, together with all permitted investments, monies, credit balances, funds, cash, cash equivalents, investments, investment property, financial assets, and instruments at any time on deposit in, or credited to, the Account and any and all interest and dividends or other income derived from any such permitted investments, monies, credit balances, funds, cash, cash equivalents, investments, investment property, financial assets and instruments, and any proceeds of any and all of the foregoing (including, without limitation, “proceeds” (including proceeds of proceeds) as defined in Section 9-102(a) of the UCC), now or in the future deposited in or credited to the Account (collectively, the “Blocked Account Collateral”).
Section 2.2. Second-Priority Security Interest of Bond Trustee. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the obligations under the Bond Indenture and the Subordinated Loan Agreement now existing or hereafter arising, and howsoever evidenced, the Debtor, in accordance with the terms of the Subordinate Security Agreement dated as of [                    ] between the Debtor and the Bond Trustee (as the same may be amended, restated, modified or supplemented from time to time, the “Subordinate Security Agreement”), has collaterally assigned, conveyed, pledged, hypothecated, and transferred to the Bond Trustee, and granted and created a lien (subject to the terms of the Intercreditor Agreement (as defined in the Senior Credit Agreement)), on and second-priority security interest in favor of the Bond Trustee, in, for the equal and ratable benefit of the Bondholders, all right, title, and interest of the Debtor in, to and under the Account and the Blocked Account Collateral.

2

Section 2.3. Bank Acknowledgement of Security Interests. The Bank hereby acknowledges that the Debtor has granted to the Collateral Agent a first-priority security interest in the Account and the Blocked Account Collateral pursuant to this Agreement and the Security Agreement, and has granted to the Bond Trustee a second-priority security interest in the Account and the Blocked Account Collateral pursuant to this Agreement and the Subordinate Security Agreement.
Section 2.4. Control by Collateral Agent. The Account and the Blocked Account Collateral shall, except as otherwise provided in this Agreement, be subject to the exclusive dominion and control of the Collateral Agent. The Debtor shall not have any rights with respect to the Blocked Account Collateral, except as expressly provided in this Agreement. The Debtor shall not make, or consent to the making of, any disbursement from the Account, except in strict adherence with the terms of this Agreement.
ARTICLE III
APPOINTMENT AND ACCEPTANCE OF BANK
The Collateral Agent appoints the Bank to act as, and the Bank agrees to act as, a “securities intermediary” (as defined in the UCC) and as a “bank” (as defined in the UCC), as applicable, with respect to the Account and shall have such powers as are expressly delegated to the Bank by the terms of this Agreement. The Debtor acknowledges and agrees that the Bank shall act as a securities intermediary and as a bank, as applicable, with respect to the Account and pursuant to this Agreement.
ARTICLE IV
THE ACCOUNT AND THE BANK
Section 4.1. Treatment of Account.
(a) All parties to this Agreement agree that (i) the Account is and shall be maintained as a “securities account” (as defined in the UCC) and all Blocked Account Collateral deposited in or credited to the Account shall be treated as a financial asset for the purposes of Section 8-102(a)(9)(iii) of the UCC; (ii) to the extent that any Blocked Account Collateral deposited in or credited to the Account is deemed not to constitute a financial asset, the Account is and shall be maintained as a “deposit account” (as defined in the UCC) with respect to such Blocked Account Collateral; (iii) the Bank is acting as a securities intermediary with respect to the Account for any Blocked Account Collateral consisting of a financial asset deposited therein or credited thereto, and as a bank with respect to the Account for any Blocked Account Collateral deemed not to constitute a financial asset deposited therein or credited thereto; and (iv) the Bank shall not change the name of, account number for, or location of the Account without the prior written consent of the Collateral Agent.

3

(b) The Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, is the entitlement holder in any security entitlements with respect to any financial assets deposited in or credited to the Account, and the Collateral Agent may issue entitlement orders with respect thereto. If at any time the Bank receives an entitlement order or any other order from the Collateral Agent directing the transfer, redemption or liquidation of any financial asset carried in the Account or any instruction originated by the Collateral Agent directing the disbursement, deposit and/or transfer of any funds or other property held in the Account, the Bank shall comply with such entitlement order, instruction or other order without further consent by the Debtor or any other person. The Collateral Agent shall have control of the security entitlements carried in the Account and of the financial assets carried in the Account, and the Debtor hereby disclaims any entitlement to claim control of such security entitlements.
(c) No financial asset deposited in or credited to the Account shall be registered in the name of, payable to the order of, or specially endorsed to any person or entity other than the Collateral Agent, unless endorsed to the Bank or in blank.
(d) To the extent the Account is deemed to be a deposit account, the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, shall be deemed to have control of the Account, the Bank shall comply written instructions originated by the Collateral Agent directing disposition of the Blocked Account Collateral deposited in or credited to the Accounts in accordance with this Agreement without further consent of the Debtor, and the Debtor hereby disclaims any entitlement to claim control of such deposit account.
(e) The Bank shall not have title to the funds on deposit in the Account and shall credit the Account with all receipts of interest, dividends, and other income received on the Blocked Account Collateral deposited in or credited to the Account. The Bank shall administer and manage the Account in strict compliance with the terms of this Agreement and shall be subject to, and comply with, all of the obligations that the Bank owes to the Collateral Agent, the Senior Secured Parties, and the Debtor with respect to the Account, including, without limitation, all subordination obligations, pursuant to the terms of this Agreement.
(f) In the event that the Account is not considered a securities account or a deposit account under applicable law or a security interest cannot be granted and perfected in the Account under the UCC, then the Account and all Blocked Account Collateral shall be deemed to be under the exclusive dominion and control of the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, and the Bank as its agent for such purpose, and the Bank shall act and shall be deemed to be acting as the Collateral Agent’s agent in respect of the Account and the Blocked Account Collateral for the purpose of maintaining such exclusive dominion and control for the purpose of the creation and perfection of security interests in the Account and the Blocked Account Collateral in favor of the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties.

4

Section 4.2. Instructions of Debtor. Unless and until a Notice of Block (as defined below) is provided to the Bank in accordance with Section 4.3 of this Agreement, the Bank shall, without need for any further inquiry to any other party, pay any and all amounts and take any action concerning the withdrawal of funds from and the deposit of funds into the Account in accordance with the instructions of any authorized representative of the Debtor. The Bank may rely upon any instructions from any person that it reasonably believes to be an authorized representative of the Debtor. Blocked Account Collateral shall be credited to and paid from the Account in accordance with the terms of this Agreement, subject to the Bank’s policy for the availability of funds for such Blocked Account Collateral. All notifications and instructions from the Debtor to the Bank shall be made and shall become effective in the manner specified in Section 5.7 of this Agreement.
Section 4.3. Instructions of Collateral Agent.
(a) The Collateral Agent may, but shall not be required to, suspend the right of the Bank and the Debtor to withdraw or otherwise deal with any funds deposited in or credited to the Account at any time during the occurrence and continuance of an Event of Default (as defined in the Senior Credit Agreement) by delivering a notice to the Bank (with a copy to the Debtor) in the form of Annex A (a “Notice of Block”). Such Notice of Block shall be made and shall be deemed effective when properly given in the manner specified in Section 5.7 of this Agreement. The Bank shall have no duty to investigate or make any determination with respect to any Notice of Block received by it and shall comply with any Notice of Block given by the Collateral Agent. The Bank may rely upon any instructions from any person that it reasonably believes to be an authorized representative of the Collateral Agent.
(b) From and after the date a Notice of Block is delivered to the Bank pursuant to and in accordance with the provisions of clause (a) above and until either (i) the Collateral Agent delivers to the Bank a written notice rescinding such Notice of Block and re-appointing the Debtor as authorized signatory on the Account in accordance with the Bank’s procedures or (ii) this Agreement is terminated in accordance with Section 5.5 of this Agreement, no amount may be withdrawn by the Bank from the Account, including for investment, without the express prior written consent of the Collateral Agent (except as expressly provided for in Section 4.10 of this Agreement).
Section 4.4. Subordination of Lien; Waiver of Set-Off; Account Shortfalls.
(a) In the event that the Bank has or subsequently obtains by agreement, operation of applicable law or otherwise a right of recoupment or set-off or any lien in the Account or any Blocked Account Collateral, the Bank hereby agrees that such right of recoupment or set-off and/or any such lien shall be subordinate to the security interest of the Collateral Agent, on behalf of and for the benefit of the Senior Secured Parties, and the Bond Trustee, on behalf of and for the benefit of the Second Lien Claimholders (as defined in the Intercreditor Agreement). The Bank agrees that, until the Bank receives a Notice of Block, it shall not assert or enforce any such right of recoupment or set-off and/or any lien so long as this Agreement is in effect, except that the Bank may set off against the Account all amounts due and payable to the Bank in respect of customary fees and expenses for the routine maintenance and operation of the Account.

5

(b) None of the Collateral Agent or any of the Senior Secured Parties, or the Bond Trustee or any of the Second Lien Claimholders (as defined in the Intercreditor Agreement), shall at any time or for any reason be liable or responsible to either the Bank or the Debtor for any negative balance of the Account or for any costs, fees, taxes or charges resulting from the Bank’s activities relating to the Account or under this Agreement. Any other liability or responsibility in connection with the Account, including, without limitation, all fees, taxes and other reasonable charges incurred in connection with the Account, shall remain the obligation of the Debtor regardless of whether a Notice of Block is effective. In the event there are not sufficient funds in the Account to reimburse the Bank for all amounts due it in connection with the Account, the Bank shall notify the Debtor and the Collateral Agent of the amount of such shortfall, and the Debtor shall reimburse the Bank for any such insufficiency in the Account on the next Monthly Date (as defined in, and as funds are released in accordance with, the terms of the Senior Credit Agreement). The Bank has no obligation to extend any overdraft or other credit to the Debtor or the Collateral Agent.
Section 4.5. Notice of Adverse Claims. If any person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account or in any financial asset or other property deposited therein or credited thereto of which the Bank has actual knowledge, the Bank shall promptly notify the Collateral Agent, the Bond Trustee and the Debtor in writing thereof.
Section 4.6. Representations, Warranties and Covenants of the Bank. The Bank hereby makes the following representations, warranties and covenants:
(a) Except for the claims, interest and rights of the Collateral Agent, the Bond Trustee and the Debtor in the Account, the Bank does not know of any right or claim to, or interest in, the Account or any of the Blocked Account Collateral, including, without limitation, with respect to any financial asset credited to the Account or any security entitlement related to the Account (including any “adverse claim” within the meaning of Section 8-102(a) of the UCC) by any person or entity other than the Collateral Agent.
(b) This Agreement has been duly authorized and executed by, and is the valid and legally binding obligation of, the Bank.
(c) The Bank has not entered into (and will not enter into) any agreement with any person or entity (other than the Debtor and the Collateral Agent pursuant to this Agreement) relating to the Account pursuant to which it has agreed (or will agree) to comply with payment orders of such person or entity. The Bank has not entered into (and will not enter into) any other agreement with the Debtor or any other person or entity purporting to limit or condition the obligation of the Bank to comply with payment orders for the Account originated by the Collateral Agent as set forth in this Agreement.

6

Section 4.7. Indemnification.
(a) The Debtor agrees to save and hold harmless, to defend and to indemnify, the Bank and its officers, directors, employees and agents against all actions, proceedings, claims, demands, losses, outlays, damages or actual expenses, (including reasonable legal fees) of every nature and character as may arise or be made against the Bank in acting in accordance with this Agreement except to the extent attributable to the Bank’s gross negligence or willful misconduct.
(b) The Bank shall not incur any liability with respect to any action taken or omitted to be taken by it in reasonable reliance upon any written notice, instructions or other document provided for in, or otherwise submitted pursuant to, this Agreement, except as a result of the Bank’s gross negligence or willful misconduct.
Section 4.8. Reliance by Bank. In performing its obligations under this Agreement, the Bank shall be entitled to presume, without inquiry, the due execution, validity and effectiveness of all written notices, instructions and other documents that it receives pursuant to this Agreement. The Bank shall be under no duty or obligation to ascertain the identity, authority, and/or the rights of the parties to this Agreement, the Senior Credit Agreement, the Security Agreement, the Subordinated Loan Agreement or the Subordinate Security Agreement.
Section 4.9. Statements. At the end of each month, the Bank’s regular statement covering deposits to and withdrawals from the Account will be delivered to the Debtor, with a copy delivered to the Collateral Agent. Any cost or fee associated with the delivery of such copy of the monthly statement to the Collateral Agent shall be charged or assessed in accordance with the Bank’s standard operating procedures and shall be the sole obligation of the Debtor.
Section 4.10. Resignation of Bank. The Bank may resign from its obligations hereunder, upon thirty (30) days’ prior written notice to the other parties to this Agreement. Any funds remaining in the Account upon the resignation of the Bank shall be transferred in accordance with the instructions received from the Debtor to a Project Account (as defined in the Senior Credit Agreement) or another Local Account (as defined in the Senior Credit Agreement) subject to a Blocked Account Agreement (as defined in the Senior Credit Agreement) or, during the effectiveness of a Notice of Block, in accordance with the instructions received from the Collateral Agent. In the event the Bank has not received such instructions from the Debtor or the Collateral Agent, as applicable, prior to the effective date of the Bank’s resignation pursuant to this Section 4.10, the Bank shall transfer the funds in the Account to the Revenue Account No. 129992 and deliver to the Collateral Agent or its designee all other Blocked Account Collateral. The Bank’s resignation shall not be effective until the transfers and deliveries have occurred in accordance with this Section 4.10.
ARTICLE V
MISCELLANEOUS
Section 5.1. Entire Agreement; Conflict. This Agreement and the Bank’s standard documentation relating to the Account, constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof. Each of the Bank, the Debtor and the Collateral Agent hereby agrees and acknowledges that, in the event of any inconsistency or conflict between the terms of this Agreement and any such standard documentation of the Bank relating to the Account concerning the establishment, maintenance or operation of the Account (including, without limitation, the transfer of funds from the Account), the terms of this Agreement shall control and prevail in all respects.

7

Section 5.2. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. The Collateral Agent may assign its rights and obligations under this Agreement, in accordance with the terms of the Financing Documents (as defined in the Senior Credit Agreement), to any successor collateral agent for the Senior Secured Parties. The Bank may assign its rights and obligations under this Agreement to any subsidiary or successor of the Bank upon written notice of such assignment to the Debtor and the Collateral Agent; provided, that any such subsidiary or successor assignee of the Bank’s rights and obligations hereunder shall expressly agree in a writing, in form and substance reasonably satisfactory to the Collateral Agent, to be bound by the terms and obligations of this Agreement in all respects. Except as provided above, no party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.
Section 5.3. Amendments. No amendment to or modification of this Agreement or waiver of any right hereunder shall be binding upon any party hereto unless it is in writing and is executed and delivered by all of the parties to this Agreement.
Section 5.4. No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right, and no single or partial exercise of any right by any party under this Agreement shall preclude any other or further exercise of such right or the exercise of any other right. The remedies provided in this Agreement are in addition to and not exclusive of any other remedies provided by law.
Section 5.5. Termination.
(a) The rights and powers granted in this Agreement to the Collateral Agent and the obligations imposed upon the Bank to comply with orders from the Collateral Agent have been granted or imposed in order to create and perfect the Collateral Agent’s security interest in the Account and the Blocked Account Collateral, are powers coupled with an interest, and will not be affected by the bankruptcy of the Debtor or the lapse of time. This Agreement shall continue in effect until the security interests of the Collateral Agent in the Account and the Blocked Account Collateral have been terminated pursuant to the terms of the Senior Credit Agreement and the Security Agreement and the Collateral Agent has notified the Bank of such termination in writing, or, with respect to the Bank, upon the effective date of the Bank’s resignation pursuant to Section 4.10 of this Agreement, whichever is earlier. Upon receipt of notice from the Collateral Agent that its security interest in the Account and the Blocked Account Collateral has been released, this Agreement shall terminate. This Agreement may be terminated at any time by the Collateral Agent or, with the Collateral Agent’s written consent, by the Debtor. Any attempt by the Debtor to terminate this Agreement without the prior written consent of the Collateral Agent shall be void. Subject to the provisions of any new blocked account agreement entered into pursuant to Section 5.5(b) of this Agreement, any funds remaining in the Account upon the termination of this Agreement shall be transferred in accordance with the instructions received from the Debtor or, during the effectiveness of a Notice of Block, from the Collateral Agent.

8

(b) Prior to any termination of this Agreement pursuant to Section 5.5(a) of this Agreement, the Bank shall enter into a new blocked account agreement with the Bond Trustee in respect of the Account on terms satisfactory to the Bond Trustee. This Section 5.5(b) shall survive any termination of this Agreement pursuant to Section 5.5(a).
Section 5.6. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 5.7. Notices. All notices or other communications required or permitted to be given under this Agreement shall be given to the following addresses:
If to the Bank:
[                    ]
Attention: [                    ]
Telephone: [                    ]
Facsimile: [                    ]
If to the Collateral Agent:
WestLB AG, New York Branch
1211 Avenue of the Americas
New York, NY 10036
Attention: Thomas Brensic
Telephone: 212 597 1153
Facsimile: 212 597 1490
E-mail: Thomas_Brensic@westlb.com
Group e-mail: NYC_Documents_Groups@WestLB.com

9

If to the Debtor:
Southwest Georgia Ethanol, LLC
Mailing Address:   P.O. Box 386
                              Camilla, GA 31730
Physical Address:  4615 Back Nine Road
                              Pelham, GA 31779
Attention: Larry Kamp, Chief Financial Officer
Telephone: (229) 522-2822
Facsimile: (229) 522-2824
E-mail: larry@firstunitedethanol.com
All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be considered properly given when received by the addressee. Any party may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
Section 5.8. Choice of Law. This agreement shall be governed by, and construed in accordance with, the laws of the state of New York, United States of America, without reference to conflicts of laws (other than section 5-1401 of the New York General Obligations Law); provided, that regardless of any provision in any other agreement, for purposes of the UCC, the “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the UCC) and the “bank’s jurisdiction” (as defined in Section 9-304(b) of the UCC) shall, in each case, be the State of New York. Notwithstanding the foregoing, the operations of the Account under Articles 3 and 4 of the UCC and the payment of checks and other items against the Account shall be governed by and construed in accordance with the laws of the state in which the account is located without regard to conflicts of law principles.
Section 5.9. Third Party Beneficiaries. The Bond Trustee is an intended third party beneficiary of Section 5.5(b) of this Agreement. Other than the parties hereto and, with respect to Section 5.5(b), the Bond Trustee, no other Person shall have or be entitled to assert rights or benefits hereunder.
Section 5.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
[The remainder of this page was left blank intentionally and the signature page follows.]

10

IN WITNESS WHEREOF, the parties hereto have caused this Blocked Account Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, as of the date first above written.

WESTLB AG, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SOUTHWEST GEORGIA ETHANOL, LLC, as Debtor

By:
Name:
Title:

[ ], as Bank

By:
Name:
Title:

11

Annex A
to Blocked Accounts Agreement
Form of Notice of Block
Letterhead of Collateral Agent

Date:

To:	[BANK]
[ADDRESS]
Attention: [ ]

RE:	Account No. [ ]
This is to notify [BANK] that an Event of Default (as defined in the Senior Credit Agreement identified in the Blocked Account Agreement referenced below) has occurred and is continuing, and pursuant to Section 4.3 of the Blocked Account Agreement, dated as of [                    ] [  _____  ], 20[  _____  ](the “Agreement”), by and among WESTLB AG, NEW YORK BRANCH, as collateral agent (the “Collateral Agent”), SOUTHWEST GEORGIA ETHANOL, LLC, as Debtor (the “Debtor”), and [                    ], as Bank, the above-referenced account (the “Account”) is now under the exclusive control of the Collateral Agent. The Debtor’s signing authority and all other rights with respect to the Account, including, without limitation, all rights to withdraw or transfer any Blocked Account Collateral (as defined in the Agreement), are terminated as of the date of this notice and [BANK] is hereby instructed to cease complying with any instructions given by or on behalf of the Debtor relating to the Account, to cease distributing interest or any other amounts earned on or in connection with any Blocked Account Collateral to the Debtor, and to refuse to accept any other instructions from the Debtor intended to exercise any authority or control with respect to the Account or any Blocked Account Collateral unless instructed otherwise in writing by the Collateral Agent. Unless and until the Collateral Agent provides written notice to the contrary, all future instructions with respect to the Account and the Blocked Account Collateral shall be given solely by the Collateral Agent.

WESTLB AG, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT N
to Senior Credit Agreement
[FORM OF]
BORROWING BASE CERTIFICATE
[DATE]
WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
New York, NY 10036
Attention: Andrea Bailey
Phone: 212-597-1158
Facsimile: 212-302-7946
E-mail Address: NYC_Agency_Services@WestLB.com
This Borrowing Base Certificate is furnished pursuant to Section 7.03(n) of the Credit Agreement dated as of November 20, 2007 (the “Senior Credit Agreement”) by and among SOUTHWEST GEORGIA ETHANOL, LLC, (the “Borrower”), each of the Lenders from time to time party thereto, WestLB AG, New York Branch, as Administrative Agent for the Lenders, WestLB AG, New York Branch, as Collateral Agent for the Senior Secured Parties and WestLB AG, New York Branch, as sole lead arranger, bookrunner and syndication agent.
Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
This Borrowing Base Certificate sets forth the Borrowing Base for the Project as of the date hereof.

ACCOUNTS:
1. All Eligible Accounts	$
2. Less: ineligible accounts
a) reserves	$
b) maximum discounts	$

N-1

c) credits	$
d) allowances	$
3. Total ineligible accounts (sum of line 2a through 2d)	$
4. Total Eligible Accounts (line 1 - line 3)	$

INVENTORY:
5. Value of no more than 60 days of Eligible Inventory	$
6. Less: ineligible inventory
a) reserves	$
b) maximum discounts	$
c) credits	$
d) allowances	$
7. Total ineligible inventory (sum of line 6a through 6d)	$
8. Total Eligible Inventory (line 5 - line 7)	$

TOTAL BORROWING BASE:
80% x (line 4 + line 8)	$
The undersigned hereby represents, warrants and certifies to the Administrative Agent that the information set forth above is true and correct.
The undersigned officer is executing this Borrowing Base Certificate not in its individual capacity but in its capacity as an Authorized Officer of the Borrower.

SOUTHWEST GEORGIA ETHANOL, LLC, as Borrower
By:
Name:
Title:

N-2

EXHIBIT O
to Senior Credit Agreement
[FORM OF]
INTEREST PERIOD NOTICE
WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
New York, NY 10036
Attention: Andrea Bailey
Phone: 212-597-1158
Facsimile: 212-302-7946
E-mail Address: NYC_Agency_Services@WestLB.com
Re: Southwest Georgia Ethanol, LLC
Ladies and Gentlemen:
The undersigned, SOUTHWEST GEORGIA ETHANOL, LLC (the “Borrower”), refer to the Senior Credit Agreement, dated as of November 20, 2007 (the “Credit Agreement”) by and among the Borrower, each of the Lenders from time to time party thereto, WestLB AG, New York Branch, as administrative agent for the Lenders, WestLB AG, New York Branch, as collateral agent for the Senior Secured Parties and WestLB AG, New York Branch, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
The Borrower hereby delivers to the Administrative Agent this irrevocable notice pursuant to Section 3.05 of the Credit Agreement and irrevocably requests the duration set forth below [for the immediately succeeding Interest Period, in the case of Eurodollar Loans][, and][for the immediately succeeding Quarterly Period, in the case of Base Rate Loans,] for the Loans identified herein.
[The Borrower hereby elects to continue Eurodollar Loans as Eurodollar Loans for the next Interest Period applicable to such continued Eurodollar Loans][[,] to convert Base Rate Loans to Eurodollar Loans [and] [to convert Eurodollar Loans to Base Rate Loans at the end of the current Interest Period for such Eurodollar Loans], in each case as set forth on Schedule 1 hereto.

The Borrower hereby certifies that this Interest Period Notice is being delivered [prior to the Conversion Date and, after giving effect to the immediately succeeding Interest Periods set forth on Schedule 1, there will be no more than eight (8) separate Eurodollar Loans outstanding][, and][on and after the Conversion Date and, after giving effect to the immediately succeeding Interest Periods set forth on Schedule 1, there will be no more than five (5) separate Eurodollar Loans outstanding].
In connection herewith, the Borrower hereby further certifies that no Event of Default has occurred and is continuing.
This Interest Period Notice is being delivered on or before 2:00 p.m. New York City time at least five (5) Business Days [prior to the end of each Interest Period, in the case of Eurodollar Loans][, and][prior to the end of the current Quarterly Period, in the case of Base Rate Loans] as set forth on Schedule 1 hereto.
[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned have caused this Interest Period Notice to be duly executed by an Authorized Officer as of the date first above written.

SOUTHWEST GEORGIA ETHANOL, LLC

By:
Name:
Title:

Schedule 1
to Interest Period Notice

LOAN				DURATION OF
(specify loan		CURRENT	CURRENT	IMMEDIATELY
type, including		INTEREST	INTEREST	SUCCEEDING
whether loan is		PERIOD	PERIOD OR	INTEREST
Base Rate Loan		DURATION	QUARTERLY	PERIOD[1]
or Eurodollar	PRINCIPAL	(for Eurodollar	PERIOD ENDS	(for Eurodollar
Loan)	AMOUNT	Loans only)	ON	Loans only)
$
$

[1]	At the Borrower’s election, the duration of such Interest Period shall be either one (1), two (2), three (3) or six (6) months.

EXHIBIT P
to Credit Agreement
[FORM OF]
DEBT SERVICE LC WAIVER LETTER
To [NAME OF ISSUING BANK]
[ADDRESS OF ISSUING BANK]
Ladies and Gentlemen:
We refer to (a) the Letter of Credit, No.                      (the “Letter of Credit”), issued by [INSERT NAME OF ISSUING BANK] (the “Issuing Bank”) in favor of WestLB AG, New York Branch as Collateral Agent and for the account of [                    ] (the “Account Party”), dated as of [                    ]; and (b) the [                    ] letter of credit reimbursement agreement[s] listed on Schedule I hereto (the “Reimbursement Agreement[s]”) executed by the Account Party.
The undersigned, SOUTHWEST GEORGIA ETHANOL, LLC, a Georgia limited liability company [that is majority owned, directly or indirectly, by the Account Party], has entered into a Senior Credit Agreement dated as of November 20, 2007 (as amended, restated, modified or otherwise supplemented from time to time in accordance with its terms, the “Credit Agreement”), by and among SOUTHWEST GEORGIA ETHANOL, LLC, (the “Borrower”), each of the Lenders from time to time party thereto, WestLB AG, New York Branch, as administrative agent for the Lenders, WestLB AG, New York Branch, as collateral agent for the Senior Secured Parties (the “Collateral Agent”) and WestLB AG, New York Branch, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
As a condition to the provision or maintenance of the financing contemplated under the Credit Agreement, the undersigned is required to obtain from the Issuing Bank a waiver of any and all rights, powers and remedies against the undersigned and all of its property and assets (whether now or hereinafter owned or acquired) in connection with (a) the Letter of Credit, (b) the obligation of the Account Party under the Reimbursement Agreement[s], or (c) otherwise, including any and all rights of the Issuing Bank pursuant to Section 5-117 of the Uniform Commercial Code as in effect in the State of New York (“NYUCC”) or, if the NYUCC is revised, any successor provision thereto. We hereby request that you waive any and all such rights, powers and remedies by signing below in order to permit us to complete the transactions contemplated by the Credit Agreement.

This Waiver Letter (the “Waiver Letter ”) shall become effective as of the date first above written when, and only when, the Issuing Bank has countersigned this Waiver Letter.
The execution, delivery and effectiveness of this Waiver Letter shall not operate as a waiver of any right, power or remedy of the Issuing Bank against the Account Party under the Reimbursement Agreement[s].
If you agree to the terms and provisions of this Waiver Letter, please evidence such agreement by executing and returning at least three (3) counterparts of this Waiver Letter.
This Waiver Letter may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver Letter by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Waiver Letter.
THIS WAIVER LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Very truly yours, [ ]
By:
Name:
Title:

Agreed as of the date first above written:
[NAME OF ISSUING BANK]

By:
Name:
Title:
Attachment — Schedule I Reimbursement Agreement[s]

Schedule I to
Debt Service LC Waiver Letter
REIMBURSEMENT AGREEMENT[S]

EXHIBIT Q-1
to Senior Credit Agreement
[FORM OF]
INDEPENDENT ENGINEER’S FINAL COMPLETION CERTIFICATE
[DATE]
WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
New York, NY 10036
Re: SOUTHWEST GEORGIA ETHANOL, LLC
Ladies and Gentlemen:
Reference is hereby made to the Senior Credit Agreement, dated as of November 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), by and among SOUTHWEST GEORGIA ETHANOL, LLC (the “Borrower”), each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
This Final Completion Certificate is the Final Completion Certificate for the Project, and is delivered to the Administrative Agent pursuant to Section 6.03(d) of the Senior Credit Agreement.
We have reviewed provisions of the Senior Credit Agreement which identify the responsibilities of the Independent Engineer related to providing this Certificate and the Borrower’s Final Completion Certificate dated [Date] (the “Borrower’s Final Completion Certificate”) and the reports and documents attached thereto. We have discussed all matters believed pertinent to this Certificate with the Borrower, the Design Builder and any other third party deemed appropriate, and have made such general observations, site visits, reviews and investigations as we believed were reasonably necessary to establish the accuracy of this Certificate. We have visited the Southwest Georgia Ethanol, LLC facility in Camilla, Georgia (the “Facility”) periodically and have observed the progress of construction activities. We last visited the Facility on [Date].

Q-1-1

Our review and observations were performed within the scope of our Professional Service Agreement with the Administrative Agent and in accordance with standards of care normally practiced by professional engineers and consultants performing the same or similar services on like projects.
Based on the foregoing review and review procedures and on the understanding and assumption that we have been provided true, correct, and complete information from the Borrower.
The undersigned, on behalf of the Independent Engineer, hereby represents and certifies as follows:
1. This Final Completion Certificate is the Final Completion Certificate of the Independent Engineer for the Facility, and is delivered to the Administrative Agent pursuant to Section 6.03(d) of the Senior Credit Agreement.
2. The individual executing this Final Completion Certificate on behalf of the Independent Engineer is a duly authorized representative of the Independent Engineer.
3. Each of Substantial Completion and Final Completion, as defined in the Design-Build Agreement, has occurred.
4. The construction of the Facility has been completed and all costs related thereto have been fully paid.
5. There are no mechanic’s, workmen’s, materialmen’s or other similar Liens on any part of the Expansion Plant, Site, or other related Project assets relating to the work or services for the Project provided by the Design-Build Contractor or any of its subcontractors, other than Liens that are subject to a Contest, and the undersigned has received satisfactory evidence thereof.
6. An updated survey for the Site has been prepared and is in form and substance satisfactory to the undersigned.
7. Owners Scope for the Facility has been completed.
Each undersigned person is executing this Final Completion Certificate not in an individual capacity but in its capacity as an authorized representative of the Independent Engineer.
[The remainder of this page is intentionally blank. The next page is the signature page.]

Q-1-2

IN WITNESS WHEREOF, the undersigned have caused this Final Completion Certificate to be duly executed as of the date first above written.

Harris Group Inc., as Independent Engineer
By:
Name:
Title:

Q-1-3

EXHIBIT Q-2
to Senior Credit Agreement
[FORM OF]
BORROWER’S FINAL COMPLETION CERTIFICATE
[DATE]
WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
New York, NY 10036
Re: SOUTHWEST GEORGIA ETHANOL, LLC
Ladies and Gentlemen:
Reference is hereby made to the Senior Credit Agreement, dated as of November 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), by and among SOUTHWEST GEORGIA ETHANOL, LLC (the “Borrower”), each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, and WESTLB AG, NEW YORK BRANCH, as sole lead arranger, bookrunner and syndication agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
This Final Completion Certificate is the Final Completion Certificate for the Project, and is delivered to the Administrative Agent pursuant to Section 6.03(d) of the Senior Credit Agreement.
The undersigned, on behalf of the Borrower, hereby represents and certifies as follows:
1. This Final Completion Certificate is the Final Completion Certificate of the Borrower for the Project described in the Senior Credit Agreement, and is delivered to the Administrative Agent pursuant to Section 6.03(d) of the Senior Credit Agreement.

Q-2-1

2. The individual executing this Final Completion Certificate on behalf of the Borrower is a duly authorized representative of the Borrower.
3. Each of Substantial Completion and Final Completion, as defined in the Design-Build Agreement, has occurred.
4. The construction of the Project has been completed and all costs related thereto have been fully paid.
5. There are no mechanic’s, workmen’s, materialmen’s or other similar Liens on any part of the Project, Site, or other related Project assets relating to the work or services for the Project provided by the Design-Build Contractor or any of its subcontractors, other than Liens that are subject to a Contest, and the undersigned has received satisfactory evidence thereof.
6. An updated survey for the Site has been prepared and is in form and substance satisfactory to the undersigned.
7. Owners Scope for the Project has been completed to the reasonable satisfaction of the undersigned.
Each undersigned person is executing this Final Completion Certificate not in an individual capacity but in its capacity as an Authorized Officer of the Borrower.
[The remainder of this page is intentionally blank. The next page is the signature page.]

Q-2-2

IN WITNESS WHEREOF, the undersigned have caused this Final Completion Certificate to be duly executed as of the date first above written.

SOUTHWEST GEORGIA ETHANOL, LLC, as Borrower
By:
Name:
Title:

Q-2-3

EXHIBIT R
to Senior Credit Agreement
[FORM OF]
LENDER ASSIGNMENT AGREEMENT
This LENDER ASSIGNMENT AGREEMENT (this “Agreement”), dated as of [                    ], is by and between [                    ] (the “Assignor”) and [                    ] (the “Assignee”).
RECITALS
WHEREAS, the Assignor is party to the Senior Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), dated as of November 20, 2007, by and among SOUTHWEST GEORGIA ETHANOL, LLC (the “Borrower”), each of the Lenders from time to time party thereto, WestLB AG, New York Branch, as Administrative Agent for the Lenders, WestLB AG, New York Branch, as Collateral Agent for the Senior Secured Parties and WestLB AG, New York Branch, as Lead Arranger, Sole Bookrunner and Syndication Agent;
WHEREAS, Assignor desires to assign certain of its interests under the Senior Credit Agreement to Assignee in accordance with Section 10.03(b) thereof;
WHEREAS, as provided under the Senior Credit Agreement, Assignor is a Lender of [Construction Loans][Working Capital Loans][Term Loans] and, as such, as of the date hereof has the outstanding Commitments and has disbursed the outstanding Loans set forth in Annex R-1 hereto;
WHEREAS, Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to accept and assume from the Assignor, a [_____] percent ([_____]%) interest in all of the rights and obligations of the Assignor under the Senior Credit Agreement and the other Financing Documents, all on the terms and subject to the conditions of this Agreement (such interest in such rights and obligations being hereinafter referred to as the “Assigned Interest”); and
WHEREAS, after giving effect to the assignment and assumption under this Agreement, the respective Loans and Commitments of Assignor and Assignee shall be in the amounts set forth on Annex R-1.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Senior Credit Agreement.
Section 2. Assignment.
(a) As of the effective date set forth on the signature page to this Agreement (the “Effective Date”), subject to and in accordance with the Senior Credit Agreement, the Assignor irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to Assignee, and the Assignee irrevocably purchases from the Assignor, the Assigned Interest, which shall include (i) all of Assignor’s rights and obligations in its capacity as a Lender with respect to the Assigned Interest under the Senior Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith to the extent related to the Assigned Interest and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender), to the extent related to the Assigned Interest, against any Person, whether known or unknown, arising under or in connection with the Senior Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity (the foregoing rights, obligations and interests, collectively, the “Assigned Rights”).
(b) Upon acceptance and recording of the assignment and assumption made pursuant to this Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest and the Assigned Rights (including all payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued prior to the Effective Date and to the Assignee for amounts that have accrued from and including the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Each of the Assignor and the Assignee agrees that if it receives any amount under the Senior Credit Agreement or any other Financing Document that is for the account of the other, it shall hold the same for the other to the extent of the other’s interest therein and shall pay promptly the same to the other.
Section 3. Payments. As consideration for the sale, assignment and transfer contemplated in Section 2 hereof, the Assignee shall pay to the Assignor, on the Effective Date, in the lawful currency of the United States and in immediately available funds, an amount equal to [                    ] Dollars ($[                    ]), without set-off, counterclaim or deduction of any kind. As a condition to the Effective Date, Assignee shall pay to the Administrative Agent in the lawful currency of the United States and in immediately available funds the processing and recordation fee of two thousand five hundred Dollars ($2,500), without set-off, counterclaim or deduction of any kind.

Section 4. Representations, Warranties and Undertakings.
(a) The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assigned Interest and such Assigned Interest is free and clear of any Lien or adverse claim and (B) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) makes no representation or warranty and assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Senior Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability or genuineness, or sufficiency of value of the Senior Credit Agreement, the other Financing Documents, or any other instrument or document furnished pursuant thereto or in connection therewith or (B) the financial condition of the Borrower, any other Loan Party or any Project Party or the performance or observance by the Borrower or any other Person of any of its obligations under the Senior Credit Agreement, any other Financing Document, or any other instrument or document furnished pursuant thereto or in connection therewith.
(b) The Assignee (i) represents and warrants that it (A) has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Senior Credit Agreement and the other Financing Documents, and (B) meets all requirements of an Eligible Assignee, (ii) acknowledges and confirms that it has received a copy of the Senior Credit Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest and assume the Assigned Rights, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Senior Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Borrower, or any other Senior Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Senior Credit Agreement or any other Financing Document, (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Senior Credit Agreement or the other Financing Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender. The Assignee further confirms and agrees that in becoming a Lender and in making its Loans under the Senior Credit Agreement, such actions have and will be made without recourse to, or representation or warranty, by any Senior Secured Party.

(c) The Assignee further agrees to furnish the tax form required by Section 4.07(e) (if so required) of the Senior Credit Agreement no later than the Effective Date.
Section 5. Effectiveness.
(a) The effectiveness of the sale, assignment and transfer hereunder is subject to (i) the due execution and delivery of this Agreement by the Assignor and the Assignee, (ii) the receipt by the Assignor of the payment provided for in Section 3(a) hereof, (iii) consent by the Administrative Agent to this Agreement and the assignment contemplated hereby, (iv) the receipt by the Administrative Agent of the processing and recordation fee provided for in Section 3(b) hereof, and (v) the registration of such assignment by the Administrative Agent in the Register in accordance with Section 10.03(c) of the Senior Credit Agreement.
(b) Simultaneously with the execution and delivery by the parties hereto of this Agreement to the Administrative Agent for its recording in the Register, the Assignor shall deliver its Note (if any) to the Administrative Agent and may request that new Notes be executed and delivered to [the Assignor and] the Assignee and reflecting [the respective amounts of the reduced undisbursed Commitment and outstanding principal of Assignor and] the assigned and assumed outstanding principal and undisbursed Commitment of the Assignee (plus, if the Assignee is already a Lender, the amount of its outstanding principal and undisbursed Commitment immediately prior to the assignment effected hereby). Any such new Note shall carry the rights to unpaid accrued interest that were carried by any applicable superseded Note(s) such that no loss of interest shall result therefrom. Any applicable new Note executed and delivered in accordance with the foregoing shall have set forth thereon a legend substantially in the following form:
“This Note is issued in replacement of [describe replaced note] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest that were carried by such replaced Note, such that no loss of interest shall result from any such replacement.”
If the Assignee is already a Lender, it shall (promptly following its receipt of such new Note payable to it) return to the Borrower the prior Note, if any, held by it.
(c) Except as otherwise provided in the Senior Credit Agreement, effective as of the Effective Date:
(i) the Assignee shall be deemed automatically to have become a party to, and the Assignee agrees that it will be bound by the terms and conditions set forth in, the Senior Credit Agreement, and shall have all the rights and obligations of a “Lender” under the Senior Credit Agreement and the other Financing Documents as if it were an original signatory thereto or an original Lender thereunder with respect to the Assigned Interest and the Assigned Rights; and

(ii) the Assignor shall relinquish its rights (but shall continue to be entitled to the benefits of Sections 10.06 (Costs and Expenses) and 10.08 (Indemnification by the Borrower) of the Senior Credit Agreement) and be released from its obligations under the Senior Credit Agreement and the other Financing Documents to the extent specified herein.
Section 6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Section 7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 8. Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement including, without limitation, the delivery of any notices to the Borrower or the Agents that may be required in connection with the assignment contemplated hereby.
Section 9. Binding Effect; Amendment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Senior Credit Agreement. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by each party hereto and by the Administrative Agent.
Section 10. Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Agreement against the Assignor and the Assignee in all respects.
[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Lender Assignment Agreement to be executed by their duly authorized officers.
The effective date for this Agreement is [the date this Agreement is acknowledged and accepted by the Administrative Agent [and the Borrower]] [                    , 20[ ] (the “Trade Date”)].

[ASSIGNOR]
By:
Name:
Title:

[ASSIGNEE]
By:
Name:
Title:

Accepted and Acknowledged
this _____ day of , 20 _____

WESTLB AG, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Annex R-1
to Lender Assignment Agreement
[Note: Include only those Loans that Assignor has an interest in.]

	Assignor’s		Percentage	Assignor’s		Assignee’s
	Undisbursed	Assignor’s	(of	Undisbursed	Assignor’s	Undisbursed	Assignee’s
	Commitment	Outstanding	Assignor’s	Commitment	Outstanding	Commitment	Outstanding
	Pre-	Loans Pre-	interests)	Post-	Loans Post-	Post-	Loans Post-
Loan	Assignment	Assignment	Assigned	Assignment	Assignment	Assignment*	Assignment*
Construction Loans	$	$	%	$	$	$	$
Working Capital	$	$	%	$	$	$	$
Loans
Term Loans	$	$	%	$	$	$	$

*	If Assignee is already a Lender, this number should be calculated taking into account only the Commitments and Loans assumed by Assignee pursuant to this Agreement.